UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TWO RIVER BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prospectus	Proxy Statement

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Two River Shareholders:

On August 9, 2019, OceanFirst Financial Corp., a Delaware corporation (which we refer to as “OceanFirst”), Hammerhead Merger Sub Corp., a New Jersey corporation and wholly-owned subsidiary of OceanFirst (which we refer to as “Merger Sub”), and Two River Bancorp, a New Jersey corporation (which we refer to as “Two River”), entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) that provides for the combination of OceanFirst and Two River. Under the terms of the merger agreement, (i) Merger Sub will merge with and into Two River (which we refer to as the “first-step merger”), with Two River continuing as the surviving corporation in the first-step merger and as a wholly-owned subsidiary of OceanFirst, (ii) immediately following the completion of the first-step merger, Two River will merge with and into OceanFirst (which we refer to as the “second-step merger” and, together with the first-step merger, the “integrated mergers”), with OceanFirst continuing as the surviving corporation in the second-step merger, and (iii) immediately following the completion of the integrated mergers, Two River Community Bank, a New Jersey chartered non-member bank and a wholly-owned subsidiary of Two River (which we refer to as “Two River Bank”), will merge with and into OceanFirst Bank, National Association, a national banking association and a wholly-owned subsidiary of OceanFirst (which we refer to as “OceanFirst Bank”), with OceanFirst Bank being the surviving bank (which we refer to as the “bank merger” and, together with the integrated mergers, the “Transactions”).

At the effective time of the first-step merger (which we refer to as the “effective time”), each outstanding share of the common stock, no par value, of Two River (which we refer to as “Two River common stock”), except for shares of Two River common stock owned by Two River as treasury shares, any subsidiary of Two River, OceanFirst or any subsidiary of OceanFirst (other than any such shares held in employee benefit plans or related trust account, managed accounts, mutual funds, or otherwise held in a fiduciary capacity or as a result of debt previously contracted) (which we refer to as the “exception shares”), will be converted into the right to receive $5.375 in cash, without interest (which we refer to as the “cash consideration”), and 0.6663 shares (such number being referred to as the “exchange ratio” and such shares being referred to as “stock consideration” and together with the cash consideration, the “merger consideration”) of the common stock of OceanFirst, par value $0.01 per share (which we refer to as “OceanFirst common stock”), together with cash in lieu of fractional shares, if any.

Although the number of shares of OceanFirst common stock that holders of Two River common stock will be entitled to receive as the stock portion of the merger consideration is fixed, the market value of such shares (and, therefore, the value of the stock portion of the merger consideration) will fluctuate with the market price of OceanFirst common stock and will not be known at the time Two River shareholders vote on the first-step merger. However, as described in more detail elsewhere in the accompanying proxy statement/prospectus, under the terms of the merger agreement, if the average of the daily closing prices of OceanFirst common stock over a specified period of time prior to the receipt of all requisite regulatory approvals for the Transactions (disregarding any applicable waiting period) decreases below certain specified thresholds, Two River would have a right to terminate the merger agreement, unless OceanFirst elects to increase the exchange ratio, which would result in additional shares of OceanFirst common stock being issued. Based on the $23.14 closing price of OceanFirst common stock on the NASDAQ Global Select Market (which we refer to as the “Nasdaq”) on August 8, 2019, the last full trading day before the public announcement of the Transactions, the per share value of the merger consideration was equal to $20.79. Based on the $23.95 closing price of OceanFirst common stock on the Nasdaq on October 25, 2019, the per share value of the merger consideration was equal to $21.33. Based on the exchange ratio and the number of shares of Two River common stock outstanding as of October 24, 2019, the last date prior to the printing of the accompanying proxy statement/prospectus for which it was practicable to obtain this information, the maximum number of shares of OceanFirst common stock estimated to be issuable at the effective time is 5,807,029. We urge you to obtain current market quotations for OceanFirst (trading symbol “OCFC”) and Two River (trading symbol “TRCB”).

Two River will hold a special meeting of its shareholders in connection with the Transactions. At the special meeting, Two River shareholders will be asked to vote to approve the merger agreement, and the transactions contemplated thereby, and related matters as described in the accompanying proxy statement/prospectus. Under New Jersey law, approval of the merger agreement requires the affirmative vote of at least a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting.

The special meeting is scheduled to be held on Thursday, December 5, 2019 at The Navesink Country Club, located at 50 Luffburrow Lane, Red Bank, New Jersey, at 10:00 a.m. local time.

The Two River board of directors unanimously recommends that Two River shareholders vote “FOR” the approval of the merger agreement and the transactions contemplated thereby, including the first-step merger, and “FOR” the other proposals to be considered at the special meeting.

The accompanying proxy statement/prospectus describes the special meeting, the Transactions, the documents related to the Transactions and other related matters. Please carefully read the entire accompanying proxy statement/prospectus, including “Risk Factors,” beginning on page 21, for a discussion of the risks relating to the Transactions. You also can obtain information about OceanFirst from documents that it has filed with the Securities and Exchange Commission.

Christopher D. Maher President and Chief Executive Officer OceanFirst Financial Corp.	William D. Moss Chairman of the Board, President and Chief Executive Officer Two River Bancorp

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the first-step merger or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the first-step merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either OceanFirst or Two River, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of the accompanying proxy statement/prospectus is October 29, 2019 and it is first being mailed or otherwise delivered to the shareholders of Two River on or about November 1, 2019.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Two River Shareholders:

A special meeting of the shareholders of Two River Bancorp, or Two River, is scheduled to be held at 10:00 a.m. local time, on Thursday, December 5, 2019, at The Navesink Country Club, located at 50 Luffburrow Lane, Red Bank, New Jersey to consider and vote upon the following proposals:

1.

A proposal to approve the Agreement and Plan of Merger, dated as of August 9, 2019, by and among OceanFirst, Merger Sub and Two River, and the transactions contemplated by that agreement, pursuant to which Merger Sub will merge with and into Two River, as more fully described in the accompanying proxy statement/prospectus (we refer to proposal 1 as the “merger proposal”);

2.

A proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Two River may receive in connection with the Transactions pursuant to existing agreements or arrangements with Two River (we refer to proposal 2 as the “compensation proposal”); and

3.	A proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (we refer to proposal 3 as the “adjournment proposal”).

We have fixed the close of business on October 7, 2019 as the record date for the special meeting. Only Two River shareholders of record as of the record date are entitled to notice of, and to vote at, the special meeting, or any adjournment of the special meeting. Under New Jersey law, approval of the merger proposal requires the affirmative vote of at least a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting. Approval of the compensation proposal requires the affirmative vote of at least a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting. The adjournment proposal will be approved if the majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting vote in favor of such proposal.

Our board of directors has unanimously approved the Agreement and Plan of Merger, has determined that such agreement and the transactions contemplated by such agreement, including the first-step merger, are advisable, fair to and in the best interests of Two River and its shareholders, and unanimously recommends that shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Your vote is very important. We cannot complete the first-step merger unless the Two River shareholders approve the merger proposal.

Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold shares of Two River common stock in your name as a shareholder of record of Two River, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. You may also vote by telephone or through the Internet by following the instructions on the proxy card. If you hold your shares of Two River common stock in “street name” through a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the record holder.

The accompanying proxy statement/prospectus provides a detailed description of the special meeting, the Transactions, the documents related to the Transactions and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS,

William D. Moss

Chairman of the Board,

President and Chief Executive Officer

Two River Bancorp

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about OceanFirst and Two River from documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by OceanFirst and/or Two River at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting the applicable company at the following address:

OceanFirst Financial Corp. 110 West Front Street Red Bank, New Jersey 07701 (732) 240-4500	Two River Bancorp 766 Shrewsbury Avenue Tinton Falls, NJ 07724 (732) 389-8722

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that Two River shareholders requesting documents must do so by November 27, 2019, in order to receive them before the special meeting.

You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated October 29, 2019, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document, and neither the mailing of this document to Two River shareholders nor the issuance by OceanFirst of shares of OceanFirst common stock in connection with the Transactions will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Two River has been provided by Two River and information contained in this document regarding OceanFirst has been provided by OceanFirst.

See “Where You Can Find More Information” beginning on page 111 for more details.

i

ii

ANNEXES

A.	Agreement and Plan of Merger, dated August 9, 2019, by and among OceanFirst Financial Corp., Hammerhead Merger Sub Corp. and Two River Bancorp	A-1

B.	Form of Voting and Support Agreement with Certain Two River Shareholders	B-1

C.	Opinion of Boenning & Scattergood, Inc.	C-1

iii

QUESTIONS AND ANSWERS

The following are some questions that you, as a holder of Two River common stock (which we refer to as a “Two River shareholder”), may have about the Transactions or the special meeting and brief answers to those questions. We urge you to read carefully all of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the Transactions or the special meeting. For details about where you can find additional important information, please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 111.

Unless the context otherwise requires, references in this proxy statement/prospectus to “OceanFirst” refer to OceanFirst Financial Corp., a Delaware corporation, and its subsidiaries, and references to “Two River” refer to Two River Bancorp, a New Jersey corporation, and its subsidiaries.

Q: What are the Transactions?

A: OceanFirst, Hammerhead Merger Sub Corp., a New Jersey corporation and wholly-owned subsidiary of OceanFirst (which we refer to as “Merger Sub”), and Two River entered into an Agreement and Plan of Merger on August 9, 2019 (which we refer to as the “merger agreement”), which provides for the strategic acquisition of Two River by OceanFirst.

Under the terms of the merger agreement:

•

Merger Sub will merge with and into Two River, with Two River continuing as the surviving corporation in such merger and as a wholly-owned subsidiary of OceanFirst (which we refer to as the “first-step merger”).

•

Immediately following the completion of the first-step merger, Two River, as the surviving corporation in the first-step merger, will merge with and into OceanFirst (which we refer to as the “second-step merger” and, together with the first-step merger, the “integrated mergers”), with OceanFirst being the surviving corporation (which we refer to as the “surviving corporation”).

•

Immediately following the completion of the integrated mergers, Two River Community Bank, a New Jersey chartered non-member bank and a wholly-owned subsidiary of Two River (which we refer to as “Two River Bank”), will merge with and into OceanFirst Bank, National Association, a national banking association and wholly-owned subsidiary of OceanFirst (which we refer to as “OceanFirst Bank”), with OceanFirst Bank being the surviving bank (which we refer to as the “bank merger” and, together with the integrated mergers, the “Transactions”).

A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

The integrated mergers cannot be completed unless, among other things, the holders of the common stock, no par value, of Two River (which we refer to as the “Two River common stock”) approve the merger agreement and the transactions contemplated by that agreement, including the first-step merger, by an affirmative vote of at least a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting.

The completion of the integrated mergers is subject to the satisfaction or waiver of additional customary conditions, which are discussed in the section of this proxy statement/prospectus entitled “The Merger Agreement — Conditions to Complete the Integrated Mergers” beginning on page 81.

Q: Why am I receiving this proxy statement/prospectus?

A: We are delivering this document to you because it is a proxy statement being used by the Two River board of directors (which we refer to as the “Two River board”) to solicit proxies from the shareholders of Two River in connection with approval of the merger agreement and related matters.

In order to approve the merger agreement and the transactions contemplated thereby, including the first-step merger, Two River has called a special meeting of the Two River shareholders (which we refer to as the “special meeting”). This document also serves as a notice of the special meeting and describes the proposals to be presented at the special meeting.

In addition, this document is also a prospectus of OceanFirst that is being delivered to Two River shareholders because OceanFirst is offering shares of common stock, par value $0.01 per share, of OceanFirst (which we refer to as the “OceanFirst common stock”) to Two River shareholders as a portion of the consideration in the first-step merger.

This proxy statement/prospectus contains important information about the Transactions. This document also contains important information about the proposals being voted on at the special meeting. You should read this document carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending the special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q: In addition to the approval of the merger agreement and the transactions contemplated by that agreement, including the first-step merger, what else are Two River shareholders being asked to vote on at the special meeting?

A: In addition to the proposal to approve the merger agreement and the transactions contemplated thereby, including the first-step merger (which we refer to as the “merger proposal”), Two River is soliciting proxies from its shareholders with respect to a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Two River may receive in connection with the first-step merger pursuant to agreements or arrangements with Two River (which we refer to as the “compensation proposal”) and a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (which we refer to as the “adjournment proposal”). Completion of the integrated mergers is not conditioned upon approval of the compensation proposal or the adjournment proposal.

Q: What will Two River shareholders be entitled to receive in the first-step merger?

A: If the first-step merger is completed, each outstanding share of Two River common stock, except for shares of Two River common stock held by Two River as treasury shares, or held by Two River, any subsidiary of Two River, OceanFirst or any subsidiary of OceanFirst (other than any such shares held in employee benefit plans or related trust accounts, managed accounts, mutual funds, or otherwise held in any fiduciary or agency capacity or as a result of debt previously contracted) (which we refer to as the “exception shares”), will be converted into the right to receive $5.375 in cash, without interest (which we refer to as the “cash consideration”), and 0.6663 shares (such number being referred to as the “exchange ratio” and such shares being referred to as “stock consideration” and together with the cash consideration, the “merger consideration”) of OceanFirst common stock, together with cash in lieu of fractional shares. OceanFirst will not issue any fractional shares of OceanFirst common stock in the first-step merger. Two River shareholders who would otherwise be entitled to receive a fractional share of OceanFirst common stock upon the completion of the first-step merger will instead be entitled to receive an amount in cash (rounded to the nearest cent) determined by multiplying the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of OceanFirst common stock to which the holder would otherwise be entitled by the volume-weighted average trading price (which we refer to as “VWAP”) per share of OceanFirst common stock on the NASDAQ Global Select Market (which we refer to as the “Nasdaq”) (as reported by Bloomberg L.P.) for the five full trading days ending on the last trading day preceding the closing of the Transactions.

Q: How will the first-step merger affect Two River equity awards?

A: The Two River equity awards will be affected as follows:

Stock Options: At the effective time of the first-step merger (which we refer to as the “effective time”), each outstanding and unexercised option to purchase shares of Two River common stock granted under the Two River Bancorp 2007 Equity Incentive Plan (which we refer to as the “Two River equity plan”), whether vested or unvested (which we refer to as “stock options”), will be canceled, extinguished and exchanged into the right to receive an amount of cash (without interest) equal to the product of (a) the aggregate number of shares of Two River common stock issuable upon exercise of such stock option and (b) the excess, if any, of (i) the sum of (A) the cash consideration and (B) the product of the exchange ratio and the VWAP of OceanFirst common stock on the Nasdaq for the five full trading days ending on the last trading day preceding the closing of the integrated mergers, over (ii) the per-share exercise price of such stock option.

Restricted Stock: Upon approval of the merger agreement and the transactions contemplated thereby by the Two River shareholders at the special meeting, pursuant to the terms of the Two River equity plan, each restricted stock granted by Two River in respect of shares of Two River common stock that is granted under the Two River equity plan and is outstanding immediately prior to the effective time (which we refer to as shares of “restricted stock”) will become fully vested and the restrictions thereon will lapse. At the effective time, each holder of a vested share of restricted stock will be entitled to receive the per share merger consideration in exchange for such share of restricted stock.

Employee Stock Purchase Plan: Effective as of October 15, 2019, Two River will terminate the Two River Bancorp Employee Stock Purchase Plan (which we refer to as the “ESPP”), pursuant to which eligible employees could purchase Two River common stock through payroll deductions.

Q: Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time that the first-step merger is completed?

A: Yes. Because the exchange ratio is fixed, the value of the stock portion of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the closing date because the market value for OceanFirst common stock will fluctuate. The cash consideration is fixed.

Q: How does the Two River board recommend that I vote at the special meeting?

A: The Two River board unanimously recommends that you vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q: When and where is the special meeting?

A: The special meeting is scheduled to be held at The Navesink Country Club, located at 50 Luffburrow Lane, Red Bank, New Jersey on Thursday, December 5, 2019, at 10:00 a.m. local time.

Q: What do I need to do now?

A: After you have carefully read this entire proxy statement/prospectus and have decided how you wish to vote your shares of Two River common stock, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold your shares of Two River common stock in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote by telephone or through the Internet. Information and applicable deadlines for voting shares by telephone or through the Internet are set forth in the enclosed proxy card instructions. If you hold your shares in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee how to vote in accordance with the instructions you have received from your bank, broker or other nominee. “Street name” shareholders who wish to vote in person at the special meeting will need to obtain a legal proxy from the institution or record holder that holds their shares.

Q: What constitutes a quorum for the special meeting?

A: The presence at the special meeting, in person or by proxy, of holders of shares of Two River common stock entitled to cast a majority of the votes at the special meeting will constitute a quorum for the transaction of business at the special meeting. Once a share is represented for any purpose at the special meeting, it is deemed present for quorum purposes for the remainder of the special meeting or any adjournment of the special meeting.

Abstentions, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Broker non-votes, if any, will not be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum because it is expected that all proposals to be voted on at the special meeting will be “non-routine” matters (i.e., matters with respect to which banks, brokers or other nominees do not have discretion to vote shares of Two River common stock, as discussed in more detail below under the question “What is a broker non-vote?”).

Q: What is the vote required to approve each proposal at the special meeting?

A: The merger proposal:

•

Standard: Approval of the merger proposal requires the affirmative vote of at least a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the special meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the merger proposal, it will have no effect on the vote with respect to the merger proposal.

The compensation proposal:

•

Standard: Approval of the compensation proposal requires the affirmative vote of at least a majority of the votes cast at the meeting by the holders of shares of Two River common stock entitled to vote at the special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the special meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the compensation proposal, it will have no effect on the vote with respect to the compensation proposal.

The adjournment proposal:

•

Standard: The adjournment proposal will be approved if a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting vote in favor of such proposal.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the special meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the adjournment proposal, it will have no effect on the vote with respect to the adjournment proposal.

Q: Why is my vote important?

A: If you do not vote, or fail to instruct your bank, broker or other nominee how to vote, it will be more difficult for Two River to obtain the necessary quorum to hold the special meeting. If you are a Two River shareholder, your failure to submit a proxy or vote in person, or failure to instruct your bank, broker or other nominee how to vote, or your abstention with respect to the merger proposal will not be counted as a vote cast and will have no effect on the approval of such proposal, even though such approval is a condition to the completion of the integrated mergers. The merger proposal must be approved by the affirmative vote of at least a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting. The Two River board unanimously recommends that shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q: What is a broker non-vote?

A: A broker non-vote occurs when a bank, broker or other nominee is not permitted to vote without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

All of the proposals currently scheduled for consideration at the special meeting are “non-routine” matters. If your bank, broker or other nominee holds your shares of Two River common stock in “street name,” such entity will vote your shares of Two River common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this proxy statement/prospectus.

Q: If my shares of Two River common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A: No. Your bank, broker or other nominee cannot vote your shares without instructions from you. You must instruct your bank, broker or other nominee how to vote your shares in accordance with the instructions provided to you if you want your bank, broker or other nominee to vote your shares. Please check the voting form used by your bank, broker or other nominee.

Q: Can I attend the special meeting and vote my shares of Two River common stock in person?

A: Yes. All Two River shareholders, including shareholders of record and shareholders who hold their shares “in street name” through banks, brokers or other nominees, are invited to attend the special meeting. Holders of record of Two River common stock can vote in person at the special meeting. If you are not a Two River shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares of Two River common stock, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited.

Q: Can I change my vote?

A: Yes. If you are a holder of record of Two River common stock, you may change your vote or revoke any proxy at any time before it is voted at the special meeting by (i) signing and returning a proxy with a later date, (ii) delivering a written revocation notice to Two River’s corporate secretary or (iii) voting by telephone or through the Internet prior to midnight on December 4, 2019. Attendance at the special meeting by itself will not automatically revoke your proxy. A revocation or later-dated proxy received by Two River after the vote will not affect the vote. Two River’s corporate secretary’s mailing address is: Corporate Secretary, Two River Bancorp, 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724.

If you hold your shares of Two River common stock in “street name” through a bank, broker or other nominee, you must contact your bank, broker or other nominee to change your vote or revoke your proxy.

Q: What are the U.S. federal income tax consequences of the integrated mergers to Two River shareholders?

A: The parties expect the integrated mergers will be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and the obligation of each of OceanFirst and Two River to complete the integrated mergers is conditioned upon the receipt of an opinion of its counsel to that effect. Neither OceanFirst nor Two River currently intends to waive these conditions. Assuming that the integrated mergers are treated as an integrated transaction that qualifies as a reorganization within the meaning of Section 368(a) of the Code, Two River shareholders will generally recognize gain (but not loss) in an amount not to exceed the cash portion of the merger consideration for U.S. federal income tax purposes.

The U.S. federal income tax consequences described above may not apply to all holders of Two River common stock. You should read the section of this proxy statement/prospectus entitled “U.S. Federal Income Tax Considerations” beginning on page 87 for a more detailed discussion of the U.S. federal income tax considerations relating to the integrated mergers. Tax matters can be complicated and the tax consequences of the integrated mergers to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the integrated mergers to you.

Q: Are Two River shareholders entitled to dissenters’ rights?

A: No. Two River shareholders are not entitled to exercise dissenters’ rights in connection with the Transactions. For further information, see “The Transactions — No Dissenters’ Rights” beginning on page 64.

Q: If I am a Two River shareholder, should I send in my Two River stock certificates now?

A: No. Please do not send in your Two River stock certificates with your proxy. Promptly following the completion of the first-step merger, an exchange agent will send you instructions for exchanging Two River stock certificates for the merger consideration. See “The Merger Agreement — Conversion of Shares; Exchange of Certificates” beginning on page 69.

Q: What should I do if I hold my shares of Two River common stock in book-entry form?

A: Promptly following the completion of the first-step merger, an exchange agent will send you instructions for exchanging Two River common stock held in book-entry form for the merger consideration. See “The Merger Agreement — Conversion of Shares; Exchange of Certificates” beginning on page 69.

Q: What happens if the first-step merger is not completed?

A: If the first-step merger is not completed, Two River shareholders will not receive any consideration for their shares in connection with the first-step merger. Instead, Two River will remain an independent company and its common stock will continue to be listed on the Nasdaq under the symbol “TRCB.” In addition, if the merger agreement is terminated under certain circumstances, Two River may be required to pay OceanFirst a termination fee. For a more detailed discussion of the circumstances under which the termination fee will be required to be paid, please see the section of this proxy statement/prospectus entitled “The Merger Agreement — Termination Fee” beginning on page 84.

Q: What happens if I sell my shares of Two River common stock after the record date but before the special meeting?

A: The record date of the special meeting is earlier than the date of the special meeting and the date that the first-step merger is expected to be completed. If you sell or otherwise transfer your shares after the record date for the special meeting but before the date of the special meeting, you will retain your right to vote at the special meeting, but you will not have the right to receive the merger consideration to be received by shareholders of Two River in the first-step merger. In order to receive the merger consideration, a Two River shareholder must hold his, her or its shares through completion of the first-step merger and comply with the transmittal procedures discussed elsewhere in this proxy statement/prospectus.

Q: Whom may I contact if I cannot locate my Two River stock certificate(s)?

A: If you are unable to locate your original Two River stock certificate(s) prior to closing, you should contact Computershare, Two River’s transfer agent, at (781) 575-4223.

Q: What should I do if I receive more than one set of voting materials?

A: Two River shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Two River common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Two River common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of Two River common stock that you own.

Q: When do you expect to complete the Transactions?

A: OceanFirst and Two River currently expect to complete the Transactions in the first quarter of 2020. However, neither OceanFirst nor Two River can assure you of when, or if, the Transactions will be completed. The completion of the Transactions is subject to the satisfaction or waiver of customary closing conditions, including the receipt of the requisite vote of the Two River shareholders of the merger proposal and the receipt of the requisite regulatory approvals.

Q: Whom should I call with questions?

A: Two River shareholders who have questions concerning the Transactions or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting their shares of Two River common stock, should contact Two River’s proxy solicitor, Regan & Associates, Inc. at (800) 737-3426.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the Transactions. See “Where You Can Find More Information” beginning on page 111. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

In the First-Step Merger, Two River Shareholders will be Entitled to Receive the Merger Consideration (page 38)

OceanFirst and Two River are proposing a strategic merger. If the first-step merger is completed, each outstanding share of Two River common stock, except for the exception shares, will be converted into the right to receive $5.375 in cash, without interest, and 0.6663 shares of OceanFirst common stock. OceanFirst will not issue any fractional shares of OceanFirst common stock in the first-step merger. Two River shareholders who would otherwise be entitled to receive a fraction of a share of OceanFirst common stock upon the completion of the first-step merger will instead be entitled to receive an amount in cash, rounded to the nearest cent, determined by multiplying the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of OceanFirst common stock to which the holder would otherwise be entitled by the VWAP per share of OceanFirst common stock on the Nasdaq (as reported by Bloomberg L.P.) for the five full trading days ending on the last trading day preceding the closing date of the Transactions.

OceanFirst common stock is listed on the Nasdaq under the symbol “OCFC” and Two River common stock is listed on the Nasdaq under the symbol “TRCB.” The following table shows the closing prices of OceanFirst common stock and Two River common stock as reported on the Nasdaq, on August 8, 2019, the last full trading day before the public announcement of the Transactions, and on October 25, 2019, the latest practicable trading day before the printing of this proxy statement/prospectus. This table also shows the implied value of the merger consideration payable for each share of Two River common stock, which was calculated by multiplying the closing price of OceanFirst common stock on those dates by the exchange ratio of 0.6663 and then adding the cash consideration of $5.375.

	OceanFirst Common Stock	Two River Common Stock	Implied Value of Merger Consideration
August 8, 2019	$23.14	$13.53	$20.79
October 25, 2019	$23.95	$20.93	$21.33

The merger agreement governs the Transactions. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the Transactions are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the Transactions.

The Two River Board Unanimously Recommends that Two River Shareholders Vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal Presented at the Special Meeting (page 42)

The Two River board has determined that the merger agreement and the transactions contemplated by the merger agreement, including the first-step merger, are advisable, fair to and in the best interests of Two River and its shareholders and has unanimously approved the merger agreement. The Two River board unanimously recommends that Two River shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal presented at the special meeting. For the factors considered by the Two River board in reaching its decision to approve the merger agreement, see the section of this proxy statement/

prospectus entitled “The Transactions — Two River’s Reasons for the Transactions; Recommendation of the Two River Board” beginning on page 42.

Each of Two River’s directors and executive officers, solely in his or her capacity as a Two River shareholder, has entered into a separate voting agreement with OceanFirst (which we refer to as the “support agreements”), pursuant to which each such director and executive officer has agreed to vote in favor of the merger proposal and certain related matters and against alternative transactions. A form of these support agreements is attached to this proxy statement/prospectus as Annex B. For more information regarding the support agreements, see the section of this proxy statement/prospectus entitled “The Merger Agreement — Two River Voting and Support Agreements” beginning on page 85.

Opinion of Two River’s Financial Advisor (page 45 and Annex C)

On August 8, 2019, Boenning & Scattergood, Inc. (which we refer to as “Boenning”) rendered its written opinion to the Two River board that, as of the date of the opinion, and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations set forth in the opinion, the merger consideration in the integrated mergers was fair, from a financial point of view, to Two River common shareholders. The full text of the Boenning written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this document as Annex C. Two River shareholders are urged to read the opinion in its entirety. Boenning’s opinion speaks only as of the date of the opinion and was necessarily based on financial, economic, market and other conditions as they existed on, and the information made available to Boenning as of the date of Boenning’s opinion. The Boenning written opinion is addressed to the Two River board, is directed only to the fairness of the merger consideration to Two River’s shareholders from a financial point of view, and does not constitute a recommendation as to how any Two River shareholder should vote with respect to the merger proposal or any other proposals presented at the special meeting.

What Holders of Two River Equity-Based Awards will be Entitled to Receive (page 58)

Holders of Two River equity awards will be entitled to receive the following:

Stock Options: At the effective time, holders of stock options will be entitled to receive in exchange for such cancelled stock options an amount of cash (without interest) equal to the product of (a) the aggregate number of shares of Two River common stock issuable upon exercise of such stock option and (b) the excess, if any, of (i) the sum of (A) the cash consideration and (B) the product of the exchange ratio and the VWAP of OceanFirst common stock on the Nasdaq for the five full trading days ending on the last trading day preceding the closing of the integrated mergers, over (ii) the per-share exercise price of such stock option. Payment will be made as promptly as practicable after the effective time through payroll of OceanFirst or any of its subsidiaries, for holders of stock options who are current or former employees of Two River or any of its subsidiaries, and pursuant to an exchange agent process, as discussed in more detail below under “The Merger Agreement — Treatment of Two River Equity-Based Awards,” for holders of stock options who are Two River directors.

Restricted Stock: Upon approval of the merger agreement and the transactions contemplated thereby by the Two River shareholders at the special meeting, each share of restricted stock will become fully vested and the restrictions thereon will lapse. At the effective time, each holder of such vested shares of restricted stock will be entitled to receive the per share merger consideration in exchange for such vested shares of restricted stock as promptly as practicable after the effective time.

The Special Meeting is Scheduled to be Held on Thursday, December 5, 2019 (page 29)

The special meeting is scheduled to be held on Thursday, December 5, 2019, at 10:00 a.m. local time, at The Navesink Country Club, located at 50 Luffburrow Lane, Red Bank, New Jersey. At the special meeting, Two River shareholders will be asked to approve the merger proposal, the compensation proposal and the adjournment proposal.

Only holders of record of Two River common stock at the close of business on October 7, 2019 (which we refer to as the “record date”), will be entitled to notice of, and to vote at, the special meeting. Each share of Two River common stock is entitled to one vote on each proposal to be considered at the special meeting. As of the record date, there were 8,715,338 shares of Two River common stock entitled to vote at the special meeting.

As of the close of business on the record date, Two River’s directors and executive officers and their affiliates were entitled to vote an aggregate of 1,170,277 shares of Two River common stock at the special meeting, which represents approximately 13.4% of the issued and outstanding shares of Two River common stock entitled to vote at the special meeting. In addition, as described in the section of this proxy statement/prospectus entitled “Security Ownership of Certain Beneficial Owners and Management of Two River” as of the close of business on the record date, Two River’s directors and executive officers and their affiliates beneficially owned an aggregate of 1,211,166 shares of Two River common stock, representing approximately 13.8% of the issued and outstanding shares of Two River common stock.

Under the New Jersey Business Corporation Act (which we refer to as the “NJBCA”), approval of the merger agreement requires the affirmative vote of at least a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the special meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the merger proposal, it will have no effect on the vote with respect to the merger proposal.

The compensation proposal requires the affirmative vote of at least a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the special meeting, or if you fail to instruct your bank, broker or other nominee how to vote with respect to the compensation proposal, it will have no effect on the vote with respect to the compensation proposal.

The adjournment proposal will be approved if the majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting vote in favor of such proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the special meeting, or if you fail to instruct your bank, broker or other nominee how to vote with respect to the adjournment proposal, it will have no effect on the vote with respect to the adjournment proposal.

U.S. Federal Income Tax Considerations (page 87)

The parties expect the integrated mergers will be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and the obligation of each of OceanFirst and Two River to complete the integrated mergers is conditioned upon the receipt of an opinion of its counsel to that effect. Neither OceanFirst nor Two River currently intends to waive these conditions. Assuming that the integrated mergers are treated as an integrated transaction that qualifies as a reorganization, Two River shareholders will generally recognize gain (but not loss) in an amount not to exceed the cash portion of the merger consideration for U.S. federal income tax purposes.

The U.S. federal income tax consequences described above may not apply to all holders of Two River common stock. You should read the section of this proxy statement/prospectus entitled “U.S. Federal Income Tax Considerations” beginning on page 87 for a more detailed discussion of the U.S. federal income tax considerations relating to the integrated mergers. Tax matters can be complicated and the tax consequences of the integrated mergers to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the integrated mergers to you.

Two River’s Directors and Executive Officers Have Interests in the Transactions that May Differ from Your Interests (page 58)

In considering the recommendation of the Two River board to approve the merger proposal, Two River shareholders should be aware that executive officers and directors of Two River may have employment and other compensation agreements or participate in plans that give them interests in the Transactions that are different from, or in addition to, their interests as Two River shareholders. The Two River board was aware of these circumstances at the time it approved the merger agreement and the transactions contemplated by that agreement. These interests include:

•

The option awards that Two River has made to certain of its executive officers and directors: At the effective time, each vested and unvested stock option will be canceled, extinguished and exchanged into the right to receive an amount of cash (without interest) equal to the product of (a) the aggregate number of shares of Two River common stock issuable upon exercise of such stock option and (b) the excess, if any, of (i) the sum of (A) the cash consideration and (B) the product of the exchange ratio and the VWAP of OceanFirst common stock on the Nasdaq for the five full trading days ending on the last trading day preceding the closing of the integrated mergers, over (ii) the per-share exercise price of such stock option;

•

The awards of restricted stock that Two River has made to certain of its executive officers and directors: Upon approval of the merger agreement and the transactions contemplated thereby by the Two River shareholders at the special meeting, each share of restricted stock will become fully vested and the restrictions thereon will lapse. At the effective time, each holder of a vested share of restricted stock will be entitled to receive the per share merger consideration in exchange for such share;

•

The amendment to the employment agreement entered into with Two River Chairman, President and Chief Executive Officer, William D. Moss, to which OceanFirst Bank joined, which provides for Mr. Moss to be employed by OceanFirst for a one year period commencing at the effective time and, subject to Mr. Moss signing a release on or after the closing date, certain cash severance and non-compete payments;

•

The amendments to the change in control agreements entered into with Two River executive officers A. Richard Abrahamian, Alan B. Turner and Anthony A. Mero, to which OceanFirst Bank joined, which provide for, subject to each of Mr. Abrahamian, Mr. Turner and Mr. Mero, respectively signing a release on or after the closing date, certain cash severance and non-compete payments;

•

The amendments to various agreements with Two River’s executive officers, including a deferred compensation agreement entered into with Mr. Moss, and supplemental executive retirement agreements entered into with Messrs. Moss, Abrahamian, Turner and Mero, as well as amendments to Two River’s supplemental executive life insurance plans;

•	Indemnification of each present and former officer, director or employee of Two River and its subsidiaries and payment for directors’ and officers’ insurance by OceanFirst;

•	OceanFirst’s agreement to use commercially reasonable efforts to cause a member of Two River’s board to be appointed to the OceanFirst Foundation Board promptly following the effective time; and

•	The appointment of one member of the Two River board to the OceanFirst board and the board of directors of OceanFirst Bank (which we refer to as the “OceanFirst Bank board”).

For a detailed discussion of these interests, see the section of this proxy statement/prospectus entitled “The Transactions — Interests of Two River’s Directors and Executive Officers in the Transactions” beginning on page 58.

Two River Shareholders Are NOT Entitled to Assert Dissenters’ Rights (page 64)

Under the NJBCA, holders of Two River common stock will not have any dissenters’ rights with respect to the Transactions. For further information, see “The Transactions — No Dissenters’ Rights” beginning on page 64.

Completion of the Transactions; Conditions that Must be Fulfilled for the Integrated Mergers to Occur (page 81)

Currently, Two River and OceanFirst expect to complete the integrated mergers in the first quarter of 2020. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the integrated mergers depends on a number of customary closing conditions being satisfied or, where legally permissible, waived. These conditions include:

•	the approval of the merger agreement by the requisite vote of Two River shareholders;

•	the authorization for listing on the Nasdaq, subject to official notice of issuance, of the shares of OceanFirst common stock to be issued pursuant to the merger agreement;

•

the receipt of required regulatory approvals, including the approval (or waiver of such approval requirement) of the Board of Governors of the Federal Reserve System (which we refer to as the “FRB”) and the Office of the Comptroller of the Currency (which we refer to as the “OCC”) and the expiration of all statutory waiting periods in respect of such approvals;

•	the effectiveness of the registration statement of which this proxy statement/prospectus is a part;

•

(i) the absence of any order, injunction, or decree or other legal restraint or prohibition by any court or agency of competent jurisdiction preventing the completion of the integrated mergers or any of the other transactions contemplated by the merger agreement, (ii) no statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal consummation of the integrated mergers and (iii) no order or injunction is being sought by any governmental entity that would, if entered or enforced, prohibit the consummation of the transactions contemplated by the merger agreement;

•	subject to the materiality standards provided in the merger agreement, the accuracy of the representations and warranties of OceanFirst and Two River in the merger agreement; and

•	receipt by each of OceanFirst and Two River of an opinion from its counsel as to certain tax matters.

In addition, OceanFirst’s obligation to complete the integrated mergers is subject to the satisfaction or, where legally permissible, waiver of the following conditions:

•	the absence of a materially burdensome regulatory condition and no governmental entity indicating that it will impose any materially burdensome regulatory condition; and

•

the performance in all respects by Two River of certain covenants and agreements related to its shareholder rights plan and the performance in all material respects by Two River of all other obligations required to be performed by it under the merger agreement.

In addition, Two River’s obligation to complete the integrated mergers is subject to the satisfaction or, where legally permissible, waiver of the following condition:

•	performance in all material respects by OceanFirst of its obligations under the merger agreement.

Neither Two River nor OceanFirst can be certain when, or if, the conditions to the integrated mergers will be satisfied or waived, or that the integrated mergers will be completed.

Termination of the Merger Agreement (page 82)

The merger agreement can be terminated at any time prior to the effective time under the following circumstances:

•	by mutual written consent, if the OceanFirst board and the Two River board so determine;

•

by the OceanFirst board or the Two River board if (i) any governmental entity that must grant a requisite regulatory approval denies any requisite regulatory approval in connection with the Transactions and such denial has become final and nonappealable, (ii) any governmental entity of competent jurisdiction has issued a final and nonappealable order permanently enjoining, prohibiting or making illegal the consummation of the transactions contemplated by the merger agreement, or (iii) an application for a requisite regulatory approval has been withdrawn at the request of the applicable governmental entity, unless (A) the approval of such governmental entity is no longer necessary under applicable law to consummate the Transactions or (B) the party whose application was withdrawn intends to file, and such filing is made no later than the thirtieth day following the date of withdrawal, a new application, filing, certificate or notice with a governmental entity to obtain the necessary requisite regulatory approval, unless, in any such case of clause (i), (ii) or (iii), the failure to obtain a requisite regulatory approval is due to the failure of the terminating party to perform or observe its obligations under the merger agreement;

•

by the OceanFirst board or the Two River board if the closing has not occurred on or before May 31, 2020 (which we refer to as the “termination date”), which is May 31, 2020, unless the failure of the closing to occur by such date is due to the failure of the terminating party to perform or observe its obligations under the merger agreement;

•

by the OceanFirst board or the Two River board (except that the terminating party cannot then be in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if the other party breaches any of its obligations or any of its representations and warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement which breach or breaches (or failure or failures to be true), either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true) would constitute, if occurring or continuing on the closing date, the failure of a closing condition of the terminating party and such breach or failure is not or cannot be cured within 45 days following written notice to the non-terminating party, or such fewer days as remain prior to the termination date;

•

by the OceanFirst board, prior to the time that the merger proposal is approved by the requisite vote of the Two River shareholders, if the Two River board (i) fails to recommend approval of the merger proposal or fails to include such recommendation in this proxy statement/prospectus or withdraws, modifies or qualifies such recommendation in a manner adverse to OceanFirst or resolves to do so or fails to reaffirm such recommendation within two business days after OceanFirst requests in writing that such action be taken, (ii) fails to recommend against acceptance of a publicly disclosed tender offer or exchange offer for outstanding Two River common stock (other than by OceanFirst or an affiliate of OceanFirst) within the ten business day period specified in Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), (iii) recommends or endorses an acquisition proposal or (iv) breaches certain obligations with respect to acquisition proposals or the calling and the holding a meeting of its shareholders and recommending that Two River shareholders approve the merger agreement, in each case, in any material respect;

•

by Two River, following the special meeting, if Two River (i) receives an acquisition proposal prior to such meeting, (ii) does not breach any of its obligations with respect to acquisition proposals or calling and holding a meeting of its shareholders and recommending that the Two River shareholders approve the merger agreement and (iii) fails to obtain the required vote of its shareholders at the special meeting; and

•

by Two River if both (1) the average closing price of OceanFirst common stock on the determination date (as defined in the section of this proxy statement/prospectus entitled “The Merger Agreement — Termination of the Merger Agreement”) is less than $19.36 and (2) OceanFirst common stock underperforms an index of financial institutions by more than 15% calculated pursuant to a prescribed formula set forth in the merger agreement and described in more detail in the section of this proxy statement/prospectus entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 82.

Termination Fee (page 84)

If the merger agreement is terminated under certain circumstances involving alternative acquisition proposals with respect to Two River, changes in the recommendation of the Two River board or compliance by Two River with its obligation under the merger agreement with respect to the calling and holding of the special meeting and recommending that its shareholders approve the merger agreement, Two River may be required to pay to OceanFirst a termination fee equal to $7,313,482 (which we refer to as the “termination fee”). The termination fee could discourage other companies from seeking to acquire or merge with Two River.

Regulatory Approvals Required for the Transactions (page 65)

Subject to the terms of the merger agreement, both Two River and OceanFirst have agreed to cooperate with each other and use their commercially reasonable efforts to obtain all regulatory approvals or waivers necessary or advisable to complete the transactions contemplated by the merger agreement, which includes an approval or waiver from, among others, the FRB and the OCC. OceanFirst submitted applications to the FRB (which we refer to as the “FRB application”) and the OCC (which we refer to as the “OCC application”) on September 27, 2019. As of the date of this proxy statement/prospectus, action on both the FRB application and the OCC application is pending. FRB and OCC approval (if granted) for the Transactions: (i) would reflect only their view that the Transactions do not contravene applicable competitive standards imposed by law and are consistent with regulatory policies relating to safety and soundness; (ii) would not be an opinion that the Transactions are financially favorable to the shareholders or that the FRB or OCC has considered the adequacy of the terms of the Transactions; and (iii) would not be an endorsement of, or recommendation for, the Transactions. Although neither Two River nor OceanFirst knows of any reason why it cannot obtain these regulatory approvals or waivers in a timely manner, Two River and OceanFirst cannot be certain when, or if, they will be obtained.

The Rights of Two River Shareholders Will Change as a Result of the Transactions (page 110)

OceanFirst is incorporated under the laws of the State of Delaware and Two River is incorporated under the laws of the State of New Jersey. Accordingly, Delaware law governs the rights of OceanFirst stockholders and the New Jersey law governs the rights of Two River shareholders. As a result of the first-step merger, Two River shareholders will become stockholders of OceanFirst. Thus, following the completion of the first-step merger, the rights of Two River shareholders will be governed by the corporate law of the State of Delaware and will also then be governed by OceanFirst’s certificate of incorporation and bylaws, rather than by the laws of the State of New Jersey and Two River’s certificate of incorporation and bylaws.

See the section of this proxy statement/prospectus entitled “Comparison of Stockholders’ Rights” on page 110 for a description of the material differences in stockholders’ rights under the laws of the State of Delaware, the laws of the State of New Jersey and each of the OceanFirst and Two River governing documents.

Information About the Companies (page 35)

OceanFirst

OceanFirst is incorporated under Delaware law and serves as the holding company for OceanFirst Bank. OceanFirst Bank, founded in 1902, is a $8.0 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.

OceanFirst common stock is listed on the Nasdaq under the symbol “OCFC.”

OceanFirst’s principal executive office is located at 110 West Front Street, Red Bank, New Jersey 07701 and its telephone number at that location is (732) 240-4500. OceanFirst’s website is www.oceanfirst.com. Additional information about OceanFirst and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 111.

Merger Sub

Merger Sub is a New Jersey corporation and a wholly-owned subsidiary of OceanFirst. Merger Sub was formed by OceanFirst for the sole purpose of consummating the first-step merger. See the section of this proxy statement/prospectus entitled “Information About Merger Sub” beginning on page 36.

Two River

Two River is the holding company for Two River Bank, which is headquartered in Tinton Falls, New Jersey. Two River Bank operates 14 branches along with two loan production offices throughout Monmouth, Union, Essex, and Ocean Counties, New Jersey.

Two River common stock is listed on the Nasdaq under the symbol “TRCB.”

Two River’s principal executive offices are located at 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724 and its telephone number at that location is (732) 389-8722. Two River’s website is http://investor.tworiverbank.com/.

Litigation Related to the Transactions (page 66)

On October 4, 2019, a purported Two River shareholder filed a putative shareholder class action lawsuit against Two River, certain members of the Two River board, OceanFirst and Merger Sub in the Superior Court of New Jersey, Monmouth County, Chancery Division, captioned Paul Parshall v. Two River Bancorp, et al., Docket No. C-124-19. The action generally alleges that the registration statement on Form S-4 filed by OceanFirst with the SEC on September 20, 2019, which included a preliminary proxy statement/prospectus, omitted certain material information with respect to the Transactions and that members of the Two River board breached their fiduciary duties by approving the merger agreement because the Transactions are financially inadequate. Plaintiffs further allege that OceanFirst and Merger Sub aided and abetted such alleged breaches. The action seeks to enjoin the Transactions (or, if the Transactions are consummated, rescission or rescissory damages), as well as unspecified money damages, costs and attorneys’ fees and expense. OceanFirst and Two River believe the claims in the lawsuit are without merit and intend to defend such claims vigorously.

Pending Acquisition of Country Bank Holding Company, Inc. (page 35)

On August 9, 2019, OceanFirst, Midtown Merger Sub Corp., a wholly-owned subsidiary of OceanFirst (which we refer to as “CYHC Merger Sub”), and Country Bank Holding Company, Inc. (which we refer to as “CYHC”) entered into an agreement and plan of merger (which we refer to as the “CYHC merger agreement”) pursuant to which, on the terms and subject to the conditions set forth in the CYHC merger agreement, (i) CYHC Merger Sub will merge with and into CYHC, with CYHC surviving (which we refer to as the “CYHC first-step merger”); (ii) immediately thereafter, CYHC will merge with and into OceanFirst, with OceanFirst surviving; and (iii) immediately thereafter, Country Bank, a New York state chartered non-member bank and a wholly-owned subsidiary of CYHC, will merge with and into OceanFirst Bank, with OceanFirst Bank surviving (which we collectively refer to as the “CYHC Transactions”). Under the terms and subject to the conditions of the CYHC merger agreement, at the effective time of the CYHC first-step merger, CYHC shareholders will be entitled to receive 2,000 shares of OceanFirst common stock for each share of common stock of CYHC that they hold (other than dissenting shares), which equated to an aggregate transaction value of approximately $102.2 million based on the $23.14 closing price of the OceanFirst common stock on Nasdaq as of August 8, 2019.

The CYHC Transactions were approved by the OceanFirst board and CYHC board of directors (which we refer to as the “CYHC board”) and are expected to close in the first quarter of 2020. Completion of the CYHC Transactions is subject to the satisfaction or waiver of customary closing conditions, including the receipt of required regulatory approvals and receipt of the requisite approval of CYHC’s shareholders. The completion of the Transactions is not conditioned upon the completion of the CYHC Transactions. As it relates to the merger agreement, OceanFirst did not make any representations, warranties, covenants or agreements relating to the CYHC merger agreement and the transactions contemplated thereby. In addition, the merger agreement provides that none of the execution, delivery or performance by OceanFirst of the CYHC merger agreement nor the completion of the transactions contemplated thereby, nor the failure of the CYHC Transactions to be completed will constitute a breach of any representation, warranty, covenant or agreement of OceanFirst or Merger Sub under the merger agreement. Similarly, the CYHC merger agreement provides that none of the execution, delivery or performance by OceanFirst of the merger agreement nor the completion of the transactions contemplated thereby, nor the failure of the Transactions to be completed, will constitute a breach of any representation, warranty, covenant or agreement of OceanFirst or CYHC Merger Sub under the CYHC merger agreement.

At June 30, 2019, CYHC had $783.4 million in assets, $592.4 million in loans, $649.7 million in deposits and $67.5 million in shareholders’ equity.

Risk Factors (page 21)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 21.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF OCEANFIRST

The following table presents selected historical consolidated financial data for OceanFirst as of and for each of the fiscal years ended December 31, 2018, 2017, 2016, 2015 and 2014. This information has been derived in part from and should be read in conjunction with the audited consolidated financial statements of OceanFirst. The following table also presents selected historical consolidated financial data for OceanFirst as of and for each of the six-month periods ended June 30, 2019 and June 30, 2018. This information has been derived in part from and should be read in conjunction with the unaudited consolidated financial statements of OceanFirst. You should read this information in conjunction with the historical financial statements of OceanFirst and the related notes, including those contained in OceanFirst’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in OceanFirst’s Quarterly Report on Form 10-Q for the three- and six-month periods ended June 30, 2019, each of which is incorporated by reference in this proxy statement/prospectus.

	As of and for the Six Months Ended		As of and for the Years Ended December 31,
	June 30, 2019	June 30, 2018	2018	2017	2016	2015	2014
(dollars in thousands, except per share amounts)
Selected Financial Condition Data (1):
Total assets	$8,029,057	$7,736,903	$7,516,154	$5,416,006	$5,166,917	$2,593,068	$2,356,714
Loans receivable, net	5,943,930	5,553,035	5,579,222	3,965,773	3,803,443	1,970,703	1,688,846
Deposits	6,187,487	5,819,406	5,814,569	4,342,798	4,187,750	1,916,678	1,720,135
Stockholders’ equity	1,137,295	1,012,568	1,039,358	601,941	571,903	238,446	218,259

Selected Operating Data:
Net interest income	129,225	117,157	240,502	169,218	120,262	76,829	72,348
Provision for loan losses	976	2,077	3,490	4,445	2,623	1,275	2,630
Other income	19,391	17,794	34,827	27,072	20,412	16,426	18,577
Operating expenses	98,186	107,722	186,337	126,520	102,852	60,775	57,764
Net income	40,153	21,129	71,932	42,470	23,046	20,322	19,920
Diluted earnings per share	0.79	0.45	1.51	1.28	0.98	1.21	1.19

Selected Financial Ratios:
Stockholders’ equity per common share at end of period	22.24	20.97	21.68	18.47	17.80	13.79	12.91
Tangible stockholders’ equity per common share (2)	14.57	13.56	14.26	13.58	12.94	13.67	12.91
Cash dividend per share	0.34	0.30	0.62	0.60	0.54	0.52	0.49
Stockholders’ equity to total assets	14.16%	13.09%	13.83%	11.11%	11.07%	9.19%	9.26%
Tangible stockholders’ equity to total tangible assets (2)	9.76	8.87	9.55	8.42	8.30	9.12	9.26
Return on average assets (3)(4)	1.02	0.59	0.98	0.80	0.62	0.82	0.86
Return on average stockholders’ equity (3)(4)	7.26	4.54	7.31	7.20	6.08	8.92	9.18
Return on average tangible stockholders’ equity (2)(3)(4)	11.13	6.91	11.16	9.82	7.13	8.96	9.18
Net interest rate spread (6)	3.52	3.61	3.53	3.41	3.38	3.18	3.23
Net interest margin (7)	3.72	3.73	3.68	3.50	3.47	3.28	3.31
Operating expenses to average assets (3)(4)	2.49	3.02	2.53	2.39	2.76	2.47	2.50
Efficiency ratio (4)(5)	66.07	79.82	67.68	64.46	73.11	65.17	63.53
Loan to deposit ratio	96.06	95.42	95.95	91.32	90.82	102.82	98.18
Asset Quality:
Non-performing loans (9)	$17,796	$18,106	$17,415	$20,865	$13,566	$18,274	$18,307

	As of and for the Six Months Ended		As of and for the Years Ended December 31,
	June 30, 2019	June 30, 2018	2018	2017	2016	2015	2014
(dollars in thousands, except per share amounts)
Non-performing assets (9)	18,661	25,960	18,796	29,051	23,369	27,101	22,971
Allowance for loan losses as a percent of total loans receivable (8)(9)(10)	0.27%	0.30%	0.30%	0.40%	0.40%	0.84%	0.95%
Allowance for loan losses as a percent of total non-performing loans (9)	90.67	92.18	95.19	75.35	111.92	91.51	89.13
Non-performing loans as a percent of total loans receivable (9)	0.30	0.33	0.31	0.52	0.35	0.91	1.06
Non-performing assets as a percent of total assets (9)	0.23	0.34	0.25	0.54	0.45	1.05	0.97

(1)	With the exception of end of period ratios, all ratios are based on average daily balances.
(2)	Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.
(3)	Ratios are annualized.
(4)

Performance ratios include the net adverse impact of merger-related expenses, branch consolidation expenses and compensation expense due to the retirement of an executive officer of $14.3 million, or $11.4 million, net of tax benefit, for the six months ended June 30, 2019. Performance ratios include the net adverse impact of merger related and branch consolidation expenses of $26.7 million, or $21.3 million, net of tax benefit for the six months ended June 30, 2018. Performance ratios for the year ended December 31, 2018 include merger related expenses, branch consolidation expenses, and an income tax benefit related to Tax Cuts and Jobs Act (which we refer to as the “Tax Reform”) of $28.2 million with an after tax cost of $22.2 million. Performance ratios for the year ended December 31, 2017 include merger related expenses, branch consolidation expenses, and additional income tax expense related to Tax Reform of $18.1 million with an after tax cost of $13.5 million. Performance ratios for the year ended December 31, 2016 include merger related expenses and the Federal Home Loan Bank advance prepayment fee totaling $16.7 million with an after tax cost of $11.9 million. Performance ratios for the year ended December 31, 2015 include merger related expenses of $1.9 million with an after tax cost of $1.3 million.

(5)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.
(6)	The net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7)	The net interest margin represents net interest income as a percentage of average interest-earning assets.
(8)	Total loans receivable includes loans receivable and loans held-for-sale.
(9)

Non-performing assets consist of non-performing loans and real estate acquired through foreclosure. Non-performing loans consist of all loans 90 days or more past due and other loans in the process of foreclosure. It is OceanFirst’s policy to cease accruing interest on all such loans and to reverse previously accrued interest.

(10)

The loans acquired from Capital Bank of New Jersey, Sun Bancorp, Inc., Ocean Shore Holding Co., Cape Bancorp, Inc., and Colonial American Bank were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan losses, was $36.0 million, $37.7 million, $31.6 million, $17.5 million, $26.0 million, and $2.2 million at June 30, 2019, June 30, 2018, December 31, 2018, December 31, 2017, December 31, 2016, and December 31, 2015, respectively. There were no loans acquired and therefore no corresponding credit marks at December 31, 2014.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF TWO RIVER

The following table presents selected historical consolidated financial data for Two River as of and for each of the fiscal years ended December 31, 2018, 2017, 2016, 2015 and 2014. This information has been derived in part from and should be read in conjunction with the audited consolidated financial statements of Two River. The following table also presents selected historical consolidated financial data for Two River as of and for each of the six-month periods ended June 30, 2019 and June 30, 2018. This information has been derived in part from and should be read in conjunction with the unaudited consolidated financial statements of Two River. You should read this information in conjunction with the historical financial statements of Two River and the related notes, including those contained in Two River’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in Two River’s Quarterly Report on Form 10-Q for the three- and six-month periods ended June 30, 2019, each of which is incorporated by reference in this proxy statement/prospectus.

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(in thousands, except per share data)
Income Statement
Interest income	$24,548	$21,374	$44,492	$38,240	$34,624	$32,103	$30,386
Interest expense	5,773	3,604	8,366	5,707	5,164	3,863	3,452

Net interest income	18,775	17,770	36,126	32,533	29,460	28,240	26,934
Provision for loan losses	525	625	775	1,530	515	490	621

Net interest income after provision for loan losses	18,250	17,145	35,351	31,003	28,945	27,750	26,313
Non-interest income	2,389	2,806	5,531	5,459	5,489	3,537	2,932
Non-interest expenses	12,649	12,778	25,686	23,942	21,475	21,355	19,667

Income before income taxes	7,990	7,173	15,196	12,520	12,959	9,932	9,578
Income tax expense	2,159	1,847	3,990	6,018	4,328	3,585	3,561

Net income	5,831	5,326	11,206	6,502	8,631	6,347	6,017
Preferred stock dividend	—	—	—	—	—	(57)	(117)

Net income available to common shareholders	$5,831	$5,326	$11,206	$6,502	$8,631	$6,290	$5,900

Per Share Data (1)
Weighted average shares outstanding:
Basic	8,594	8,480	8,508	8,388	8,321	8,304	8,329
Diluted	8,715	8,695	8,702	8,658	8,530	8,507	8,519
Earnings per common share:
Basic	$0.68	$0.63	$1.32	$0.78	$1.04	$0.76	$0.71
Diluted	0.67	0.61	1.29	0.75	1.01	0.74	0.69
Cash dividends per common share	0.125	0.09	0.20	0.17	0.14	0.12	0.10

Balance Sheet
Loans, net of unearned discounts and fees	$953,080	$921,301	$921,301	$850,874	$753,092	$693,150	$627,614
Goodwill and other intangibles	18,109	18,109	18,109	18,109	18,109	18,118	18,166
Total assets	1,153,797	1,096,419	1,096,419	1,039,798	940,211	863,696	781,196
Total deposits	972,592	917,354	917,354	861,557	776,567	708,436	642,390
Total shareholders’ equity	121,416	116,498	116,498	106,571	100,716	93,002	93,932

Performance Ratios
Return on average assets	1.04%	1.02%	1.04%	0.66%	0.96%	0.76%	0.78%
Return on average equity	9.89%	9.87%	10.07%	6.22%	8.94%	6.59%	6.21%
Net interest margin	3.57%	3.61%	3.58%	3.53%	3.53%	3.68%	3.79%
Efficiency ratio (2)	59.77	62.10	61.66%	63.02%	61.45%	67.20%	65.85%

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(in thousands, except per share data)
Capital Ratios
Tier 1 capital to average assets	9.17%	8.95%	9.10%	8.85%	8.94%	8.97%	9.95%
Tier 1 capital to risk weighted assets	10.24%	9.82%	10.14%	9.68%	10.33%	10.13%	11.36%
Total capital to risk weighted assets	12.39%	12.04%	12.34%	11.93%	12.76%	12.65%	12.57%
Common equity Tier 1 capital to risk weighted assets	10.24%	9.82%	10.14%	9.68%	10.33%	10.13%	N/A

Asset Quality Ratios
Non-performing loans to total loans (3)	0.14%	0.22%	0.15%	0.24%	0.21%	0.46%	0.99%
Non-performing assets to total assets (4)	0.37%	0.18%	0.18%	0.20%	0.19%	0.42%	1.00%
Net loan (charge-offs) recoveries (annualized) to average loans	(0.05%)	(0.02%)	(0.01%)	(0.05%)	0.05%	0.02%	(0.07%)
Allowance for loan losses to total loans at period-end	1.23%	1.26%	1.24%	1.25%	1.27%	1.26%	1.29%
Allowance for loan losses to non-performing loans at period-end	868.05	580.36	820.00%	515.36%	617.89%	274.17%	129.37%

(1)	Restated for 5% stock dividend in 2017.
(2)	Efficiency ratio is total non-interest expense divided by net interest income and non-interest income.
(3)	Non-performing loans include non-accrual loans and loans past due 90 days and still accruing.
(4)	Non-performing assets include non-accrual loans, loans past due 90 days and still accruing and other real estate owned.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28, you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 111.

Because the market price of OceanFirst common stock may fluctuate, Two River shareholders cannot be certain of the precise value of the merger consideration they will be entitled to receive.

At the time the first-step merger is completed, each issued and outstanding share of Two River common stock, except for exception shares, will be converted into the right to receive $5.375 in cash, without interest, and 0.6663 shares of OceanFirst common stock, together with cash in lieu of fractional shares. There will be a lapse of time between each of the date of this proxy statement/prospectus, the date of the special meeting and the date on which Two River shareholders entitled to receive the merger consideration actually receive the merger consideration. The market value of OceanFirst common stock may fluctuate during these periods as a result of a variety of factors, which may include general market and economic conditions, changes in OceanFirst’s businesses, operations and prospects and regulatory considerations. Many of these factors are outside of the control of OceanFirst and Two River. Consequently, at the time Two River shareholders must decide whether to approve the merger proposal, they will not know the actual market value of the shares of OceanFirst common stock they may receive when the first-step merger is completed. Although the value of the cash portion of the merger consideration is fixed at $5.375 per share of Two River common stock, the value of the portion of the merger consideration that is represented by shares of OceanFirst common stock will depend on the market value of shares of OceanFirst common stock on the date the merger consideration is received and thereafter. This value will not be known at the time of the special meeting and may be more or less than the current price of OceanFirst common stock or the price of OceanFirst common stock at the time of the special meeting.

The market price of OceanFirst common stock after the first-step merger is completed may be affected by factors different from those currently affecting the market price of Two River common stock or OceanFirst common stock.

Upon completion of the first-step merger, Two River shareholders will become OceanFirst stockholders. OceanFirst’s business differs in important respects from that of Two River, and, accordingly, the results of operations of the combined company and the market price of OceanFirst common stock after the completion of the Transactions may be affected by factors different from those currently affecting the independent results of operations of each of OceanFirst and Two River. For a discussion of the business of OceanFirst and of some important factors to consider in connection with that business, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 111.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the Transactions.

Before the Transactions can be completed, OceanFirst and OceanFirst Bank must obtain approvals or waivers from the FRB and the OCC. Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals, waivers and consents, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under the section of this proxy statement/prospectus entitled “The Transactions — Regulatory Approvals Required for the Completion of the Transactions” beginning on page 65. An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain approval or a delay in their receipt. These regulators may impose conditions on the completion of the Transactions or require changes to the terms of the Transactions. Such conditions or changes could have the effect of delaying or preventing completion of the Transactions or imposing additional costs on or limiting the revenues of the combined company following the completion of the Transactions, any of which might have an adverse effect on the combined company following the completion of the Transactions. However, under the terms of the merger agreement, in connection with obtaining such regulatory approvals or waivers, neither party is required to take any action, or commit to take any action, or agree to any condition or restriction, that would reasonably be expected to have a material adverse effect (measured on a scale relative to Two River) on any of OceanFirst, Two River or the surviving corporation, after giving effect to the integrated mergers (which we refer to as a “materially burdensome regulatory condition”). In addition, OceanFirst and OceanFirst Bank are pursuing the CYHC Transactions, which are also subject to receipt of required regulatory approvals, including from the FRB and the OCC. The completion of the Transactions is not conditioned upon the completion of the CYHC Transactions, but pursuing the CYHC Transactions at the same time as the Transactions may impact the timing of, any regulatory conditions imposed on, and other aspects of the Transactions. For more information, see the section of this proxy statement/prospectus entitled “The Transactions — Regulatory Approvals Required for the Transactions” beginning on page 65.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the Transactions may not be realized.

OceanFirst and Two River have operated and, until the completion of the Transactions, will continue to operate, independently. The success of the Transactions, including anticipated benefits and cost savings, will depend, in part, on OceanFirst’s ability to successfully combine and integrate the businesses of OceanFirst and Two River in a manner that permits growth opportunities and does not materially disrupt the existing customer relations nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors, employees and other constituents or to achieve the anticipated benefits and cost savings of the Transactions. The loss of key employees could adversely affect OceanFirst’s ability to successfully conduct its business, which could have an adverse effect on OceanFirst’s financial results and the value of its common stock. If OceanFirst experiences difficulties with the integration process, the anticipated benefits of the Transactions may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause OceanFirst and/or Two River to lose customers or cause customers to remove their accounts from OceanFirst and/or Two River and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Two River and OceanFirst during this transition period and for an undetermined period after completion of the Transactions on the combined company. Furthermore, integration related to the Transactions could be more difficult due to the potential concurrent or overlapping integration of the CYHC Transactions, which risks are described in more detail below in “— OceanFirst has also entered into an agreement to acquire CYHC, which may make it difficult to complete the Transactions on a timely basis.” In addition, the actual cost savings realized as a result of the Transactions could be less than anticipated.

Certain of Two River’s directors and executive officers may have interests in the Transactions that may differ from the interests of the Two River shareholders.

The Two River shareholders should be aware that Two River’s directors and executive officers may have interests in the Transactions and have arrangements that are different from, or in addition to, those of Two River shareholders generally. The Two River board was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that Two River shareholders vote in favor of the merger proposal and certain related matters.

The material interests considered by the Two River board were as follows:

•

The option awards that Two River has made to certain of its executive officers and directors: At the effective time, each stock option will be canceled, extinguished and exchanged into the right to receive an amount of cash (without interest) equal to the product of (a) the aggregate number of shares of Two River common stock issuable upon exercise of such stock option and (b) the excess, if any, of (i) the sum of (A) the cash consideration and (B) the product of the exchange ratio and the VWAP of OceanFirst common stock on the Nasdaq for the five full trading days ending on the last trading day preceding the closing of the integrated mergers, over (ii) the per-share exercise price of such stock option;

•

The awards of restricted stock that Two River has made to certain of its executive officers and directors: Upon approval of the merger agreement and the transactions contemplated thereby by the Two River shareholders at the special meeting, each restricted stock award will become fully vested and the restrictions thereon will lapse. At the effective time, each holder of such vested restricted stock award will be entitled to receive the per share merger consideration in exchange for such vested restricted stock;

•

The amendments to certain employment and change in control agreements entered into with Two River’s executive officers, Messrs. Moss, Abrahamian, Turner and Mero, to which OceanFirst Bank joined (which we refer to as the “amendment agreements”), which become irrevocable upon the effective time and expire if the merger agreement is terminated prior to the effective time. The amendment agreements provide for certain cash severance and non-compete payments to each respective individual, subject to each of Messrs. Moss, Abrahamian, Turner and Mero, respectively, signing a release on or after the closing date; and

•

The amendments to a deferred compensation agreement entered into with William D. Moss, the amendments to supplemental executive retirement agreements entered into with each of Two River’s executive officers, and amendments to Two River’s supplemental executive life insurance plans.

For a more detailed description of these interests, see the section of this proxy statement/prospectus entitled “The Transactions — Interests of Two River’s Directors and Executive Officers in the Transactions” beginning on page 58.

The merger agreement may be terminated in accordance with its terms, and the Transactions may not be completed.

The merger agreement is subject to a number of customary closing conditions that must be satisfied or, where legally permissible, waived in order to complete the integrated mergers, including the receipt of the requisite approval of the Two River shareholders and the requisite regulatory approvals. These conditions to the closing of the integrated mergers may not be satisfied or waived in a timely manner or at all, and, accordingly, the integrated mergers may be delayed or may not be completed. In addition, OceanFirst and Two River may elect to terminate the merger agreement in certain other circumstances and, in certain circumstances, Two River may be required to pay OceanFirst a termination fee of $7,313,482.

Termination of the merger agreement, or failure to complete the Transactions, could negatively impact Two River or OceanFirst.

If the merger agreement is terminated, there may be various consequences. For example, Two River’s or OceanFirst’s businesses may have been impacted adversely by the failure to pursue other opportunities due to management’s focus on the Transactions, without realizing any of the anticipated benefits of completing the Transactions. Additionally, if the merger agreement is terminated, the market price of the Two River common stock or the OceanFirst common stock could decline to the extent that the current market prices reflect a market assumption that the Transactions will be completed. If the merger agreement is terminated under certain circumstances, Two River may be required to pay to OceanFirst a termination fee of $7,313,482.

Furthermore, each of OceanFirst and Two River has incurred and will incur substantial expenses in connection with the completion of the Transactions, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the Transactions. If the Transactions are not completed, OceanFirst and Two River would have incurred these expenses without realizing the expected benefits of the Transactions.

In addition, if the Transactions are not completed, Two River may experience negative reactions from the financial markets and from its shareholders, customers and employees. Also, Two River may not be able to successfully resume independent operations, or enter into an agreement with another party with respect to a business combination transaction involving a sale of Two River. If it is able to enter into another agreement with respect to a business combination transaction involving a sale of Two River, it may be at a lower price. If the Transactions are not completed, Two River cannot assure its shareholders that the risks described above will not materialize and will not materially affect the business and financial results of Two River or the price at which shares of Two River common stock trade.

Two River and OceanFirst will be subject to business uncertainties and contractual restrictions while the Transactions are pending.

Uncertainty about the effect of the Transactions on employees and customers may have an adverse effect on Two River or OceanFirst. These uncertainties may impair Two River’s or OceanFirst’s ability to attract, retain and motivate key personnel until the Transactions are completed, and could cause customers and others that deal with Two River or OceanFirst to seek to change existing business relationships with Two River or OceanFirst. Retention of certain employees by Two River or OceanFirst may be challenging while the Transactions are pending, as certain employees may experience uncertainty about their future roles with OceanFirst. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Two River or OceanFirst, Two River’s business or OceanFirst’s business could be harmed. In addition, subject to certain exceptions, Two River has agreed to operate its business in the ordinary course prior to closing, and each of Two River and OceanFirst has agreed to certain restrictive covenants. See the section of this proxy statement/prospectus entitled “The Merger Agreement — Covenants and Agreements” beginning on page 72 for a description of the restrictive covenants applicable to Two River and OceanFirst.

The merger agreement limits Two River’s ability to pursue acquisition proposals and requires Two River to pay OceanFirst a termination fee of $7,313,482 under certain circumstances, including circumstances relating to competing acquisition proposals for Two River.

The merger agreement prohibits Two River from initiating, soliciting, knowingly encouraging or knowingly facilitating third-party acquisition proposals. For more information, see the section of this proxy statement/prospectus entitled “The Merger Agreement — Agreement Not to Solicit Other Offers” beginning on page 80. In addition, unless the merger agreement has been terminated in accordance with its terms, Two River has an unqualified obligation to submit the merger proposal to a vote by Two River shareholders even if Two River receives a proposal that the Two River board believes is superior to the Transactions. For more information, see the section of this proxy statement/prospectus entitled “The Merger Agreement — Two River Shareholder Meeting and Recommendation of the Two River Board” beginning on page 79. The merger agreement also provides that Two River must pay OceanFirst a termination fee in the amount of $7,313,482 in the event that the merger agreement is terminated under certain circumstances, including Two River’s failure to abide by certain obligations not to solicit acquisition proposals or Two River’s failure to recommend that Two River shareholders approve the merger proposal. See the section of this proxy statement/prospectus entitled “The Merger Agreement — Termination Fee” beginning on page 84. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Two River from considering or proposing such an acquisition. Each director and executive officer of Two River, solely in his or her capacity as a Two River shareholder, has entered into a separate support agreement with OceanFirst, pursuant to which each such director and executive officer has agreed to vote in favor of the merger proposal and certain related matters and against alternative transactions and has agreed to abide by certain restrictions with respect to the transfer of such shareholder’s shares of Two River common stock prior to the earliest of approval of the merger proposal by the Two River shareholders, the effective time or the date of termination of the merger agreement in accordance with its terms. As of the record date, the Two River directors and executive officers that are party to these support agreements were entitled to vote in the aggregate approximately 11.9% of the outstanding shares of Two River common stock. For more information see the section of this proxy statement/prospectus entitled “The Merger Agreement — Two River Voting and Support Agreements” beginning on page 85.

The shares of OceanFirst common stock to be received by Two River shareholders as a result of the first-step merger will have different rights from the shares of Two River common stock.

The rights of Two River shareholders are currently governed by the NJBCA, Two River’s certificate of incorporation and Two River’s bylaws. Upon completion of the first-step merger, Two River shareholders will become OceanFirst stockholders and their rights as stockholders will then be governed by the Delaware General Corporation Law (which we refer to as the “DGCL”), OceanFirst’s certificate of incorporation and OceanFirst’s bylaws. The rights associated with Two River common stock are different from the rights associated with OceanFirst common stock. See the section of this proxy statement/prospectus entitled “Comparison of Stockholders’ Rights” beginning on page 93 for a discussion of the different rights associated with OceanFirst common stock.

Holders of Two River common stock will have a reduced ownership and voting interest after the first-step merger and will exercise less influence over management.

Holders of Two River common stock currently have the right to vote in the election of directors of the Two River board and on other matters affecting Two River. Upon the completion of the first-step merger, each share of OceanFirst common stock that a Two River shareholder is entitled to receive in the first-step merger will represent a smaller percentage ownership of OceanFirst than the percentage ownership of Two River represented by the shares of Two River common stock held by the shareholder prior to the effective time. It is currently expected that the former Two River shareholders as a group will be entitled to receive shares of OceanFirst common stock in the first-step merger constituting approximately 9.5% of the outstanding shares of OceanFirst common stock immediately after the first-step merger (taking into account the shares of OceanFirst common stock that OceanFirst expects to issue in the Transactions and the shares of OceanFirst common stock that OceanFirst expects to issue in the CYHC Transactions). If the CYHC Transactions are not consummated or such consummation does not occur concurrently with the completion of the Transactions, then, at the effective time, the former Two River shareholders as a group will be entitled to receive shares of OceanFirst common stock in the first-step merger constituting approximately 10.3% of the outstanding shares of OceanFirst common stock immediately after the first-step merger (taking into account the shares of OceanFirst common stock that OceanFirst expects to issue in the Transactions). As a result of such share issuances, the shares of OceanFirst common stock outstanding immediately prior to the effective time will represent, immediately after the effective time and after giving effect to the shares of OceanFirst common stock expected to be issued in the first-step merger and in the CYHC Transactions, approximately 83.2% of the outstanding shares of OceanFirst common stock immediately after the first-step merger. Because of this reduced ownership percentage, Two River shareholders will have less influence on the management and policies of OceanFirst than they now have on the management and policies of Two River.

Two River shareholders do not have dissenters’ or appraisal rights in the first-step merger.

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from certain transactions, such as a merger, and to demand that the corporation pay the fair value of their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. New Jersey law provides that a shareholder is not entitled to demand the fair value of his, her or its shares of stock in any transaction if (i) a class or series of shares are listed on a national securities exchange or are held by not less than 1,000 shareholders or (ii) the shareholder is to receive (x) cash, (y) shares as consideration that will be listed on a national securities exchange or be held by not less than 1,000 shareholders or (z) cash and such securities. Because the Two River common stock is listed on the Nasdaq, the holders of Two River common stock are not entitled to dissenters’ or appraisal rights in the first-step merger.

Litigation relating to the Transactions could require OceanFirst or Two River to incur significant costs and suffer management distraction, as well as delay and/or enjoin the Transactions.

On October 4, 2019, a purported Two River shareholder filed a putative shareholder class action lawsuit against Two River, certain members of the Two River board, OceanFirst and Merger Sub in the Superior Court of New Jersey, Monmouth County, Chancery Division, captioned Paul Parshall v. Two River Bancorp, et al., Docket No. C-124-19. The action generally alleges that the registration statement on Form S-4 filed by OceanFirst with the SEC on September 20, 2019, which included a preliminary proxy statement/prospectus, omitted certain material information with respect to the Transactions and that members of the Two River board breached their fiduciary duties by approving the merger agreement because the Transactions are financially inadequate. Plaintiffs further allege that OceanFirst and Merger Sub aided and abetted such alleged breaches. The action seeks to enjoin the Transactions (or, if the Transactions are consummated, rescission or rescissory damages), as well as unspecified money damages, costs and attorneys’ fees and expense. OceanFirst and Two River believe the claims in the lawsuit are without merit and intend to defend such claims vigorously.

A negative outcome in this suit could adversely affect Two River and OceanFirst. Such action may also create additional uncertainty relating to the Transactions, and responding to the demands made in such action and defending such action may be costly and distracting to management of Two River and OceanFirst. Neither Two River nor OceanFirst is currently able to predict the outcome of the suit with any certainty. Additional suits arising out of or relating to the Transactions may be filed in the future, and neither OceanFirst nor Two River can provide any assurance as to whether additional claims against OceanFirst or Two River related to the Transactions will be brought or, if so brought, as to the outcome of any such claim. If additional similar complaints are filed, absent new or different allegations that are material, Two River and OceanFirst may not announce or publicly disclose such additional filings.

The fairness opinion received by the Two River board from its financial advisor prior to execution of the merger agreement does not reflect changes in circumstances subsequent to the date of the fairness opinion.

Boenning, Two River’s financial advisor in connection with the Transactions, delivered to the Two River board its fairness opinion on August 8, 2019. The opinion speaks only as of the date of such opinion. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of OceanFirst or Two River, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of OceanFirst and Two River.

Estimates as to the future value of the combined company are inherently uncertain. You should not rely on such estimates without considering all of the information contained in or incorporated by reference into this proxy statement/prospectus.

Any estimates as to the future value of the combined company, including estimates regarding the earnings per share of the combined company, are inherently uncertain. The future value of the combined company will depend upon, among other factors, the combined company’s ability to achieve projected revenue and earnings expectations and to realize the anticipated synergies, all of which are subject to the risks and uncertainties, including the risks and uncertainties described in these risk factors. Accordingly, you should not rely upon any estimates as to the future value of the combined company, whether made before or after the date of this proxy statement/prospectus by OceanFirst’s and Two River’s respective management teams or others, without considering all of the information contained in or incorporated by reference into this proxy statement/prospectus.

OceanFirst has also entered into an agreement to acquire CYHC, which may make it difficult to complete the Transactions on a timely basis.

On August 9, 2019, OceanFirst also announced the proposed acquisition of CYHC in the CYHC Transactions. The CYHC Transactions are subject to customary closing conditions, including receipt of the requisite regulatory approvals, as well as receipt of the requisite approval of the shareholders of CYHC. Efforts to complete the CYHC Transactions and planning the potential concurrent integration of Two River and CYHC, while also pursuing regulatory approvals for both transactions, is time consuming and could divert management attention and resources away from the Transactions. It is possible that because of the complexities involved in acquiring two financial institutions simultaneously, OceanFirst could experience delays in receiving regulatory approval. This could result in the time it takes to complete the Transactions taking longer than anticipated, which could be costly to OceanFirst and Two River, disrupt OceanFirst’s and Two River’s ongoing businesses relationships with their respective clients, customers, depositors and employees or result in a failure to complete or achieve the anticipated benefits of the Transactions. Pursuing the CYHC Transactions at the same time as the Transactions may also impact any regulatory conditions imposed on the Transactions.

OceanFirst’s bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by OceanFirst stockholders, which could limit OceanFirst stockholders’ ability to bring certain actions or proceedings in a forum of their choosing.

OceanFirst’s bylaws provide that unless OceanFirst consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of OceanFirst, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of OceanFirst to OceanFirst or OceanFirst stockholders, (iii) any action asserting a claim against OceanFirst or any director, officer, stockholder, employee or agent of OceanFirst arising out of or relating to any provision of the DGCL or OceanFirst’s certificate of incorporation or bylaws or (iv) any action asserting a claim against OceanFirst or any director, officer, stockholder, employee or agent of OceanFirst governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

To the fullest extent permitted by law, the forum selection bylaw discussed above will apply to derivative actions or proceedings brought on behalf of OceanFirst and arising under the Securities Act or the Exchange Act, although OceanFirst stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such provision in connection with any such derivative action or proceeding arising under the Securities Act or the Exchange Act, and it is possible that a court could find the forum selection bylaw to be inapplicable or unenforceable in such a case.

This forum selection bylaw may pose certain risks to OceanFirst stockholders. For example, the forum selection bylaw could limit the ability of an OceanFirst stockholder to bring certain actions or proceedings involving disputes with OceanFirst or OceanFirst’s directors, officers and other employees in a forum of such OceanFirst stockholder’s choosing or which such OceanFirst stockholder may believe is the optimal forum for such action or proceeding. In addition, the forum selection bylaw could result in increased costs to an OceanFirst stockholder in bringing an action in the designated forum and may have the effect of discouraging certain lawsuits against OceanFirst and its directors, officers and other employees. If a court were to find the forum selection bylaw inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, OceanFirst may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect OceanFirst’s business and financial condition.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements may include: management plans relating to either the Transactions or the CYHC Transactions; the expected timing of the completion of either the Transactions or the CYHC Transactions or both such transactions; the ability to complete either the Transactions or the CYHC Transactions or both such transactions; the ability to obtain any required regulatory, stockholder or other approvals; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans relating to either the Transactions or the CYHC Transactions or both such transactions; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek,” “plan,” “will,” “would,” “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither OceanFirst nor Two River assumes any duty or undertaking to update any forward-looking statements. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that OceanFirst or Two River anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 21 and under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, Item 1A “Risk Factors” in Two River’s Annual Report on Form 10-K and those disclosed in OceanFirst’s and Two River’s other periodic reports filed with the SEC, as well as the possibility that expected benefits of either the Transactions or the CYHC Transactions or both such transactions may not materialize in the timeframe expected or at all, or may be more costly to achieve; that either the Transactions or the CYHC Transactions or both such transactions may not be timely completed, if at all; that prior to the completion of either the Transactions or the CYHC Transactions or both such transactions or thereafter, OceanFirst’s, Two River’s and CYHC’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies related to either the Transactions or the CYHC Transactions or both such transactions; that, with respect to either the Transactions or the CYHC Transactions or both such transactions, required regulatory, stockholder or other approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ stockholders, customers, employees and other constituents to the Transactions or the CYHC Transactions or both such transactions; and diversion of management time as result of matters related to either the Transactions or the CYHC Transactions or both such transactions. For any forward-looking statements made in this proxy statement/prospectus or in any documents, OceanFirst and Two River and claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

THE TWO RIVER SPECIAL MEETING

This section contains information for Two River shareholders about the special meeting that Two River has called to allow its shareholders to consider and vote on the merger proposal, the compensation proposal and the adjournment proposal. Two River is mailing this proxy statement/prospectus to you, as a Two River shareholder, on or about November 1, 2019. This proxy statement/prospectus is accompanied by a notice of the special meeting and a form of proxy card that the Two River board is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting is scheduled to be held at The Navesink Country Club, located at 50 Luffburrow Lane, Red Bank, New Jersey, at 10:00 a.m. local time, on Thursday, December 5, 2019. On or about November 1, 2019, Two River will commence mailing this proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the special meeting.

Matters to Be Considered

At the special meeting, you, as a Two River shareholder, will be asked to consider and vote upon the following matters:

•	the merger proposal;

•	the compensation proposal; and

•	the adjournment proposal.

Recommendation of the Two River Board

The Two River board has determined that the merger agreement and the transactions contemplated thereby, including the first-step merger, are advisable, fair to and in the best interests of Two River and its shareholders, has unanimously approved the merger agreement and the first-step merger and unanimously recommends that the Two River shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal. See the section of this proxy statement/prospectus entitled “The Transactions — Two River’s Reasons for the Transactions; Recommendation of the Two River Board” beginning on page  42 for a more detailed discussion of the Two River board’s recommendation.

Record Date and Quorum

The Two River board has fixed the close of business on October 7, 2019 as the record date for determining its shareholders entitled to receive notice of, and to vote at, the special meeting.

As of the record date, there were 8,715,338 shares of Two River common stock outstanding and entitled to notice of, and to vote at, the special meeting held by 502 holders of record. Each share of Two River common stock entitles the holder to one vote at the special meeting on each proposal to be considered at the special meeting.

The presence at the special meeting of the holders of shares of Two River common stock entitled to cast a majority of the votes at a meeting of shareholders will constitute a quorum at the meeting for the transaction of business at the special meeting. Abstentions, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Once a share is represented for any purpose at the special meeting, it is deemed present for quorum purposes for the remainder of the special meeting or any adjournment of the special meeting.

Broker non-votes, if any, will not be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum because it is expected that all proposals to be voted on at the special meeting will be “non-routine” matters (i.e., matters with respect to which banks, brokers and other nominees do not have discretion to vote shares of Two River common stock).

Required Vote; Treatment of Abstentions, Broker Non-Votes and Failure to Vote

The merger proposal:

•

Standard: Approval of the merger proposal requires the affirmative vote of at least a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the special meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the merger proposal, it will have no effect on the vote with respect to the merger proposal.

The compensation proposal:

•

Standard: Approval of the compensation proposal requires the affirmative vote of at least a majority of the votes cast at special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the special meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the compensation proposal, it will have no effect on the vote with respect to the compensation proposal.

The adjournment proposal:

•

Standard: The adjournment proposal will be approved if a majority of the votes cast at the special meeting by the holders of shares of Two River common stock entitled to vote at the special meeting vote in favor of such proposal.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the special meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the adjournment proposal, it will have no effect on the vote with respect to the adjournment proposal.

Shares Held by Officers and Directors

As of the close of business on the record date, Two River’s directors and executive officers and their affiliates were entitled to vote an aggregate of 1,170,277 shares of Two River common stock at the special meeting, which represents approximately 13.4% of the issued and outstanding shares of Two River common stock entitled to vote at the special meeting. In addition, as described in the section of this proxy statement/prospectus entitled “Security Ownership of Certain Beneficial Owners and Management of Two River,” as of the close of business on the record date, Two River’s directors and executive officers and their affiliates beneficially owned an aggregate of 1,211,166 shares of Two River common stock.

Each director and executive officer of Two River, solely in his or her capacity as a Two River shareholder, has entered into a support agreement with OceanFirst, pursuant to which each such shareholder has agreed to vote in favor of the merger proposal and certain related matters and against alternative transactions. As of the record date, the Two River shareholders that are party to the support agreements were entitled to vote in the aggregate approximately 11.9% of the outstanding shares of Two River common stock. For more information regarding the support agreements, see the section of this proxy statement/prospectus entitled “The Merger Agreement — Two River Voting and Support Agreement” beginning on page 85.

As of the record date, OceanFirst beneficially held no shares of Two River common stock.

Voting of Proxies; Incomplete Proxies

Any Two River shareholder may vote by proxy or in person at the special meeting. If you hold your shares of Two River common stock in your name as a shareholder of record, to submit a proxy you, as a Two River shareholder, may use one of the following methods:

•	Through the Internet by visiting the website indicated on your proxy card and following the instructions.

•	By telephone by following the instructions on your proxy card.

•	Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Two River requests that its shareholders vote by telephone or over the Internet prior to midnight on December 4, 2019 or by completing and signing the accompanying proxy card and returning it to Two River as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of Two River common stock represented by it will be voted at the special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned signed but without indication as to how to vote, the shares of Two River common stock represented by the proxy card will be voted as recommended by the Two River board.

Every Two River shareholder’s vote is important. Accordingly, each shareholder should sign, date and return the enclosed proxy card, or, prior to 5:00 p.m. Eastern Time on December 4, 2019, vote by telephone or via the Internet, whether or not the shareholder plans to attend the special meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

Shares Held in “Street Name”

If you are a Two River shareholder and your shares are held in “street name” through a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker or other nominee. Shareholders should check the voting form used by that firm to determine whether you may vote by telephone or the Internet. You may not vote shares held in street name by returning a proxy card directly to Two River or by voting in person at the special meeting unless you obtain a “legal proxy” from your broker, bank or other nominee.

Furthermore, brokers, banks or other nominees who hold shares of Two River common stock on behalf of their customers will not vote your shares of Two River common stock or give a proxy to Two River to vote those shares with respect to any of the proposals (including the merger proposal) being considered at the special meeting without specific instructions from you because brokers, banks and other nominees do not have discretionary voting power on such proposals. A broker non-vote occurs when the broker holder of record is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any instructions. All of the proposals currently scheduled for consideration at the special meeting are “non-routine” matters.

Revocability of Proxies and Changes to a Two River Shareholder’s Vote

You have the power to change your vote at any time before your shares of Two River common stock are voted at the special meeting by:

•	voting again by telephone or through the Internet prior to midnight on December 4, 2019, or completing a new proxy card with a later date — your latest vote will be counted; or

•	filing with the Secretary of Two River written notice of such revocation.

Attendance at the special meeting will not in and of itself constitute a revocation of a proxy.

If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the special meeting. If you have instructed a bank, broker or other nominee to vote your shares of Two River common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.

Solicitation of Proxies

Two River will pay for the solicitation of proxies from the Two River shareholders. In addition to soliciting proxies by mail, Regan & Associates, Inc., Two River’s proxy solicitor, will assist Two River in soliciting proxies from its shareholders. Two River has agreed to pay $10,000 plus out of pocket expenses for these services. Two River will, upon request, reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Additionally, directors, officers and employees of Two River may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

Attending the Special Meeting

All Two River shareholders, including holders of record and shareholders who hold their shares through banks, brokers or other nominees, are invited to attend the special meeting. Two River shareholders of record can vote in person at the special meeting. If you are not a Two River shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership and granting you a proxy to vote those shares. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited.

Assistance

If you need assistance in completing your proxy card, have questions regarding the special meeting or would like additional copies of this proxy statement/prospectus, please contact Two River’s proxy solicitor, Regan & Associates, Inc., at the following address: 505 Eighth Avenue, Suite 800, New York, NY 10018, or by telephone at (800) 737-3426.

TWO RIVER PROPOSALS

Proposal No. 1 — The Merger Proposal

Two River is asking its shareholders to approve the merger agreement and the transactions contemplated thereby, including the first-step merger. Two River shareholders should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the first-step merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

After careful consideration, the Two River board unanimously approved the merger agreement and the transactions contemplated thereby, including the first-step merger, having determined that the merger agreement and the transactions contemplated thereby, including the first-step merger, were advisable, fair to and in the best interests of Two River and its shareholders. See the section of this proxy statement/prospectus entitled “The Transactions — Two River’s Reasons for the Transactions; Recommendation of the Two River Board” beginning on page 42 for a more detailed discussion of the Two River board’s recommendation.

The Two River board unanimously recommends a vote “FOR” the merger proposal.

Proposal No. 2 — The Compensation Proposal

Pursuant to Rule 14a-21(c) of the Exchange Act and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Two River is providing its shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the merger-related compensation that will or may become payable to its named executive officers as described in “The Transactions — Interests of Two River’s Directors and Executive Officers in the Transactions — Quantification of Payments to Two River’s Named Executive Officers” beginning on page 61.

Shareholders are being asked to approve the following resolution on an advisory (non-binding) basis:

“RESOLVED, that the compensation that may be paid or become payable to Two River’s named executive officers in connection with the first-step merger, and the agreement or understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement/prospectus entitled “Interests of Two River’s Directors and Executive Officers in the Transactions” is hereby APPROVED.”

Approval of this separate advisory (non-binding) proposal is not a condition to completion of the Transactions. The vote is an advisory vote and will not be binding on Two River or the surviving corporation in the Transactions. If the integrated mergers are completed, the merger-related compensation may be paid to Two River’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements and the outcome of this advisory (non-binding) vote will not affect Two River’s or OceanFirst’s obligations to make these payments even if Two River shareholders do not approve, by advisory (non-binding) vote, this proposal.

The vote on the merger-related named executive officer compensation is separate from the vote to approve the merger agreement. You may vote “against” the merger-related named executive officer compensation and “for” approval of the merger agreement and vice versa. You also may abstain from this proposal and vote on the merger agreement proposal and vice versa.

The Two River board unanimously recommends a vote “FOR” the compensation proposal.

Proposal No. 3 — The Adjournment Proposal

The special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal.

If, at the special meeting, the number of shares of Two River common stock present or represented by proxy and voting in favor of the merger proposal is insufficient to approve the merger proposal, Two River intends to move to adjourn the special meeting in order to enable the Two River board to solicit additional proxies for approval of the merger proposal. In that event, Two River will ask its shareholders to vote upon the adjournment proposal, but not the merger proposal or the compensation proposal.

In this proposal, Two River is asking its shareholders to authorize the holder of any proxy solicited by the Two River board on a discretionary basis to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Two River shareholders who have previously voted.

The Two River board unanimously recommends a vote “FOR” the adjournment proposal.

INFORMATION ABOUT OCEANFIRST

OceanFirst is incorporated under Delaware law and serves as the holding company for OceanFirst Bank. OceanFirst common stock is listed on the Nasdaq under the symbol “OCFC.” OceanFirst Bank, founded in 1902, is a $8.0 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.

On May 2, 2016, OceanFirst completed the Cape Bancorp, Inc. acquisition. Total consideration paid for the Cape acquisition was $196.4 million. On November 30, 2016, OceanFirst completed the Ocean Shore Holding Co. acquisition. Total consideration paid for the Ocean Shore acquisition was $180.7 million. On January 31, 2018, OceanFirst completed the Sun Bancorp, Inc. acquisition. Total consideration paid for the Sun acquisition was $474.9 million. On January 31, 2019, OceanFirst completed the Capital Bank of New Jersey acquisition. Total consideration paid for the Capital Bank acquisition was $76.96 million.

On August 9, 2019, OceanFirst, CYHC Merger Sub and CYHC entered into the CYHC merger agreement pursuant to which OceanFirst will acquire CYHC. The CYHC Transactions were approved by the OceanFirst board and CYHC board and are expected to close in the first quarter of 2020. Completion of the CYHC Transactions is subject to customary closing conditions, including the receipt of required regulatory approvals and receipt of the requisite approval of CYHC’s shareholders. Under the terms and subject to the conditions of the CYHC merger agreement, at the effective time of the CYHC first-step merger, CYHC shareholders will be entitled to receive 2,000 shares of OceanFirst common stock for each share of common stock of CYHC that they hold (other than dissenting shares), which equates to an aggregate transaction value of approximately $102.2 million based on the $23.14 closing price of the OceanFirst common stock on Nasdaq as of August 8, 2019. At June 30, 2019, CYHC had $783.4 million in assets, $592.4 million in loans, $649.7 million in deposits and $67.5 million in shareholders’ equity.

OceanFirst Bank’s principal executive office is located at 110 West Front Street, Red Bank, New Jersey 07701 and its telephone number at that location is (732) 240-4500. OceanFirst’s website is www.oceanfirst.com. Additional information about OceanFirst Bank and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 111.

INFORMATION ABOUT MERGER SUB

Merger Sub is a New Jersey corporation and a wholly-owned subsidiary of OceanFirst. Merger Sub was formed by OceanFirst for the sole purpose of consummating the first-step merger.

INFORMATION ABOUT TWO RIVER BANCORP

Two River is the holding company for Two River Bank, a New Jersey state chartered non-member bank, which is headquartered in Tinton Falls, New Jersey. Two River Bank operates 14 branches along with two loan production offices throughout Monmouth, Union, Essex, and Ocean Counties, New Jersey.

Two River common stock is listed on the Nasdaq under the symbol “TRCB.”

Two River’s principal executive offices are located at, 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724 and its telephone number at that location is (732) 389-8722. Two River’s website is http://investor.tworiverbank.com/.

THE TRANSACTIONS

The following discussion contains certain information about the Transactions. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the Transactions.

Structure of the Transactions

Each of the OceanFirst board and the Two River board has unanimously approved the merger agreement. The merger agreement provides that (i) Merger Sub will merge with and into Two River, with Two River continuing as the surviving corporation in the first-step merger and as a wholly-owned subsidiary of OceanFirst, (ii) immediately following the first-step merger, Two River will merge with and into OceanFirst, with OceanFirst continuing as the surviving corporation in the second-step merger and (iii) immediately following the completion of the integrated mergers, Two River Bank will merge with and into OceanFirst Bank, with OceanFirst Bank being the surviving bank in the bank merger.

At the effective time, each issued and outstanding share of Two River common stock, except for the exception shares, will be converted into the right to receive 0.6663 shares of OceanFirst common stock, together with cash in lieu of fractional shares, and cash in the amount of $5.375. No fractional shares of OceanFirst common stock will be issued in connection with the first-step merger, and Two River shareholders will instead be entitled to receive cash in lieu thereof.

Two River shareholders are being asked to approve the merger agreement and transactions contemplated thereby, including the first-step merger. See the section of this proxy statement/prospectus entitled “The Merger Agreement” beginning on page 67 for additional and more detailed information regarding the legal documents that govern the Transactions, including information about the conditions to the completion of the Transactions and the provisions for terminating or amending the merger agreement.

Background of the Transactions

Profitable and sustainable growth has always been Two River’s primary goal. In order to achieve that goal, Two River’s strategic plan has focused on the following:

•	aligning resources to support strategy and productivity;

•	increasing fee and other non-interest income, primarily through mortgage banking and SBA lending;

•	continued improvement in net interest income through controlled balance sheet growth; and

•	growth in earnings per share.

As part of its ongoing consideration of Two River’s long-term prospects and strategies, the Two River board has regularly considered various strategic alternatives, including opportunities for organic growth and potential acquisitions and merger transactions. The Two River board has considered strategic options potentially available to Two River, with the goal of enhancing and focusing on value for Two River shareholders, as well as Two River’s interest in serving its customers and providing for its employees.

From time to time, Two River has considered the acquisition of a smaller financial institution, as the opportunities arose, but for various reasons those acquisitions did not materialize. Two River has instead relied on an organic growth strategy involving the opening of low-cost loan production offices (which we refer to as “LPOs”) in desirable markets, and once a certain level of business is achieved, evaluating whether to replace those LPOs with full-service branches at appropriate locations within those markets. Through this strategy, Two River has grown to 14 branches along with two LPOs throughout Monmouth, Union, Essex and Ocean Counties in New Jersey.

The Two River board believes that Two River needs to continue to grow to reach the scale necessary to operate efficiently and absorb increased costs of operating Two River in order to become more profitable. Like many community banks, Two River has incurred increasing costs in complying with new banking laws, regulations and policies, in addition to changes in technology that affect the way customers conduct banking business, as well as the difficulty of operating in a sustained low interest rate environment. A future economic downturn would make Two River’s continued growth more difficult to achieve.

In the spring of 2019, several banks expressed to Boenning their interest in Two River as a possible merger partner. Then, after being approached by several interested parties at a banking conference in early May 2019, Boenning discussed the topic with Two River’s Chairman and CEO, William Moss. Mr. Moss determined that, without something more substantial to bring to the Two River board, the topic was not worth disrupting normal business, and requested that Boenning discuss the matter further with the approaching parties and report back to Mr. Moss as to the parties’ interest.

During the remainder of May and beginning of June 2019, Boenning discussed with six banks, including OceanFirst, the possibility of a business combination transaction with Two River. All such banks had previously expressed interest in Two River. In such discussions, several of the banks reiterated their interest in Two River. Two of the banks advised Boenning they did not wish to participate in any further discussions. Boenning entered into separate confidentiality agreements with, and sent a package of primarily public information to, each of the four remaining interested parties, including OceanFirst. Each of these confidentiality agreements contained a “standstill provision” pursuant to which each of these parties agreed that, during the period ending upon the earlier of (A) Two River’s execution of a definitive merger agreement with such party or (B) the 18 month anniversary of the date of such confidentiality agreement, except in connection with evaluation, negotiation and/or implementation of a transaction with such party supported by Two River, such party and its affiliates would not make, effect, initiate, cause or participate in: (i) any acquisition of beneficial ownership of any securities of Two River; (ii) any acquisition of any assets of Two River; (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving Two River, or involving any securities or assets of Two River; or (iv) any solicitation of proxies or consents with respect to any securities of Two River; and would not form, join or participate in a group with respect to the beneficial ownership of any securities of Two River, or act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of Two River.

At a meeting of the OceanFirst board held on May 29, 2019, Mr. Maher informed the OceanFirst board of an opportunity to pursue a strategic acquisition of Two River.

In early June 2019, each of the four banks submitted a preliminary non-binding indication of interest (each of which we refer to as an “IOI”), three in writing and one verbal. OceanFirst submitted its IOI on June 13, 2019 with a proposed indicative price of $20.00 per share of Two River common stock based on closing price of the OceanFirst common stock on the Nasdaq on June 12, 2019, representing 80% stock consideration and 20% cash consideration (which we refer to as the “June 13 IOI”). Bidder 2 submitted an all-stock IOI having a value range of $20.00 - $21.00 per share of Two River common stock. Bidder 3 submitted an all-stock IOI having a value of $20.50 per share of Two River common stock. Bidder 4 submitted a verbal IOI having a value range of $18.00 -$20.00 per share of Two River common stock. Each of the written IOIs contained a proposal regarding future directorship for Two River’s directors and a commitment to honor all existing employment and change in control agreements. The June 13 IOI requested a commitment from Mr. Moss to serve as the President of the Two Rivers Bank Division of OceanFirst Bank through and until systems integration would be completed in order to ensure a smooth transition and integration, but did not include proposals regarding future employment for any of Two River’s other officers. The other IOIs also did not contain a proposal regarding the future employment for Two River’s officers.

The Two River board held a special meeting on June 17, 2019. Mr. Moss, together with Boenning’s representatives, informed the Two River board concerning the activity described above. Boenning also reviewed with the Two River board Boenning’s expertise as a financial advisor to banking institutions with respect to mergers and acquisitions. Boenning then supplied to the Two River board summary profiles of the four potential buyers, and maps showing a comparison of each potential buyer’s branch network as compared to Two River’s branch network. Boenning reviewed the terms of each of the IOIs and the characteristics of each potential buyer’s common stock. It also provided an overview of merger and acquisition trends, comparable transactions, other potentially interested parties, the risks of each transaction and potential process and timing.

After Boenning’s presentation and further discussion, the Two River board concluded that a sale could be in the best interests of Two River shareholders and Two River’s other constituents. Based on such meeting and review, the Two River board determined to engage Boenning as Two River’s exclusive financial advisor and Stevens & Lee as its legal counsel to handle any such transaction. The Two River board also directed Boenning to go back to each of the bidders and request a higher price, and Boenning did so. On June 19, 2019, Two River signed an engagement letter with Boenning.

On June 24, 2019, OceanFirst and Bidders 2 and 3 each submitted revised IOIs. Bidder 4 submitted an initial written IOI with a proposed price range of $18.00 to $19.00 per share of Two River common stock. OceanFirst’s revised IOI (which we refer to as the “June 24 IOI”) proposed an indicative price of $21.50 per share of Two River common stock based on the closing price of OceanFirst common stock on the Nasdaq on June 21, 2019, representing 80% stock consideration and 20% cash consideration. Bidder 2’s revised IOI proposed a price of $20.75 per share of Two River common stock. Bidder 3’s revised IOI proposed a price of $21.00 per share of Two River common stock. Each of the written IOIs contained a proposal regarding future directorship for Two River’s directors and the same commitment to honor all existing employment and change in control agreements. The June 24 IOI contained a proposal regarding future directorship for Two River’s directors and the same commitment to honor all existing employment and change in control agreements and proposals regarding future employment for Two River’s officers as contained in the June 13 IOI. The other IOIs also did not contain a proposal regarding the future employment for Two River’s officers.

Also on July 24, 2019, at a meeting of the OceanFirst board, the OceanFirst board discussed considerations regarding the concurrent pursuit and announcement of two strategic acquisitions.

The Two River board met on June 26, 2019, and after a thorough evaluation of the four IOIs, the Two River board chose to invite only OceanFirst to do additional due diligence. Because of the potential upside associated with the fixed exchange ratio proposed in OceanFirst’s June 24 IOI, and the fact that Two River could terminate merger discussions if the OceanFirst stock price fell to an undesirable level, the Two River board determined to request that the exchange ratio be fixed at 0.7107 of a share of OceanFirst stock and $4.30 in cash for each share of Two River stock (rather than an indicative price of $21.50 per share).

At a meeting of the OceanFirst board held on June 26, 2019, representatives of Piper Jaffray & Co., financial advisor to OceanFirst (which we refer to as “Piper Jaffray”) reviewed with the OceanFirst board the Transactions and the CYHC Transactions, including the impact analysis for each transaction individually and combined. The OceanFirst board then discussed proposed terms of, benefits of and risks associated with, each of the transactions.

On June 27, 2019, OceanFirst submitted a revised IOI that contemplated a fixed exchange ratio of 0.7107 of a share of OceanFirst stock and $4.30 in cash for each share of Two River common stock, resulting in an implied per share transaction value of $21.50 based on closing price of the OceanFirst common stock on the Nasdaq on June 21, 2019 (which we refer to as the “June 27 IOI”). Two River executed the June 27 IOI on June 28, 2019. The June 27 IOI contained a 25-day exclusivity period (until July 23, 2019) to conduct further mutual due diligence and continue confidential discussions. The June 27 IOI contained the same proposal regarding future directorship for Two River’s directors as contained in the June 24 IOI and the same proposals regarding future employment for Two River’s officers as contained in the June 13 IOI. The June 27 IOI contained a commitment to honor all existing employment, change in control agreements, SERPs and deferred compensation agreements.

On July 15, 2019, the parties’ management teams held an all-day due diligence meeting. On July 18, 2019, OceanFirst confirmed in writing its final and best offer, having a value of $22.32 per share (which we refer to as the “July 18 IOI”). The increase over the initial offer of $21.50 per share was due to the fixed exchange ratio and the increased market price of OceanFirst’s common stock on the Nasdaq since the June 24 IOI. The letter also extended the exclusivity period until August 12, 2019, and Two River executed the July 18 IOI on July 19, 2019. The July 18 IOI did not address employment matters related to Two River’s officers or future directorships for Two River’s directors, but generally confirmed the terms and conditions contained in the June 24 IOI.

On or about July 23, 2019, Piper informed Boenning that OceanFirst was in negotiations with CYHC regarding the CYHC Transactions, and Piper sent Boenning a summary pro forma analysis of the Transactions and the CYHC Transactions on a combined basis. Boenning informed Two River, forwarded such pro forma analysis and other financial information to Two River and discussed such analysis and information with Two River management.

On July 25, 2019, Skadden, the legal counsel for OceanFirst, provided Stevens & Lee with a draft of the merger agreement. Over the next two weeks, the parties, along with their respective legal counsel, negotiated the terms of the Transactions, the merger agreement and certain ancillary agreements, and exchanged drafts of the merger agreement and such ancillary agreements. The terms negotiated by the parties and their respective advisors included, but were not limited to, executory period covenants, termination provisions and termination fees, the treatment of Two River’s outstanding stock purchase rights, support agreements with Two Rivers directors and officers and post-closing employee matters.

At the market close on August 1, 2019, OceanFirst’s common stock was trading at $23.90 per share. At the then proposed exchange ratio, Two River shareholders would have received merger consideration valued at approximately $21.29 per share of Two River common stock. However, by the market close on August 5, 2019, OceanFirst’s common stock had dropped to a price of $22.87 per share. At the then proposed exchange ratio, Two River shareholders would have received merger consideration valued at approximately $20.55 per Two River share.

Two River’s management and representatives from Boenning expressed concern to OceanFirst and Piper Jaffray over the drop in OceanFirst’s stock price, and requested that OceanFirst consider increasing the exchange ratio from 0.7107. OceanFirst responded by offering to change the mix of stock and cash offered from 80% stock and 20% cash to 75% stock and 25% cash. Based on OceanFirst’s closing share price on August 5, 2019, this change to the mix of the merger consideration represented potential value to Two River shareholders of $20.61 per share of Two River common stock. On August 6, 2019, after consultation with the Two River board’s two vice chairmen and lead independent directors, Two River’s management agreed to submit this change, which had the effect of changing the consideration to be received by Two River shareholders to 0.6663 shares of OceanFirst common stock and $5.375 in cash for each share of Two River common stock, to the Two River board.

On August 8, 2019, a special meeting of the Two River board was convened and Two River’s legal and financial advisors participated in the meeting. A copy of the merger agreement that had been negotiated to date, as well as certain ancillary documents, had been sent to the members of the Two River board in advance of the meeting. Representatives of Stevens & Lee reviewed in detail the terms of the merger agreement, the bank plan of merger, and the support agreements to be entered into with OceanFirst by the directors and executive officers of Two River, as well as the amendments to the employment, change in control, deferred compensation, retirement plan and life insurance agreements between Two River and its senior management in connection with the Transactions, which are described in more detail in the section of this proxy statement/prospectus entitled “— Interests of Two River’s Directors and Executive Officers in the Transactions” beginning on page 58. Representatives of Stevens & Lee also discussed the proposed resolutions that the Two River board would approve, and summarized the directors’ fiduciary duties, specifically in the context of a change of control.

Boenning made a presentation, a copy of which had been sent in advance to the directors, in which it summarized the background and terms of the Transactions, and the pricing metrics for the Transactions, and compared those against comparable merger transactions. Boenning also presented several valuation methodologies utilized in its fairness opinion analysis, including comparing Two River to comparable public companies, and an analysis of the estimated net present value per share of Two River’s common stock. Boenning also reviewed the pro forma company’s footprint, metrics about Two River, Two River’s historical financial information and stock performance, and certain pro forma combined company loan and deposit information. Boenning’s presentation included an overview of OceanFirst and its historical financial results, including the results for OceanFirst’s trailing twelve months. Boenning also reviewed OceanFirst’s historical stock price performance, and did a comparison of OceanFirst to comparable public companies. Boenning then presented a pro forma analysis of the Transactions on a stand-alone basis, and then a summary pro forma analysis prepared by Piper of the Transactions and the CYHC Transactions on a combined basis. Boenning concluded by presenting its fairness opinion regarding the fairness of the proposed merger consideration to be received by Two River shareholders from a financial point of view and delivered its written opinion, dated August 8, 2019, and subject to the limitations and qualifications set forth in the opinion, that the merger consideration was fair to the holders of Two River common stock from a financial point of view.

Following these presentations and review and discussion among the members of the Two River board, including consideration of the factors described under “— Two River’s Reasons for the Transactions; Recommendation of the Two River Board”, the Two River board determined that the merger agreement and the transactions contemplated thereby, including the merger of Two River Bank and OceanFirst Bank, were advisable and in the best interests of Two River and its shareholders, and the directors unanimously voted to approve the merger agreement and the transactions contemplated thereby and recommended that Two River shareholders approve the merger agreement.

At this Two River board meeting, the Two River board also approved all of the amendments to the employment, change in control and employee benefit type agreements described above, and also redeemed all of Two River’s outstanding stock purchase rights issued under the Two River Bancorp Shareholder Rights Plan dated July 20, 2011.

On August 8, 2019, the OceanFirst board met to discuss and consider the Transactions. Representatives of Piper Jaffray and Skadden were present at that meeting. After discussions, including a consideration of the factors described in the section of this proxy statement/prospectus entitled “— OceanFirst’s Reasons for the Transactions,” the OceanFirst board unanimously adopted the merger agreement.

Prior to the opening of the market, on August 9, 2019, Two River and OceanFirst signed the definitive merger agreement and publicly announced the Transactions.

Two River’s Reasons for the Transactions; Recommendation of the Two River Board

In reaching the conclusion that the integrated mergers are advisable to, fair to and in the best interests of Two River, the Two River shareholders and the other constituents of Two River, and in approving the merger agreement, the Two River board consulted with Two River’s senior management, legal counsel and financial advisor, and considered a number of factors including, among others, the following, which are not presented in order of priority:

•	the business strategy and strategic plan of Two River, its prospects for the future and projected financial results;

•

the consideration offered by OceanFirst, which, as of the close of business on August 7, 2019, the date immediately prior to the date the Two River board approved the merger agreement, represented 174.6% of Two River’s tangible book value per fully diluted share; 15.4x Two River’s core trailing twelve month earnings; and a 9.2% core deposit premium;

•	that OceanFirst expects the Transactions to result in earnings per share accretion for OceanFirst stockholders in 2020;

•

OceanFirst’s planned acquisition of CYHC, parent company of Country Bank, headquartered in New York, New York, and the opportunity it provides for the combined Two River-OceanFirst franchise to build upon OceanFirst’s lending initiatives and retail branch footprint in metropolitan New York;

•

that, as of the close of business on August 7, 2019, the acquisitions of Two River and CYHC, on a combined basis, were estimated to be more accretive to OceanFirst’s 2020 estimated earnings than OceanFirst’s acquisition of Two River alone, and the tangible book value earn back period for such combined acquisitions was estimated to be less than 4.0 years (as compared to 4.6 years in the case of the Transactions alone);

•

that, after the completion of the first-step merger, Two River shareholders who continue to hold the OceanFirst common stock they become entitled to receive as a portion of the merger consideration will receive annual cash dividends from OceanFirst estimated to equal at least $0.45 per share of Two River common stock, on a pro forma basis based on the exchange ratio and OceanFirst’s current dividend policy, compared to Two River’s current annual dividends to its shareholders of $0.28 per share, a 60.7% increase;

•

the understanding of the Two River board of the strategic options available to Two River, the Two River board’s assessment of those options with respect to the prospects and estimated results of the execution by Two River of its business plan as an independent entity under various scenarios and the determination that none of those options or the execution of the business plan was more likely to create greater present value for Two River’s shareholders than the value to be paid by OceanFirst in the first-step merger;

•

the 25% cash component of the merger consideration provides for less fluctuation in the value of the merger consideration between the date of the merger agreement and the closing date as compared to an all-stock transaction;

•	the process conducted by Two River’s management and the Two River board, in consultation with Boenning, to identify potential strategic acquisition partners;

•

based on the written indications of interest submitted by certain potential business combination partners and discussions that Two River’s financial advisor had with those and other potential business combination partners, the Two River board’s belief that the terms of the Transactions were more attractive as a whole than the proposed terms of transactions indicated by other potential acquirers;

•

based on the written indications of interest submitted by potential business combination partners and other factors, the Two River board’s belief that the Transactions offered more benefits to Two River’s employees than a transaction with the other potential acquirers in terms of job retention, location, position availability and severance;

•

the challenges facing Two River’s management to grow Two River’s franchise and enhance shareholder value given current market conditions, including economic conditions and prospects, increased operating costs resulting from regulatory and compliance mandates, continued pressure on net interest margin from the current interest rate environment and competition;

•

expansion of the boards of directors of OceanFirst and OceanFirst Bank to include a Two River director, and the agreement by OceanFirst to use commercially reasonable efforts to cause another Two River director to be added to the OceanFirst Foundation Board promptly after the effective time;

•	the strong capital position of the combined company and the larger scale and more diverse revenue of the combined company;

•	the relative value of the OceanFirst common stock compared to OceanFirst’s peers;

•	the geographic fit and increased customer convenience of the expanded branch network of OceanFirst;

•	OceanFirst’s business, operations, financial condition, asset quality, earnings and prospects, taking into account the results of Two River’s due diligence review of OceanFirst;

•	the historical stock market performance for OceanFirst common stock;

•	the greater market capitalization and increased trading liquidity of the OceanFirst common stock;

•	the ability to leverage OceanFirst’s significant integration expertise gained from its successful integrations of five acquisitions since 2015;

•	the enhanced legal lending limit and an expanded set of products and services that could benefit Two River’s customers;

•

the benefits to the communities served by Two River that will be provided by the OceanFirst Foundation, which provides grants to organizations that meet community needs within the OceanFirst footprint;

•

the terms of the merger agreement, including the representations, warranties and covenants of the parties, the merger consideration, the benefits to Two River’s employees and the absence of significant contingencies in the merger agreement;

•

the financial analysis presented by Boenning to the Two River board, and the opinion delivered to the Two River board by Boenning to the effect that, as of the date of the opinion, and subject to and based on the qualifications and assumptions set forth in the opinion, the merger consideration to be received by the holders of common stock of Two River in the first-step merger is fair, from a financial point of view, to such shareholders; and

•

the long-term and short-term interests of Two River and its shareholders, the interests of the employees and customers of Two River, and societal considerations, including those of the communities in which Two River maintains offices.

The Two River board also considered a number of potential risks and uncertainties associated with the Transactions in connection with its deliberation of the Transactions, including, without limitation, the following:

•

the risk that pursuing the CYHC Transactions at the same time as the Transactions could delay and/or complicate the completion of the Transactions, and the uncertain effect of the CYHC Transactions on the benefits expected to be realized by Two River shareholders and other constituents from the integrated mergers;

•	the potential risk of diverting management attention and resources from the operation of Two River’s business and towards the completion of the Transactions;

•

the restrictions on the conduct of Two River’s business before the completion of the integrated mergers, which are customary for merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Two River from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Two River absent the Transactions;

•	the possibility that OceanFirst may be unable to successfully integrate Two River into OceanFirst’s existing franchise;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Two River’s business, operations and workforce with those of OceanFirst;

•	the merger-related costs;

•

that the interests of certain of Two River’s directors and executive officers may be different from, or in addition to, the interests of Two River’s other shareholders as described under the heading “— Interests of Two River’s Executive Officers and Directors in the Transactions;”

•

the risk that the conditions to the parties’ obligations to complete the integrated mergers may not be satisfied, including the risk that the requisite regulatory approvals or the requisite Two River shareholder approval might not be obtained and, as a result, the integrated mergers may not be consummated;

•	the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending Transactions;

•	the risk that any potential rights of and benefits to Two River employees from the merger agreement or the Transactions may not be realized;

•

that: (1) Two River would be prohibited from soliciting acquisition proposals after execution of the merger agreement; and (2) Two River would be obligated to pay to OceanFirst a termination fee if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with Two River from pursuing such a transaction; and

•	the other risks described under the heading “Risk Factors.”

The foregoing discussion of the information and factors considered by the Two River board is not intended to be exhaustive, but includes the material factors considered by the Two River board. In reaching its decision to approve the merger agreement, the first-step merger and the other transactions contemplated by the merger agreement, the Two River board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Two River board considered all these factors as a whole, including discussions with, and questioning of Two River’s management and Two River’s independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Two River shareholders should be aware that Two River’s directors and executive officers may have interests in the Transactions that are different from, or in addition to, those of other Two River shareholders. The Two River board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, and in recommending that the merger proposal be approved by the Two River shareholders. See “— Interests of Two River’s Executive Officers and Directors in the Transactions.”

This summary of the reasoning of the Two River board and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Two River’s Financial Advisor

Two River engaged Boenning to render financial advisory and investment banking services to Two River, including delivery of an opinion to the Two River board as to the fairness, from a financial point of view, to the holders of Two River common stock of the merger consideration. Two River selected Boenning because Boenning is a nationally recognized investment banking firm with substantial experience in transactions similar to the Transactions. As part of its investment banking business, Boenning is regularly engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

As part of its engagement, representatives of Boenning attended the meeting of the Two River board held on August 8, 2019 at which the Two River board evaluated the Transactions. At this meeting, Boenning reviewed the financial aspects of the Transactions and rendered an oral opinion, which was subsequently confirmed in writing, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Boenning as set forth in such opinion, the merger consideration to be received in the first-step merger by the holders of Two River common stock was fair, from a financial point of view, to such shareholders. The Two River board unanimously adopted the merger agreement at this meeting.

The following description of the Boenning fairness opinion is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Boenning in preparing the opinion.

Boenning’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Two River board (in its capacity as such) in connection with its consideration of the financial terms of the Transactions. The opinion addressed only the fairness to the holders of Two River common stock, from a financial point of view, of the merger consideration to be received in the first-step merger by such shareholders. It did not address the underlying business decision of Two River to engage in the Transactions or enter into the merger agreement or constitute a recommendation to the Two River board in connection with the Transactions, and it does not constitute a recommendation to any holder of Two River common stock as to how to vote in connection with the Transactions or any other matter.

Boenning’s opinion was reviewed and approved by Boenning’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority, Inc.

In connection with rendering the opinion described above, Boenning reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Two River and OceanFirst and bearing upon the Transactions, including, among other things:

•

the historical financial performances, current financial positions and general prospects of Two River and OceanFirst and certain internal financial analyses and forecasts of earning and balance sheet growth through 2021, in which (i) earnings were taken from street estimates for 2019 and 2020 and to which Boenning applied an assumed growth rate of 8.0% (which was confirmed with the management of Two River and financial advisor for OceanFirst) to derive 2021 estimated earnings and (ii) Boenning used 2019 year-end total asset estimates that were confirmed by Two River and OceanFirst’s financial advisor and assumed a 5% annual total asset growth rate for each company thereafter (See “—Pro Forma Financial Impact Analysis”);

•	a draft of the merger agreement, dated August 7, 2019 (the most recent draft then made available to Boenning);

•	the stock market performance and trading history of Two River and OceanFirst;

•	the publicly available consolidated financial and operating data of Two River and OceanFirst as of and for the period ended on July 30, 2019;

•

the pro forma financial impact of the Transactions on Two River, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined and provided by senior management of Two River and OceanFirst, and relied upon by Boenning at the direction of such management and with the consent of Two River;

•	the nature and financial terms of the Transactions as compared with the nature and financial terms of certain other merger transactions and business combinations in the banking industry; and

•	in-person discussions with members of Two River’s and OceanFirst’s senior management with respect to their respective operations, historical financial statements and future prospects;

Boenning also performed such other financial analyses, studies and investigations as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally.

In conducting its review and arriving at its opinion, Boenning relied upon and assumed the accuracy and completeness of all of the financial and other information and representations made or given by Two River and OceanFirst, and their respective officers, directors, auditors, counsel and other agents, and on publicly available filings, releases and other information issued by Two River and OceanFirst including financial statements, financial projections and stock price data, as well as certain information from recognized independent sources and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. Boenning relied upon the pro forma financial impact of the Transactions on OceanFirst, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined and provided by senior management of Two River and OceanFirst. Boenning assumed, at the direction of Two River, that all forecasts and projections provided to Boenning were reasonably prepared and reflected the best currently available estimates and good faith judgments of the management of Two River and OceanFirst as to their most likely future financial performance. Accordingly, with the consent of Two River, in rendering its opinion, Boenning relied on Two River and OceanFirst management as to the reasonableness and achievability of such information. It is understood that the portion of the foregoing financial information of Two River and OceanFirst that was provided to Boenning was not prepared with the expectation of public disclosure, that all of the foregoing financial information was based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in all of such information. Boenning assumed, based on discussions with the management of Two River, and with the consent of the Two River board, that all such information was reasonably prepared and reflect the best currently available estimates and judgment of the management of Two River and OceanFirst as to their most likely future performance. Boenning relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

Boenning is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and Boenning assumed, without independent verification that the allowances for loan losses indicated on the balance sheets of Two River and OceanFirst are adequate to cover such losses. In rendering its opinion, Boenning did not review any individual loans or credit files.

Boenning assumed, in all respects material to its analyses:

•

that all of the representations and warranties of all parties contained in the merger agreement and all related agreements and documents were true and correct, that each party under the agreements and documents would perform all of the covenants required to be performed by such party under the agreements and documents, and that the conditions precedent in the agreements and documents would not be waived;

•

that the merger agreement (the final terms of which Boenning has assumed would not differ in any respect material to Boenning’s analyses from the draft version reviewed by it and referred to above) represented the entire agreement between the parties, that it would not be modified or amended, and that its terms would not be superseded or supplemented by other agreements or documents, with no adjustments to the merger consideration and with no other consideration or payments in respect of Two River common stock;

•

that in the course of obtaining the necessary regulatory approvals for the consummation of the Transactions, no conditions would be imposed that would materially affect Two River, OceanFirst, the combined entity or the contemplated benefits of the Transactions, including the cost savings and related expenses expected to result from the Transactions; and

•	that the integrated mergers would be treated as a tax-free reorganization for federal income tax purposes.

Boenning assumed that the Transactions would be consummated in a manner that complied with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. Boenning was further advised by representatives of Two River that Two River relied upon advice from its advisors (other than Boenning) or other appropriate sources as to all legal, tax, regulatory and accounting matters. Boenning did not provide advice with respect to any such matters.

Boenning’s opinion addressed only the fairness to the holders of Two River common stock, from a financial point of view, as of the date of the opinion, of the merger consideration to be received in the first-step merger by such shareholders. Boenning’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to Boenning through such date and, accordingly, it speaks to no other period. Boenning did not and does not have an obligation to update, revise or reaffirm its opinion. Boenning’s opinion did not address, and Boenning expressed no view or opinion with respect to:

•	the relative merits of the Transactions and the other business strategies that the Two River board considered or may have considered;

•	the underlying business decision of the Two River board to proceed with the Transactions;

•	the prices at which Two River’s securities or OceanFirst’s securities may trade at any time; or

•	any advice or a recommendation provided by any other advisor to Two River.

In rendering its opinion, Boenning was aware of another possible acquisition (which we refer to in this section as the “Other Transaction”) involving OceanFirst. Boenning was not engaged to review the Other Transaction, conducted no due diligence on the Other Transaction or the company subject to the Other Transaction, and did not factor the impact of the Other Transaction into its opinion. Boenning notes that the Transactions are not conditioned upon the occurrence of the Other Transaction. Additionally, Boenning assumed that the Transactions are, in all respects, lawful under applicable law.

In performing its analyses, Boenning made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Boenning, Two River and OceanFirst. Any estimates contained in the analyses performed by Boenning are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Boenning opinion was among several factors taken into consideration by the Two River board in making its determination to approve the merger agreement and the transactions contemplated thereby. Consequently, the analyses described below should not be viewed as determinative of the decision of the Two River board with respect to the fairness of the merger consideration. The type and amount of consideration payable in the first-step merger were determined through negotiation between Two River and OceanFirst, and the decision for Two River to enter into the merger agreement was solely that of the Two River board.

The following is a summary of the material financial analyses presented by Boenning to the Two River board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Boenning to the Two River board, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Boenning did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Boenning believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

For purposes of the financial analyses described below, Boenning utilized an implied per share transaction value for the Transactions of $20.52 per outstanding share of Two River common stock, based on the consideration of $5.375 in cash and a fixed exchange ratio of 0.6663 shares of OceanFirst common stock, as well as OceanFirst’s closing price of $22.73 on August 7, 2019. Boenning also utilized an implied aggregate transaction value for the Transactions of $180.4 million based on (i) the implied per share transaction value of $20.52 per share of Two River common stock, (ii) the “in the money” value of Two River’s outstanding stock options based on the excess of the implied per share transaction value of $20.52 over the weighted average strike price of $6.64, (iii) the “in the money” value of Two River’s outstanding stock options based on the difference between their weighted average strike price of $6.64 and the implied per share transaction value of $20.52, (iv) 8,690,610 shares of Two River common stock outstanding, and (v) 150,610 Two River stock options outstanding. The aggregate implied value of the consideration payable to the holders of Two River common stock was $178.3 million while the aggregate amount of cash payable to the holders of Two River stock options was $2.1 million.

In addition to the financial analyses described below, Boenning reviewed with the Two River board for informational purposes, among other things, the following implied transaction multiples based on the implied transaction value for the Transactions of $20.52 per outstanding share of Two River common stock:

•	148.6% of Two River’s book value

•	174.6% of Two River’s tangible book value

•	15.4x Two River’s LTM June 30, 2019 net income

•	9.2% core deposit premium defined as the premium paid to tangible book value divided by Two River’s core deposits

•	50.3% premium to Two River’s August 7, 2019 closing price of $13.65

Two River Selected Companies Analysis. Using publicly available information, Boenning compared the financial performance, financial condition and market performance of Two River to 28 exchange-traded banks and bank holding companies with total assets between $800 million and $1.4 billion with a median of $1.1 billion (which we refer to as the “Two River selected companies”). The Two River selected companies excludes companies that are in the process of being acquired. The selected companies are headquartered in the Mid-Atlantic.

The Two River selected companies were as follows:

Financials as of: 6/30/2019				Operating Information							Market Information
	Ticker	Name	State	Assets ($MM)	TCE / Tang. Assets (%)	LTM Core ROAA (%)	LTM Core ROAE (%)	LTM Core ROATCE (%)	LTM Effic. Ratio (%)	NPAs / Assets (%)	8/7/19 Price ($)	Market Cap ($MM)	Dividend Yield (%)	Average Daily Volume ($000s)	Price / Tang. Book (%)	Price / LTM Earnings (x)	Price / 2019 Earnings (x)
1	BPRN	Bank of Princeton	NJ	1,361.2	13.1	0.87	6.05	6.11	57.8	0.76	27.40	184.8	0.44	248.3	104.8	17.9	17.2
2	CBFV	CB Financial Services, Inc.	PA	1,305.2	8.5	0.95	8.84	12.18	68.1	0.66	24.72	134.3	3.88	263.9	125.4	12.5	11.3
3	FCCY	1st Constitution Bancorp	NJ	1,304.3	10.8	1.21	11.28	NA	59.7	0.72	17.43	150.8	1.72	178.4	127.5	10.8	10.6
4	MLVF	Malvern Bancorp, Inc.	PA	1,265.9	11.0	0.83	7.18	7.18	55.3	1.56	20.34	156.1	0.00	240.2	113.1	15.8	16.8
5	FRAF	Franklin Financial Services Corporation	PA	1,252.1	9.2	1.23	12.66	13.72	65.1	1.36	35.61	154.5	3.37	287.2	135.8	10.5	NA
6	NWFL	Norwood Financial Corp.	PA	1,222.5	9.9	1.14	11.07	12.24	58.8	0.25	31.36	196.2	3.06	200.2	164.6	14.4	NA
7	QNBC	QNB Corp.	PA	1,212.0	9.6	0.96	10.15	10.15	64.2	0.80	36.85	129.0	3.58	33.3	111.4	10.7	NA
8	OCBI	Orange County Bancorp, Inc.	NY	1,209.1	9.0	0.90	10.83	NA	70.4	1.19	27.40	122.6	2.92	25.0	113.6	12.2	NA
9	FNCB	FNCB Bancorp, Inc.	PA	1,198.8	10.8	0.74	8.86	8.86	69.7	1.31	7.47	150.7	2.68	246.4	116.0	9.3	NA
10	PBIP	Prudential Bancorp, Inc.	PA	1,191.3	10.8	0.87	7.71	NA	59.5	1.20	16.90	150.2	1.18	147.8	117.2	16.4	NA
11	ASRV	AmeriServ Financial, Inc.	PA	1,190.6	7.6	0.70	8.33	9.50	82.4	0.14	4.12	71.6	2.43	70.2	80.0	9.2	NA
12	ADKT	Adirondack Trust Company*	NY	1,168.0	9.1	1.15	11.18	13.63	69.2	0.18	1,706.00	131.1	3.02	3.4	130.4	9.8	NA
13	LYBC	Lyons Bancorp, Inc.	NY	1,139.0	8.0	1.02	13.16	NA	65.8	0.44	41.00	130.2	2.93	10.2	143.3	12.7	NA
14	ENBP	ENB Financial Corp	PA	1,131.6	9.9	0.97	10.28	10.28	70.7	0.31	19.76	112.4	3.14	22.7	105.3	10.8	NA
15	RIVE	Riverview Financial Corporation	PA	1,120.2	8.0	0.75	7.50	10.00	76.4	0.44	10.68	97.9	3.75	35.8	111.5	16.4	NA
16	MRBK	Meridian Corporation	PA	1,055.9	10.4	1.02	9.22	9.67	78.7	0.64	17.50	112.1	NA	76.0	102.4	12.4	11.7
17	EMPK	Empire Bancorp, Inc.	NY	1,037.0	8.8	0.45	5.54	NA	81.4	0.40	12.82	98.6	NA	56.3	124.5	27.3	NA
18	PBHC	Pathfinder Bancorp, Inc.	NY	1,012.9	9.2	0.34	4.75	NA	82.2	1.14	13.61	62.1	1.76	35.9	97.1	19.2	NA
19	FKYS	First Keystone Corporation	PA	1,003.8	10.8	0.97	9.18	NA	NA	1.39	22.65	130.8	4.77	19.3	128.0	13.4	NA
20	CMRB	First Commerce Bank	NJ	1,000.0	13.8	1.00	7.31	7.32	56.5	2.56	5.90	133.0	NA	24.0	96.2	13.7	NA
21	FDBC	Fidelity D & D Bancorp, Inc.	PA	997.0	10.2	1.31	13.32	NA	61.8	0.60	63.81	241.3	1.63	274.6	238.4	21.1	NA
22	STND	Standard AVB Financial Corp.	PA	990.2	11.8	0.89	6.45	NA	63.4	0.30	27.56	128.3	3.21	157.6	115.8	15.6	NA
23	FBIP	FNB Bancorp, Inc.*	PA	940.3	8.6	1.02	13.48	13.48	62.6	0.43	169.00	125.1	2.13	2.4	143.4	12.4	NA
24	SOBS	Solvay Bank Corporation*	NY	937.0	9.1	0.95	10.78	10.78	62.9	0.33	39.06	86.0	3.58	7.3	96.9	9.9	NA
25	BKJ	Bancorp of New Jersey, Inc.	NJ	924.7	10.0	0.65	6.56	6.56	69.7	1.42	13.65	99.6	0.00	62.2	107.6	17.3	NA
26	EMCF	Emclaire Financial Corp	PA	909.0	6.7	(0.12)	(1.26)	NA	65.0	3.41	33.25	89.7	3.49	70.3	151.1	16.4	NA
27	KISB	Kish Bancorp, Inc.	PA	905.5	6.7	0.74	10.70	11.10	77.1	0.26	31.77	82.3	3.15	16.6	136.8	12.5	NA
28	SVBI	Severn Bancorp, Inc.	MD	862.1	11.8	1.07	9.66	9.77	68.7	1.95	8.00	102.2	1.50	115.8	102.5	10.8	NA

*	As of 3/31/2019

To perform this analysis, Boenning used profitability data and other financial information as of, or for the most recent available completed fiscal quarter (which we refer to as “MRQ”), or latest 12 months (which we refer to as “LTM”), and market price information as of August 7, 2019. Boenning also used 2019 EPS estimates taken from consensus “street estimates” for the Two River selected companies. Certain financial data prepared by Boenning, as referenced in the tables presented below, may not correspond to the data presented in Two River’s historical financial statements as a result of the different periods, assumptions and methods used by Boenning to compute the financial data so presented.

Boenning’s analysis showed the following concerning the financial condition and performance of Two River and the Two River selected companies for the MRQ:

	Two River	Two River Selected Companies
		Low	Average	Median	High
Tangible Common Equity / Tangible Assets (%)	9.1	6.7	9.8	9.7	13.8
Non-Performing Assets (NPAs) / Assets (%)	0.80	0.14	0.93	0.69	3.41
LTM Core Return on Average Assets (%) (1)	1.05	(0.12)	0.88	0.95	1.31
LTM Core Return on Average Equity (%) (1)	10.05	(1.26)	8.96	9.20	13.48
LTM Efficiency Ratio (%)	60.8	55.3	67.5	65.8	82.4

(1)	Core income excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles.

In addition, Boenning’s analysis showed the following concerning the market performance of Two River and the Two River selected companies:

	Two River	Two River Selected Companies
		Low	Average	Median	High
Dividend Yield (%)	2.05	0.0	2.53	2.93	4.77
Stock Price / Tangible Book Value per Share (x)	114.4	80.0	122.9	115.9	238.4
Stock Price / LTM Core EPS (x)	10.1	9.2	14.0	12.6	27.3
Stock Price / 2019 EPS (x) (1)	10.2	10.6	13.5	11.7	17.2

(1)	Expressed as a multiple of analyst consensus estimates.

None of the Two River selected companies used as a comparison in the above analyses is identical to Two River. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

In addition, Boenning’s analysis compared pricing multiples for the Transactions to the implied pricing multiples of the Two River selected companies. To account for an equity control premium, Boenning applied a 24.9% premium to the Two River selected companies based on the median one-day stock price premium for all bank and thrift merger transactions with target assets less than $2 billion since January 1, 2018.

	OceanFirst / Two River	Two River Selected Companies
		10th Percentile	Median	90th Percentile
Price to Tangible Book Value (%)	174.6	121.3	144.7	192.1
Price to LTM Core Earnings (x)	15.4	12.4	15.7	22.7
Price to 2019 Earning (x)	15.5	13.0	14.7	21.2
Core Deposit Premium (%)	9.2	(0.2)	1.6	7.6
Price to Assets (%)	15.4	11.3	14.1	17.4
Price to Deposits (%)	18.4	13.1	16.5	23.5

None of the Two River selected companies used as a comparison in the above selected companies’ analysis is identical to Two River or OceanFirst. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Select Transactions Analysis

Boenning reviewed publicly available information related to four sets of selected U.S. bank transactions:

1.

14 selected national bank and thrift transactions (which we refer to as the “National group”), announced since January 1, 2019, with target assets between $500 million and $1.8 billion with a median of $784 million;

2.

12 selected bank and thrift transactions where the target is headquartered in the Mid-Atlantic (which we refer to as the “Regional group”) announced since January 1, 2017 with target assets between $500 million and $1.8 billion with a median of $739 million;

3.

14 selected bank and thrift transactions where the target is headquartered in New Jersey (which we refer to as the “New Jersey group”), announced since January 1, 2017 with target assets between $104 million and $4.1 billion with a median of $315 million; and

4.

21 selected national bank and thrift transactions (which we refer to as the “Performance group”), announced since August 1, 2017 with target assets between $500 million and $1.8 billion with a median of $961 million and tangible common equity to tangible assets ratio between 7% and 11% and a non-performing assets (NPAs) / assets between 0.6% and 1.2%.

All four sets of transactions exclude investor recapitalization transactions and transactions without disclosed deal values.

National group

	Date					Target Financial Highlights						Pricing Multiples
	Announce	Completion	Buyer Name	Target Name	Target Headquarters	Assets ($MM)	Tang. Equity / Tang. Assets (%)	LTM ROAA (%)	LTM ROAE (%)	NPAs / Assets (%)	Deal Value ($MM)	Book Value (%)	Tang. Book Value (%)	LTM Earnings (x)	Core Deposit Premium (%)
1.	7/25/2019		Associated Banc-Corp	First Staunton Bancshares, Inc.	Staunton, IL	539.8	11.59	1.28	10.88	0.40	76.3	121.9	126.9	16.7	4.1
2.	7/25/2019		Wintrust Financial Corporation	SBC, Incorporated	Countryside, IL	594.0	10.99	1.87	17.19	1.08	90.5	175.9	180.4	12.3	9.5
3.	7/24/2019		Investors Bancorp, Inc.	Gold Coast Bancorp, Inc.	Islandia, NY	562.6	8.00	0.43	5.26	NA	63.6	138.5	141.3	27.3	5.2
4.	7/15/2019		Carolina Financial Corporation	Carolina Trust BancShares, Inc.	Lincolnton, NC	621.3	9.62	0.54	5.31	1.01	100.1	147.3	169.7	28.1	NA
5.	6/7/2019		Columbia Financial, Inc. (MHC)	Stewardship Financial Corporation	Midland Park, NJ	961.1	8.56	0.83	10.08	0.77	137.2	166.7	166.8	17.3	8.2
6.	6/5/2019		S&T Bancorp, Inc.	DNB Financial Corporation	Downingtown, PA	1166.7	8.61	0.94	9.76	0.96	206.1	177.9	207.9	19.2	14.7
7.	5/16/2019		Heritage Commerce Corp	Presidio Bank	San Francisco, CA	906.1	10.22	1.49	14.86	0.41	197.6	202.8	213.4	15.3	14.2
8.	4/30/2019		Hancock Whitney Corporation	MidSouth Bancorp, Inc.	Lafayette, LA	1743.4	10.44	-1.50	-11.01	1.82	217.0	119.4	159.1	NM	5.8
9.	4/24/2019		BancFirst Corporation	Pegasus Bank	Dallas, TX	624.2	7.56	1.16	17.37	0.00	122.0	258.6	258.6	17.1	13.9
10.	4/24/2019		First Citizens BancShares, Inc.	Entegra Financial Corp.	Franklin, NC	1636.4	8.41	0.86	8.98	0.91	213.4	128.2	160.1	15.2	8.0
11.	4/3/2019	7/31/2019	Glacier Bancorp, Inc.	Heritage Bancorp	Reno, NV	840.5	13.05	2.37	19.75	0.75	240.8	239.6	239.6	12.9	20.8
12.	1/22/2019	7/12/2019	Community Bank System, Inc.	Kinderhook Bank Corp.	Kinderhook, NY	636.2	7.67	0.68	7.99	NA	93.2	171.2	192.9	23.4	9.1
13.	1/16/2019	5/10/2019	Heartland Financial USA, Inc.	Blue Valley Ban Corp.	Overland Park, KS	728.4	6.88	0.34	5.04	NA	93.9	187.3	187.3	34.6	8.1
14.	1/7/2019	7/27/2019	First Financial Corporation	HopFed Bancorp, Inc.	Hopkinsville, KY	904.9	9.66	0.43	4.41	0.98	133.3	152.5	152.5	31.8	8.5

Regional group

	Date					Target Financial Highlights						Pricing Multiples
	Announce	Completion	Buyer Name	Target Name	Target Headquarters	Assets ($MM)	Tang. Equity / Tang. Assets (%)	LTM ROAA (%)	LTM ROAE (%)	NPAs / Assets (%)	Deal Value ($MM)	Book Value (%)	Tang. Book Value (%)	LTM Earnings (x)	Core Deposit Premium (%)
1.	7/24/2019		Investors Bancorp, Inc.	Gold Coast Bancorp, Inc.	Islandia, NY	562.6	8.00	0.43	5.26	NA	63.6	138.5	141.3	27.3	5.2
2.	6/7/2019		Columbia Financial, Inc. (MHC)	Stewardship Financial Corporation	Midland Park, NJ	961.1	8.56	0.83	10.08	0.77	137.2	166.7	166.8	17.3	8.2
3.	6/5/2019		S&T Bancorp, Inc.	DNB Financial Corporation	Downingtown, PA	1166.7	8.61	0.94	9.76	0.96	206.1	177.9	207.9	19.2	14.7
4.	1/22/2019	7/12/2019	Community Bank System, Inc.	Kinderhook Bank Corp.	Kinderhook, NY	636.2	7.67	0.68	7.99	NA	93.2	171.2	192.9	23.4	9.1
5.	10/23/2018	5/1/2019	Orrstown Financial Services, Inc.	Hamilton Bancorp, Inc.	Towson, MD	525.3	8.87	-1.07	-9.38	2.14	58.4	104.8	127.5	NM	4.3
6.	7/12/2018	1/2/2019	ConnectOne Bancorp, Inc.	Greater Hudson Bank	Bardonia, NY	519.6	10.13	-0.59	-5.13	1.09	76.3	145.0	145.0	NM	6.8
7.	4/23/2018	10/15/2018	RBB Bancorp	First American International Corp.	Brooklyn, NY	889.6	9.23	0.95	10.62	0.30	116.8	177.2	179.5	15.6	12.1
8.	1/16/2018	7/31/2018	Mid Penn Bancorp, Inc.	First Priority Financial Corp.	Malvern, PA	612.0	7.81	0.52	6.11	0.37	90.7	182.4	205.4	32.6	11.2
9.	11/1/2017	4/2/2018	Kearny Financial Corp.	Clifton Bancorp Inc.	Clifton, NJ	1554.5	18.39	0.43	2.08	0.36	401.8	138.3	140.5	NM	18.8
10.	9/27/2017	4/13/2018	Old Line Bancshares, Inc.	Bay Bancorp, Inc.	Columbia, MD	645.9	10.36	0.57	5.34	2.17	127.6	182.5	191.5	39.3	12.6
11.	8/15/2017	3/1/2018	Howard Bancorp, Inc.	1st Mariner Bank	Baltimore, MD	975.2	8.77	-0.25	-2.39	2.07	163.3	164.2	116.0	NM	14.3
12.	1/31/2017	12/15/2017	Bryn Mawr Bank Corporation	Royal Bancshares of Pennsylvania, Inc.	Bala Cynwyd, PA	832.5	6.28	1.36	15.92	1.36	125.9	241.0	243.8	13.5	14.5

New Jersey group

	Date					Target Financial Highlights						Pricing Multiples
	Announce	Completion	Buyer Name	Target Name	Target Headquarters	Assets ($MM)	Tang. Equity / Tang. Assets (%)	LTM ROAA (%)	LTM ROAE (%)	NPAs / Assets (%)	Deal Value ($MM)	Book Value (%)	Tang. Book Value (%)	LTM Earnings (x)	Core Deposit Premium (%)
1.	6/26/2019		Valley National Bancorp	Oritani Financial Corp.	Township of Washington, NJ	4074.7	13.02	1.28	9.62	0.27	744.0	138.4	140.2	13.7	10.2
2.	6/24/2019		1st Constitution Bancorp	Shore Community Bank	Toms River, NJ	273.9	11.62	1.45	13.20	0.62	53.1	161.1	166.8	13.2	10.7
3.	6/7/2019		Columbia Financial, Inc. (MHC)	Stewardship Financial Corporation	Midland Park, NJ	961.1	8.56	0.83	10.08	0.77	137.2	166.7	166.8	17.3	8.2
4.	3/19/2019		First Bank	Grand Bank, National Association	Hamilton Square, NJ	196.9	11.04	0.49	4.56	4.15	22.1	99.3	101.7	27.8	0.3
5.	10/25/2018	1/31/2019	OceanFirst Financial Corp.	Capital Bank of New Jersey	Vineland, NJ	495.3	9.31	1.20	13.23	0.06	77.5	168.1	168.1	13.3	7.8
6.	8/23/2018	1/4/2019	Lakeland Bancorp, Inc.	Highlands Bancorp, Inc.	Vernon, NJ	487.9	5.98	0.55	8.60	0.74	56.7	177.5	194.8	22.5	8.3
7.	6/20/2018	12/21/2018	SB One Bancorp	Enterprise Bank N.J.	Kenilworth, NJ	243.7	12.45	0.81	6.25	1.07	49.8	148.3	164.0	24.4	16.8
8.	11/6/2017	4/11/2018	1st Constitution Bancorp	New Jersey Community Bank	Freehold, NJ	103.6	8.94	-1.21	-12.58	3.62	7.6	82.4	82.6	NM	-1.9
9.	11/1/2017	4/2/2018	Kearny Financial Corp.	Clifton Bancorp Inc.	Clifton, NJ	1554.5	18.39	0.43	2.08	0.36	401.8	138.3	140.5	NM	18.8
10.	10/18/2017	4/30/2018	First Bank	Delanco Bancorp, Inc.	Delanco, NJ	127.1	10.76	0.15	1.44	3.96	13.5	97.9	98.8	NM	-0.2
11.	7/21/2017	3/1/2018	Delmar Bancorp	Liberty Bell Bank	Marlton, NJ	147.8	6.69	0.11	1.69	2.48	16.8	169.4	169.9	NM	6.8
12.	6/30/2017	1/31/2018	OceanFirst Financial Corp.	Sun Bancorp, Inc.	Mount Laurel, NJ	2255.8	12.84	2.82	22.15	0.28	488.9	149.2	171.8	7.8	12.7
13.	6/7/2017	4/17/2018	BCB Bancorp, Inc.	IA Bancorp, Inc.	Edison, NJ	235.2	8.07	-0.40	-4.79	3.06	12.4	102.3	102.3	NM	0.2
14.	4/11/2017	1/4/2018	Sussex Bancorp	Community Bank of Bergen County, NJ	Maywood, NJ	355.9	8.28	0.49	5.84	2.32	46.9	158.2	159.1	27.9	6.1

Performance group

	Date					Target Financial Highlights						Pricing Multiples
	Announce	Completion	Buyer Name	Target Name	Target Headquarters	Assets ($MM)	Tang. Equity / Tang. Assets (%)	LTM ROAA (%)	LTM ROAE (%)	NPAs / Assets (%)	Deal Value ($MM)	Book Value (%)	Tang. Book Value (%)	LTM Earnings (x)	Core Deposit Premium (%)
1.	7/25/2019		Wintrust Financial Corporation	SBC, Incorporated	Countryside, IL	594.0	10.99	1.87	17.19	1.08	90.5	175.9	180.4	12.3	9.5
2.	7/15/2019		Carolina Financial Corporation	Carolina Trust BancShares, Inc.	Lincolnton, NC	621.3	9.62	0.54	5.31	1.01	100.1	147.3	169.7	28.1	NA
3.	6/7/2019		Columbia Financial, Inc. (MHC)	Stewardship Financial Corporation	Midland Park, NJ	961.1	8.56	0.83	10.08	0.77	137.2	166.7	166.8	17.3	8.2
4.	6/5/2019		S&T Bancorp, Inc.	DNB Financial Corporation	Downingtown, PA	1166.7	8.61	0.94	9.76	0.96	206.1	177.9	207.9	19.2	14.7
5.	4/24/2019		First Citizens BancShares, Inc.	Entegra Financial Corp.	Franklin, NC	1636.4	8.41	0.86	8.98	0.91	213.4	128.2	160.1	15.2	8.0
6.	1/7/2019	7/27/2019	First Financial Corporation	HopFed Bancorp, Inc.	Hopkinsville, KY	904.9	9.66	0.43	4.41	0.98	133.3	152.5	152.5	31.8	8.5
7.	12/11/2018	5/17/2019	Berkshire Hills Bancorp, Inc.	SI Financial Group, Inc.	Willimantic, CT	1607.1	9.65	0.41	3.82	1.17	182.5	106.1	118.8	27.3	2.6
8.	11/13/2018	4/12/2019	Simmons First National Corporation	Reliance Bancshares, Inc.	Frontenac, MO	1492.9	8.58	0.01	0.08	0.71	172.2	188.3	188.3	NM	8.8
9.	10/29/2018	3/26/2019	Horizon Bancorp, Inc.	Salin Bancshares, Inc.	Indianapolis, IN	893.1	10.09	0.55	5.11	0.64	135.5	161.6	161.9	44.0	7.4
10.	10/10/2018		First Merchants Corporation	MBT Financial Corp.	Monroe, MI	1321.9	9.10	0.96	9.81	0.91	290.9	240.1	241.7	23.3	NA
11.	8/22/2018	5/1/2019	MidWestOne Financial Group, Inc.	ATBancorp	Dubuque, IA	1369.1	10.40	1.69	20.71	1.15	171.7	150.4	155.8	6.3	6.8
12.	7/12/2018	1/2/2019	ConnectOne Bancorp, Inc.	Greater Hudson Bank	Bardonia, NY	519.6	10.13	-0.59	-5.13	1.09	76.3	145.0	145.0	NM	6.8
13.	4/30/2018	10/1/2018	Allegiance Bancshares, Inc.	Post Oak Bancshares, Inc.	Houston, TX	1431.0	11.00	1.23	11.01	0.65	350.4	215.3	223.7	20.8	18.8
14.	4/25/2018	8/16/2018	First Interstate BancSystem, Inc.	Northwest Bancorporation, Inc.	Spokane, WA	826.8	8.55	0.70	7.04	0.64	155.6	186.8	223.3	28.8	13.9
15.	4/24/2018	8/1/2018	National Commerce Corporation	Landmark Bancshares, Inc.	Marietta, GA	595.4	10.79	1.36	11.85	1.11	115.4	197.4	222.3	16.0	17.7
16.	2/12/2018	6/1/2018	Mechanics Bank	Learner Financial Corporation	Walnut Creek, CA	691.9	9.92	0.56	5.60	0.79	124.9	170.1	170.1	37.6	9.3
17.	1/9/2018	8/1/2018	Meta Financial Group, Inc.	Crestmark Bancorp Inc.	Troy, MI	1113.3	8.80	2.15	21.29	0.68	321.2	356.4	404.0	17.0	27.1
18.	12/12/2017	5/18/2018	Heartland Financial USA, Inc.	First Bank Lubbock Bancshares, Inc.	Lubbock, TX	929.2	10.39	2.35	23.29	0.84	185.6	235.5	239.6	15.1	17.9
19.	12/11/2017	7/6/2018	TriCo Bancshares	FNB Bancorp	South San Francisco, CA	1274.6	9.16	1.03	11.20	1.12	317.5	249.3	273.1	24.2	21.2
20.	10/19/2017	3/23/2018	IBERIABANK Corporation	Gibraltar Private Bank & Trust Co.	Coral Gables, FL	1578.6	9.10	0.33	3.82	1.09	228.3	159.0	159.0	42.3	9.1
21.	9/21/2017	7/2/2018	Susser Bank Holdings , LLC	BancAffiliated, Inc.	Arlington, TX	620.1	10.09	1.19	13.10	0.83	90.9	193.7	193.7	15.7	29.2

For each selected transaction, Boenning derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction:

•	Price per share of common stock to tangible book value per share of common stock of the acquired company;

•	Price per share of common stock to LTM core earnings (excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles);

•	Core deposit premium;

•	Price per share of common stock to total assets per share of common stock;

•	Price per share of common stock to total deposits per share of common stock;

•	Market premium from one day prior to announcement; and

•	Market premium from 30 days prior to announcement.

The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the Transactions based on the implied aggregate transaction value for the Transactions of $180.4 million and using preliminary historical financial information for Two River as of or for the 12 months ended June 30, 2019 provided by Two River’s management.

The results of the analysis are set forth in the following tables:

National group

	OceanFirst / Two River Transactions	10th Percentile	Median	90th Percentile
Deal Value to Tangible Book Value (%)	174.6	144.7	175.1	231.7
Deal Value to LTM Core Earnings (x)	15.4	13.4	17.3	31.1
Core Deposit Premium (%)	9.2	5.3	8.5	14.6
Deal Value to Assets (%)	15.4	12.6	14.7	21.1
Deal Value to Deposits (%)	18.4	15.1	17.6	23.8
1 Day Market Premium (%)	50.3	13.3	29.9	74.7
30 Day Market Premium (%)	40.5	17.0	30.5	70.7

Regional group

	OceanFirst / Two River Transactions	10th Percentile	Median	90th Percentile
Deal Value to Tangible Book Value (%)	174.6	128.8	173.2	207.7
Deal Value to LTM Core Earnings (x)	15.4	14.9	21.3	34.6
Core Deposit Premium (%)	9.2	5.4	11.6	14.7
Deal Value to Assets (%)	15.4	11.5	14.8	19.6
Deal Value to Deposits (%)	18.4	14.7	18.2	23.6
1 Day Market Premium (%)	50.3	7.4	21.8	74.4
30 Day Market Premium (%)	40.5	7.2	25.2	69.9

New Jersey group

	OceanFirst / Two River Transactions	10th Percentile	Median	90th Percentile
Deal Value to Tangible Book Value (%)	174.6	99.7	161.5	171.2
Deal Value to LTM Core Earnings (x)	15.4	12.1	17.3	27.9
Core Deposit Premium (%)	9.2	0.0	8.0	15.5
Deal Value to Assets (%)	15.4	8.4	13.7	21.3
Deal Value to Deposits (%)	18.4	9.3	16.0	27.7
1 Day Market Premium (%)	50.3	1.7	18.8	72.3
30 Day Market Premium (%)	40.5	2.8	19.9	74.0

Performance group

	OceanFirst / Two River Transactions	10th Percentile	Median	90th Percentile
Deal Value to Tangible Book Value (%)	174.6	152.5	180.4	241.7
Deal Value to LTM Core Earnings (x)	15.4	14.5	20.8	38.6
Core Deposit Premium (%)	9.2	6.8	9.3	22.4
Deal Value to Assets (%)	15.4	12.5	15.2	24.5
Deal Value to Deposits (%)	18.4	16.0	20.4	28.2
1 Day Market Premium (%)	50.3	9.7	21.5	73.8
30 Day Market Premium (%)	40.5	10.8	29.0	74.4

No company or transaction used as a comparison in the above selected transactions analysis is identical to Two River, OceanFirst or the Transactions. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgment concerning differences in financial and operating characteristics of the companies involved.

Pro Forma Financial Impact Analysis

Boenning performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Two River and OceanFirst. The analysis assumed 2019 year-end total assets of $1.2 billion for Two River and $8.3 billion for OceanFirst, based on estimates confirmed by Two River and OceanFirst’s financial advisor. Boenning then assumed a 5% annual total asset growth rate for OceanFirst and Two River. Boenning relied on street estimates of earnings for both OceanFirst ($93.4 million for 2019 and $109.5 million for 2020) and Two River ($11.6 million for 2019 and $12.3 million for 2020), and then applied an assumed growth rate of 8.0% for both companies (confirmed by management of Two River and the financial advisor for OceanFirst) to derive estimated 2021 earnings for each company. Boenning also assumed cost savings of 54.1% of Two River’s non-interest expenses, and transaction expenses of $18.2 million, as provided to Boenning by OceanFirst and Two River management. Boenning analyzed the estimated financial impact of the Transactions on certain projected financial and operating results. This analysis indicated that the Transactions could be (i) accretive to OceanFirst’s 2020 and 2021 estimated EPS by 3.8% and 6.3%, respectively, (ii) dilutive to OceanFirst’s book value per share at closing by 1.0%, and (iii) dilutive to OceanFirst’s estimated tangible book value per share at closing by 5.3%. Furthermore, the analysis indicated that, pro forma for the Transactions, OceanFirst’s tangible common equity to tangible assets ratio, leverage ratio, common equity Tier 1 ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratio at closing would be above those required to be deemed “well capitalized” under regulatory guidelines. For all of the above analysis, the actual results achieved by OceanFirst following the Transactions may vary from the projected results, and the variations may be material.

Present Value Analysis

Boenning performed a present value analysis to estimate a range for the implied equity value of Two River. In this analysis, the future cash flows are derived from Two River’s financial budget and management estimates and discounted back. Cash flows include projected cash dividends as well as an assumed value of one share at the end of year five using both earnings and tangible book value multiples. The Two River cash flows utilized were as follows: $1.34 per share for 2019, $1.42 per share for 2020 and an estimated growth rate of 8.0%, confirmed with Two River management, for 2020. Boenning also assumed a dividend payout ratio of 20.78%, approximating Two River’s current dividend payment ratio. The discount rate for Two River was determined using the Capital Asset Pricing Model, which produced discount rates ranging from 12.11% to 13.52%, and the Build-Up Method, which also produced discount rates ranging from 12.11% to 13.52%, and which take into account certain factors such as the current risk free rate, the beta of bank stocks compared to the broader market and the Duff & Phelps risk premiums for small, illiquid stocks and for commercial bank stocks. Boenning also considered comparable company returns on tangible common equity as a third discount rate. Based on the three approaches utilized, Boenning determined that a discount rate of 12.0% was appropriate.

The ranges of values were derived by adding (i) the present value of the estimated earnings and cash dividends that Two River could generate over the five-year period from 2019 to 2023, derived as discussed above, applying the assumed 8% growth rate for 2022 and 2023 and (ii) the present value of Two River’s implied terminal value at the end of such period. The terminal values derived, before discounting to present value, were $23.22 (assuming a terminal price/earnings multiple of 13.0x) and $22.51 (assuming a terminal price to tangible book value multiple of 1.25x). In calculating the net present value of Two River using the earnings multiple, the range of price to earnings ratios used to determine possible future stock prices was 12.0x to 14.0x LTM earnings, with a midpoint of 13.0x. The mid-point multiple approximates median multiples in the peer group analysis. This present value analysis resulted in a range of implied values per share of Two River common stock of $11.63 per share to $17.45 per share with a midpoint of $14.31 per share. In calculating the net present value of Two River using the tangible book value multiple, the range of price to tangible book value ratios used to determine possible future stock prices was 1.15x to 1.35x of tangible book value, with a midpoint of 1.25x. The mid-point multiple approximates median multiples in the peer group analysis. This present value analysis resulted in a range of implied values per share of Two River common stock of $12.59 per share to $15.29 per share with a midpoint of $13.91 per share.

The present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Two River or the pro forma combined company.

Miscellaneous

Boenning acted as financial advisor to Two River in connection with the Transactions and did not act as an advisor to or agent of any other person. As discussed above, Boenning did not factor the impact of the Other Transaction into its opinion. As part of its investment banking business, Boenning is regularly engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Boenning has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its and their broker-dealer businesses, and further to certain existing sales and trading relationships between each of Two River and OceanFirst and certain Boenning affiliates, Boenning and its affiliates may from time to time purchase securities from, and sell securities to, Two River and OceanFirst, and as a market maker in securities, Boenning and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Two River or OceanFirst for its and their own accounts and for the accounts of its and their respective customers and clients. Boenning employees and employees of Boenning affiliates may also from time to time maintain individual positions in Two River common stock and/or OceanFirst common stock.

Pursuant to the Boenning engagement agreement, Two River agreed to pay Boenning a non-refundable cash fee equal to 1.20% of the implied transaction value, $10,000 of which became payable upon retention of Boenning and $20,000 of which became payable upon Boenning providing descriptive information to potential buyers, 20% of which became payable concurrently with the rendering of Boenning’s opinion, and the balance of which is contingent upon the consummation of the Transactions. Boenning’s fee for rendering the fairness opinion was not contingent upon Boenning reaching any particular conclusion. Two River also agreed to reimburse Boenning for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify Boenning against certain liabilities relating to or arising out of Boenning’s engagement or Boenning’s role in connection therewith.

Boenning has not had any material investment banking relationship with OceanFirst during the past two years in which compensation was received or was intended to be received as a result of the relationship between

Boenning, on the one hand, and OceanFirst, on the other hand. Boenning has advised Two River on a potential acquisition which was not consummated and for which it received a fee of $25,000 but has not had any other material investment banking relationship with Two River during the past two years in which compensation was received or was intended to be received as a result of the relationship between Boenning, on the one hand, and Two River, on the other hand. Boenning may provide investment banking services to OceanFirst in the future, although there is no agreement to do so.

OceanFirst’s Reasons for the Transactions

After careful consideration, the OceanFirst board, at a meeting held on August 8, 2019, unanimously approved the merger agreement and the transactions contemplated thereby.

In reaching its decision to approve the merger agreement, the integrated mergers and the other transactions contemplated by the merger agreement, the OceanFirst board evaluated the merger agreement and the Transactions in consultation with OceanFirst management, as well as OceanFirst’s legal counsel and financial advisor, and considered a number of factors in favor of the Transactions, including the following material factors, which are not presented in order of priority:

•	the fact that the Transactions are expected to strengthen OceanFirst’s branch presence in New Jersey;

•	there is potential for significant efficiencies to be accelerated as a result of the Transactions through infrastructure optimization and branch consolidation;

•

each of OceanFirst’s and Two River’s businesses, operations, financial condition, asset quality, earnings and prospects, including the view of the OceanFirst board that Two River’s business and operations provide a complementary addition to OceanFirst’s existing operations and lines of business;

•

the fact that Two River’s expertise in serving small and medium sized businesses aligns with OceanFirst’s commitment to growing its commercial banking platform, and provides an opportunity to leverage OceanFirst’s broader product offering across Two River’s client base;

•	the fact that the Transactions are expected to result in earnings per share accretion for OceanFirst stockholders in 2020;

•

the fact that the cost-savings for the Transactions are estimated to be 54% of Two River’s non-interest expense base and that these cost savings are expected to be 75% phased-in in 2020 and 100% thereafter;

•

the current and prospective environment in which OceanFirst and Two River operate, including national, regional and local economic conditions, the competitive environment for financial institutions generally and the likely effect of these factors on OceanFirst both with and without the Transactions;

•	the ability of OceanFirst to leverage its significant integration experience, having successfully integrated and met financial targets for five whole bank acquisitions since 2015;

•

its review and discussions with OceanFirst’s management and its legal counsel and financial advisor concerning the due diligence investigation of Two River and the potential financial impact of the Transactions on the combined company;

•	the terms of the merger agreement, including the deal protection and termination fee provisions, which it reviewed with OceanFirst’s outside legal and financial advisors; and

•

the regulatory and other approvals required in connection with the Transactions and the expectation that such regulatory and other approvals will be received in a timely manner and without the imposition of unacceptable conditions.

The OceanFirst board also considered potential risks associated with the Transactions in connection with its deliberations of the Transactions, including (i) the potential risk of diverting management attention and resources from the operation of OceanFirst’s business and towards the completion of the Transactions; (ii) the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Two River’s business, operations and workforce with those of OceanFirst; (iii) the risk that pursuing the Transactions at the same time as the CYHC Transactions could delay and/or complicate the completion of each and could preclude OceanFirst’s exploration of other expansion opportunities during the pendency of these two transactions; (iv) the right of Two River to terminate the merger agreement if the average of the closing prices of OceanFirst common stock over a specified period of time preceding the determination date falls below certain specified thresholds, as described in more detail in the section of this proxy statement/prospectus entitled “The Merger Agreement — Termination of the Merger Agreement” and (v) the other risks identified in the sections of this proxy statement/prospectus entitled “Risk Factors” beginning on page 21 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28.

The foregoing discussion of the factors considered by the OceanFirst board is not intended to be exhaustive, but, rather, includes the material factors considered by the OceanFirst board. In reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, the OceanFirst board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The OceanFirst board considered all these factors as a whole and considered the factors to be favorable to, and to support, its determination. It should be noted that this explanation of the OceanFirst board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28.

Interests of Two River’s Directors and Executive Officers in the Transactions

When Two River shareholders are considering the recommendation of the Two River board in connection with the merger proposal, they should be aware that the directors and executive officers of Two River have interests that are in addition to, or different from, the interests of Two River shareholders generally. The Two River board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

The following discussion describes any interests in the Transactions of each person who has served as a director or an executive officer of Two River since January 1, 2018. Except as described below, to the knowledge of Two River, the directors and executive officers of Two River do not have any substantial interest, direct or indirect, by security holdings or otherwise, in the Transactions apart from their interests as shareholders of Two River. The amounts presented in the following discussion do not reflect the impact of applicable withholding or other taxes.

Treatment of Two River Equity Awards

Treatment of Stock Options

Certain members of the Two River board and Two River’s executive officers hold outstanding options to purchase shares of Two River common stock granted under the Two River equity plan. The merger agreement provides that, at the effective time, each outstanding and unexercised stock option granted under the Two River equity plan, whether vested or unvested, will be canceled, extinguished and automatically exchanged into the right to receive a cash payment (without interest) equal to the product of (a) the aggregate number of shares of Two River common stock issuable upon exercise of such stock option and (b) the excess, if any, of (i) the sum of (A) $5.375 and (B) the product of the exchange ratio and the VWAP of OceanFirst common stock on the Nasdaq for the five full trading days ending on the last trading day preceding the closing date of the integrated mergers over (ii) the per-share exercise price of such stock option. The cash payments will be made as soon as practicable after the effective time.

The following table reflects the number of stock options held by each executive officer and director of Two River as of August 9, 2019, the date that the merger agreement was executed, without regard to any subsequent exercise of stock options pursuant to the terms of the awards, prior to the effective time. The estimated value of the stock options is based on (i) the sum of (A) $5.375 and (B) average closing price per share of OceanFirst common stock over the first five trading days following the first public announcement of the Transactions beginning on August 12, 2019 multiplied by 0.6663, the exchange ratio, for a per share merger consideration of $19.63, net of the applicable exercise price for the stock options, multiplied by (ii) the total number of shares subject to each stock option award.

	Two River Stock Options (#)	Weighted- Average Exercise Price ($)	Aggregate Stock Option Value ($)
Executive Officers
William D. Moss	—	—	—
A. Richard Abrahamian	3,255	5.23	46,872
Alan B. Turner	—	—	—
Anthony A. Mero	7,350	8.69	80,409
Directors
James M. Bollerman	5,408	4.94	79,444
Charles F. Butrico, Jr.	—	—	—
Robert E. Gregory	5,408	4.94	79,444
Robert B. Grossman, MD	3,244	4.94	47,654
William F. LaMorte	5,408	4.94	79,444
Joseph F.X. O’Sullivan	—	—	—
John J. Perri, Jr., CPA	5,408	4.94	79,444
Andrew A. Vitale, CPA	—	—	—
Robin Zager	5,408	4.94	79,444
All Directors and Executive Officers as a group (13 persons)	40,889	5.64	572,037

Treatment of Restricted Stock

Certain members of the Two River board and Two River’s executive officers have received awards of shares of restricted stock under the Two River equity plan. Award holders may not transfer unvested shares of restricted stock, but may vote and receive dividends on all shares of restricted stock, whether vested or unvested. Pursuant to the terms of the Two River equity plan, subject to approval of the merger proposal at the special meeting, each unvested share of restricted stock will fully vest and the restrictions on the restricted stock will lapse and, as of the effective time, each holder of such shares will be entitled to receive the merger consideration in exchange for the cancellation of such shares.

The following table sets forth the number of shares of restricted stock held by each executive officer and director of Two River as of August 9, 2019, the date the merger agreement was executed, and that is expected to remain unvested until the special meeting. The estimated value of the restricted stock is based on (i) the sum of (A) $5.375 and (B) average closing price per share of OceanFirst common stock over the first five trading days following the first public announcement of the Transactions beginning on August 12, 2019 multiplied by 0.6663, the exchange ratio, for a per share merger consideration of $19.63, multiplied by (ii) the total number of shares subject to each restricted stock award.

	Unvested Two River Restricted Stock Awards (#)	Aggregate Restricted Stock Award Value ($)
Executive Officers
William D. Moss	12,229	240,055
A. Richard Abrahamian	7,696	151,072
Alan B. Turner	7,666	150,484
Anthony A. Mero	5,812	114,090
Directors
James M. Bollerman	2,001	39,280
Charles F. Butrico, Jr.	2,001	39,280
Robert E. Gregory	2,001	39,280
Robert B. Grossman, MD	2,001	39,280
William F. LaMorte	2,001	39,280
Joseph F.X. O’Sullivan	2,001	39,280
John J. Perri, Jr., CPA	2,001	39,280
Andrew A. Vitale, CPA	2,001	39,280
Robin Zager	2,001	39,280
All Directors and Executive Officers as a group (13 persons)	51,412	1,009,221

Employment and Change in Control Arrangements

Payments under Employment Agreement Amendment between William D. Moss and Two River

Two River and Two River Bank previously entered into an employment agreement with William D. Moss, Chairman, President and Chief Executive Officer of each of Two River and Two River Bank. In connection with the execution of the merger agreement, Mr. Moss entered into an amendment to his existing employment agreement with Two River and Two River Bank. OceanFirst Bank executed a joinder to the amendment agreeing to be bound by its terms effective as of the effective time. Pursuant to his employment agreement, as amended:

•

Mr. Moss will be employed by OceanFirst for the period commencing at the effective time and ending on the first anniversary of the effective time. Mr. Moss will receive an annual base salary no less than his base salary as in effect immediately prior to the effective time and continuation of certain employee benefits. Subject to Mr. Moss’s signing (and not revoking) a release on or after the closing date, Mr. Moss will be entitled to receive a $519,744 severance and non-compete payment within five days after the effective time. Mr. Moss will also be entitled to receive a $519,744 severance and non-compete payment on the later of (i) the date five days after the effective time or (ii) January 20, 2020.

These payments will be subject to applicable tax withholdings. If the merger agreement is terminated prior to the effective time, the amendment to Mr. Moss’s employment agreement will expire and be of no further effect and the terms of Mr. Moss’s existing employment agreement will be reinstated.

Payments under Change in Control Agreement Amendments with Two River

Two River previously entered into change in control agreements with A. Richard Abrahamian, Executive Vice President of each of Two River and Two River Bank, Alan B. Turner, Executive Vice President and Senior Loan Officer of Two River Bank, and Anthony A. Mero, Executive Vice President and Chief Operating Officer of Two River Bank, and certain other officers. In connection with the execution of the merger agreement, each of Mr. Abrahamian, Mr. Turner and Mr. Mero entered into an amendment to his existing change in control agreement with Two River. OceanFirst Bank executed a joinder to each amendment agreeing to be bound by its terms effective as of the effective time. Pursuant to their respective change in control agreements, as amended:

•

Subject to Mr. Abrahamian’s signing (and not revoking) a release on or after the closing date, Mr. Abrahamian will be entitled to receive a $298,371 severance and non-compete payment within five days after the effective time. Mr. Abrahamian will also be entitled to receive a $298,371 severance and non-compete payment on the later of (i) the date five days after the effective time or (ii) January 20, 2020;

•

Subject to Mr. Turner’s signing (and not revoking) a release on or after the closing date, Mr. Turner will be entitled to receive a $297,969 severance and non-compete payment within five days after the effective time. Mr. Turner will also be entitled to receive a $297,969 severance and non-compete payment on the later of (i) the date five days after the effective time or (ii) January 20, 2020; and

•

Subject to Mr. Mero’s signing (and not revoking) a release on or after the closing date, Mr. Mero will be entitled to receive a $280,080 severance and non-compete payment within five days after the effective time. Mr. Mero will also be entitled to receive a $280,080 severance and non-compete payment on the later of (i) the date five days after the effective time or (ii) January 20, 2020.

These payments will be subject to applicable tax withholdings. If the merger agreement is terminated prior to the effective time, the amendments to the change in control agreements will expire and be of no further effect and the terms of the executives’ existing change in control agreements will be reinstated.

Other Benefits

Supplemental Executive Retirement and Deferred Compensation Arrangements for Executive Officers

Two River previously entered into various agreements with its executive officers, including supplemental executive retirement benefit agreements with Messrs. Moss, Abrahamian, Turner and Mero and a deferred compensation agreement with Mr. Moss. Two River also maintains supplemental executive life insurance plans in which Messrs. Moss, Abrahamian, Turner and Mero participate. In connection with the execution of the merger agreement, each of these agreements were amended by Two River to provide that after a change in control, the executive will not forfeit his benefits under such agreement as a result of a termination of employment for cause.

Pursuant to the deferred compensation agreement with Mr. Moss, upon a change in control, Mr. Moss’s benefit will be equal to his deferral account balance plus the present value, calculated using a 4% discount rate, of $70,000 for each full or partial plan year between the date of the change in control and December 31, 2021.

Employee Stock Purchase Plan

Prior to the effective time, Two River will terminate the ESPP, pursuant to which eligible employees, including executive officers of Two River could purchase Two River common stock through payroll deductions.

Quantification of Payments to Two River’s Named Executive Officers

The information set forth in the table below is intended to comply with SEC rules that require disclosure of information about certain compensation for each named executive officer of Two River that is based on, or otherwise relates to, the integrated mergers (which we refer to as “merger-related compensation”). This compensation is subject to an advisory vote of Two River’s shareholders, as described above under “Proposal 2: The Compensation Proposal” beginning on page 33.

As described above in “Payments under Employment Agreement Amendment between William D. Moss and Two River” and “Payments under Change in Control Agreement Amendments with Two River,” each of Two River’s named executive officers has entered into either an amended employment agreement or amended change in control agreement with Two River that will become effective upon the effective time of the integrated mergers. For additional details regarding the terms of the payments that named executive officers may be entitled to receive under the amended employment or amended change in control agreements, as well as terms of the payments and benefits described below, see the discussion above.

The table below sets forth the amount of payments and benefits that each of Two River’s named executive officers (Messrs. Moss, Abrahamian and Turner) and one additional executive officer (Mr. Mero) would receive in connection with the Transactions, based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table. The table below reflects the vesting of certain equity awards held by the named executive officers as of October 24, 2019 that would vest in accordance with their terms prior to the anticipated effective time, but which are vesting earlier than their scheduled vesting date due to a change in control. For purposes of calculating such amounts, in addition to the assumptions described in the footnotes to the table below, the following assumptions were used:

•

the amounts below are determined using a price per share of OceanFirst common stock of $21.40, the average closing price per share over the first five business days following the announcement of the merger agreement; and

•

the effective time of the integrated mergers is assumed to occur on January 31, 2020 solely for purposes of the disclosure in this section, and each named executive officer is assumed to experience a qualifying termination on such date.

Name	Cash ($) (1)	Equity ($) (2)	Pension/ NQDC ($) (3)	Perquisites/ Benefits ($) (4)	Total ($)
William D. Moss	988,813	240,055	269,480	50,675	1,549,023
A. Richard Abrahamian	585,053	151,072	246,106	11,689	993,920
Alan B. Turner	556,593	150,484	239,305	39,345	985,727
Anthony A. Mero	548,471	138,939	161,865	84,796	934,071

(1)

Cash. Column includes the aggregate dollar value of the cash payments with respect to severance and non-compete payments payable to each individual under his amended employment agreement or amended change in control agreement, as applicable. The amounts in this column are payable in two payments (i) within five days after the effective time and (ii) on the later of (A) the date five days after the effective time or (B) January 20, 2020, but the above table assumes the cash payments are paid at closing. All amounts shown in this column are treated as payable on a “single-trigger” basis based on the amendments entered into in connection with the execution of the merger agreement (see the section entitled “— Employment and Change in Control Arrangements” beginning on page 60 of this proxy statement/prospectus for a description of these amendments).

(2)

Equity. As described above, all unvested equity-based awards held by Two River’s named executive officers will become vested upon the approval of the merger agreement and the transactions contemplated thereby at the special meeting (i.e., “single-trigger” vesting). Restricted stock awards will be settled for the merger consideration and stock options will be cashed out at a price equal to the option payment amount set forth in the merger agreement multiplied by the number of options held. The amounts in this column represent the values of each type of equity-based award outstanding as of the date hereof that would become vested upon the approval of the merger agreement and the transactions contemplated thereby at the special meeting, based on a price per share of OceanFirst common stock of $21.40, the average closing price per share over the first five business days following the announcement of the merger agreement.

(3)

Pension/NQDC. Other than for Mr. Moss, as described in the next sentence, the amounts in this column represent the change in the actuarial present value of the named executive officer’s accumulated benefit under his Supplemental Executive Retirement Agreement with Two River caused by the change in control. For Mr. Moss, $137,453 represents the change in the actuarial present value of the Mr. Moss’s accumulated benefit under his Supplemental Executive Retirement Agreement with Two River caused by the change in control and $132,027 represents vested earnings under his deferred compensation agreement that are above 120% of the applicable federal rate and are a result of the change in control.

(4)

Perquisites/Benefits. Amounts represent, for Mr. Moss and Mr. Turner, the cash value of the company-owned automobile they are currently driving. For Mr. Abrahamian, the amount represents lease payments for the use of an automobile for the two years immediately following the effective time, and for Mr. Mero, $11,689 represents lease payments for the use of an automobile for the two years immediately following the effective time and $73,107 represents the present value of accelerated vesting on his life insurance benefit caused by the change in control.

Indemnification and Insurance of Directors and Officers

Pursuant to the merger agreement, following the closing, OceanFirst will indemnify and hold harmless each present and former officer, director or employee of Two River and its subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation arising out of the fact that such person is or was a director, officer or employee of Two River or any of its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time, including the transactions contemplated by the merger agreement, to the fullest extent which such persons are entitled to be indemnified as of the date of the merger agreement by Two River pursuant to its certificate of incorporation or bylaws or the governing or organizational documents of any subsidiary of Two River applicable to such person.

OceanFirst has also agreed, following the closing, to advance expenses as incurred by such indemnified party to the fullest extent such persons are entitled to advancement of expenses as of the date of the merger agreement by Two River pursuant to its certificate of incorporation or bylaws or the governing or organizational documents of any subsidiary of Two River applicable to such person; provided that, if requested by OceanFirst, the indemnified party to whom expenses are advanced provides an undertaking to repay such advances if it is determined in a final determination or by a court of competent jurisdiction that such indemnified party is not entitled to indemnification.

In addition, OceanFirst has agreed, following the closing, to maintain the current directors’ and officers’ liability insurance policy of Two River, subject to certain exceptions, for six years after the effective time with respect to claims against such directors, officers and employees arising from facts or events that occurred before the effective time; provided that, OceanFirst is not obligated to pay, on an annual basis, an amount in excess of 250% of the current annual premium paid as of the date of the merger agreement by Two River for such insurance. For additional information see the section entitled “The Merger Agreement — Director and Officer Indemnification and Insurance” beginning on page 77 of this proxy statement/prospectus.

Share Ownership

As of October 7, the record date, the directors and executive officers of Two River may be deemed to be the beneficial owners of 1,211,166 shares, representing 13.8% of the outstanding shares of Two River common stock, including 40,889 shares subject to exercisable options to purchase shares of Two River common stock. Effective as of the effective time, as Two River shareholders, the directors and executive officers will be entitled to receive the merger consideration for their shares of Two River common stock. As option holders, they will be entitled to receive cash (without interest) equal to the product of (a) the aggregate number of shares of Two River common stock issuable upon exercise of the option and (b) the excess, if any, of (i) the sum of (A) $5.375 and (B) the product of the exchange ratio and the VWAP of OceanFirst common stock on the Nasdaq for the five full trading days ending on the last trading day preceding the closing date of the integrated mergers over (ii) the per-share exercise price of such Two River stock option, which will be payable as soon as practicable after the effective time.

Board Position and Compensation

OceanFirst has agreed in the merger agreement, as of the effective time, to (i) increase the size of the OceanFirst board by one member and cause OceanFirst Bank to take such actions as may be necessary to increase the size of the OceanFirst Bank board by one member and (ii) appoint one member of the Two River board, selected by OceanFirst’s leadership committee, to the OceanFirst board and the OceanFirst Bank board for terms to expire at OceanFirst’s next annual meeting of shareholders. Under the merger agreement, OceanFirst further agreed to use commercially reasonable efforts to cause a member of Two River board, other than the member appointed to the OceanFirst board and OceanFirst Bank board, to be appointed to the OceanFirst Foundation Board promptly following the effective time.

Each person who serves as a director of OceanFirst will be compensated in accordance with the policies of OceanFirst, which are anticipated to be substantially similar to the current policies of OceanFirst as described in its proxy statement, filed April 26, 2019, under the section entitled “Director Compensation.”

Trading Markets

OceanFirst common stock is listed for trading on the Nasdaq under the symbol “OCFC.” It is a condition to each party’s obligations to complete the integrated mergers that the OceanFirst common stock to be issued pursuant to the merger agreement be authorized for listing on the Nasdaq (subject to official notice of issuance). Immediately following the completion of the Transactions, shares of OceanFirst common stock will continue to be listed on the Nasdaq under the symbol “OCFC.”

Two River common stock is listed on the Nasdaq under the symbol “TRCB.” Upon completion of the Transactions, Two River common stock will cease to be listed on the Nasdaq.

Dividend Policy

OceanFirst currently pays a quarterly cash dividend of $0.17 per share, which is expected to continue, although the OceanFirst board may change this dividend policy at any time. OceanFirst stockholders will be entitled to receive dividends when and if declared by the OceanFirst board out of funds legally available for dividends. The OceanFirst board will consider OceanFirst’s financial condition and level of net income, future prospects, economic condition, industry practices and other factors, including applicable banking laws and regulations, in determining whether to pay dividends in the future and the amount of such dividends.

OceanFirst’s principal source of income is dividends that are declared and paid by OceanFirst Bank on its capital stock. Therefore, OceanFirst’s ability to pay dividends is dependent upon the receipt of dividends from OceanFirst Bank. Insured depository institutions such as OceanFirst Bank are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. In the future, any declaration and payment of cash dividends will be subject to the OceanFirst board’s evaluation of OceanFirst’s operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. The payment of cash dividends by OceanFirst in the future will also be subject to certain other legal and regulatory limitations and ongoing review by OceanFirst’s banking regulators.

No Dissenters’ Rights

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from certain transactions, such as a merger, and to demand that the corporation pay the fair value of their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. New Jersey law provides that a shareholder is not entitled to demand the fair value of his, her or its shares of stock in any transaction if (i) a class or series of shares are listed on a national securities exchange or are held by not less than 1,000 shareholders or (ii) the shareholder is to receive (x) cash, (y) shares as consideration that will be listed on a national securities exchange or be held by not less than 1,000 shareholders or (z) cash and such securities. Because the Two River common stock is listed on the Nasdaq, the holders of Two River common stock are not entitled to dissenters’ or appraisal rights in the first-step merger.

Regulatory Approvals Required for the Transactions

Completion of the Transactions is subject to receipt of certain approvals, waivers and consents from applicable governmental and regulatory authorities, without certain conditions being imposed as part of a regulatory approval that would reasonably be expected to result in a materially burdensome regulatory condition. Subject to the terms and conditions of the merger agreement, OceanFirst and Two River have agreed to cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation and to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These include, among others, approval (or waiver of such approval) from the FRB and the OCC. OceanFirst submitted the FRB application and the OCC application on September 27, 2019. As of the date of this proxy statement/prospectus, action on both the FRB application and the OCC application is pending.

FRB and OCC approval (if granted) for the Transactions: (i) would reflect only their view that the Transactions do not contravene applicable competitive standards imposed by law and are consistent with regulatory policies relating to safety and soundness; (ii) would not be an opinion that the Transactions are financially favorable to the shareholders or that the FRB or OCC has considered the adequacy of the terms of the Transactions; and (iii) would not be an endorsement of, or recommendation for, the Transactions. Although neither Two River nor OceanFirst knows of any reason why it cannot obtain these regulatory approvals or waivers in a timely manner, Two River and OceanFirst cannot be certain when, or if, they will be obtained.

Federal Reserve Board

OceanFirst is a bank holding company that is regulated and supervised by the FRB under the Bank Holding Company Act (which we refer to as the “BHC Act”). The Transactions contemplated by the merger agreement require prior approval of the FRB under the BHC Act. In evaluating an application for such approval, the FRB takes into consideration a number of factors, including (i) the competitive impact of the proposal in the relevant geographic markets, (ii) financial, managerial and other supervisory considerations, including financial condition, future prospects, capital positions, managerial resources, and compliance with applicable banking, consumer protection, and anti-money laundering laws, (iii) convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries of the companies under the Community Reinvestment Act (which we refer to as the “CRA”), (iv) effectiveness of the companies and the depository institutions concerned in combating money laundering activities, (v) availability of information needed to determine and enforce compliance with the BHC Act and other applicable federal banking laws, and (vi) the extent to which the proposal would result in greater or more concentrated risks to the stability of the United States banking or financial system. The FRB will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines such meeting or other proceeding would be appropriate.

Office of the Comptroller of the Currency

OceanFirst Bank is an insured depository institution regulated and supervised by the OCC. The merger of Two River Bank with and into OceanFirst Bank requires prior approval of the OCC under the National Bank Act and Section 18(c) of the Federal Deposit Insurance Act (which we refer to as the “Bank Merger Act”). In evaluating an application for such approval, the OCC takes into consideration a number of factors, including (i) the competitive impact of the transaction, (ii) financial and managerial resources of the bank parties to the merger on a current and pro forma basis, (iii) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings, (iv) the banks’ effectiveness in combating money laundering activities, and (v) the extent to which the merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the OCC provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

Additional Regulatory Approvals and Notices

OceanFirst and Two River believe that the Transactions do not raise substantial antitrust or other significant regulatory concerns and that the parties to the Transactions will be able to obtain all requisite regulatory approvals. However, neither OceanFirst nor Two River can assure you that all of the regulatory approvals described above will be obtained and, if obtained, OceanFirst and Two River cannot assure you as to the timing of any such approvals, their ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a materially burdensome regulatory condition.

Neither OceanFirst nor Two River is aware of any material governmental approvals or actions that are required for completion of the Transactions other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Litigation Related to the Transactions

On October 4, 2019, a purported Two River shareholder filed a putative shareholder class action lawsuit against Two River, certain members of the Two River board, OceanFirst and Merger Sub in the Superior Court of New Jersey, Monmouth County, Chancery Division, captioned Paul Parshall v. Two River Bancorp, et al., Docket No. C-124-19. The action generally alleges that the registration statement on Form S-4 filed by OceanFirst with the SEC on September 20, 2019, which included a preliminary proxy statement/prospectus, omitted certain material information with respect to the Transactions and that members of the Two River board breached their fiduciary duties by approving the merger agreement because the Transactions are financially inadequate. Plaintiffs further allege that OceanFirst and Merger Sub aided and abetted such alleged breaches. The action seeks to enjoin the Transactions (or, if the Transactions are consummated, rescission or rescissory damages), as well as unspecified money damages, costs and attorneys’ fees and expense. OceanFirst and Two River believe the claims in the lawsuit are without merit and intend to defend such claims vigorously.

THE MERGER AGREEMENT

The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the express terms of the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the Transactions.

Structure of the Transactions

Each of the OceanFirst board and the Two River board has unanimously approved the merger agreement. The merger agreement provides for (i) the merger of Merger Sub with and into Two River, with Two River continuing as the surviving corporation in the first-step merger and as a wholly-owned subsidiary of OceanFirst, (ii) immediately following the completion of the first-step merger, the merger of Two River with and into OceanFirst, with OceanFirst continuing as the surviving corporation in the second-step merger and (iii) immediately following the completion of the integrated mergers, the merger of Two River Bank with and into OceanFirst Bank with OceanFirst Bank continuing as the surviving bank in the bank merger.

Merger Consideration

On the terms and subject to the conditions set forth in the merger agreement, at the effective time, each share of Two River common stock issued and outstanding immediately prior to the effective time, except for any exception shares, which will be canceled and retired for no consideration in accordance with the merger agreement, will be converted into the right to receive $5.375 in cash, without interest, and 0.6663 shares of OceanFirst common stock.

If, prior to the effective time, the outstanding shares of OceanFirst common stock or Two River common stock are changed into a different number or kind of shares or securities as a result of a recapitalization, reclassification, stock dividend, stock split or reverse stock split, or if there is any extraordinary dividend or distribution, an appropriate and proportionate adjustment will be made to the merger consideration to give the holders of Two River common stock the same economic effect as contemplated by the merger agreement prior to such event.

Fractional Shares

OceanFirst will not issue any fractional shares of OceanFirst common stock in the first-step merger. Instead, any Two River shareholder who otherwise would have been entitled to receive a fraction of a share of OceanFirst common stock will instead be entitled to receive an amount in cash, rounded to the nearest cent, determined by multiplying the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of OceanFirst common stock to which the holder would otherwise be entitled by the VWAP per share of OceanFirst common stock on the Nasdaq (as reported by Bloomberg L.P.) for the five full trading days ending on the last trading day preceding the closing date of the integrated mergers.

Governing Documents

Upon the effective time, the certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the effective time will be the certificate of incorporation and bylaws of Two River after completion of the first-step merger, except that the name of such surviving corporation set forth therein will be Two River Bancorp until thereafter amended in accordance with applicable law and the terms of such documents. Upon the effective time of the second-step merger, the certificate of incorporation and bylaws of OceanFirst in effect immediately prior to the effective time will be the certificate of incorporation and bylaws of the surviving corporation in the second-step merger, until thereafter amended in accordance with applicable law and the terms of such documents.

Governance Matters

As of the effective time, OceanFirst has agreed to (i) increase the size of the OceanFirst board by one member and cause OceanFirst Bank to take such actions as may be necessary to increase the size of the OceanFirst Bank board by one member and (ii) appoint one member of the Two River board (which we refer to as the “new member”), selected by OceanFirst’s leadership committee, to the OceanFirst board and the OceanFirst Bank board for terms to expire at OceanFirst’s next annual meeting of stockholders. Under the merger agreement, OceanFirst further agreed to use commercially reasonable efforts to cause a member of the Two River board, other than the new member, to be appointed to the OceanFirst Foundation Board promptly following the effective time.

Treatment of Two River Equity-Based Awards

Stock Options

At the effective time, each stock option will be canceled, extinguished and exchanged into the right to receive an amount of cash (without interest) equal to the product of (a) the aggregate number of shares of Two River common stock issuable upon exercise of such stock option and (b) the excess, if any, of (i) the sum of (A) the cash consideration and (B) the product of the exchange ratio and the VWAP of OceanFirst common stock on the Nasdaq for the five full trading days ending on the last trading day preceding the closing of the integrated mergers, over (ii) the per-share exercise price of such stock option.

Restricted Stock Awards

Upon approval of the merger agreement and the transactions contemplated thereby by the Two River shareholders at the special meeting, pursuant to the terms of the Two River equity plan, each share of restricted stock will become fully vested and the restrictions thereon will lapse. At the effective time, each holder of a vested share of restricted stock will be entitled to receive the per share merger consideration in exchange for such share.

Employee Stock Purchase Plan

Effective as of October 15, 2019, Two River will terminate the ESPP.

Closing and Effective Time

The integrated mergers will be completed only if all conditions to the integrated mergers set forth in the merger agreement (as discussed in this proxy statement/prospectus) are either satisfied or waived. See the section of this proxy statement/prospectus entitled “— Conditions to Complete the Integrated Mergers.”

The first-step merger will become effective as of the date and time specified in the certificate of merger for the first-step merger to be filed with the Department of Treasury, division of Revenue and Enterprise Services, of the State of New Jersey (which we refer to as the “New Jersey Department of Treasury”). The second-step merger will become effective as of the date and time set forth in the certificates of merger to be filed with the Secretary of State of the State of Delaware and the New Jersey Department of Treasury for the second-step merger. Under the merger agreement, the closing of the integrated mergers will take place at 10:00 a.m., New York City time, on the last business day of the month in which the conditions set forth in the merger agreement have been satisfied or waived, unless another date or time is agreed to in writing by OceanFirst and Two River. OceanFirst and Two River currently expect to complete the Transactions in the first quarter of 2020, subject to the receipt of the requisite approval of the Two River shareholders, the receipt of the required regulatory approvals, and the satisfaction (or, where legally permissible, waiver) of other customary closing conditions set forth in the merger agreement, but neither Two River nor OceanFirst can guarantee when, or if, the Transactions will be completed.

Conversion of Shares; Exchange of Certificates

The conversion of Two River common stock into the right to receive the merger consideration will occur automatically at the effective time.

Letter of Transmittal

As promptly as practicable after the effective time, and in no event later than five business days after the effective time, the exchange agent will mail to each holder of record of Two River common stock immediately prior to the effective time a letter of transmittal and instructions on how to surrender shares of Two River common stock in exchange for the merger consideration, including any applicable cash in lieu of fractional shares, the holder is entitled to receive under the merger agreement.

If a certificate for Two River common stock has been lost, stolen or destroyed, the exchange agent will issue the new certificates representing the stock portion of the merger consideration, including any applicable cash in lieu of fractional shares, upon receipt of (i) an affidavit of that fact by the claimant and (ii) if required by the exchange agent, the posting of a bond in an amount as the exchange agent may require is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

Following completion of the first-step merger, there will be no further transfers on the stock transfer books of Two River of shares of Two River common stock that were issued and outstanding immediately prior to the effective time.

Withholding

OceanFirst and Merger Sub will be entitled to deduct and withhold, including by requesting that the exchange agent deduct and withhold, from the merger consideration, any cash in lieu of fractional shares of OceanFirst common stock, cash dividends or distributions payable or any other cash amount payable under the merger agreement to any person the amounts they are required to deduct and withhold under the Code or any provision of state, local or foreign tax law. Any amounts that are so withheld and paid over to the appropriate governmental authority will be treated for all purposes of the merger agreement as having been paid to the person from whom they were withheld.

Dividends and Distributions

No dividends or other distributions declared with respect to OceanFirst common stock with a record date after the effective time will be paid to the holder of any unsurrendered certificates of Two River common stock until the holder surrenders such certificate in accordance with the terms of the merger agreement. After the surrender of a certificate in accordance with the terms of the merger agreement, the record holder of such certificate will be entitled to receive any dividends or other distributions having a record date after the effective time, without any interest thereon, which previously became payable with respect to the shares of OceanFirst common stock issued as the stock portion of the merger consideration to the holder of the shares of Two River common stock represented by such certificate.

Representations and Warranties

The representations and warranties described below, and elsewhere in this proxy statement/prospectus, and included in the merger agreement were made by OceanFirst, Merger Sub and Two River for the benefit of the other party, only for purposes of the merger agreement and as of specific dates. In addition, the representations and warranties may be subject to limitations, qualifications or exceptions agreed upon by the parties to the merger agreement, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between OceanFirst and Two River rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by OceanFirst or Two River. Therefore, you should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of OceanFirst, Merger Sub, Two River or any of their respective subsidiaries or affiliates without considering the foregoing. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 111. OceanFirst and Two River will provide additional disclosure in their respective periodic reports to the extent they become aware of the existence of any material facts that are required to be disclosed in a periodic report under federal securities laws and that might otherwise contradict the representations and warranties in the merger agreement and will update such disclosure as required by the federal securities laws.

The merger agreement contains representations and warranties made by Two River relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	its shareholders’ rights plan;

•

authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the integrated mergers;

•	required governmental, regulatory and third party consents, approvals and filings in connection with the integrated mergers;

•	reports to governmental entities;

•	financial statements, internal controls, books and records and the absence of undisclosed liabilities;

•	broker’s fees payable in connection with the integrated mergers;

•	the absence of certain changes or events;

•	legal proceedings;

•	tax matters;

•	employee and employee benefits matters;

•	SEC reports;

•	compliance with applicable laws;

•	certain material contracts;

•	absence of agreements with governmental entities;

•	derivative instruments and transactions;

•	environmental matters;

•	investment securities and commodities;

•	real property;

•	intellectual property and information technology systems;

•	related party transactions;

•	inapplicability of takeover statutes;

•

absence of action or circumstance that could reasonably be expected to prevent the integrated mergers from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•	opinion from its financial advisor;

•	the accuracy of information supplied by or on behalf of Two River for inclusion in this proxy statement/prospectus and other similar documents;

•	loan matters;

•	insurance matters; and

•	absence of dissenters’ rights.

The merger agreement contains representations and warranties made by OceanFirst relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•

authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the integrated mergers;

•	required governmental, regulatory and third party consents, approvals and filings in connection with the integrated mergers;

•	reports to governmental entities;

•	financial statements, internal controls, books and records, and the absence of undisclosed liabilities;

•	broker’s fees payable in connection with the integrated mergers;

•	the absence of certain changes or events;

•	legal proceedings;

•	SEC reports;

•	compliance with applicable laws;

•	absence of agreements with governmental entities;

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absence of action or circumstance that could reasonably be expected to prevent the integrated mergers from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•	the accuracy of information supplied by or on behalf of OceanFirst for inclusion in this proxy statement/prospectus and other similar documents;

•	information technology systems;

•	tax matters;

•	employee and employee benefits matters; and

•	derivative instruments and transactions.

Certain representations and warranties of OceanFirst and Two River are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either Two River, OceanFirst or the combined company, means a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries taken as a whole (provided that in the case of this clause (i), a material adverse effect will not be deemed to include the impacts of (a) changes, after the date of the merger agreement, in U.S. generally accepted accounting principles (which we refer to as “GAAP”) or applicable regulatory accounting requirements, (b) changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by governmental entities, (c) changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries, (d) public disclosure of the transactions contemplated by the merger agreement or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement or (e) the reasonable, customary and documented expenses incurred by either party in negotiating and complying with the provisions of the merger agreement and in documenting, effecting and consummating the transactions contemplated by the merger agreement; except, with respect to subclauses (a), (b) or (c), to the extent that the impacts of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated by the merger agreement.

Covenants and Agreements

Conduct of Businesses Prior to the Effective Time

Two River has agreed that, prior to the effective time (or earlier termination of the merger agreement in accordance with its terms), subject to specified exceptions, it will, and will cause each of its subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use commercially reasonable efforts to maintain and preserve intact its business organization, employees, independent contractors and advantageous customer and other business relationships, and (c) take no action that would reasonably be expected to prevent or adversely affect or delay (x) the parties’ ability to obtain any necessary approvals of any governmental entity for the transactions contemplated by the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis or (y) performance by Two River or its subsidiaries of its and their covenants and agreements contemplated by the merger agreement.

Additionally, until the effective time or earlier termination of the merger agreement in accordance with its terms, subject to specified exceptions, the merger agreement provides that Two River will not, and will not permit any of its subsidiaries to, without the prior written consent of OceanFirst, which consent cannot be unreasonably withheld, undertake the following actions:

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other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of Two River or any of its wholly owned subsidiaries to Two River or any of its other subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

•	adjust, split, combine or reclassify any of its capital stock;

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make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except (i) regular quarterly cash dividends by Two River at a rate not in excess of $0.07 per share of Two River common stock, (ii) dividends paid by any wholly-owned subsidiary of Two River to Two River or any of its wholly-owned subsidiaries or (iii) the acceptance of shares of Two River common stock as payment for the exercise price of the Two River stock options or for the withholding taxes incurred in connection with the exercise of the Two River stock options or the vesting or settlement of Two River equity awards, in each case, in accordance with past practice and the terms of the applicable award agreement;

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grant any stock options, stock appreciation rights, performance shares, restricted stock units, deferred stock units, shares of restricted stock or other equity or equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

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issue, sell or otherwise permit to become outstanding (including by issuing any shares of Two River common stock that are held as “treasury shares” as of the date of the merger agreement) any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants or other rights of any kind to acquire any shares of capital stock, except pursuant to the exercise of stock options or the settlement of equity compensation awards outstanding as of August 9, 2019 in accordance with their terms;

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sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any individual, corporation or other entity other than a wholly-owned subsidiary of Two River, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business;

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except for transactions in the ordinary course of business, make any material investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned subsidiary of Two River;

•	purchase any bank owned life insurance;

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terminate, materially amend or waive any material provision of certain material contracts or make any change in any instrument or agreement governing the terms of any of its securities, or any material lease or contract, other than normal renewals of contracts and leases in the ordinary course of business without material adverse changes of terms with respect to Two River, or enter into certain material contracts, subject to certain exceptions;

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subject to certain exceptions, including as required under the terms of any Two River benefit plan existing as of the date of the merger agreement and as set forth in the disclosure schedules of Two River, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, practice, policy, contract or arrangement for the benefit or welfare of any current or former employee, officer, director, independent contractor or consultant (or spouse or dependent of such individual), (ii) amend (whether in writing or through the interpretation of) any Two River benefit plan, (iii) increase the compensation or benefits payable to any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual), except for annual base salary or wage increases for employees (other than directors or executive officers) in the ordinary course of business, that do not exceed, with respect to any individual, five percent (5.0%) of such individual’s base salary or wage rate in effect as of the date of the merger agreement for any employee whose 2019 salary or wages will be less than $50,000, and three and one-half percent (3.5%) of such individual’s base salary or wage rate in effect as of the date of the merger agreement for all other employees, and do not exceed three percent (3.0%) in the aggregate for all employees as of August 9, 2019, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, except for bonuses to be awarded with respect to Two River Bank’s 2019 fiscal year, (v) grant or accelerate the vesting of any equity or equity-based awards or other compensation, except for accelerated vesting that is required by the terms of the award in effect as of the date of the merger agreement, (vi) negotiate or enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose target total annual compensation is greater than $75,000, other than for cause (as determined in the ordinary course of business and consistent with past practice), (ix) hire or promote any officer, employee, independent contractor or consultant who has a target total annual compensation greater than $75,000, or (x) waive, release or limit any restrictive covenant obligation of any current or former employee or contractor of Two River or any of its subsidiaries;

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settle any material claim, suit, action or proceeding, except in the ordinary course of business; provided that (x) the amount for which Two River or any of its subsidiaries is liable, net of any insurance recoveries received by Two River or any of its subsidiaries, for all such settlements must not exceed $100,000 in the aggregate and (y) no such settlement imposes any material restriction on the business of Two River or its subsidiaries or the surviving corporation;

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take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the integrated mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•	amend the certificate of incorporation or bylaws of Two River or comparable governing or organizational document of any of its subsidiaries;

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(i) amend or modify Two River’s Shareholder Rights Plan, dated as of July 20, 2011, by and between Two River and Registrar and Transfer Company, as Rights Agent (which we refer to as the “shareholder rights plan”) or (ii) take any action that could result in any Rights (as defined in the shareholder rights plan) becoming exercisable or any Rights Certificate (as defined in the shareholder rights plan) representing Rights to be issued or distributed;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its subsidiaries;

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materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;

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take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, or in any of the conditions to the integrated mergers set forth in the merger agreement not being satisfied or in a violation of any provision of the merger agreement;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

•	enter into any new line of business;

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make any loans or extensions of credit or grant additional credit to a current borrower, except in the ordinary course of business; provided that any individual unsecured loan or unsecured extension of credit or grant of additional unsecured credit, in each case, in excess of $100,000 that is not as of the date of the merger agreement approved and committed or any individual secured loan or secured extension of credit or grant of additional secured credit, in each case, in excess of $3,000,000 that is not as of the date of the merger agreement approved and committed will require the prior written approval of the Chief Credit Officer of OceanFirst or another officer of OceanFirst designated in writing by OceanFirst, which approval or rejection must be given in writing within two business days after the loan package is delivered by email or other written form of delivery to such individual or the applicable loan will be deemed approved;

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make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, buying or selling rights to service loans, (ii) investment, deposit pricing, risk and asset liability management or other banking and operating matters (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof) or (iii) hedging, in each case, except as required by law or requested by a governmental entity;

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subject to certain exceptions, make, or commit to make, any capital expenditures, except for capital expenditures in the ordinary course of business in amounts not exceeding $75,000 individually or $300,000 in the aggregate;

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make, change or revoke any tax election, adopt or change any tax accounting method, file any amended tax return, settle or compromise any tax liability, claim or assessment or agree to an extension or waiver of the limitation period to any material tax claim or assessment, grant any power of attorney with respect to material taxes, surrender any right to a claim of refund of material taxes, enter into any closing agreement with respect to any material tax or refund or amend any material tax return;

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make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its subsidiaries;

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materially reduce the amount of insurance coverage or fail to renew any material existing insurance policy, in each case, with respect to the key employees, properties or assets of Two River or any of its subsidiaries; or

•	agree to take, make any commitment to take or adopt any resolutions of the Two River board or similar governing body in support of any of the foregoing.

OceanFirst has agreed that, until the effective time or earlier termination of the merger agreement in accordance with its terms, subject to specified exceptions, OceanFirst may not, and may not permit any of its subsidiaries to, without the prior written consent of Two River, which consent cannot be unreasonably withheld, undertake the following actions:

•	amend OceanFirst’s certificate of incorporation or bylaws in a manner that would adversely affect the economic benefits of the integrated mergers to the Two River shareholders;

•	adjust, split, combine or reclassify any of OceanFirst’s capital stock;

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take any action that is intended to result in any of OceanFirst’s representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the integrated mergers set forth in the merger agreement not being satisfied or in a violation of any provision of the merger agreement;

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take any action or knowingly fail to take any action where such action or failure to act would reasonably be expected to prevent the integrated mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•	make, declare or pay any extraordinary dividend on the capital stock of OceanFirst;

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take any action that is intended to, would or would be reasonably likely to prevent or materially delay the consummation of the transactions contemplated by the merger agreement, except, in every case, as may be required by applicable law; or

•	agree to take, make any commitment to take, or adopt any resolutions of OceanFirst’s board of directors or similar governing body in support of, any of the foregoing.

Regulatory Matters

OceanFirst and Two River have agreed to use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by the merger agreement. However, in no event will OceanFirst or Two River be required to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the required permits, consents, approvals and authorizations of governmental entities that would reasonably be expected to result in a materially burdensome regulatory condition. OceanFirst and Two River have also agreed to furnish each other with all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the Transactions, as well as to keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.

Employee Benefit Matters

OceanFirst has agreed that, for the period commencing on the closing date and ending on the first anniversary of the closing date, OceanFirst will or will cause the surviving corporation to provide the employees of Two River and its subsidiaries who continue to be employed by OceanFirst or its subsidiaries (including the surviving corporation and its subsidiaries) immediately following the effective time (which we refer to as “continuing employees”), while employed by OceanFirst or its subsidiaries after the effective time, with base salaries, wages and employee benefits (excluding equity and equity based compensation) that are substantially comparable in the aggregate to the base salaries, wages and employee benefits provided to similarly situated employees of OceanFirst and its subsidiaries, except that OceanFirst may satisfy this obligation by providing or causing the surviving corporation to provide such continuing employees with base salaries, wages and employee benefits (excluding equity and equity based compensation) that are substantially comparable in the aggregate to the base salaries, wages and employee benefits provided by Two River or its subsidiaries to such continuing employees immediately prior to the effective time.

With respect to any employee benefit plans of OceanFirst or its subsidiaries in which any continuing employees become eligible to participate on or after the effective time (which we refer to as the “new plans”), OceanFirst will or will cause the surviving corporation to use commercially reasonable efforts to:

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waive all exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any new plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Two River benefit plan;

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provide each such employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the effective time under a Two River benefit plan to the same extent that such credit was given under the analogous Two River benefit plan prior to the effective time in satisfying any applicable deductible or out-of-pocket requirements under any new plans; and

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recognize all service of such employees with Two River and its subsidiaries, for all purposes in any new plans to the same extent that such service was taken into account under the analogous Two River benefit plan prior to the effective time, provided that such service recognition will not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit pension plan or benefit plan that provides retiree welfare benefits or (C) to any benefit plan that is a frozen plan or provides grandfathered benefits.

Effective as of the date immediately preceding the closing date, Two River will terminate the Two River Community Bank 401(k) Plan (unless OceanFirst requests otherwise in writing at least five days prior to the closing) in accordance with the terms of the merger agreement. As soon as practicable following the effective time, OceanFirst will permit or cause its subsidiaries to permit the continuing employees to roll over their account balances and outstanding loan balances, if any, under the Two River Community Bank 401(k) Plan into an “eligible retirement plan” within the meaning of Section 402(c)(8)(B) of the Code maintained by OceanFirst or its subsidiaries.

Additionally, OceanFirst has further agreed to assume and honor through December 31 of the year in which the closing occurs, under the vacation policies of Two River, the accrued but unused vacation time of employees of the surviving company or any of its subsidiaries who were employees of Two River or any of its subsidiaries immediately prior to the effective time to the extent that the accrued and unused amount is fully reflected in the most recent Two River SEC reports as of the closing date.

OceanFirst has agreed that any employee of Two River (excluding any employee who is party to an employment agreement that provides for severance payments) whose employment is terminated (other than for “cause” as defined in OceanFirst’s severance policy) at the written request of OceanFirst (but in the sole discretion of Two River) prior to the effective time, or is terminated by OceanFirst or a subsidiary of OceanFirst within one year following the effective time in a manner entitling such individual to benefits under OceanFirst’s severance policy, will be entitled to receive certain severance payments.

OceanFirst and Two River have agreed to create a retention bonus pool on terms, in amounts and for employees of Two River as mutually agreed by OceanFirst and Two River, subject to an aggregate maximum retention pool of $250,000. After the effective time, retention payments under such pool will be paid to applicable individuals if they are still employed by the surviving corporation or any of its subsidiaries on their designated “work through” date as described in a written retention bonus pool agreement.

Director and Officer Indemnification and Insurance

Under the terms of the merger agreement, OceanFirst has agreed to, following the effective time, indemnify and hold harmless, to the fullest extent permitted by law, all present and former directors, officers and employees of Two River and its subsidiaries against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time, arising out of the fact that such person is or was a director, officer or employee of Two River or its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time, including the transactions contemplated by the merger agreement, to the fullest extent such persons are entitled to be indemnified as of the date of the merger agreement by Two River pursuant to Two River’s certificate of incorporation, Two River’s bylaws or the governing or organizational documents of any subsidiary of Two River applicable to such person. In addition, under the merger agreement, each of OceanFirst and the surviving corporation is also required to advance expenses to such persons to the fullest extent such persons are entitled to advancement of expenses by Two River as of the date of the merger agreement pursuant to Two River’s certificate of incorporation, Two River’s bylaws or the governing or organizational documents of any subsidiary of Two River, as applicable, as of the date of the merger agreement; except that, if requested by OceanFirst, such person provides an undertaking (in reasonable and customary form) to repay such advances if it is ultimately determined in a final determination or by a court of competent jurisdiction that such person is not entitled to indemnification. Such indemnified person will be entitled to the reimbursement of reasonable legal expenses incurred in any successful claim to enforce its rights to indemnification and advancement.

The merger agreement requires the surviving corporation to maintain, for a period of six years after the effective time, Two River’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the effective time. However, OceanFirst is not required to spend annually, in the aggregate, in excess of 250% of the current annual premium paid as of the date of the merger agreement by Two River for such insurance (which we refer to as the “premium cap”), and if such premiums for such insurance would at any time exceed that amount, then OceanFirst will maintain policies of insurance which, in its good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, Two River, in consultation with, but only upon the prior written consent of OceanFirst, may (and at the request of OceanFirst, Two River will use its reasonable best efforts to) obtain at or prior to the effective time a six year prepaid “tail” policy under Two River’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if such a policy can be obtained for an amount that, in the aggregate, does not exceed the premium cap.

Restructuring Efforts

If Two River fails to obtain the approval of the merger proposal by the requisite vote of the Two River shareholders at the special meeting or any adjournment or postponement thereof, then, unless the merger agreement has been terminated in accordance with its terms, each of Two River and OceanFirst is required to in good faith use its reasonable best efforts to negotiate a restructuring of the Transaction (except that neither party will have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to holders of the Two River common stock as provided for in the merger agreement, in a manner adverse to such party or its shareholders or stockholders, as applicable) and/or resubmit the merger agreement or the transactions contemplated thereby (or as restructured pursuant to the terms of the merger agreement) to the shareholders of Two River for approval.

Assumption of Two River Debt

Effective as of the effective time of the second-step merger, OceanFirst will assume Two River’s obligations with respect to the subordinated notes due December 31, 2025.

Dividends

Pursuant to the terms of the merger agreement, prior to the effective time, Two River may declare and pay regular quarterly cash dividends at a rate not in excess of $0.07 per share consistent with past practice. Additionally, OceanFirst and Two River have agreed to coordinate with each other regarding the declaration of any dividends in respect of OceanFirst common stock or Two River common stock and the record dates and payment dates relating thereto, such that the holders of Two River common stock will not receive two dividends, or fail to receive one dividend, in respect of any quarter with respect to their shares of Two River common stock and any shares of OceanFirst common stock any such holder receives in exchange therefor in the first-step merger.

Cybersecurity

As soon as reasonably practicable after the date of the merger agreement, Two River is required to engage a third party who is reasonably acceptable to OceanFirst (who we refer to as the “systems consultant”), and at OceanFirst’s sole cost and expense, to (i) conduct an examination and review of Two River’s computer, information technology and data processing systems for the purpose of identifying certain deficiencies, weaknesses or vulnerabilities and (ii) prepare a written report that assesses the matters described in clause (i) (which we refer to as the “systems report”). Two River is required to request that the systems consultant deliver the systems report to Two River and OceanFirst as soon as practicable after the date of the merger agreement (and is required to deliver the systems report to OceanFirst no later than December 9, 2019 or, if earlier, the closing date). Two River is required to, prior to the closing, remediate any weaknesses, deficiencies or vulnerabilities identified in the systems report to the reasonable satisfaction of OceanFirst.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, the listing of the shares of OceanFirst common stock to be issued in the first-step merger, access to information of Two River, the redemption of the Rights under the shareholders’ rights plan, the attendance by representatives of OceanFirst and OceanFirst Bank’s at Two River board meetings and certain committee meetings following the receipt of the requisite regulatory approvals, exemption from takeover laws, public announcements with respect to the transactions contemplated by the merger agreement and communication and cooperation between Two River and OceanFirst to plan and prepare for the consolidation of the companies at the effective time.

Two River Shareholder Meeting and Recommendation of the Two River Board

Two River has agreed to hold a meeting of its shareholders for the purpose of voting upon approval of the merger agreement as soon as reasonably practicable after the registration statement, of which this proxy statement/prospectus forms a part, is declared effective. Two River has agreed to use its reasonable best efforts to obtain from its shareholders the vote required to approve the merger agreement, including by communicating to its shareholders its recommendation (and including such recommendation in this proxy statement/prospectus) that the Two River shareholders approve the merger agreement and the transactions contemplated thereby. Two River has further agreed to, except as provided below, not withhold, withdraw, qualify or modify its recommendation or take any action, or make any public statement, filing or release inconsistent with its recommendation, or submit the merger agreement to its shareholders for a vote without its recommendation.

If the Two River board, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would be a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement, then it may (but will not be required to) modify, withdraw or change its recommendation or submit the merger agreement to its shareholders without the recommendation to approve the merger proposal (which we refer to as an “adverse recommendation change”) (although the resolutions approving the merger agreement as of the date of the merger agreement may not be rescinded or amended), and may communicate the basis of the adverse recommendation change to its shareholders to the extent required by law; except that the Two River board may not take any such actions unless (i) such action is taken in response to an acquisition proposal and such acquisition proposal (x) did not result from a breach by Two River of its obligations relating to the non-solicitation of acquisition proposals and (y) constitutes a “superior proposal” (as defined below); (ii) Two River gives OceanFirst at least two business days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action (including its basis for determining that such acquisition proposal constitutes a superior proposal (including the latest material terms and conditions of, and the identity of the third party making, the acquisition proposal, or any amendment or modification thereof)); (iii) during such two business day period, Two River has considered and negotiated (and has caused its representatives to consider and negotiate) with OceanFirst in good faith (to the extent OceanFirst desires to negotiate) regarding any adjustments or modifications to the terms and conditions of the merger agreement proposed by OceanFirst; and (iv) at the end of such notice period, the Two River board takes into account any amendment or modification to the merger agreement proposed by OceanFirst (it being understood that OceanFirst will not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of the merger agreement), and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, again determines in good faith that it would nevertheless result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement and that such acquisition proposal constitutes a superior proposal. Any material amendment to any acquisition proposal will require a new determination and notice period.

Under the terms of the merger agreement, Two River has agreed to adjourn or postpone the special meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Two River common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting, Two River has not received proxies representing a sufficient number of shares of Two River common stock necessary to obtain the requisite Two River shareholder approval for the merger proposal. However, if an acquisition proposal has been received by Two River, has been publicly disclosed, and Two River makes an adverse recommendation change that is permitted in accordance with the merger agreement, then Two River will not be required to adjourn or postpone the special meeting pursuant to the covenant described above more than two times following the receipt and public disclosure of such acquisition proposal.

Unless the merger agreement has been terminated in accordance with its terms, Two River has an unqualified obligation to convene the special meeting and to submit the merger agreement to the Two River shareholders for the purpose of approving the merger proposal.

Agreement Not to Solicit Other Offers

Two River has agreed that it will not, and will cause its subsidiaries and its and their officers, directors, agents, advisors and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any acquisition proposal, (ii) engage or participate in any negotiations with any person concerning any acquisition proposal, (iii) provide any confidential or nonpublic information or data to any person (other than OceanFirst, OceanFirst Bank and their representatives in their capacity as such) concerning any acquisition proposal or (iv) have or participate in any discussions with any person (other than OceanFirst, OceanFirst Bank and their representatives in their capacity as such) relating to, any acquisition proposal except, to notify such person of the existence of these non-solicit provisions of the merger agreement. However, if Two River receives an unsolicited bona fide written acquisition proposal prior to the date of the special meeting and such proposal did not result from a breach of Two River’s non-solicitation obligations under the merger agreement, Two River may, and may permit its subsidiaries and its and its subsidiaries’ officers, directors, agents, advisors and representatives to, furnish or cause to be furnished nonpublic information or data to, and participate in discussions with such person with respect to such acquisition proposal but only to the extent that, prior to doing so, the Two River board concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that (A) such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and (B) failure to take such actions would result in a violation of its fiduciary duties under applicable law, except that, prior to providing any such nonpublic information or data, or participating in discussions, in each case, Two River provides such information or data to OceanFirst and enters into a confidentiality agreement with such person on terms no less stringent to such person than the confidentiality agreement between OceanFirst and Two River, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with Two River or its representatives.

Two River has also agreed to, and to cause its officers, directors, agents, advisors and representatives to, immediately cease and terminate any activities, discussions or negotiations conducted before the execution of the merger agreement with any person (other than OceanFirst, OceanFirst Bank and their representatives in their capacity as such) with respect to any acquisition proposal. In addition, Two River has agreed to use its reasonable best efforts, subject to applicable law, to (x) enforce any confidentiality, standstill or similar agreement relating to an acquisition proposal and (y) within ten business days after the date of the merger agreement, request and confirm the return date or destruction of any confidential information provided to any person (other than OceanFirst, OceanFirst Bank and their representatives in their capacity as such). Two River has also agreed to promptly (and in any event within 24 hours) advise OceanFirst following receipt of any acquisition proposal or any inquiry that could reasonably be expected to lead to an acquisition proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or acquisition proposal and copies of any written acquisition proposal and written summaries of any material oral communications relating to an acquisition proposal), and to keep OceanFirst apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or acquisition proposal.

For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of Two River and its subsidiaries or 25% or more of any class of equity or voting securities of Two River or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Two River, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person (other than OceanFirst or OceanFirst Bank) beneficially owning 25% or more of any class of equity or voting securities of Two River or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Two River, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Two River or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Two River. For purposes of the merger agreement, a “superior proposal” means any unsolicited bona fide written offer or proposal made by a third party to consummate an acquisition proposal that the Two River board determines in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor): (1) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Two River common stock or all, or substantially all, of the assets of Two River; (2) would result in a transaction that (A) involves consideration to the holders of the shares of Two River common stock that, after accounting for payment of the termination fee that may be required under the merger agreement, is more favorable, from a financial point of view, than the consideration to be paid to the Two River shareholders pursuant to the merger agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond, or in addition to, those specifically contemplated by the merger agreement, and which proposal is not conditioned upon obtaining financing and (B) is, in light of the other terms of such proposal, more favorable to the Two River shareholders than the integrated mergers and the transactions contemplated by the merger agreement; and (3) is reasonably likely to be completed on the terms proposed, in each case, taking into account all legal, financial, regulatory and other aspects of the acquisition proposal.

Conditions to Complete the Integrated Mergers

OceanFirst’s and Two River’s respective obligations to complete the integrated mergers are subject to the satisfaction or, where legally permissible, waiver of the following customary closing conditions:

•	the approval of the merger agreement by the requisite vote of the Two River shareholders;

•	the authorization for listing on the Nasdaq, subject to official notice of issuance, of the shares of OceanFirst common stock to be issued pursuant to the merger agreement;

•	the receipt of requisite regulatory approvals or waivers, including from the FRB and the OCC and the expiration of all statutory waiting periods in respect thereof;

•

the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the shares of OceanFirst common stock to be issued upon the consummation of the first-step merger, and the absence of any stop order (or proceedings for that purpose initiated or threatened and not withdrawn) suspending the effectiveness of the S-4 registration statement;

•

(i) the absence of any order, injunction, or decree or other legal restraint or prohibition by any court or agency of competent jurisdiction preventing the completion of the integrated mergers or any of the other transactions contemplated by the merger agreement, (ii) no statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal consummation of the integrated mergers and (iii) no order or injunction is being sought by any governmental entity that would, if entered or enforced, prohibit the consummation of the transactions contemplated by the merger agreement;

•

the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date) as of the date on which the first-step merger is completed, subject to the materiality standards provided in the merger agreement (and the receipt by each party of an officers’ certificate from the other party to such effect); and

•

receipt by such party of an opinion of legal counsel to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the integrated mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

In addition, OceanFirst’s obligation to complete the integrated mergers is subject to the satisfaction or, where legally permissible, waiver of the following conditions:

•	the absence of a materially burdensome regulatory condition and no governmental entity indicating that it will impose any materially burdensome regulatory condition; and

•

the performance in all respects by Two River of certain covenants and agreements related to the shareholder rights plan and the performance in all material respects by Two River of all other obligations required to be performed by it under the merger agreement at or prior to the closing (and the receipt by OceanFirst of an officers’ certificate from Two River to such effect).

In addition, Two River’s obligation to complete the integrated mergers is subject to the satisfaction or, where legally permissible, waiver of the following condition:

•

the performance in all material respects by OceanFirst of all obligations required to be performed by it under the merger agreement at or prior to the closing (and the receipt by Two River of an officers’ certificate from OceanFirst to such effect).

Neither Two River nor OceanFirst can be certain when, or if, the conditions to the integrated mergers will be satisfied or waived or that the integrated mergers will be completed.

CYHC Transactions

Additionally, the completion of the Transactions is not conditioned upon the completion of the CYHC Transactions. As it relates to the merger agreement, OceanFirst did not make any representations, warranties, covenants or agreements relating to the CYHC merger agreement and the transactions contemplated thereby. In addition, the merger agreement provides that none of the execution, delivery or performance by OceanFirst of the CYHC merger agreement nor the completion of the transactions contemplated thereby, nor the failure of the CYHC Transactions to be completed, will constitute a breach of any representation, warranty, covenant or agreement of OceanFirst or Merger Sub under the merger agreement. Similarly, the CYHC merger agreement provides that none of the execution, delivery or performance by OceanFirst of the merger agreement nor the completion of the transactions contemplated thereby, nor the failure of the Transactions to be completed, will constitute a breach of any representation, warranty, covenant or agreement of OceanFirst or CYHC Merger Sub under the CYHC merger agreement.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to the completion of the first-step merger under the following circumstances:

•	by mutual written consent, if the OceanFirst board and the Two River board so determine;

•

by the OceanFirst board or the Two River board if (i) any governmental entity that must grant a requisite regulatory approval denies any requisite regulatory approval in connection with the Transactions and such denial has become final and nonappealable, (ii) any governmental entity of competent jurisdiction has issued a final and nonappealable order permanently enjoining, prohibiting or making illegal the consummation of the transactions contemplated by the merger agreement, or (iii) an application for a requisite regulatory approval has been withdrawn at the request of the applicable governmental entity, unless (A) the approval of such governmental entity is no longer necessary under applicable law to consummate the Transactions or (B) the party whose application was withdrawn intends to file, and such filing is made no later than the thirtieth day following the date of withdrawal, a new application, filing, certificate or notice with a governmental entity to obtain the necessary requisite regulatory approval, unless, in any such case of clause (i), (ii) or (iii), the failure to obtain a requisite regulatory approval is due to the failure of the terminating party to perform or observe its obligations under the merger agreement;

•

by the OceanFirst board or the Two River board if the closing has not occurred on or before the termination date, which is May 31, 2020, unless the failure of the closing to occur by such date is due to the failure of the terminating party to perform or observe its obligations under the merger agreement;

•

by the OceanFirst board or the Two River board (except that the terminating party cannot then be in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if the other party breaches any of its obligations or any of its representations and warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement which breach or breaches (or failure or failures to be true), either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true) would constitute, if occurring or continuing on the closing date, the failure of a closing condition of the terminating party and such breach or failure is not or cannot be cured within 45 days following written notice to the non-terminating party, or such fewer days as remain prior to the termination date;

•

by the OceanFirst board, prior to the time that the merger proposal is approved by the requisite vote of the Two River shareholders, if the Two River board (i) fails to recommend approval of the merger proposal or fails to include such recommendation in this proxy statement/prospectus or withdraws, modifies or qualifies such recommendation in a manner adverse to OceanFirst or resolves to do so or fails to reaffirm such recommendation within two business days after OceanFirst requests in writing that such action be taken, (ii) fails to recommend against acceptance of a publicly disclosed tender offer or exchange offer for outstanding Two River common stock (other than by OceanFirst or an affiliate of OceanFirst) within the ten business day period specified in Rule 14e-2(a) under the Exchange Act, (iii) recommends or endorses an acquisition proposal, or (iv) breaches certain obligations with respect to acquisition proposals or calling and holding a meeting of its shareholders and recommending that the Two River shareholders approve the merger agreement, in each case, in any material respect; and

•

by Two River, following the special meeting (including any adjournments or postponements thereof) if Two River (i) receives an acquisition proposal prior to such meeting, (ii) does not breach any of its obligations with respect to acquisition proposals or calling and holding a meeting of its shareholders and recommending that the Two River shareholders approve the merger agreement and (iii) fails to obtain the required vote of its shareholders at the special meeting.

Additionally, Two River may terminate the merger agreement if (x) the Two River board so determines by a vote of a majority of the entire Two River board, at any time during the five-day period commencing on the first date on which all requisite regulatory approvals (and waivers, if applicable) necessary for consummation of the integrated mergers have been received (disregarding any waiting period) (which we refer to as the “determination date”) and (y) both of the following conditions are satisfied: (i) the average of the closing prices of a share of OceanFirst common stock as reported on the Nasdaq for the ten consecutive trading days immediately preceding the determination date (which we refer to as the “OceanFirst market value”) is less than $19.36 and (ii) the number obtained by dividing the OceanFirst market value on the determination date by $24.20 (subject to certain adjustments), is less than (1) the number obtained by dividing (x) the average of the daily closing value of the Nasdaq Bank Index for the 10 consecutive trading days immediately preceding the determination date by (y) $3,536.56 (which was the closing value of the Nasdaq Bank Index on August 9, 2019) minus (2) 0.15.

If Two River elects to exercise its termination right as described above, it must notify OceanFirst in writing of such election no later than the last day of the five day period commencing on the determination date. During the five day period commencing with OceanFirst’s receipt of any notice duly delivered by or on behalf of Two River electing to exercise Two River’s right to terminate the merger agreement as described above, OceanFirst will have the option to increase the exchange ratio to a level that would cause either of the requirements described in (i) or (ii) of the preceding paragraph not to be satisfied. If, within such five day period, OceanFirst delivers written notice to Two River that it intends to proceed with the integrated mergers by so increasing the exchange ratio, and notifies Two River of the revised exchange ratio, then no termination by Two River will have occurred, and the merger agreement will remain in full force and effect in accordance with its terms (except that the exchange ratio will have been so modified).

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (i) each of OceanFirst and Two River will remain liable for any liabilities or damages arising out of its fraud or any knowing, intentional and material breach of any of its representations, warranties, covenants and agreements set forth in the merger agreement and (ii) designated provisions of the merger agreement will survive the termination, including those relating to payment of termination fees and expenses and the confidential treatment of information.

Termination Fee

In the event that, after the execution of the merger agreement and prior to the termination of the merger agreement, (i) a bona fide acquisition proposal has been made known to senior management of Two River or the Two River board or has been made directly to the Two River shareholders generally or any person has publicly announced an acquisition proposal or the intention to make an acquisition proposal (whether or not conditional) with respect to Two River, (ii) thereafter the merger agreement is terminated by (A) either OceanFirst or Two River because the closing has not occurred prior to the termination date and without the requisite Two River shareholder vote having been obtained or (B) OceanFirst based on a willful breach of the merger agreement by Two River that would constitute the failure of a closing condition in favor of OceanFirst and that has not been cured during the permitted time period or by its nature cannot be cured during such period and (iii) on or prior to the date that is 12 months after the date of such termination, Two River enters into a definitive agreement (regardless of whether a transaction is consummated) or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above in clause (i)), then Two River will, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay OceanFirst, by wire transfer of same day funds, the $7,313,482 termination fee.

In the event that the merger agreement is terminated by OceanFirst based on the Two River board having (i) failed to recommend in this proxy statement/prospectus that the Two River shareholders approve the merger agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to OceanFirst, or resolved to do so, or failed to reaffirm such recommendation within two business days after OceanFirst has requested in writing that such action be taken, or failed to recommend against acceptance of a publicly disclosed tender offer or exchange offer for outstanding Two River common stock (other than by OceanFirst or an affiliate of OceanFirst) within the ten business day period specified in Rule 14e-2(a) under the Exchange Act, (ii) recommended or endorsed an acquisition proposal or (iii) breached certain obligations, including with respect to acquisition proposals or calling and holding a meeting of its shareholders and recommending that the Two River shareholders approve the merger agreement, in any material respect, then Two River will pay OceanFirst, by wire transfer of same day funds, a $7,313,482 termination fee on the date of termination.

If the merger agreement is terminated by Two River under circumstances where Two River (i) received an acquisition proposal prior to the special meeting, (ii) has not breached any of its obligations with respect to acquisition proposals or the calling and holding of a meeting of its shareholders and recommending that the Two River shareholders approve the merger agreement and (iii) has failed to obtain the required vote of its shareholders at such meeting, and if Two River made an adverse recommendation change prior to such termination, Two River will be required to pay OceanFirst, by wire transfer of same day funds, a $7,313,482 termination fee on the date of such termination. In addition, if (x) Two River terminates the merger agreement based on clauses (i), (ii) and (iii) of preceding sentence, (y) Two River did not make an adverse recommendation change prior to termination and (z) on or prior to the date that is 12 months after the date of termination, Two River enters into a definitive agreement (regardless of whether a transaction is consummated) or consummates a transaction with respect to an acquisition proposal (regardless of whether it is the same or different acquisition proposal as that referenced in clause (i) of the preceding sentence), then Two River will be required to pay OceanFirst, by wire transfer of same day funds, a $7,313,482 termination fee on the earlier of the date Two River enters into such definitive agreement or the date of consummation of such transaction.

Expenses and Fees

Unless expressly provided otherwise in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that the costs and expenses of printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the integrated mergers will be shared equally by OceanFirst and Two River.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after approval of the matters presented in connection with integrated mergers by the requisite vote of the Two River shareholders, except that after approval of the merger agreement by the Two River shareholders there may not be, without further approval of such shareholders, any amendment of the merger agreement that requires further approval under applicable law.

At any time prior to the completion of the first-step merger, the parties may, to the extent legally permitted, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement, except that after approval of the merger agreement by the requisite vote of the Two River shareholders, there may not be, without further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.

Two River Voting and Support Agreements

Concurrently with the execution of the merger agreement, each of the directors and executive officers (in their capacity as shareholders) of Two River entered into separate support agreements with OceanFirst, pursuant to which, on the terms and subject to the conditions set forth in the applicable support agreement, each such shareholder has agreed to vote the shares of Two River common stock that he or she owned beneficially and of record, and had the sole right to dispose of and to vote, in favor of the approval of the merger agreement and related matters. In addition, each such shareholder agreed to vote such shares against any proposal made in competition with the merger agreement and to abide by certain restrictions with respect to the transfer of such shares. As of the record date, shares of Two River common stock subject to the voting and other obligations under the support agreements equaled in the aggregate approximately 11.9% of the outstanding shares of Two River common stock.

The foregoing description of the support agreements is subject to, and qualified in its entirety by reference to, the support agreement, a form of which is attached to this proxy statement/prospectus as Annex B and is incorporated by reference into this proxy statement/prospectus.

ACCOUNTING TREATMENT

The integrated mergers will be accounted for using the acquisition method of accounting, in accordance with the provisions of FASB ASC Topic 805-10, Business Combinations. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Two River as of the effective date of the integrated mergers will be recorded at their respective fair values and added to those of OceanFirst. If the purchase price exceeds the difference between the fair value of assets acquired and the fair value of the liabilities assumed, then such excess will be recorded as goodwill. Financial statements of OceanFirst issued after the completion of the integrated mergers will reflect these fair values and will not be restated retroactively to reflect the historical financial position or results of operations of Two River before the integrated mergers.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the U.S. federal income tax considerations generally applicable to a “U.S. holder” (as defined below) of Two River common stock that receive OceanFirst common stock pursuant to the first-step merger. This discussion is based upon the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax, or Medicare contribution tax considerations.

The following discussion applies only to U.S. holders of Two River common stock who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors in partnerships, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, holders whose functional currency is not the U.S. dollar, holders who hold shares of Two River common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Two River common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, holders who exercise appraisal rights or holders who actually or constructively own five percent or more of Two River common stock).

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Two River common stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Two River common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Two River common stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the integrated mergers to their specific circumstances.

The obligation of each of OceanFirst and Two River to complete the integrated mergers is conditioned upon the receipt of an opinion of its counsel, dated the closing date of the integrated mergers, to the effect that the integrated mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Neither OceanFirst nor Two River currently intends to waive these respective opinion conditions. These opinions of counsel will be based on customary assumptions and representations, covenants, and undertakings of OceanFirst and Two River. If any of the assumptions, representations, covenants or undertakings is incorrect, incomplete, inaccurate, or is violated, the validity of the opinions may be affected and the U.S. federal income tax consequences of the integrated mergers could differ materially from those described in this proxy statement/prospectus.

An opinion of counsel represents counsel’s legal judgment but is not binding on the IRS or any court and there can be no assurance that the IRS will not challenge the conclusions reflected in the opinions or that a court would not sustain such a challenge. Neither OceanFirst nor Two River intends to obtain a ruling from the IRS with respect to the tax treatment of the integrated mergers. If the IRS were to successfully challenge the “reorganization” status of the integrated mergers, the tax consequences would be different from those set forth in this proxy statement/prospectus.

The following discussion assumes that the integrated mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

U.S. holders of Two River common stock will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the U.S. holder’s gain realized (i.e., the excess, if any, of the sum of the amount of cash consideration and the fair market value (as of the effective time of the integrated mergers) of the OceanFirst common stock received over the U.S. holder’s adjusted tax basis in its shares of Two River common stock surrendered) and (ii) the amount of cash consideration received pursuant to the integrated mergers. Any gain or loss realized generally must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Except as discussed below under “Potential Treatment of Cash as a Dividend,” any recognized gain will be long-term capital gain if the U.S. holder’s holding period for its Two River common stock exceeds one year at the effective time of the integrated mergers.

A U.S. holder’s aggregate tax basis in OceanFirst common stock received pursuant to the integrated mergers (including the basis allocable to any fractional share of OceanFirst common stock for which cash is received) will equal the U.S. holder’s aggregate tax basis in the Two River common stock exchanged therefor, decreased by the amount of cash received (excluding any cash received in lieu of a fractional share of OceanFirst common stock) and increased by the amount of gain recognized, including any such gain treated as a dividend, as described below, but excluding gain attributable to the deemed receipt and redemption of fractional shares).

A U.S. holder’s holding period in OceanFirst common stock received pursuant to the integrated mergers will include the holding period for its shares of Two River common stock surrendered in exchange therefor. U.S. holders who hold shares of Two River common stock with differing bases or holding periods should consult their tax advisors with regard to identifying the bases or holding periods of the particular shares of OceanFirst common stock received in the integrated mergers.

Potential Treatment of Cash as a Dividend. The receipt of cash by a U.S. holder may be treated for U.S. federal income tax purposes as having the effect of the distribution of a dividend, in which case any gain recognized on the integrated mergers will be treated not as capital gain as described above, but as a dividend to the extent of the U.S. holder’s ratable share of Two River’s accumulated “earnings and profits.” In general, the determination of whether such gain will be treated as having the effect of the distribution of a dividend depends upon whether and to what extent the exchange reduces the U.S. holder’s deemed percentage of stock ownership of OceanFirst. For purposes of this determination, a U.S. holder will generally be treated as if it first exchanged all of its shares of Two River common stock solely for OceanFirst common stock and then OceanFirst immediately redeemed a portion of the OceanFirst common stock in exchange for the cash the U.S. holder actually received, which redemption we refer to in this proxy statement/prospectus as the “deemed redemption.” Gain recognized by a U.S. holder pursuant to the deemed redemption will be treated as having the effect of the distribution of a dividend unless the deemed redemption is (i) “substantially disproportionate” with respect to the U.S. holder (and after the deemed redemption the U.S. holder actually or constructively owns less than 50% of the voting power of the outstanding OceanFirst common stock) or (ii) not “essentially equivalent to a dividend.”

The deemed redemption will generally be “substantially disproportionate” with respect to a U.S. holder if the percentage of the outstanding OceanFirst common stock that the U.S. holder actually and constructively owns immediately after the deemed redemption is less than 80% of the percentage of the outstanding OceanFirst common stock that the U.S. holder is deemed actually and constructively to have owned immediately before the deemed redemption. The deemed redemption will not be considered to be “essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. holder’s deemed percentage of stock ownership of OceanFirst. The IRS has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have experienced a “meaningful reduction” if the shareholder has at least a relatively minor reduction in such shareholder’s percentage of stock ownership under the above analysis. In applying the above tests, the U.S. holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or otherwise in addition to the stock the U.S. holder actually owns or owned.

Cash In Lieu of Fractional Shares. A U.S. holder that receives cash in lieu of a fractional share of OceanFirst common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss will generally be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s aggregate adjusted tax basis in the shares of Two River common stock surrendered which is allocable to the fractional share. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for its Two River common stock exceeds one year at the effective time of the integrated mergers.

This discussion of U.S. federal income tax consequences is for general information purposes only and is not intended to be, and should not be construed as, tax advice. Determining the actual tax consequences of the integrated mergers to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult your tax advisors with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction.

DESCRIPTION OF CAPITAL STOCK OF OCEANFIRST

The following is a brief description of the terms of the capital stock of OceanFirst. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the DGCL, OceanFirst’s certificate of incorporation, as amended, and OceanFirst’s bylaws, and, where applicable, federal banking law. Copies of OceanFirst’s certificate of incorporation and amended and restated bylaws have been filed with the SEC and are also available upon request from OceanFirst. To find out where copies of these documents can be obtained, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 111.

Authorized Capital Stock

OceanFirst’s authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

OceanFirst’s certificate of incorporation currently authorizes the issuance of up to 150,000,000 shares of common stock. As of October 24, 2019, the most recent practicable date before the printing of this proxy statement/prospectus, there were (i) 50,767,554 shares of OceanFirst common stock issued and outstanding, (ii) 1,179,418 shares of OceanFirst common stock held in treasury, (iii) 2,569,016 shares of OceanFirst common stock reserved for issuance in respect of awards of restricted OceanFirst common stock or upon the exercise of outstanding stock options to purchase shares of OceanFirst common stock granted under certain OceanFirst equity compensation plans and the equity compensation plans of acquired companies, (iv) 27,339 shares reserved for issuance upon the exercise of warrants assumed in connection with the acquisition of Colonial American Bank, and (v) no other shares of capital stock or equity or voting securities of OceanFirst issued, reserved for issuance or outstanding.

OceanFirst common stock is currently listed on the Nasdaq under the symbol “OCFC.”

Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provisions

OceanFirst common stock does not have preemptive rights, redemption rights, conversion rights, or any sinking fund or redemption provisions.

Voting Rights

The holders of OceanFirst common stock have exclusive voting rights in OceanFirst. They elect the OceanFirst board and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the OceanFirst board. Generally, holders of common stock are entitled to one vote per share and do not have any right to cumulate votes in the election of directors. OceanFirst’s certificate of incorporation provides that stockholders who beneficially own in excess of 10% of the then-outstanding shares of OceanFirst common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate as well as persons acting in concert with such person or entity. If OceanFirst issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote, which is calculated after giving effect to the provision in OceanFirst’s certificate of incorporation limiting voting rights as described above. OceanFirst stockholders are not permitted to act by written consent.

Liquidation Rights

In the event of OceanFirst’s liquidation, dissolution or winding up, holders of common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of OceanFirst available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution. In the event of any liquidation, dissolution or winding up of OceanFirst Bank, OceanFirst, as the holder of 100% of OceanFirst Bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of OceanFirst Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders, all assets of OceanFirst Bank available for distribution.

Dividend Rights

Holders of OceanFirst common stock are entitled to receive ratably such dividends as may be declared by the OceanFirst board out of legally available funds. The ability of the OceanFirst board to declare and pay dividends on OceanFirst common stock is subject to the terms of applicable Delaware law and banking regulations. If OceanFirst issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends. For more information regarding OceanFirst’s ability to pay dividends, see the sections of this proxy statement/prospectus entitled “The Transactions — Dividend Policy” beginning on page 64 and “Where You Can Find More Information” beginning on page 111. OceanFirst’s principal source of income is dividends that are declared and paid by OceanFirst Bank on its capital stock. Therefore, OceanFirst’s ability to pay dividends is dependent upon its receipt of dividends from OceanFirst Bank. Insured depository institutions such as OceanFirst Bank are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. In the future, any declaration and payment of cash dividends will be subject to the OceanFirst board’s evaluation of OceanFirst’s operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. The payment of cash dividends by OceanFirst in the future will also be subject to certain other legal and regulatory limitations and ongoing review by OceanFirst’s banking regulators.

Restrictions on Ownership

Banking laws impose notice, approval and ongoing regulatory requirements on any stockholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. These laws include the BHC Act and the Change in Bank Control Act. Among other things, these laws require regulatory filings by a stockholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. The determination whether an investor “controls” a depository institution is based on all of the facts and circumstances surrounding the investment. OceanFirst is a bank holding company and therefore the BHC Act would require any “bank holding company” (as defined in the BHC Act) to obtain prior approval of the FRB before acquiring more than 5% of OceanFirst common stock. Any person (other than a bank holding company) is required to provide prior notice to the FRB before acquiring 10% or more of OceanFirst common stock under the Change in Bank Control Act. Ownership by affiliated parties, or parties acting in concert, is typically aggregated for these purposes. Any person (other than an individual) who (a) owns, controls or has the power to vote 25% or more of any class of OceanFirst’s voting securities; (b) has the ability to elect or appoint a majority of the OceanFirst board; or (c) otherwise has the ability to exercise a “controlling influence” over OceanFirst, is subject to regulation as a bank holding company under the BHC Act.

Preferred Stock

OceanFirst’s certificate of incorporation authorizes the OceanFirst board, without further stockholder action, to issue up to 5,000,000 shares of preferred stock. OceanFirst’s certificate of incorporation further authorizes the OceanFirst board, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. As of October 24, 2019, the most recent practicable date before the printing of this proxy statement/prospectus, there were no shares of OceanFirst preferred stock outstanding. Preferred stock may be issued with preferences and designations as the OceanFirst board may from time to time determine. The OceanFirst board may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting power of the holders of OceanFirst common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

COMPARISON OF STOCKHOLDERS’ RIGHTS

If the first-step merger is completed, Two River shareholders will be entitled to receive shares of OceanFirst common stock in exchange for their shares of Two River common stock. OceanFirst is organized under the laws of the State of Delaware, and Two River is organized under the laws of the State of New Jersey. As a result of the integrated mergers, Two River shareholders will become stockholders of OceanFirst. Thus, following the integrated mergers, the rights of Two River shareholders who become OceanFirst stockholders as a result of the integrated mergers will be governed by the corporate law of the State of Delaware and will also then be governed by OceanFirst’s certificate of incorporation and OceanFirst’s bylaws. OceanFirst’s certificate of incorporation and bylaws will be unaltered by the Transactions.

The following is a summary of the material differences between (1) the current rights of Two River shareholders under the NJBCA, Two River’s certificate of incorporation and Two River’s bylaws and (2) the current rights of OceanFirst stockholders under the DGCL, OceanFirst’s certificate of incorporation and OceanFirst’s bylaws. OceanFirst and Two River believe that this summary describes the material differences between the rights of OceanFirst stockholders as of the date of this proxy statement/prospectus and the rights of Two River shareholders as of the date of this proxy statement/prospectus; however, it does not purport to be a complete description of those differences. Copies of OceanFirst’s and Two River’s governing documents have been filed with the SEC.

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AUTHORIZED CAPITAL STOCK

OceanFirst’s certificate of incorporation authorizes it to issue up to 150,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the most recent practicable date prior to the mailing of this proxy statement/prospectus, there were 50,767,554 shares of OceanFirst common stock issued and outstanding and no shares of OceanFirst preferred stock outstanding.

Under Section 242(b) of the DGCL, OceanFirst may increase or decrease its authorized capital stock by amending its certificate of incorporation, which requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Additionally, OceanFirst’s certificate of incorporation provides that the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of OceanFirst common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation.

Two River’s certificate of incorporation authorizes it to issue up to 25,000,000 shares of common stock, without par value, and 6,500,000 shares of preferred stock, without par value. As of the record date, there were 8,715,338 shares of Two River common stock issued and outstanding and no shares of Two River preferred stock issued and outstanding.

Under Section 14A:9-2 of the NJBCA, Two River may increase or decrease the aggregate number of authorized shares of Two River common stock by amending its certificate of incorporation, which requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon.

GENERAL VOTING STANDARD

Generally, each holder of OceanFirst common stock is entitled to one vote for each share of OceanFirst	Each holder of Two River common stock is entitled to one vote for each share of Two River common

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common stock held by such stockholder. However, OceanFirst’s certificate of incorporation provides that stockholders who beneficially own more than 10% of the then-outstanding shares of OceanFirst common stock are not entitled to any vote with respect to shares held in excess of that 10% (which we refer to as the “10% voting restriction”).	stock held by such shareholder. Two River’s certificate of incorporation does not include a 10% voting restriction.

MERGER VOTING

In the case of a merger or consolidation, Section 251(c) of the DGCL requires that a majority of the outstanding stock entitled to vote approve of the merger or consolidation. However, under Section 251(f) of the DGCL, no approval by the stockholders of the surviving corporation in a merger is required if: (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation; (ii) each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger; and (iii) either no shares of common stock of the surviving corporation are to be issued in the merger or, if common stock will be issued, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%.	In the case of a merger or consolidation, Section 14A:10-3(2) of the NJBCA requires approval by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon. However, under Section 14A:10-3(4) of the NJBCA, no approval by the shareholders of the surviving corporation is required if (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation; (ii) each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger; and (iii) the number of voting (or participating) shares outstanding immediately after the merger, plus the number of voting (or participating) shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of voting (or participating) shares of the surviving corporation outstanding immediately before the merger.

SIZE OF THE BOARD OF DIRECTORS

OceanFirst’s certificate of incorporation and bylaws provide that the number of directors of OceanFirst will be the number of directors as designated by the OceanFirst board from time to time, pursuant to a resolution adopted by a majority of the entire OceanFirst board, except, in the absence of such designation, the number will be nine.

There are currently 14 directors on the OceanFirst board. Under the merger agreement, OceanFirst will increase the size of the OceanFirst board by one member and will appoint a member of the Two River board to the OceanFirst board.

Two River’s certificate of incorporation and bylaws provide that the number of directors of the Two River board will be no less than one and no greater than 15, as determined by a resolution adopted by a majority of the Two River board.

There are currently 10 directors on the Two River board.

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CLASSES OF DIRECTORS

OceanFirst’s board of directors is not classified; all directors are elected annually.	Two River’s certificate of incorporation provides that the Two River board is divided into three classes, with the term of office of one class expiring each year. Each class of directors serves a three year term.

DIRECTOR QUALIFICATIONS

Under OceanFirst’s bylaws, no person will be eligible for election or appointment to the OceanFirst board (i) if such person has, within the previous 10 years, been the subject of a supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. § 1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such crime.

OceanFirst’s bylaws provide further that no person may serve on OceanFirst’s board and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association or any affiliate thereof.

OceanFirst’s bylaws provide further that any person who is the representative or agent or acting in concert with a person who is ineligible for election to OceanFirst’s board will also be ineligible for election or appointment to the OceanFirst board.

Two River’s bylaws provide that each director on the Two River board must have his or her principal residence within the State of New Jersey. Any director must resign immediately if his or her principal residence is not within the State of New Jersey at any time.

Under NJBCA Section 14A:6-1(1), all directors on the Two River board must be at least eighteen years of age.

REMOVAL OF DIRECTORS

At the 2018 annual meeting of OceanFirst stockholders, the stockholders of OceanFirst approved a declassification of the OceanFirst board. Upon the effectiveness of such declassification, directors of OceanFirst may be removed, with or without cause, by a majority vote of the OceanFirst stockholders.	Two River’s certificate of incorporation provides that any director may be removed from office only for cause by the affirmative vote of (i) the holders of a majority of the outstanding shares of capital stock of Two River entitled to vote generally in the election of directors or (ii) a majority of the members of the Two River board where, in the judgment of such majority, the continuation of the director would be harmful to Two River, and the Two River board may suspend

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the director for a reasonable period pending final determination that cause exists for such removal.

FILLING VACANCIES ON THE BOARD OF DIRECTORS / NEWLY CREATED DIRECTORSHIPS

The OceanFirst bylaws provide that newly created directorships or any vacancies in the OceanFirst board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

Under Section 223(c) of the DGCL, if, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholders holding at least 10 percent of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

The Two River bylaws provide that vacancies in the Two River board (including vacancies resulting from an increase in the size of the number of directors) (unless the Two River board determines to reduce the size of board to eliminate the vacancy) will be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next succeeding annual meeting of shareholders.

SPECIAL MEETINGS OF STOCKHOLDERS

Under OceanFirst’s bylaws and certificate of incorporation, subject to the rights of the holders of any class or series of preferred stock of OceanFirst, special meetings of OceanFirst stockholders may be called only by the OceanFirst board pursuant to a resolution adopted by a majority of the total number of directors that OceanFirst would have if there were no vacancies on the OceanFirst board.

OceanFirst’s bylaws provide that at any special meeting of the stockholders, only such business may be conducted as has been brought before the meeting by or at the direction of the board of directors.

The DGCL does not grant stockholders the statutory right to call a special meeting.

Under Two River’s bylaws, special meetings of the shareholders may be called by the Two River board, the chairman of Two River board or president of Two River.

Two River’s bylaws provide that at any special meeting of the Two River shareholders, only such business may be conducted as specified in the notice of the meeting.

Under the NJBCA, upon application of the holders of not less than 10% of all the shares entitled to vote at a meeting, the Superior Court of New Jersey may, for good cause shown, order a special meeting of the shareholders.

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QUORUM

OceanFirst’s bylaws provide that at any meeting of OceanFirst’s stockholders, subject to the 10% voting restriction, the holders of a majority of all shares of the stock entitled to vote at the meeting, present in person or by proxy, constitute a quorum for all purposes except to the extent a larger number is required by law.

If a quorum is not present at any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time. If notice of any adjourned special meeting of OceanFirst stockholders is sent to all stockholders entitled to vote at such meeting and states that the meeting will be held with those present, in person or by proxy, constituting a quorum, then those present, in person or by proxy, at such adjourned meeting will constitute a quorum, and all matters will be determined by a majority of the votes cast at such meeting.

Under Two River’s bylaws, the holders of shares entitled to cast a majority of the votes at a meeting constitutes a quorum. Under NJBCA Section 14A:5-9, after a quorum is present, the shareholders may continue to conduct business despite the withdrawal of enough shares to leave less than a quorum.

Under Two River’s bylaws, Two River shareholders representing less than a quorum may adjourn the meeting.

STOCKHOLDER ACTION BY WRITTEN CONSENT

Under OceanFirst’s certificate of incorporation, subject to the rights of the holders of any class or series of preferred stock of OceanFirst, any action required or permitted to be taken by the stockholders of OceanFirst must be effected at an annual or special meeting of the stockholders of OceanFirst and may not be effected by any consent in writing by such stockholders.

Under Section 14A:5-6 of the NJBCA and Two River’s bylaws, shareholders may act by written consent without a meeting (except for the election of directors), subject to certain procedures. A Two River shareholder seeking such action by written consent must request that the Two River board fix a record date. The Two River board has sixty days to fix the record date. The Two River board must fix a tabulation date for the written consents no more than 60 days after the record date. An action by written consent need only be signed by a sufficient number of Two River shareholders as necessary to effect the corporate action.

The election of directors, including the filling of a vacancy, must be effected at an annual or special meeting of the shareholders and may not be effected by an action by written consent.

NOTICE OF STOCKHOLDER MEETINGS

OceanFirst’s bylaws provide that written notice of all meetings of the stockholders must be given, not less than 10 and no more than 60 days before the date on	Under Two River’s bylaws, notice of annual and special meetings must be given not less than 10 nor more than 60 days before the meeting, by mail or

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which the meeting is to be held to each stockholder entitled to vote at such meeting. Such notice must set forth the place, date and time of the meeting.

Under OceanFirst’s bylaws, when a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken, except that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting will be given not less than 10 and not more than 60 days before the meeting date.

other method permitted by law, to each Two River shareholder of record entitled to vote at the meeting, directed to the shareholder at the shareholder’s address as it appears in Two River’s books. Such notice must set forth the date, time, place and purpose of the meeting.

Under Two River’s bylaws, if a meeting is adjourned, notice of the adjourned meeting is not necessary if (i) the Two River board does not fix a new record date, (ii) the time and place to which the meeting is adjourned are announced at the original meeting and (iii) at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

OceanFirst’s bylaws provide that, for business proposals or nominations for the election of directors to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of OceanFirst not less than 90 days prior to the date of the annual meeting except that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made.

Under OceanFirst’s bylaws, for each business matter a stockholder proposes to bring before the annual meeting, that stockholder’s notice to the secretary must set forth: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on OceanFirst’s books, of the stockholder proposing such business; (iii) the class and number of shares of OceanFirst’s capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business.

Under OceanFirst’s bylaws, for stockholder nominations for the election of directors, a stockholder’s notice must set forth: (i) for each director nomination, all

Under Two River’s bylaws, for business proposals or nominations to be properly brought before a meeting of the shareholders, the shareholder must have delivered a request to Two River’s secretary not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting of the shareholders. However, if the annual meeting is not scheduled to be held within 30 days before or after the anniversary of the previous year’s annual meeting, the proposing shareholder must provide notice by the later of the 90th day prior to the annual meeting date or the tenth date following the first public disclosure of the date of the annual meeting.

Under Two River’s bylaws, notice of a shareholder business proposal must set forth: (i) a request for inclusion of the proposal in the notice of the meeting; (ii) the text of the proposal(s) the shareholder intends to present at the meeting; (iii) the shareholder’s name and address; (iv) the number and class of all shares owned beneficially and of record by the proposing shareholder; and (v) any material interest of the shareholder in the proposal. However, the notice does not need to include this information if it is being submitted pursuant to Rule 14a-8.

Under Two River’s bylaws, notice of a board nomination must set forth: (i) the name of each proposed nominee; (ii) number of shares of each class of Two River stock owned beneficially and of record by each proposed nominee; (iii) certain information required by Item 401 of Regulation S-K;

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information relating to that person that would indicate such person’s qualification under the bylaws, including an affidavit that such person would not be disqualified under the bylaws, and information that is required to be disclosed in proxy solicitations for the election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act and (ii) as to the stockholder giving notice; (x) the stockholder’s name and address, as they appear on OceanFirst’s books and (y) the class and number of shares of OceanFirst’s capital stock that such stockholder beneficially owns. No person nominated by a stockholder is eligible for election as an OceanFirst director unless nominated in accordance with these provisions.

Under OceanFirst’s bylaws, stockholders may not make proposals at a special meeting of OceanFirst stockholders as only OceanFirst directors are allowed to bring a proposal before a special meeting.

(iv) each nominee’s signed consent to serve as a director; (v) the proposing shareholder’s name and address and (vi) the number of shares of each class of Two River stock owned beneficially and of record by the shareholder. In addition, the proposing shareholder must furnish Two River with all other information it reasonably requests to determine whether the nominee would be considered “independent.”

DISSENTERS’ RIGHTS

Section 262 of the DGCL permits stockholders to dissent from a merger, consolidation or a sale of all or substantially all the assets of the corporation and obtain payment of the fair value of their shares, if they follow certain statutorily defined procedures. However, appraisal rights do not apply if the corporation’s stock is either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Dissenters’ rights may be restored if, in the transaction, stockholders are to receive, in exchange for shares of their stock, anything other than: (i) stock of the surviving corporation; (ii) stock of any corporation that is or will be listed on a national securities exchange or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares; or (iv) any combination of (i), (ii) or (iii). The DGCL further provides that no appraisal rights are available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for the approval of the stockholders of the surviving corporation as provided under Section 251(f) of the DGCL.	Section 14A:11-1 of the NJBCA permits shareholders to dissent from a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all assets of a corporation not in the usual or regular course of business and obtain payment of the fair value of their shares if they follow certain statutorily defined procedures. However, unless the corporation’s certificate of incorporation otherwise provides, dissenters’ rights are not available with respect to certain transactions, including a merger or consolidation in which (i) a class or series of the corporation’s shares are listed on a national securities exchange or are held by not less than 1,000 shareholders or (ii) the shareholder is to receive (x) cash, (y) shares as consideration that will be listed on a national securities exchange or be held by not less than 1,000 shareholders or (z) cash and such securities.

ANTI-TAKEOVER PROVISIONS AND RESTRICTIONS ON BUSINESS COMBINATIONS

OceanFirst has not opted out of the requirements of Section 203 of the DGCL prohibiting OceanFirst from engaging in a business combination with an interested	Section 14A:10a of the NJBCA provides that Two River may not engage in any “business combination” (as defined therein) with any interested shareholder

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stockholder (defined as a person or group of affiliates owning at least 15% of the voting power of OceanFirst) for a period of three years after that interested stockholder became an interested stockholder unless (a) before that person became an interested stockholder, the OceanFirst board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of OceanFirst outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (c) at or subsequent to the time the stockholder became an interested stockholder the business combination is approved by the OceanFirst board and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting of OceanFirst stockholders.

In addition, OceanFirst’s certificate of incorporation provides that a business combination with an interested stockholder requires the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of voting stock of OceanFirst subject to the 10% voting restriction. The super-majority vote is not required for a business combination with an interested stockholder that is approved by a majority of disinterested directors or meets certain consideration value requirements. An interested stockholder is defined as (1) any person who beneficially owns 10% or more of the voting power of OceanFirst’s voting stock; (2) an affiliate or associate of OceanFirst who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of OceanFirst; or (3) an assignee of shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder.

of Two River for a period of five years following such interested shareholder’s stock acquisition date, unless (a) that business combination is approved by the Two River board prior to the interested shareholder’s stock acquisition date or (b) the transaction or series of related transactions which caused the person to become an interested shareholder was approved by the Two River board prior to that interested shareholder’s stock acquisition date and any subsequent business combinations with that interested shareholder are approved by (1) the Two River board, or a committee of the Two River board consisting solely of persons who are not employees, officers, directors, shareholders, affiliates or associates of that interested shareholder, and (2) the affirmative vote of the holders of a majority of the voting stock not beneficially owned by such interested shareholder at a meeting called for such purpose.

In addition to the foregoing, Two River may not engage, at any time, in any business combination with any interested shareholder of Two River other than (i) a business combination approved by the Two River board prior to the interested shareholder’s stock acquisition date; (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested shareholder at a meeting called for such purpose; (iii) a business combination in which certain consideration requirements are met and the interested stockholder has not become the beneficial owner of any additional shares of Two River common stock after the interested stockholder’s stock acquisition date and prior to the consummation date with respect to the business combination, subject to certain exceptions; or (iv) a business combination approved by (x) the Two River board or a committee thereof consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of that interested stockholder prior to the consummation of the business combination and (y) the affirmative vote of the holders of a majority of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose if the transaction or series of related transactions with the interested stockholder which caused the person to become an interested stockholder was approved by the Two River board prior to the consummation of such transaction or series of related transactions.

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The NJBCA provisions relating to business combinations do not apply to business combinations: (i) between a resident domestic corporation and an interested stockholder if the resident domestic corporation did not have a class of voting stock traded on a national securities exchange or registered with the SEC, unless the certificate of incorporation states otherwise; and (ii) between a resident domestic corporation and an interested stockholder of that corporation who became an interested stockholder inadvertently, if such stockholder (1) divests themselves as soon as practicable to no longer beneficially own, directly or indirectly, more than 10% of the outstanding voting stock of that corporation, or a subsidiary of that corporation, and (2) would not at any time within the five-year period preceding the announcement date with respect to the business combination have been an interested stockholder but for the inadvertent acquisitions.

The NJBCA defines “interested stockholder” as any person who: (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of Two River; or (ii) is an affiliate or associate of Two River and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of Two River.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

OceanFirst’s certificate of incorporation provides that OceanFirst’s directors are not liable to OceanFirst or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL, which concerns unlawful payment of a dividend or unlawful stock purchase or redemption; or (d) for any transaction from which the director derived an improper personal benefit.

OceanFirst’s certificate of incorporation does not provide limitation of personal liability for officers.

Two River’s certificate of incorporation provides that, to the fullest extent permitted under New Jersey law, directors and officers are not personally liable to Two River or its shareholders for damages for any breach of duty, except for breach of a duty based upon an act or omission (a) in breach of such person’s duty of loyalty to Two River or its shareholders; (b) not in good faith or involving a knowing violation of the law or (c) resulting in receipt by such persons of an improper personal benefit.

OCEANFIRST	TWO RIVER BANCORP

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND INSURANCE

OceanFirst’s certificate of incorporation provides that OceanFirst will indemnify and hold harmless to the fullest extent permitted by the DGCL any person who was or is a party or is threatened to be made a party to any legal proceeding by reason of the fact that such person (a) is or was a director or officer of OceanFirst or (b) is or was serving at the request of OceanFirst as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, except that OceanFirst will not indemnify or agree to indemnify any of the foregoing persons against liability or expenses if he or she has not met the applicable standard for indemnification set forth in the DGCL.

OceanFirst’s certificate of incorporation further provides that OceanFirst may maintain insurance to protect itself and any director, officer, employee or agent of OceanFirst, any subsidiary or affiliate of OceanFirst or another corporation partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not OceanFirst would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Two River’s bylaws provide that Two River will indemnify and hold harmless against all liabilities any person who is or was a director or an officer who is or was made party or threatened to be made party to any action by reason of the fact that such person (a) is or was serving as a director, officer, employee or agent of Two River or is or was serving at the request of Two River as a director, officer, trustee, employee or agent of any other enterprise. However, Two River will not indemnify such person if a judgment or other final adjudication adverse to the such person establishes that such person’s actions or omissions (i) were known or believed by such person to be contrary to the best interests of Two River or its shareholders in connection with a matter to which such person had a material conflict of interest, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit.

If the director or officer provides an undertaking to repay any expenses if there is a judgment that the director or officer is not entitled to receive reimbursement, then within 20 days following the later of the receipt of (a) such undertaking and (b) a demand from the director or officer for payment of expenses that have actually been incurred, then Two River will pay or reimburse the director or officer for such expenses. However, Two River is not required to indemnify any director or officer following any plea or formal written admission by the director or officer establishing that he or she is not entitled to indemnification.

To the extent authorized by the Two River board, and subject to any terms and conditions of such authorization, Two River may, to the fullest extent permitted by law, advance expenses and indemnify and hold harmless against liabilities any person (and including such person’s estate) not covered by the above director and officer indemnification provision, who was an employee or agent of Two River, or who is or was serving at the request of Two River as a director, officer, trustee, employee or agent of any other enterprise, or the legal representative of any such person, and who is or was a party to, or threatened to be made a party to, any action by

OCEANFIRST	TWO RIVER BANCORP
reason of the fact that such person is or was serving in any of the foregoing capacities.

INSPECTION OF BOOKS AND RECORDS

Under Section 220 of the DGCL, any OceanFirst stockholder, upon written demand under oath stating the purpose thereof, has the right during the usual business hours to inspect for any proper purpose, and to make copies and extracts of: (i) OceanFirst’s stock ledgers, a list of stockholders and its other books and records; and (ii) the books and records of a subsidiary of OceanFirst, to the extent that OceanFirst has actual possession and control of such records of such subsidiary or could obtain such records through the exercise of control over such subsidiary, subject to certain restrictions.

Under NJBCA Section 14A:5-28, upon the written request of any shareholder, Two River must mail such shareholder its balance sheet as of the end of the preceding fiscal year, and its profit and loss surplus statement for such fiscal year.

Further, any person who (i) has been a shareholder of record of Two River for more than six months immediately preceding demand or (ii) holds or is authorized in writing by the holders of at least 5% of any class of Two River stock, has the right upon five days’ written notice to demand to inspect, or to have their agent or attorney inspect, the minutes and proceedings of the shareholders, and to make extracts from such minutes and records, for a proper purpose and during normal business hours.

AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS

OceanFirst may amend or repeal any provision in the OceanFirst certificate of incorporation in the manner set forth in the DGCL, except that notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, OceanFirst’s certificate of incorporation requires the affirmative vote of the holders of at least 80% of the voting power of all the outstanding shares of OceanFirst’s capital stock, subject to the 10% voting restriction, to amend or repeal certain provisions of the certificate of incorporation regarding: (i) the 10% voting restriction; (ii) the prohibition on stockholder action by written consent; (iii) the calling of special meetings; (iv) removal of directors, director vacancies and the advance notice required of stockholder nominations; (v) amendment of the bylaws; (vi) business combinations involving affiliates or interested stockholders; (vii) indemnification of officers and directors; and (viii) and the provision requiring at least 80% of outstanding voting stock approval to amend the aforementioned provisions.

Under OceanFirst’s bylaws, the OceanFirst board may amend, alter or repeal the bylaws at any meeting of the OceanFirst board, provided notice to the directors or stockholders of the proposed change was given not less

Under Section 14A:9-2 of the NJBCA, Two River’s certificate of incorporation may be amended by first being approved by the Two River board and then adopted by the Two River shareholders by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon, except only approval by the Two River board is required for amendments to Two River’s certificate of incorporation relating to: (i) the change of the registered agent; (ii) adjustments to the number of shares, or changes in designations of the relative rights and preferences, of any class or series; (iii) increasing the authorized shares of any class or series of Two River common stock, provided the requisite shareholder approval was obtained for the issuance; (iv) share dividends, divisions or combinations; (v) the cancellation of reacquired shares and (vi) the reduction of authorized shares in connection with the conversion of convertible securities.

Pursuant to Section 14A:2-9 of the NJBCA and Two River’s bylaws, the Two River board may make, amend, alter or repeal, in whole or in part, the Two River bylaws by the affirmative vote of a majority of the directors then in office. Pursuant to

OCEANFIRST	TWO RIVER BANCORP
than two days prior to the meeting. The OceanFirst stockholders also have the power to amend, alter or repeal the bylaws at any meeting of OceanFirst stockholders provided notice of the proposed change was given in the notice of the meeting except that, notwithstanding any other provisions of OceanFirst’s bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of OceanFirst common stock required by law, OceanFirst’s certificate of incorporation, any preferred stock designation or the bylaws, the affirmative votes of the holders of at least 80% of the voting power of all the then-outstanding shares of OceanFirst capital stock, voting together as a single class, will be required to alter, amend or repeal any provisions of the bylaws.	Section 14A:2-9 of the NJBCA, Two River’s bylaws made by the Two River board may be altered or repealed, and new bylaws made, by the Two River shareholders.

FORUM SELECTION BYLAW

OceanFirst’s bylaws provide that unless OceanFirst consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of OceanFirst, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of OceanFirst to OceanFirst or OceanFirst stockholders, (iii) any action asserting a claim against OceanFirst or any director, officer, stockholder, employee or agent of OceanFirst arising out of or relating to any provision of the DGCL or OceanFirst’s certificate of incorporation or bylaws or (iv) any action asserting a claim against OceanFirst or any director, officer, stockholder, employee or agent of OceanFirst governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.	Two River’s organizational documents do not contain a forum selection clause.

OCEANFIRST	TWO RIVER BANCORP

To the fullest extent permitted by law, the forum selection bylaw discussed above will apply to derivative actions or proceedings brought on behalf of OceanFirst and arising under the Securities Act or the Exchange Act, although OceanFirst stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such provision in connection with any such derivative action or proceeding arising under the Securities Act or the Exchange Act, and it is possible that a court could find the forum selection bylaw to be inapplicable or unenforceable in such a case.

OceanFirst’s bylaws also provide that OceanFirst is entitled to equitable relief, including injunctive relief and specific performance, to enforce such forum selection bylaw.

COMPARATIVE MARKET PRICES AND DIVIDENDS

OceanFirst common stock is listed on the Nasdaq under the symbol “OCFC”. As of October 24, 2019, the last date prior to printing this proxy statement/prospectus for which it was practicable to obtain this information for OceanFirst, there were approximately 2,479 record holders of OceanFirst common stock.

Two River common stock is listed on the Nasdaq under the symbol “TRCB”. As of October 24, 2019, the last date prior to printing this proxy statement/prospectus for which it was practicable to obtain this information for Two River, there were approximately 502 registered holders of Two River common stock.

Two River shareholders are advised to obtain current market quotations for OceanFirst common stock and Two River common stock. The market price of OceanFirst common stock and Two River common stock will fluctuate between the date of this proxy statement/prospectus, the date of the special meeting and the date of completion of the Transactions. No assurance can be given concerning the market price of OceanFirst common stock or Two River common stock before or after the closing of the Transactions. Changes in the market price of OceanFirst common stock prior to the completion of the Transactions will affect the market value of the merger consideration that Two River shareholders will be entitled to receive upon completion of the Transactions.

Dividends

OceanFirst currently pays a quarterly cash dividend of $0.17 per share, which is expected to continue, although the OceanFirst board may change this dividend policy at any time. OceanFirst stockholders will be entitled to receive dividends when and if declared by the OceanFirst board out of funds legally available for dividends. The OceanFirst board will consider OceanFirst’s financial condition and level of net income, future prospects, economic condition, industry practices and other factors, including applicable banking laws and regulations, in determining whether to pay dividends in the future and the amount of such dividends.

Pursuant to the terms of the merger agreement, prior to the effective time, Two River may declare and pay regular quarterly cash dividends at a rate not in excess of $0.07 per share consistent with past practice. Additionally, OceanFirst and Two River will coordinate with each other regarding the declaration of any dividends in respect of OceanFirst common stock or Two River common stock and the record dates and payment dates relating thereto, such that the holders of Two River common stock will not receive two dividends, or fail to receive one dividend, in respect of any quarter with respect to their shares of Two River common stock and any shares of OceanFirst common stock any such holder receives in exchange therefor in the first-step merger.

For more information regarding OceanFirst’s and Two River’s dividend policies, see the section of this proxy statement/prospectus entitled “The Transactions — Dividend Policy” beginning on page 64.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF TWO RIVER

The following table sets forth information concerning the beneficial ownership of Two River’s common stock as of the record date by each of Two River’s directors and executive officers, including any options exercisable by such party within 60 days after the record date. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of Two River common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Shares of Two River common stock Outstanding on Record Date (1)
James M. Bollerman	41,031	(2)	*
Charles F. Butrico, Jr.	22,030	(3)	*
Robert E. Gregory	187,041	(4)	2.15%
Robert B. Grossman, MD	157,551	(5)	1.81%
William F. LaMorte	110,771	(6)	1.27%
Joseph F.X. O’Sullivan	110,064	(7)	1.26%
John J. Perri, Jr., CPA	111,802	(8)	1.28%
Andrew A. Vitale, CPA	29,641	(9)	*
Robin Zager	119,550	(10)	1.37%
William D. Moss	161,735	(11)	1.86%
Alan B. Turner	80,846	(12)	*
A. Richard Abrahamian	54,778	(13)	*
Anthony A. Mero	24,326	(14)	*
All Directors and Executive Officers (13 persons)	1,211,166	(15)	13.83%

*	Represents less than 1% of outstanding Two River common stock.
(1)

Percentages with respect to each person or group of persons have been calculated on the basis of 8,756,224 outstanding shares of Two River common stock, the number of shares of Two River common stock outstanding and entitled to vote as of October 7, 2019, plus the number of shares of Two River common stock which such person or group of persons has the right to acquire within 60 days of October 7, 2019 by the exercise of stock options.

(2)

Includes: 27,163 shares of Two River common stock held by a retirement plan of which Mr. Bollerman is the primary beneficiary; 2,001 shares of restricted stock granted pursuant to the Two River equity plan; and 5,408 options to purchase shares of Two River common stock granted pursuant to the Two River equity plan.

(3)

Includes: 2,001 shares of restricted stock granted pursuant to the Two River equity plan; and 14,200 shares of Two River common stock held by a retirement plan of which Mr. Butrico is the primary beneficiary.

(4)

Includes: 750 shares of Two River common stock held solely by Mr. Gregory’s spouse, 2,001 shares of restricted stock granted pursuant to the Two River equity plan; and options to purchase 5,408 shares of Two River common stock granted under the Two River equity plan.

(5)

Includes: 6,165 shares of Two River common stock that are held jointly with Dr. Grossman’s spouse, 18,712 shares of Two River common stock held by a retirement plan of which Dr. Grossman is the primary beneficiary, 37,248 shares of Two River common stock owned solely by Dr. Grossman’s spouse, 1,202 shares of Two River common stock held in trust for minors for which Dr. Grossman has voting control; 2,001 shares of restricted stock granted pursuant to the Two River equity plan; and options to purchase 3,244 shares of Two River common stock granted under the Two River equity plan.

(6)

Includes: 1,936 shares of Two River common stock held solely by Mr. LaMorte’s spouse, 75,577 shares of Two River common stock owned by Ridge Investments, of which Mr. LaMorte is a principal, 1,000 shares of Two River common stock owned by Ronstan Profit Sharing, of which Mr. LaMorte is a principal; 2,001 shares of restricted stock granted pursuant to the Two River equity plan; and options to purchase 5,408 shares of Two River common stock granted under the Two River equity plan.

(7)

Includes: 1,764 shares of Two River common stock held in the names of Mr. O’Sullivan’s children, for which Mr. O’Sullivan is deemed to have beneficial ownership; 12,754 shares of Two River common stock held by a retirement plan of which Mr. O’Sullivan is the primary beneficiary; and 2,001 shares of restricted stock granted pursuant to the Two River equity plan.

(8)	Includes: 2,001 shares of restricted stock granted pursuant to the Two River equity plan; and options to purchase 5,408 shares of Two River common stock granted under the Two River equity plan.
(9)

Includes: 6,250 shares of Two River common stock held by a retirement plan of which Mr. Vitale is the primary beneficiary; and 2,001 shares of restricted stock granted pursuant to the Two River equity plan.

(10)

Includes: 6,518 shares of Two River common stock held solely by Ms. Zager’s spouse; 2,001 shares of restricted stock granted pursuant to the Two River equity plan; and options to purchase 5,408 shares of Two River common stock granted under the Two River equity plan.

(11)

Includes: 5,882 shares of Two River common stock held solely by Mr. Moss’s spouse; 9,940 shares of Two River common stock held by a retirement plan of which Mr. Moss is the primary beneficiary; and 12,229 shares of restricted stock granted pursuant to the Two River equity plan.

(12)

Includes: 1,735 shares of Two River common stock held by a retirement plan of which Mr. Turner is the primary beneficiary; and 7,666 shares of restricted stock granted pursuant to the Two River equity plan.

(13)	Includes: 7,696 shares of restricted stock granted pursuant to the Two River equity plan; and 3,255 options to purchase shares of Two River common stock granted under the Two River equity plan.
(14)	Includes: 5,812 shares of restricted stock granted pursuant to the Two River equity plan; and 7,350 options to purchase shares of Two River common stock granted under the Two River equity plan.
(15)	Includes: 51,412 shares of restricted stock granted pursuant to the Two River equity plan; and 40,889 options to purchase shares of Two River common stock granted under the Two River equity plan.

Principal Shareholders

As of the record date, no person owns of record, or is known by the Two River board to be the beneficial owner of, more than five percent of the outstanding shares of Two River common stock.

OceanFirst’s Directors and Officers

For information regarding the (a) directors and executive officers of OceanFirst and (b) beneficial ownership of OceanFirst common stock by OceanFirst directors and executive officers and by persons known by OceanFirst to beneficially own more than five percent of the outstanding shares of OceanFirst common stock, please refer to OceanFirst’s proxy statement on Schedule 14A filed on April 26, 2019, the relevant portions of which are incorporated into this proxy statement/prospectus by reference through OceanFirst’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

LEGAL MATTERS

The validity of the OceanFirst common stock to be issued in connection with the first-step merger will be passed upon for OceanFirst by Skadden, Arps, Slate, Meagher & Flom LLP (New York, New York). Certain U.S. federal income tax consequences relating to the integrated mergers will be passed upon for OceanFirst by Skadden, Arps, Slate, Meagher & Flom LLP (New York, New York) and for Two River by Stevens & Lee, P.C. (Reading, Pennsylvania).

EXPERTS

OceanFirst

The consolidated financial statements of OceanFirst Financial Corp. and subsidiaries (which we refer to in this section as the Company) as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2018 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states:

The Company did not have effective information technology general controls (ITGCs) related to user access over the core banking IT system used for financial reporting. As a result of improper risk assessment in deploying control activities around access policy, access to the core banking IT system was granted by IT personnel to retail and back office personnel that was not commensurate with assigned job responsibilities, and therefore created segregation of duties conflicts.

The Company also did not have effective monitoring controls that were designed to address the completeness and accuracy of daily reports generated by the core banking IT system that included data fields subject to these access deficiencies.

As a result, certain of the Company’s manual process level controls related to the loan and deposit account balances that are dependent upon the completeness and accuracy of data derived from the core banking IT systems were ineffective because they could have been adversely impacted by the ineffective ITGCs and monitoring controls.

The material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2018 consolidated financial statements, and this report does not affect our report on those consolidated financial statements.

Two River

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this proxy statement/prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS

Two River

Two River held its 2019 annual meeting of shareholders on May 16, 2019 and began mailing its proxy statement for such meeting on or about April 5, 2019. Two River will not hold a 2020 annual meeting of Two River shareholders if the first-step merger is completed. However, if the first-step merger is not completed for any reason, Two River will hold an annual meeting of its shareholders in 2020.

To be considered for inclusion in the Two River sponsored proxy materials for Two River’s 2020 annual meeting of shareholders, proposals by Two River shareholders must comply with Rule 14a-8 under the Exchange Act. In order to comply with Rule 14a-8, among other requirements, any such proposal must be received in writing by Two River’s Corporate Secretary at 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724 no later than December 7, 2019. If Two River changes the date of its 2020 annual meeting to a date more than 30 days from the anniversary of the date of its 2019 annual meeting, then the deadline for submission of Two River shareholder proposals will be changed to a reasonable time before Two River begins to print and mail its proxy materials, in which case, Two River will include such date under Part II, Item 5 of the first quarterly report on Form 10-Q Two River files with the SEC after the date change, or will notify its shareholders by another reasonable method. Any Two River shareholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

Under Two River’s bylaws, Two River shareholder proposals and shareholder nominations for directors that are not included in Two River’s proxy materials for the 2020 annual meeting of Two River shareholders, if any, will only be considered at such annual meeting if a Two River shareholder’s proposal or nomination is in writing and received by Two River at the above address not less than 90 nor more than 120 days prior to the first anniversary of Two River’s 2019 annual meeting of Two River shareholders (i.e., no earlier than January 17, 2020 and no later than February 16, 2020). However, Two River’s bylaws further provide that in the event the date of the 2020 annual meeting of Two River shareholders is changed by more than 30 days from such anniversary date, written submissions may be given at any time prior to the later of: (i) the 19th day prior to the annual meeting date; or (ii) the 10th day following the date that the annual meeting date is first publicly disclosed. In addition, shareholder proposals and shareholder nominations for directors must meet other applicable criteria as set forth in Two River’s bylaws in order to be considered at next year’s annual meeting of Two River shareholders.

WHERE YOU CAN FIND MORE INFORMATION

OceanFirst is filing with the SEC this registration statement under the Securities Act of 1933, as amended, to register the issuance of the shares of OceanFirst common stock to be issued in connection with the first-step merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of OceanFirst in addition to being a proxy statement for Two River shareholders. The registration statement, including this proxy statement/prospectus and the attached annexes and exhibits, contains additional relevant information about OceanFirst, including information about OceanFirst’s common stock.

OceanFirst and Two River file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, such as OceanFirst and Two River, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports, proxy statements and other information filed by OceanFirst with the SEC are also available at OceanFirst’s website at www.oceanfirst.com under the tab “Investor Relations,” and then under the heading “SEC Filings”. The reports, proxy statements and other information filed by Two River with the SEC are also available at Two River’s website at http://investor.tworiverbank.com/ under the tab “SEC Filings”. The web addresses of the SEC, OceanFirst and Two River are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.

The SEC allows OceanFirst and Two River to incorporate by reference information in this proxy statement/prospectus. This means that OceanFirst and Two River can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that OceanFirst and Two River have previously filed with the SEC. They contain important information about the companies and their financial condition.

OceanFirst SEC Filings (SEC File No. 001-11713)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2018 filed on March 18, 2019

Annual Report on Form 11-K	Filed on June 21, 2019

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2019 and June 30, 2019

Current Reports on Form 8-K	Filed on January 16, 2019, January 25, 2019, January 31, 2019, April 26, 2019, May 31, 2019, June 7, 2019, June 27, 2019, July 26, 2019, August 9, 2019, August 13, 2019 and September 9, 2019 (other than those portions of the documents deemed to be furnished and not filed)

Definitive Proxy Statement on Schedule 14A	Filed April 26, 2019

OceanFirst SEC Filings (SEC File No. 001-11713)	Period or Date Filed

The description of OceanFirst common stock set forth in its registration statement on Form 8-A, as amended, filed on May 8, 1996, including any amendment or report filed with the SEC for the purpose of updating this description.

Two River SEC Filings (SEC File No. 000-51889)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2018 filed on March 15, 2019

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2019 and June 30, 2019, filed on May 9, 2019 and August 7, 2019, respectively

Current Reports on Form 8-K	Filed on January 18, 2019, January 25, 2019, April 18, 2019, May 17, 2019, June 3, 2019, August 9, 2019, August 13, 2019 and August 13, 2019 (other than those portions of the documents deemed to be furnished and not filed)

Definitive Proxy Statement on Schedule 14A	Filed March 22, 2019

The description of Two River common stock set

forth in its registration statement on Form S-4, as amended, filed on November 10, 2005,

including any amendment or report filed with the

SEC for the purpose of updating this description

In addition, OceanFirst and Two River incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting, provided that OceanFirst and Two River are not incorporating by reference any information furnished to, but not filed with, the SEC.

Except where the context otherwise indicates, OceanFirst has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to OceanFirst, and Two River has supplied all information contained herein or relating to Two River.

Documents incorporated by reference are available from OceanFirst and Two River without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from OceanFirst or Two River at the following address and phone number:

OceanFirst Financial Corp. 110 West Front Street Red Bank, New Jersey 07701 Attention: Investor Relations Telephone: (732) 240-4500	Two River Bancorp 766 Shrewsbury Avenue Tinton Falls, NY 07724 Attention: Investor Relations Telephone: (732) 389-8722

Two River shareholders requesting documents must do so by November 27, 2019 to receive them before the special meeting. You will not be charged for any of these documents that you request. If you request any incorporated documents from OceanFirst or Two River, then OceanFirst or Two River, as applicable, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

Neither OceanFirst nor Two River has authorized anyone to give any information or make any representation about the Transactions or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

OCEANFIRST FINANCIAL CORP.,

HAMMERHEAD MERGER SUB CORP.

and

TWO RIVER BANCORP

Dated as of August 9, 2019

A-i

A-ii

A-iii

EXHIBITS

Exhibit A – Bank Merger Agreement

Exhibit B – Form of Support Agreement

Exhibit C – Amendment Agreements

Exhibit D – First-Step Merger Surviving Corporation Certificate

A-iv

INDEX OF DEFINED TERMS

Page
Acquisition Proposal	A-46
affiliate	A-56
Agreement	A-1
Bank Merger	A-1
Bank Merger Agreement	A-1
Bank Merger Certificate	A-5
BCA	A-2
BHC Act	A-8
Boenning	A-13
business day	A-56
Cash Consideration	A-3
Chosen Courts	A-57
Closing	A-2
Closing Date	A-2
Code	A-1
Company	A-1
Company Adverse Recommendation Change	A-41
Company Bank	A-1
Company Benefit Plans	A-15
Company Bylaws	A-9
Company Certificate	A-4
Company Common Stock	A-3
Company Contract	A-20
Company Disclosure Schedule	A-8
Company Equity Plan	A-4
Company ERISA Affiliate	A-15
Company Indemnified Parties	A-44
Company Insiders	A-49
Company Meeting	A-41
Company Qualified Plans	A-16
Company Recommendation	A-41
Company Regulatory Agreement	A-20
Company Reports	A-18
Company Restricted Stock Award	A-4
Company Stock Option	A-4
Company Subsidiary	A-9
Company Systems	A-23
Confidentiality Agreement	A-40
Continuing Employees	A-42
Country Bank Agreement	A-56
Delaware Secretary	A-2
Derivative Contract	A-20
Determination Date	A-53
DGCL	A-2
DOL	A-15
Effective Time	A-2
Enforceability Exceptions	A-10
Environmental Laws	A-21
ERISA	A-15

A-v

Page
Exception Shares	A-3
Exchange Act	A-11
Exchange Agent	A-5
Exchange Fund	A-6
Exchange Ratio	A-3
FDIC	A-9
Federal Reserve Board	A-8
FHLB	A-9
Final Index Price	A-53
First-Step Merger	A-1
First-Step Merger Certificate	A-2
First-Step Merger Surviving Corporation Certificate	A-5
GAAP	A-8
Governmental Entity	A-11
Index	A-53
Index Ratio	A-53
Initial Index Price	A-53
Initial Parent Market Value	A-53
Integrated Mergers	A-1
Intellectual Property	A-22
IRS	A-15
Joint Proxy Statement	A-11
knowledge of Parent	A-56
knowledge of the Company	A-56
Laws	A-18
Leased Real Property	A-22
Liens	A-10
Loan Participation	A-24
Loans	A-24
made available	A-56
Material Adverse Effect	A-8
Materially Burdensome Regulatory Condition	A-39
Merger Consideration	A-3
Merger Sub	A-1
Merger Sub Bylaws	A-5
Merger Sub Certificate	A-5
Multiemployer Plan	A-16
Multiple Employer Plan	A-16
NASDAQ	A-4
New Certificates	A-3
New Jersey Department of Treasury	A-2
New Member	A-45
New Plans	A-42
OCC	A-11
Old Certificate	A-3
ordinary course of business	A-56
Owned Real Property	A-21
Parent	A-1
Parent Bank	A-1
Parent Benefit Plans	A-33
Parent Bylaws	A-5

A-vi

Page
Parent Certificate	A-5
Parent Common Stock	A-3
Parent Disclosure Schedule	A-26
Parent Equity Awards	A-27
Parent ERISA Affiliate	A-34
Parent Market Value	A-53
Parent Qualified Plans	A-33
Parent Regulatory Agreement	A-32
Parent Reports	A-31
Parent Restricted Stock Awards	A-27
Parent Subsidiary	A-26
Parent Systems	A-32
party	A-56
PBGC	A-15
Permitted Encumbrances	A-22
person	A-56
Premium Cap	A-44
Real Estate Leases	A-22
Representatives	A-46
Requisite Company Vote	A-10
Requisite Regulatory Approvals	A-40
Restrictive Covenant	A-17
S-4	A-11
Sarbanes-Oxley Act	A-12
SEC	A-11
Second-Step Merger	A-1
Second-Step Merger Certificates	A-2
Securities Act	A-18
Shareholder Rights Plan	A-10
Skadden	A-2
Stock Consideration	A-3
Subsidiary	A-8
Superior Proposal	A-47
Support Agreements	A-1
Surviving Corporation	A-1
Systems Consultant	A-48
Systems Report	A-48
Takeover Statutes	A-23
Tax	A-15
Tax Return	A-15
Taxes	A-15
Terminated Plan	A-43
Termination Date	A-52
Termination Fee	A-54
the date hereof	A-56
VWAP	A-4

A-vii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of August 9, 2019 (this “Agreement”), is by and among OceanFirst Financial Corp., a Delaware corporation (“Parent”), Hammerhead Merger Sub Corp., a New Jersey corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Two River Bancorp, a New Jersey corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their stockholders and shareholders, respectively, to consummate the strategic business combination transaction provided for herein, pursuant to which (i) Merger Sub will, subject to the terms and conditions set forth herein, merge with and into the Company (the “First-Step Merger”), so that the Company is the surviving corporation in the First-Step Merger and becomes a wholly-owned Subsidiary of Parent and (ii) immediately thereafter, the Company, as the surviving corporation in the First-Step Merger, will merge (the “Second-Step Merger”, and together with the First-Step Merger, the “Integrated Mergers”) with and into Parent, with Parent being the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”);

WHEREAS, immediately following the consummation of the Integrated Mergers, Two River Community Bank, a New Jersey chartered non-member bank and a wholly-owned Subsidiary of the Company (“Company Bank”), will merge (the “Bank Merger”) with and into OceanFirst Bank, National Association, a national banking association and a wholly-owned Subsidiary of Parent (“Parent Bank”), pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, by and between Company Bank and Parent Bank, and attached hereto as Exhibit A (the “Bank Merger Agreement”);

WHEREAS, for U.S. federal income tax purposes, it is intended that the Integrated Mergers shall together be treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulation section 1.368-2(g);

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and an inducement for Parent to enter into this Agreement, certain shareholders of the Company have simultaneously herewith entered into separate Voting and Support Agreements with Parent substantially in the form attached hereto as Exhibit B (collectively, the “Support Agreements”) in connection with the First-Step Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain officers of the Company and Company Bank have entered into amendments to their employment and change in control agreements with the Company and Company Bank, in the forms attached hereto as Exhibit C, which amendments will be assumed by Parent and the Parent Bank effective as of the Effective Time; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Integrated Mergers and also to prescribe certain conditions precedent to the consummation of the Integrated Mergers.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE INTEGRATED MERGERS

1.1    The Integrated Mergers; Effective Time.

(a)     Subject to the terms and conditions of this Agreement, in accordance with the New Jersey Business Corporation Act (the “BCA”), at the Effective Time, Merger Sub shall merge with and into the Company. The Company shall be the surviving corporation in the First-Step Merger, and shall continue its corporate existence under the laws of the State of New Jersey. Upon consummation of the First-Step Merger, the separate corporate existence of Merger Sub shall terminate. On or before the Closing Date, Parent and the Company, respectively, shall cause to be filed a certificate of merger with the Department of Treasury, division of Revenue and Enterprise Services, of the State of New Jersey (the “New Jersey Department of Treasury”) in accordance with the BCA (the “First-Step Merger Certificate”). The First-Step Merger shall become effective as of the date and time specified in the First-Step Merger Certificate (such date and time, the “Effective Time”).

(b)    Immediately following the Effective Time, subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the “DGCL”) and the BCA, the Company, as the surviving corporation in the First-Step Merger, shall merge with and into Parent. Parent shall be the Surviving Corporation in the Second-Step Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Second-Step Merger, the separate corporate existence of the Company shall terminate. On or before the Closing Date, Parent and the Company shall cause to be filed a certificate of merger with the Secretary of State of the State of Delaware (the “Delaware Secretary”) and a certificate of merger with the New Jersey Department of Treasury, respectively (together, the “Second-Step Merger Certificates”). The Second-Step Merger shall become effective as of the date and time specified in the Second-Step Merger Certificates.

1.2     Closing. Subject to the terms and conditions of this Agreement, the closing of the Integrated Mergers (the “Closing”) will take place at 10:00 a.m., New York City time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), on the last business day of the first month in which the conditions set forth in Article VII hereof have been satisfied or, if permitted by applicable Law, waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.3    Effects of the Integrated Mergers. At and after the Effective Time, the First-Step Merger shall have the effects set forth in the applicable provisions of the BCA. At and after the effective time of the Second-Step Merger, the Second-Step Merger shall have the effects set forth in the applicable provisions of the DGCL and the BCA.

1.4    Effects of First-Step Merger on Merger Sub Common Stock. At and after the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Company.

1.5    Conversion of Company Common Stock in First-Step Merger.

(a)    At the Effective Time, by virtue of the First-Step Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(i)    Subject to Section 2.2(e), each share of the common stock, no par value, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the Exception Shares (as defined below)) shall be converted, in accordance with the procedures set forth in this Agreement, into the right to receive the following:

(1)    $5.375 in cash, without interest (the “Cash Consideration”); and

(2)    0.6663 (the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent (such common stock, the “Parent Common Stock” and such shares of Parent Common Stock, the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

(ii)    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held by the Company as treasury stock or held by the Company, any Subsidiary of the Company, Parent or any Subsidiary of Parent (all such shares of Company Common Stock, but excluding shares of Company Common Stock held in any employee benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in any fiduciary or agency capacity or as a result of debts previously contracted, the “Exception Shares”) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be paid or provided with respect thereto.

(b)    Each share of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Company Common Stock (each, an “Old Certificate”, it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) shall thereafter represent only the right to receive (x) the Merger Consideration in accordance with, and subject to, this Section 1.5 and the other terms of this Article I, (y) cash in lieu of fractional shares that the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), without any interest thereon, and (z) any dividends or distributions that the holder thereof has the right to receive pursuant to Section 2.2(b), in the case of each of the foregoing, subject to all applicable withholding of Tax in accordance with Section  2.3.

(c)    Old Certificates previously representing shares of Company Common Stock shall be exchanged for evidence of shares in book-entry form or, at Parent’s option, certificates (collectively, referred to herein as “New Certificates”), representing the Stock Consideration (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) and the Cash Consideration, as applicable, upon the surrender of such Old Certificates in accordance with Section 2.2, without any interest thereon and subject to all applicable withholding of Tax in accordance with Section 2.3.

(d)    If, prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number or kind of shares or securities, in any such case as a result of a recapitalization, reclassification, stock dividend, stock split or reverse stock split, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

1.6    Effects of Second-Step Merger on Parent and Company Common Stock. At the effective time of the Second-Step Merger, each share of (a) Parent Common Stock issued and outstanding immediately prior to such time shall remain issued and outstanding and shall not be affected by the Second-Step Merger and (b) common stock of the Company, as the surviving corporation in the First-Step Merger, issued and outstanding immediately prior to such time, shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

1.7    Treatment of Company Equity Awards.

(a)     At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock under the Two River Bancorp 2007 Equity Incentive Plan (the “Company Equity Plan”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Company Stock Option”) shall be canceled and extinguished at the Effective Time and automatically exchanged into the right to receive an amount of cash (without interest) equal to the product of (a) the aggregate number of shares of Company Common Stock issuable upon exercise of such Company Stock Option and (b) the excess, if any, of (i) the sum of (A) the Cash Consideration and (B) the product of (x) the Exchange Ratio and (y) volume weighted-average trading price (“VWAP”) of Parent Common Stock on The Nasdaq Global Select Market (the “NASDAQ”) (as reported by Bloomberg L.P. (or, if such information is no longer reported by Bloomberg L.P., as reported by a comparable internationally recognized source mutually determined by Parent and the Company)) for the five (5) full trading days ending on the last trading day preceding the Closing Date over (ii) the per-share exercise price of such Company Stock Option, payable as promptly as practicable following the Effective Time through the payroll of Parent or any of its Subsidiaries (in the case of each holder of Company Stock Options who is an employee or former employee of the Company or any of its Subsidiaries) or pursuant to Section 2.1 (in the case of each holder of Company Stock Options who is a director of the Company). The Company or Parent will be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local Tax laws as allowed under the Company Equity Plan and the applicable grant agreement.

(b)    At the Effective Time, each restricted stock award in respect of shares of Company Common Stock granted under the Company Equity Plan that is outstanding immediately prior to the Effective Time (a “Company Restricted Stock Award”) shall be or become fully vested and the restrictions thereon shall lapse, and each holder thereof shall be entitled to receive the Merger Consideration in exchange therefor in accordance with Section 1.5 payable through the payroll of Parent or any of its affiliates as promptly as practicable following the Effective Time. The Company or Parent will be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local Tax laws as allowed under the Company Equity Plan and the applicable grant agreement.

(c)    As soon as practicable following the date of this Agreement, the Board of Directors of the Company shall adopt resolutions or take other actions as may be required to provide that, immediately prior to and effective as of the Effective Time (but subject to the consummation of the First-Step Merger), the Company shall terminate the Community Partners Bancorp Employee Stock Purchase Plan (the “ESPP”) and, in connection with the termination of the ESPP, provide that all amounts held in the salary deduction accounts of ESPP participants shall be promptly returned to such participants.

(d)    At or prior to the Effective Time, the Company, the Board of Directors of the Company and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary, including obtaining any consents, to (i) effectuate the provisions of this Section 1.7, (ii) ensure that following the Effective Time, there are no obligations with respect to the Company Equity Awards other than as set forth in this Section 1.7 and (iii) for purposes of granting new Company Equity Awards, terminate the Company Equity Plan effective as of the Effective Time; provided that no action taken by the Company shall be required to be irrevocable until immediately prior to the Effective Time.

1.8    Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company (the “Company Certificate”), as in effect immediately prior to the Effective Time, shall be amended to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time (the “Merger Sub Certificate”), except the name of such surviving corporation set forth therein shall be Two River Bancorp as set forth in the form attached hereto as Exhibit D (the “First-Step Merger Surviving Corporation Certificate”), which shall thereafter be the certificate of incorporation of the surviving corporation in the First-Step Merger until thereafter amended in accordance with its terms and applicable Law. At the effective time of the Second-Step Merger, the Certificate of Incorporation of Parent (the “Parent Certificate”) as in effect immediately prior to the effective time of the Second-Step Merger shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable Law.

1.9    Bylaws of the Surviving Corporation. At the Effective Time, the Bylaws of Merger Sub (the “Merger Sub Bylaws”), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Company until thereafter amended in accordance with their terms and applicable Law. At the effective time of the Second-Step Merger, the Bylaws of Parent (the “Parent Bylaws”) as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and applicable Law.

1.10    Directors; Officers. At and immediately after the Effective Time, the directors and officers of the Company shall consist of the directors and officers of Merger Sub in office immediately prior to the Effective Time until their respective successors are duly elected or appointed and qualified. Subject to Section 6.12, the directors and officers of the Surviving Corporation in the Second-Step Merger shall be the directors and officers of Parent in office immediately prior to the effective time of the Second-Step Merger.

1.11    Tax Consequences. For U.S. federal income tax purposes, (a) the parties intend that (i) the Integrated Mergers shall together be treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) Parent, Merger Sub and the Company shall each be a party to such reorganization within the meaning of Section 368(b) of the Code, and (b) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulation Section  1.368-2(g).

1.12    Bank Merger. Immediately following the consummation of the Integrated Mergers, Company Bank and Parent Bank will consummate the Bank Merger under which Company Bank will merge with and into Parent Bank pursuant to the Bank Merger Agreement. Parent Bank shall be the surviving bank in the Bank Merger and, following the Bank Merger, the separate corporate existence of Company Bank shall cease. The parties agree that the Bank Merger shall become effective immediately after the effective time of the Second-Step Merger. Prior to the Effective Time, the Company shall cause Company Bank, and Parent shall cause Parent Bank, to execute such certificates of merger and such other documents and certificates as are necessary to make the Bank Merger effective (the “Bank Merger Certificate”) immediately following the effective time of the Second-Step Merger.

ARTICLE II

EXCHANGE OF SHARES

2.1    Parent to Make Merger Consideration Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, (a) New Certificates representing the aggregate Stock Consideration to be issued pursuant to Section 1.5 and exchanged pursuant to Section 2.2(a) and (b) cash in an amount sufficient to pay (i) the aggregate Cash Consideration payable to holders of Company Common Stock, (ii) the amount payable pursuant to Section 1.7 to holders of Company Stock Options who are directors of the Company and (iii) cash in lieu of any fractional shares of Parent Common Stock (such cash and New Certificates described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto (after giving effect to Section 6.11), being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that no such investment income or losses thereon shall affect the amount of Merger Consideration payable to the holders of Old Certificates. Any interest and other income resulting from such investments shall be solely for the benefit of and paid to Parent.

2.2    Exchange of Shares.

(a)    As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for the Merger Consideration that such holder shall have become entitled to receive in accordance with, and subject to, Section 1.5, and any cash in lieu of fractional shares that the shares of Company Common Stock represented by such Old Certificate shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b), in the case of each of the foregoing, subject to all applicable withholding of Tax in accordance with Section 2.3. From and after the Effective Time, upon proper surrender of an Old Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal duly executed, the holder of such Old Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing the Stock Consideration that such holder of Company Common Stock shall have become entitled to receive in accordance with, and subject to, Section 1.5, and (ii) a check representing the amount of (1) the Cash Consideration that the holder thereof has the right to receive in respect of the surrendered Old Certificate in accordance with, and subject to, Section 1.5, (2) any cash in lieu of fractional shares which such holder has the right to receive in respect of the surrendered Old Certificate pursuant to Section 2.2(e) and (3) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b), and the Old Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrue on the Cash Consideration, any cash in lieu of fractional shares payable to holders of Old Certificates or any dividends payable under Section 2.2(b). Until each Old Certificate is surrendered as contemplated by this Section 2.2, such Old Certificate shall be deemed at all times after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor), subject to all applicable withholding of Tax in accordance with Section 2.3.

(b)    No dividends or other distributions declared with respect to Parent Common Stock with a record date after the Effective Time shall be paid to any holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions having a record date after the Effective Time, without any interest thereon, which, following the Effective Time and prior to the time such Old Certificate is so surrendered, had become payable with respect to the Stock Consideration that the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive (after giving effect to Section 6.11).

(c)    If any New Certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Old Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Old Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)    After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration (together with any dividends or distributions payable with respect thereto in accordance with Section 2.2(b), subject to all applicable withholding of Tax in accordance with Section 2.3, and cash in lieu of fractional shares issued in consideration therefor in accordance with Section 2.2(e), that the holder presenting such Old Certificates is entitled to, as provided in this Article II.

(e)    Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of the issuance of any such fractional share, Parent shall, following the Effective Time, pay to each former shareholder of the Company who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the VWAP of Parent Common Stock on the NASDAQ (as reported by Bloomberg L.P. (or, if such information is no longer reported by Bloomberg L.P., as reported by a comparable internationally recognized source mutually determined by Parent and the Company)) for the five (5) full trading days ending on the last trading day preceding the Closing Date by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Parent Common Stock that such holder would otherwise be entitled to receive pursuant to Section 1.5.

(f)    Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for one (1) year after the Effective Time shall be paid to Parent. Any former shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of the Merger Consideration (together with any dividends or distributions payable with respect thereto in accordance with Section 2.2(b) and cash in lieu of fractional shares issued in consideration therefor in accordance with Section 2.2(e)) in respect of each former share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)    In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may require, the Exchange Agent or Parent, as applicable, will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Consideration (together with any dividends or distributions with respect thereto and any cash in lieu of fractional shares issued in consideration therefor) in respect thereof pursuant to this Agreement.

2.3    Tax Withholdings. Notwithstanding anything to the contrary herein, each of Parent and Merger Sub shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to Section 2.2 or any other amounts otherwise payable pursuant to this Agreement to any person such amounts as it determines it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, Merger Sub or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which the deduction and withholding was made by Parent, Merger Sub or the Exchange Agent, as the case may be.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the disclosure schedule delivered by the Company to Parent concurrently herewith (the “Company Disclosure Schedule”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the Company and (iii) any disclosures made in the Company Disclosure Schedule with respect to a section of this Article III shall be deemed to qualify any other section of this Article III (A) specifically referenced or cross-referenced in such disclosure or (B) to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure, that such disclosure applies to such other section of this Article III or (b) as disclosed in any Company Reports publicly filed by the Company since December 31, 2018, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to Parent as follows:

3.1    Corporate Organization.

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is a bank holding company duly registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Parent, the Company or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impacts of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby or (E) the reasonable, customary and documented expenses incurred by either party in negotiating and complying with the provisions of this Agreement and in documenting, effecting and consummating the transactions contemplated by this Agreement; except, with respect to subclauses (A), (B) or (C), to the extent that the impacts of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the term “Subsidiary”, when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, or person of which (x) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (y) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions.

(b)    True, correct and complete copies of the Company Certificate and the Bylaws of the Company (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been made available by the Company to Parent.

(c)    Company Bank is a non-member bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. The deposits of Company Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by Law, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of such insurance are pending or threatened. Company Bank is a member in good standing of the Federal Home Loan Bank of New York (the “FHLB”) and owns the requisite amount of stock therein.

(d)    Each Subsidiary of the Company (each, a “Company Subsidiary”), (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under Law, is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and (iii) has all requisite company, partnership or corporate (as applicable) power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Company Subsidiary to pay dividends or distributions except, in the case of a Company Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. Other than Company Bank and those Subsidiaries set forth in Section 3.1(d) of the Company Disclosure Schedule, there are no Company Subsidiaries.

3.2    Capitalization.

(a)    The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 6,500,000 shares of preferred stock, without par value, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, there are (i) 8,690,610 shares of Company Common Stock issued and outstanding, which number includes (A) 75,077 shares of Company Common Stock outstanding in respect of Company Restricted Stock Awards and (B) all shares of Company Common Stock held in ESPP participant Common Stock accounts, (ii) 360,690 shares of Company Common Stock held in treasury, (iii) 150,610 shares of Company Common Stock reserved for issuance upon the exercise of the outstanding Company Stock Options and (iv) no other shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of the Company may vote. Other than the Company Stock Options and the Company Restricted Stock Awards, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. The Company is not a party to, and, to the Company’s knowledge, there are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of Company Common Stock or other equity interests of the Company, other than the Support Agreements. Section 3.2(a)(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of all the Company Equity Awards issued and outstanding under each Company Equity Plan specifying, on a holder-by-holder basis, (A) the name of each holder, (B) the number of shares subject to each such Company Equity Award, (C) the grant date of each such Company Equity Award, (D) the vesting schedule for each such Company Equity Award, (E) the exercise price for each such Company Equity Award that is a Company Stock Option, and (F) the expiration date for each such Company Equity Award that is a Company Stock Option. Other than the Company Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of the Company or any of its Subsidiaries) are outstanding.

(b)    The Company’s Board of Directors has approved the redemption, effective as of August 8, 2019, of all of the Rights (as defined in the Shareholder Rights Agreement, dated as of July 20, 2011, by and between the Company and Registrar and Transfer Company, as Rights Agent (the “Shareholder Rights Plan”)). No Distribution Date (as defined in the Shareholder Rights Plan) or Triggering Event (as defined in the Shareholder Rights Plan) has occurred.

(c)    The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

3.3    Authority; No Violation.

(a)    The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Integrated Mergers and the Bank Merger, have, prior to the date hereof, been duly, validly and unanimously approved by the Board of Directors of the Company. The Board of Directors of the Company has (i) determined that the Integrated Mergers, on the terms and conditions set forth in this Agreement, are advisable, fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement, (iii) directed that this Agreement and the transactions contemplated hereby be submitted to the Company’s shareholders for approval at a duly called and convened meeting of such shareholders, (iv) recommended that the shareholders of the Company approve this Agreement and the transactions contemplated hereby and (v) approved a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the holders of at least a majority of the votes cast at the Company Meeting by the holders of shares entitled to vote thereon (the “Requisite Company Vote”), no other corporate proceedings or approvals on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).

(b)    Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, including the Integrated Mergers and the Bank Merger, nor compliance by the Company with each of the terms and provisions hereof will (i) violate any provision of the Company Certificate or the Company Bylaws or any governing or organizational document of any Company Subsidiary or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (y) except as set forth in Section 3.3(b)(ii)(y) of the Company Disclosure Schedule, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of this clause (y)) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

(c)    The Board of Directors of Company Bank has approved the Bank Merger Agreement. The Company, as the sole shareholder of Company Bank, has approved the Bank Merger Agreement, and the Bank Merger Agreement has been duly executed by Company Bank and (assuming due authorization, execution and delivery by Parent Bank) constitutes a valid and binding obligation of Company Bank, enforceable against Company Bank in accordance with its terms (except in all cases as may be limited by the Enforceability Exceptions).

3.4    Consents and Approvals. Except for (a) the filing of applications, filings, certificates and notices, as applicable, with the NASDAQ and the approval of the listing on the NASDAQ of the shares of Parent Common Stock to be issued as the Stock Consideration pursuant to this Agreement, (b) the filing of applications, filings, certificates and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval or waiver of such applications, filings and notices, (c) the filing of applications, filings, certificates and notices, as applicable, with the Office of the Comptroller of the Currency (the “OCC”) in connection with the Bank Merger, including filing of the notice of consummation with the OCC pursuant to the National Bank Act, and approval of such applications, filings and notices, (d) the filing with the Securities and Exchange Commission (the “SEC”) of (i) any filings that are necessary under applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the registration statement on Form S-4 in which both the proxy statement relating to the meeting of the Company’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendment or supplement thereto, the “Proxy Statement”) and a prospectus relating to the shares of Parent Common Stock to be issued in the First-Step Merger will be included, to be filed with the SEC by Parent in connection with the transactions contemplated by this Agreement (the “S-4”) and declaration of effectiveness of the S-4, (e) the filing of applications, filings, certificates and notices, as applicable, with the New Jersey Department of Banking and Insurance (the “NJ Department”), (f) the filing of the First-Step Merger Certificate with the New Jersey Department of Treasury pursuant to the BCA, (g) the filing of the Second-Step Merger Certificates with the Delaware Secretary and the New Jersey Department of Treasury in accordance with the DGCL and the BCA, respectively, (h) the filing of the Bank Merger Certificate and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of Parent Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any court, administrative agency or commission, regulatory agency or other federal, state or foreign governmental authority or instrumentality or any self-regulatory organization (each, a “Governmental Entity”) or any other third party are necessary in connection with (A) the execution and delivery by the Company of this Agreement, (B) the consummation by the Company of the Integrated Mergers and the other transactions contemplated hereby, (C) the execution and delivery by Company Bank of the Bank Merger Agreement or (D)  the consummation by Company Bank of the Bank Merger.

3.5    Reports. The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2016 with any Governmental Entity, and have paid in full all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.5 of the Company Disclosure

Schedule, (i) other than normal examinations and inspections in the ordinary course, no Governmental Entity has initiated or has pending any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 2016, except where such proceedings or investigation would not reasonably be expected to be, either individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (ii) there is no unresolved violation, criticism or exception by any Governmental Entity of the Company or any of its Subsidiaries that would reasonably be expected to be, either individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries since January 1, 2016, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

3.6    Financial Statements.

(a)    The financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) (i) have been prepared from and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods and as of the respective dates therein set forth (subject in the case of the unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) were prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. BDO USA, LLP, the Company’s independent auditor, has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (including any notes thereto) and for liabilities incurred in the ordinary course of business since March 31, 2019, or in connection with this Agreement and the transactions contemplated hereby.

(c)    The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the Company. The Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves directors, management or other employees who have a significant role in the Company’s internal controls over financial reporting. These disclosures were made in writing by management to the Company’s auditors and audit committee and a copy has previously been made available to Parent. As of the date of this Agreement, there is no reason to believe that the Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)    Since January 1, 2016, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or, to the knowledge of the Company, to any director or officer of the Company.

3.7    Broker’s Fees. With the exception of the engagement of Boenning & Scattergood, Inc. (“Boenning”), neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Integrated Mergers or the other transactions contemplated by this Agreement. The Company has disclosed to Parent as of the date hereof the aggregate fees provided for in connection with the engagement by the Company of Boenning related to the Integrated Mergers and the other transactions contemplated hereby.

3.8    Absence of Certain Changes or Events.

(a)    Since December 31, 2018, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

(b)    Since December 31, 2018, except with respect to (i) matters set forth in Section 3.8(b) of the Company Disclosure Schedule and (ii) the transactions contemplated hereby, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business.

(c)    Since December 31, 2018, except with respect to matters set forth in Section 3.8(c) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries have taken any action or failed to take any action that would have resulted in a breach of Section 5.2 had such act or omission occurred during the period from the date hereof to the Effective Time or the earlier termination of this Agreement in accordance with its terms.

3.9    Legal Proceedings.

(a)    Except as set forth in Section 3.9(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations (i) of any material nature against the Company or any of its Subsidiaries or, to the Company’s knowledge, any of their current or former directors or executive officers or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)    There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets, rights or properties of the Company or any of its Subsidiaries (or that, upon consummation of the Integrated Mergers, would apply to the Surviving Corporation or any of its affiliates), that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.10    Taxes and Tax Returns.

(a)    Each of the Company and its Subsidiaries has duly and timely filed or caused to be filed (giving effect to all applicable extensions) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects.

(b)    All material Taxes of the Company and its Subsidiaries that are due have been fully and timely paid or adequate reserves therefor have been made on the financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable). Each of the Company and its Subsidiaries has withheld and paid to the relevant Governmental Entity on a timely basis all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any person.

(c)    No claim has been made in writing by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such subsidiary is or may be subject to taxation by that jurisdiction.

(d)    There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Liens for Taxes not yet due and payable.

(e)    Neither the Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations, investigations, or other proceedings regarding any material Tax of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries which have not been paid, settled or withdrawn or for which adequate reserves have not been established.

(f)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year (or portion thereof) ending after the Closing Date as a result of any (i) intercompany transaction or excess loss account described in Treasury regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non- U.S. Tax law), (ii) installment sale or open transaction made on or prior to the Closing Date or (iii) prepaid amount received on or prior to the Closing Date.

(g)    Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which the Company was the common parent) or (ii) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) arising from the application of Treasury regulation Section 1.1502-6, or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

(h)    Neither the Company nor any of its Subsidiaries has distributed stock to another Person, or has had its stock distributed by another Person during the two-year period ending on the date hereof that was intended to be governed in whole or in part by Section 355 of the Code.

(i)    Neither the Company nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(1).

(j)    Neither the Company nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382(g) of the Code within the past five years.

(k)    As used in this Agreement, the term “Tax” or “Taxes” means all U.S. federal, state and local, and foreign taxes, fees assessments or other charges of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties related thereto.

(l)    As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11    Employees.

(a)    Section 3.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” mean all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, whether funded or unfunded, and all pension, benefit, retirement, bonus, stock option, stock purchase, restricted stock, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto) to or with respect to which the Company or any Subsidiary or any trade or business of the Company or any of its Subsidiaries, whether or not incorporated, all of which together with the Company would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Company ERISA Affiliate”), is a party or has any current or future obligation or that are sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries or any Company ERISA Affiliate for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any spouse or dependent of such individual) of the Company or any of its Subsidiaries or any Company ERISA Affiliate.

(b)    The Company has made available to Parent true, correct and complete copies of the following documents with respect to each of the Company Benefit Plans, to the extent applicable, (i)  all plans and trust agreements, (ii) all summary plan descriptions, amendments, modifications or material supplements to any Company Benefit Plan, (iii)  where any Company Benefit Plan has not been reduced to writing, a written summary of all the material plan terms, (iv) the annual report (Form 5500), if any, filed with the Internal Revenue Service (the “IRS”) for the last three (3) plan years and summary annual reports, with schedules and financial statements attached, (v) the most recently received IRS determination letter, if any, relating to any Company Benefit Plan, (vi) the most recently prepared actuarial report for each Company Benefit Plan (if applicable) for each of the last three (3) years and (vii) copies of material notices, letters or other correspondence with the IRS, U.S. Department of Labor (the “DOL”) or Pension Benefit Guarantee Corporation (the “PBGC”).

(c)    Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Neither the Company nor any of its Subsidiaries has taken any action to take corrective action or made a filing under any voluntary correction program of the IRS, the DOL or any other Governmental Entity with respect to any Company Benefit Plan, and neither the Company nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

(d)    Section 3.11(d) of the Company Disclosure Schedule sets forth a true, correct and complete list of each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”). The IRS has issued a favorable determination letter or opinion letter with respect to each Company Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened), and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Company Qualified Plan or the exempt status of the related trust or increase the costs relating thereto. No trust funding any Company Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

(e)    Each Company Benefit Plan that is subject to Section 409A of the Code has been administered and documented in compliance with the requirements of Section 409A of the Code, except where any non-compliance has not and cannot reasonably be expected to result in material liability to the Company or any of its Subsidiaries or any employee of the Company or any of its Subsidiaries.

(f)    With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Sections 412, 430 or 4971 of the Code: (i) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (ii) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan’s actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Company Benefit Plan allocable to such accrued benefits, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) all premiums to the PBGC have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries, and (vi) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan.

(g)    None of the Company, its Subsidiaries nor any Company ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan is subject to Section 413(c) of the Code or that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of the Company and its Subsidiaries nor any Company ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part 1 of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(h)    Neither the Company nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(i)    All contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company.

(j)    There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the Company’s knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim, lawsuit or arbitration, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to the PBGC, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in any Company Benefit Plan, or any other party.

(k)    To the knowledge of the Company, none of the Company and its Subsidiaries nor any Company ERISA Affiliate nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Benefit Plans or their related trusts, the Company, any of its Subsidiaries, any Company ERISA Affiliate or any person that the Company or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(l)    Except as set forth in Section 3.11(l) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability, delivery or funding of, or increase in the amount or value of, any payment, compensation (including stock or stock-based), right or other benefit to any employee, officer, director, independent contractor, consultant or other service provider of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries maintains or contributes to a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require the Company or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

(m)    No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise. The Company has made available to Parent true, correct and complete copies of Section 280G calculations (whether or not final) with respect to all disqualified individuals in connection with the transactions contemplated hereby.

(n)    There are no pending or, to the Company’s knowledge, threatened material labor grievances or material unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes or other material labor disputes against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, there are no organizing efforts by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries and no employees of the Company or any of its Subsidiaries are represented by any labor organization.

(o)    To the knowledge of the Company, no current or former employee or independent contractor of the Company or any of its Subsidiaries is in violation in any material respect of any term of any restrictive covenant obligation, including any non-compete, non-solicit, non-interference, non-disparagement or confidentiality obligation, (“Restrictive Covenant”) or any employment or consulting contract, common law nondisclosure obligation, fiduciary duty, or other obligation: (i) to the Company or any of its Subsidiaries or (ii) to a former employer or engager of any such individual relating (A) to the right of any such individual to work for the Company or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(p)    To the knowledge of the Company, no employee of the Company or any of its Subsidiaries with annual compensation in excess of $100,000 intends to terminate his or her employment relationship.

3.12    SEC Reports. The Company has made available to Parent true, correct and complete copies of each communication mailed by the Company to its shareholders since January 1, 2016. No such communication or any final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since January 1, 2016 by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “Company Reports”), as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information publicly filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2016, as of their respective dates, all the Company Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Company Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. There are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Reports.

3.13    Compliance with Applicable Law. The Company and each of its Subsidiaries hold, and have at all times since January 1, 2016 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid in full all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding any such license, franchise, permit or authorization (nor the failure to pay any such fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and to the knowledge of the Company no suspension or cancellation of any such license, franchise, permit or authorization is threatened. The Company and each of its Subsidiaries have complied in all material respects with, and are not in material default or violation under, any applicable federal, state, local or foreign law, statute, order, constitution, treaty, convention, ordinance, code, decree, rule, regulation, judgment, writ, injunction, policy, permit, authorization or common law or agency requirement (“Laws”) of any Governmental Entity relating to the Company or any of its Subsidiaries, including all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Federal Deposit Insurance Corporation Improvement Act, New Jersey Department of Banking and Insurance Act of 1948 (as amended) and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. The Company Bank has a Community Reinvestment Act rating of “satisfactory” or better. Without limitation, none of the Company or any of its Subsidiaries, or to the knowledge of the Company, any director, officer, employee, agent, representative or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law, (iv) established or maintained any unlawful fund of monies or other assets of the Company or any of its

Subsidiaries, (v) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

3.14    Certain Contracts.

(a)    Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral):

(i)    with respect to the employment of any directors, officers or employees;

(ii)    that, upon the execution or delivery of this Agreement, stockholder or shareholder approval of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Parent, the Company, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof;

(iii)    which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(iv)    that contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by the Company or any of its affiliates or upon consummation of the Integrated Mergers will materially restrict the ability of the Surviving Corporation or any of its affiliates to engage in any line of business;

(v)    with or to a labor union or guild (including any collective bargaining agreement);

(vi)    any of the benefits of which contract, arrangement, commitment or understanding (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the execution and delivery of this Agreement, shareholder approval of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(vii)    that relates to the incurrence of indebtedness by the Company or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the FHLB and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) in the principal amount of $250,000 or more including any sale and leaseback transactions, capitalized leases and other similar financing transactions;

(viii)    that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries;

(ix)    that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $80,000 per annum (other than any such contracts which are terminable by the Company or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice);

(x)    that includes an indemnification obligation of the Company or any of its Subsidiaries with a maximum potential liability in excess of $80,000; or

(xi)    that involves aggregate payments or receipts by or to the Company or any of its Subsidiaries in excess of $50,000 in any twelve-month period, other than those terminable on sixty (60) days or less notice without payment by the Company or any Subsidiary of the Company of any material penalty.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Company Disclosure Schedule, is referred to herein as a “Company Contract”, and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violation of any Company Contract by any of the parties thereto.

(b)    The Company has made available to Parent a true, correct and complete copy of each written Company Contract and each written amendment to any Company Contract. Section 3.14(b) of the Company Disclosure Schedule sets forth a true, correct and complete description of any oral Company Contract and any oral amendment to any Company Contract.

(c)    Each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and is in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Each Company Contract is enforceable against the Company or the applicable Subsidiary and, to the knowledge of the Company, the counterparty thereto (except as may be limited by the Enforceability Exceptions). The Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Company Contract. To the knowledge of the Company, each third-party counterparty to each Company Contract has in all material respects performed all obligations required to be performed by it under such Company Contract, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract. Neither the Company nor any Subsidiary of the Company has received or delivered any notice of cancellation or termination of any Company Contract.

3.15    Agreements with Governmental Entities. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been, since January 1, 2016, a recipient of any supervisory letter from, or, since January 1, 2016, has adopted any policies, procedures or board resolutions at the request or suggestion of any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised, since January 1, 2016, by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Company Regulatory Agreement. The Company and its Subsidiaries are in compliance in all material respects with each Company Regulatory Agreement to which it is a party or is subject. The Company and its Subsidiaries have not received any notice from any Governmental Entity indicating that the Company or its Subsidiaries is not in compliance in any material respect with any Company Regulatory Agreement.

3.16    Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements (each, a “Derivative Contract”), whether entered into for the account of the Company, any of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable against the Company or its applicable Subsidiary and, to the knowledge of the Company, the counterparty thereto, in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations under each Derivative Contract to the extent that such obligations to perform have accrued, and, to the knowledge of the Company, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Each such Derivative Contract has been reflected in the books and records of the Company and such Subsidiaries in accordance with GAAP consistently applied. Each Derivative Contract is evidenced by customary and appropriate documentation (including an ISDA master agreement and long-form confirmation).

3.17    Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance, and have complied with all Laws relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance or (c) indoor air quality, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or, to the knowledge of the Company, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under any applicable Environmental Law, pending or, to the knowledge of the Company, threatened against the Company, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation under applicable Environmental Laws that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of understanding by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

3.18    Investment Securities and Commodities.

(a)    Each of the Company and its Subsidiaries has good and valid title to all securities and commodities owned by it (except those sold under repurchase agreements as reflected in the Financial Statements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities and commodities are carried on the books of the Company at values determined in accordance with GAAP in all material respects.

(b)    The Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that the Company believes in good faith are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, the Company has made available to Parent the terms of such policies, practices and procedures.

3.19    Real Property.

(a)    Section 3.19(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of all the real property owned by the Company and its Subsidiaries (collectively, “Owned Real Property”). The Company has good and marketable title to all Owned Real Property (except properties sold or otherwise disposed of in accordance with Sections 5.1 and 5.2), free and clear of all Liens (except statutory Liens securing payments not yet due, Liens for real property Taxes not yet due and payable, easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”).

(b)    Section 3.19(b) of the Company Disclosure Schedule sets forth as of the date hereof, a true, correct and complete list of all the real estate leases, subleases, licenses and occupancy agreements (together with any amendments, modifications, supplements, replacements, restatements and guarantees thereof or thereto, including any oral amendments) to which the Company or any of its Subsidiaries is a party with respect to all real property leased, subleased, licensed or otherwise used or occupied by the Company or any of its Subsidiaries on the date hereof (collectively, the “Leased Real Property”), whether in the Company’s or any of its Subsidiaries’ capacity as lessee, sublessee, licensee, lessor, sublessor or licensor, as the case may be (the “Real Estate Leases”). The Company or its Subsidiaries has valid leasehold interests in the Leased Real Property, free and clear of all Liens, except Permitted Encumbrances. Each Real Estate Lease is (i) valid, binding and in full force and effect without material default thereunder by the lessee or, to the knowledge of the Company, the lessor, and (ii) enforceable against the Company or the applicable Subsidiary and, to the knowledge of the Company, the counterparty thereto (except as may be limited by the Enforceability Exceptions). The Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Real Estate Lease, and to the knowledge of the Company, each counterparty to each Real Estate Lease has in all material respects performed all obligations required to be performed by it under such Real Estate Lease, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any Real Estate Lease. The Company has made available to Parent a true, correct and complete copy of each written Real Estate Lease and each written amendment to any Real Estate Lease.

(c)    Neither the Company nor any of its Subsidiaries has leased, subleased, licensed or otherwise granted any person a right to use or occupy all or any portion of any Owned Real Property or Leased Real Property. There are no pending or, to the knowledge of the Company, threatened condemnation proceedings against the Owned Real Property or Leased Real Property.

3.20    Intellectual Property; Company Systems.

(a)    The Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) (A) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any Company Subsidiary acquired the right to use any Intellectual Property, and (B) no person has asserted to the Company that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (ii) no person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries and (iii) neither the Company nor any Company Subsidiary has received any notice of any claim with respect to any Intellectual Property owned or licensed by the Company or any Company Subsidiary, and the Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by the Company and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(b)    The computer, information technology and data processing systems, facilities and services used by the Company or any Company Subsidiary, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Company Systems”), are reasonably sufficient for the conduct of the respective businesses of the Company and the Company Subsidiaries as currently conducted and the Company Systems are in sufficiently good working condition to effectively perform all computing, information technology and data processing operations reasonably necessary for the operation of the respective businesses of the Company and the Company Subsidiaries as currently conducted, in each case, except for such failures to be reasonably sufficient or in sufficiently good working condition that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, to the knowledge of the Company, since January 1, 2016, no third party has gained unauthorized access to any Company Systems owned or controlled by the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards (i) to protect the Company Systems from unauthorized access and from disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials and (ii) that are designed for the purpose of reasonably mitigating the risks of cybersecurity breaches and attacks. Each of the Company and the Company Subsidiaries has in all material respects implemented reasonably appropriate backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably mitigate the risk of a material disruption to the operation of the respective businesses of the Company and the Company Subsidiaries.

(c)    Each of the Company and the Company Subsidiaries has (i) complied in all material respects with all of its published privacy and data security policies and internal privacy and data security policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To the knowledge of the Company, since January 1, 2016, there has been no material loss, damage, or unauthorized access, use, modification, or other misuse of any such information by the Company or any of the Company Subsidiaries.

3.21    Related Party Transactions. Except as set forth in Section 3.21 of the Company Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, agreements, arrangements or understandings between (a) the Company or any of its Subsidiaries, on the one hand, and (b) (x) (i) any current or former director, president, vice president in charge of a principal business unit, division or function (such as sales, administration or finance), or other officer or person who performs a policy-making function, in each case, of the Company or any of its Subsidiaries or (ii) any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Company Common Stock or (y) any affiliate or immediate family member of any person referenced in clause (x), on the other hand.

3.22    Takeover Statute. As a result of the approval by the Company’s Board of Directors of the transactions contemplated by this Agreement and the Support Agreements, no “moratorium,” “fair price,” “business combination,” “control share acquisition,” “interested shareholder,” “affiliate transactions” or similar provision of any state anti-takeover Law, including the New Jersey Shareholders’ Protection Act (any such laws, “Takeover Statutes”) is applicable to this Agreement, the Support Agreements, the Integrated Mergers or any of the other transactions contemplated by this Agreement under the BCA or any Law.

3.23    Reorganization. Neither the Company nor any of its Subsidiaries has taken any action, nor, to the knowledge of the Company, are there any facts or circumstances that could reasonably be expected to prevent the Integrated Mergers from being treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

3.24    Opinion. Prior to the execution of this Agreement, the Board of Directors of the Company has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Boenning to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration pursuant to this Agreement is fair from a financial point of view to the holders of Company Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.25    Company Information. The information relating to the Company, its Subsidiaries and its and their respective directors and officers to be contained in the Proxy Statement and the S-4 and the information relating to the Company and its Subsidiaries that is provided by the Company or its representatives for inclusion in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

3.26    Loan Portfolio.

(a)    As of the date hereof, except as set forth in Section 3.26(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which the Company or any of its Subsidiaries is a creditor and that, as of June 30, 2019, had an outstanding balance of $100,000 or more and under the terms of which the obligor was, as of June 30, 2019, over 90 days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or 5% or greater shareholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any affiliate of any of the foregoing. Set forth in Section 3.26(a) of the Company Disclosure Schedule is a true, correct and complete list of (iii) all of the Loans of the Company and its Subsidiaries that, as of June 30, 2019, were classified by the Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (iv) each asset of the Company or any of its Subsidiaries that, as of June 30, 2019, is classified as “Other Real Estate Owned” and the book value thereof.

(b)    Section 3.26(b) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of June 30, 2019, of each Loan of the Company or any of its Subsidiaries that is structured as a participation interest in a Loan originated by another person (each, a “Loan Participation”), including with respect to each such Loan Participation, the originating lender of the related Loan, the outstanding principal balance of the related Loan, the amount of the outstanding principal balance represented by the Loan Participation and the identity of the borrower of the related Loan.

(c)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each Loan of the Company and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of the Company and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by the Enforceability Exceptions).

(d)    Each outstanding Loan of the Company and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes and other credit and security documents, the written underwriting standards of the Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all Laws.

(e)    None of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(f)    There are no outstanding Loans made by the Company or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of the Company or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(g)    Neither the Company nor any of its Subsidiaries is now nor has it ever been since January 1, 2016, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans.

3.27    Insurance. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts that management of the Company reasonably determined to be prudent, sufficient and consistent with industry practice, and the Company and its Subsidiaries are in compliance in all material respects with their insurance policies, each of which is listed in Section 3.27 of the Company Disclosure Schedule, and are not in default under any term thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

3.28    No Dissenter’s or Appraisal Rights. With respect to the transactions contemplated hereby, no holder of the capital stock of the Company is entitled to exercise any appraisal rights under the BCA or any successor statute, or any similar dissenter’s or appraisal rights.

3.29    No Other Representations or Warranties.

(a)    Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to Parent or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent or any of its affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b)    The Company acknowledges and agrees that neither Parent nor any other person has made or is making any express or implied representation or warranty with respect to Parent, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Except (a) as disclosed in the disclosure schedule delivered by Parent to the Company concurrently herewith (the “Parent Disclosure Schedule”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on Parent and (iii) any disclosures made in the Parent Disclosure Schedule with respect to a section of this Article IV shall be deemed to qualify any other section of this Article IV (A) specifically referenced or cross-referenced in such disclosure and (B) to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other section of this Article IV, or (b) as disclosed in any Parent Reports publicly filed by Parent since December 31, 2018, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent hereby represents and warrants to the Company as follows:

4.1    Corporate Organization.

(a)    Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a bank holding company duly registered with the Federal Reserve Board as a bank holding company under the BHC Act. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Parent is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. True, correct and complete copies of the Parent Certificate, the Parent Bylaws, the Merger Sub Certificate and the Merger Sub Bylaws, as in effect as of the date of this Agreement, have previously been made available by Parent to the Company.

(b)    Parent Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposits of Parent Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Parent Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein. Each Subsidiary of Parent (a “Parent Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under Law, is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, and (iii) has all requisite company, partnership or corporate (as applicable) power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Parent Subsidiary to pay dividends or distributions except, in the case of a Parent Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities.

(c)    Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Merger Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. True and complete copies of the Merger Sub Certificate and Merger Sub Bylaws, as in effect as of the date of this Agreement, have previously been made available by Parent to the Company.

4.2    Capitalization.

(a)    The authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, $0.01 par value, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, there are (i) 51,121,789 shares of Parent Common Stock issued and outstanding, (ii) 768,418 shares of Parent Common Stock held in treasury, (iii) 2,480,916 shares of Parent Common Stock reserved for issuance in respect of awards of restricted Parent Common Stock (“Parent Restricted Stock Awards”) or upon the exercise of stock options granted under Parent’s 2011 Stock Incentive Plan, Parent’s 2006 Stock Incentive Plan, the Sun Bancorp, Inc. Omnibus Stock Incentive Plan, the Sun Bancorp, Inc. 2010 Stock Based-Incentive Plan, the Sun Bancorp, Inc. 2004 Stock Based-Incentive Plan, the Cape Bancorp, Inc. 2008 Equity Incentive Plan, the Colonial Financial Services, Inc. 2011 Equity Incentive Plan, the Ocean Shore Holding Co. 2005 Equity Incentive Plan or the Ocean Shore Holding Co. 2010 Incentive Plan, as applicable (such stock options, together with the Parent Restricted Stock Awards, the “Parent Equity Awards”), (iv) 27,339 shares of Parent Common Stock reserved for issuance upon the exercise of warrants assumed in connection with the acquisition of Colonial American Bank and (v) no other shares of capital stock or equity or voting securities of Parent issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of Parent may vote. Other than the Parent Equity Awards issued prior to the date of this Agreement, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Parent to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Parent Common Stock or other equity interests of Parent.

(b)    Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Parent Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Parent Bank, as provided under 12 U.S.C. § 55 or any comparable provision of applicable federal or state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Parent Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3    Authority; No Violation.

(a)    Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Integrated Mergers and the issuance of shares of Parent Common Stock in connection with the First-Step Merger, have been duly and validly approved by the Board of Directors of Parent, and the execution and delivery of this Agreement and the consummation of the First-Step Merger have been duly and validly approved by the Board of Directors of Merger Sub. No other corporate proceedings or approvals on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except in all cases as may be limited by the Enforceability Exceptions). The shares of Parent Common Stock to be issued in the First-Step Merger have been validly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and no current or past stockholder of Parent will have any preemptive right or similar rights in respect thereof.

(b)    None of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby, the consummation by Parent Bank of the Bank Merger and compliance by Parent or Merger Sub with any of the terms or provisions hereof will (i) violate any provision of the Parent Certificate, the Parent Bylaws, the Merger Sub Certificate or the Merger Sub Bylaws or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any Law applicable to Parent, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of this clause (y)) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

(c)    The Board of Directors of Parent Bank has adopted the Bank Merger Agreement. Parent, as the sole shareholder of Parent Bank, has adopted and approved the Bank Merger Agreement, and the Bank Merger Agreement has been duly executed by Parent Bank and (assuming due authorization, execution and delivery by Company Bank) constitutes a valid and binding obligation of Parent Bank, enforceable against Parent Bank in accordance with its terms (except in all cases on such enforceability may be limited by the Enforceability Exception).

4.4    Consents and Approvals. Except for (a) the filing of applications, filings, certificates and notices, as applicable, with the NASDAQ and the approval of the listing on the NASDAQ of the shares of Parent Common Stock to be issued as the Stock Consideration pursuant to this Agreement, (b) the filing of applications, filings, certificates and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval or waiver of such applications, filings and notices, (c) the filing of applications, filings, certificates and notices, as applicable, with the OCC in connection with the Bank Merger, including filing of the notice of consummation with the OCC pursuant to the National Bank Act, and approval of such applications, filings and notices, (d) the filing with the SEC of (i) any filings that are necessary under applicable requirements of the Exchange Act and (ii) the S-4 and declaration of effectiveness of the S-4, (e) the filing of applications, filings, certificates and notices, as applicable, with the NJ Department, (f) the filing of the First-Step Merger Certificate with the New Jersey Department of Treasury pursuant to the BCA, (g) the filing of the Second-Step Merger Certificates with the Delaware Secretary and the New Jersey Department of Treasury in accordance with the DGCL and the BCA, respectively, (h) the filing of the Bank Merger Certificate and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of Parent Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity or any other third party are necessary in connection with (A) the execution and delivery by Parent or Merger Sub of this Agreement, (B) the consummation by Parent or Merger

Sub of the Integrated Mergers and the other transactions contemplated hereby, (C) the execution and delivery by Parent Bank of the Bank Merger Agreement or (D) the consummation by Parent Bank of the Bank Merger.

4.5    Reports. Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2016 with any Governmental Entity, and have paid in full all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Except for normal examinations or inspections conducted by a Governmental Entity in the ordinary course of business of Parent and its Subsidiaries, (a) no Governmental Entity has initiated or has pending any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2016, except where such proceedings or investigation would not reasonably be expected to be, either individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, (b) there is no unresolved violation, criticism or exception by any Governmental Entity of Parent or any of its Subsidiaries that would reasonably be expected to be, either individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, and (c) there have been no formal or informal inquiries by, or disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies or procedures of Parent or any of its Subsidiaries since January 1, 2016, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

4.6    Financial Statements.

(a)    The consolidated financial statements of Parent and its Subsidiaries included in (x) Parent’s Annual Report on Form 10-K for the year ended December 31, 2018 and (y) Parent’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2019 (including, in each case, the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of the financial statements referenced in clause (y) above to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. KPMG LLP has not resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Parent included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (including any notes thereto) and for liabilities incurred in the ordinary course of business since March 31, 2019, or in connection with this Agreement and the transactions contemplated hereby.

(c)    The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s outside auditors and the audit committee of Parent’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. As of the date of this Agreement, there is no reason to believe that Parent’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)    Since January 1, 2016, (i) neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any director, officer, auditor, accountant or representative of Parent or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or, to the knowledge of Parent, to any director or officer of Parent.

4.7    Broker’s Fees. With the exception of the engagement of Piper Jaffray & Co., neither Parent nor any Parent Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Integrated Mergers or the other transactions contemplated by this Agreement.

4.8    Absence of Certain Changes or Events. Since December 31, 2018, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

4.9    Legal Proceedings.

(a)    Neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of Parent, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations (i) of any nature against Parent or any Parent Subsidiary or, to Parent’s knowledge, any of their current or former directors or executive officers that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)    There is no injunction, order, judgment, decree or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets, rights or properties of Parent or any of its Subsidiaries (or that, upon consummation of the Integrated Mergers, would apply to Parent or any of its affiliates) that would reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

4.10    SEC Reports. Parent has made available to the Company true, correct and complete copies of each communication mailed by Parent to its stockholders since January 1, 2016. No such communication or any final registration statement, prospectus, report, schedule or definitive proxy statement filed with or furnished to the SEC since January 1, 2016 by Parent pursuant to the Securities Act or the Exchange Act (the “Parent Reports”) as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2016, as of their respective dates, all Parent Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Parent Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. As of the date of this Agreement, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Parent Reports. No representation or warranty is made herein by Parent with respect to any information of or supplied by the Company and contained in the S-4.

4.11    Compliance with Applicable Law. Parent and each of its Subsidiaries hold, and have at all times since January 1, 2016 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid in full all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding any such license, franchise, permit or authorization (nor the failure to pay any such fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, and, to the knowledge of Parent, no suspension or cancellation of any such license, franchise, permit or authorization is threatened. Parent and each of its Subsidiaries have complied in all material respects with, and are not in material default or violation under, any Laws, including all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Federal Deposit Insurance Corporation Improvement Act and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Parent Bank has a Community Reinvestment Act rating of “satisfactory” or better. Without limitation, none of Parent or any of its Subsidiaries, or to the knowledge of Parent, any director, officer, employee, agent, representative or other person acting on behalf of Parent or any of its Subsidiaries has, directly or indirectly, (a) used any funds of Parent or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Parent or any of its Subsidiaries, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law, (d) established or maintained any unlawful fund of monies or other assets of Parent or any of its Subsidiaries, (e) made any fraudulent entry on the books or records of Parent or any of its Subsidiaries or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Parent or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Parent or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

4.12    Agreements with Governmental Entities. Except as set forth on Section 4.12 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been, since January 1, 2016, a recipient of any supervisory letter from, or, since January 1, 2016, has adopted any policies, procedures or board resolutions at the request or suggestion of any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Parent Disclosure Schedule, a “Parent Regulatory Agreement”), nor has Parent or any of its Subsidiaries been advised, since January 1, 2016, by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Parent Regulatory Agreement. Parent and its Subsidiaries are in compliance in all material respects with each Parent Regulatory Agreement to which it is a party or is subject. Parent and its Subsidiaries have not received any notice from any Governmental Entity indicating that Parent or its Subsidiaries is not in compliance in any material respect with any Parent Regulatory Agreement.

4.13    Reorganization. Parent has not taken any action, and is not aware of any fact or circumstance, that could reasonably be expected to prevent the Integrated Mergers from being treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

4.14    Parent Information. The information relating to Parent, its Subsidiaries and its and their respective directors and officers to be contained in the Proxy Statement and the S-4, and the information relating to Parent and its Subsidiaries that is provided by Parent or its representatives for inclusion in any other document filed with any other Governmental Entity in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

4.15    Parent Systems.

(a)    The computer, information technology and data processing systems, facilities and services used by Parent or any Parent Subsidiary, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Parent Systems”), are reasonably sufficient for the conduct of the respective businesses of Parent and Parent’s Subsidiaries as currently conducted and the Parent Systems are in sufficiently good working condition to effectively perform all computing, information technology and data processing operations reasonably necessary for the operation of the respective businesses of Parent and Parent’s Subsidiaries as currently conducted, in each case, except for such failures to be reasonably sufficient or in sufficiently good working condition that would not reasonably be expected to have a Material Adverse Effect on Parent. Except as would not reasonably be expected to have a Material Adverse Effect on Parent, to the knowledge of Parent, since January 1, 2016, no third party has gained unauthorized access to any Parent Systems owned or controlled by Parent or any of Parent’s Subsidiaries. Parent and Parent’s Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards (i) to protect the Parent Systems from unauthorized access and from disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials and (ii) that are designed for the purpose of reasonably mitigating the risks of cybersecurity breaches and attacks. Each of Parent and any Parent Subsidiary has in all material respects implemented reasonably appropriate backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably mitigate the risk of a material disruption to the operation of the respective businesses of Parent and any Parent Subsidiary.

(b)    Each of Parent and any Parent Subsidiary has (i) complied in all material respects with all of its published privacy and data security policies and internal privacy and data security policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To the knowledge of Parent, since January 1, 2016, there has been no material loss, damage, or unauthorized access, use, modification, or other misuse of any such information by Parent or any Parent Subsidiary.

4.16    Taxes and Tax Returns.

(a)    Each of Parent and its Subsidiaries has duly and timely filed or caused to be filed (giving effect to all applicable extensions) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct and complete in all material respects.

(b)    All material Taxes of Parent and its Subsidiaries that are due have been fully and timely paid or adequate reserves therefor have been made in accordance with GAAP on the financial statements included in the Parent Reports. Each of Parent and its Subsidiaries has withheld and paid to the relevant Governmental Entity on a timely basis all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any person.

(c)    There are no material Liens for Taxes on any of the assets of Parent or any of its Subsidiaries other than Liens for Taxes not yet due and payable.

(d)    Neither Parent nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations, investigations, or other proceedings regarding any material Taxes of Parent and its Subsidiaries or the assets of Parent and its Subsidiaries which have not been paid, settled or withdrawn or for which adequate reserves have not been established in accordance with GAAP in the most recent financial statements of Parent included in the Parent Reports.

4.17    Employees.

(a)    For purposes of this Agreement, “Parent Benefit Plans” mean all employee benefit plans (as defined in Section 3(3) of the ERISA), whether or not subject to ERISA, whether funded or unfunded, and all pension, benefit, retirement, bonus, stock option, stock purchase, employee stock ownership, restricted stock, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto) to or with respect to which Parent or any Subsidiary is a party or has or could reasonably be expected to have any current or future obligation or that are sponsored, maintained, contributed to or required to be contributed to by Parent or any of its Subsidiaries for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any spouse or dependent of such individual) of Parent or any of its Subsidiaries.

(b)    Each Parent Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all Laws, including ERISA and the Code.

(c)    With respect to each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Parent Qualified Plans”), the IRS has issued a favorable determination or opinion letter with respect to each Parent Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened), and, to the knowledge of the Parent, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Parent Qualified Plan or the exempt status of the related trust or increase the costs relating thereto. No trust funding any Parent Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

(d)    No Parent Benefit Plan is, and none of Parent, its Subsidiaries nor any Parent ERISA Affiliate (as defined below) has at any time during the last six years sponsored, maintained, contributed to or been obligated to contribute to any plan that is, subject to Title IV or Section 302 of ERISA or Sections 412, 430 or 4971 of the Code. For purposes of this Agreement, the term “Parent ERISA Affiliate” means any trade or business, whether or not incorporated, that together with Parent would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

(e)    None of Parent, its Subsidiaries nor any Parent ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a Multiemployer Plan or a Multiple Employer Plan, and none of Parent and its Subsidiaries nor any Parent ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part 1 of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(f)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability, delivery or funding of, or increase in the amount or value of, any payment, compensation (including stock or stock-based), right or other benefit to any employee, officer, director, independent contractor, consultant or other service provider of Parent or any of its Subsidiaries, or result in any limitation on the right of Parent or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Parent Benefit Plan or related trust.

(g)    There are no pending or, to the knowledge of Parent, threatened material labor grievances or material unfair labor practice claims or charges against Parent or any of its Subsidiaries, or any strikes or other material labor disputes against Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Parent or any of its Subsidiaries and, to the knowledge of Parent, there are no organizing efforts by any union or other group seeking to represent any employees of Parent or any of its Subsidiaries and no employees of Parent or any of its Subsidiaries are represented by any labor organization.

4.18    Risk Management Instruments. All Derivative Contracts, whether entered into for the account of Parent, any of its Subsidiaries or for the account of a customer of Parent or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Parent or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. Parent and each of its Subsidiaries have duly performed in all material respects all of their material obligations under each Derivative Contract to the extent that such obligations to perform have accrued, and, to the knowledge of Parent, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Each such Derivative Contract has been reflected in the books and records of Parent and such Subsidiaries in accordance with GAAP consistently applied. Each Derivative Contract is evidenced by customary and appropriate documentation (including an ISDA master agreement and long-form confirmation).

4.19    No Other Representations or Warranties.

(a)    Except for the representations and warranties made by Parent in this Article IV, neither Parent nor any other person makes any express or implied representation or warranty with respect to Parent, its

Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other person makes or has made any representation or warranty to the Company or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by Parent in this Article IV, any oral or written information presented to the Company or any of its affiliates or representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b)    Parent acknowledges and agrees that neither the Company nor any other person has made or is making any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, other than those contained in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1    Conduct of Business of the Company Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated by this Agreement (including as set forth in the Company Disclosure Schedule), required by Law or as consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use commercially reasonable efforts to maintain and preserve intact its business organization, employees, independent contractors and advantageous customer and other business relationships and (c) take no action that would reasonably be expected to prevent or adversely affect or delay (x) the parties’ ability to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to consummate the transactions contemplated hereby on a timely basis or (y) performance by the Company or its Subsidiaries of its and their covenants and agreements hereunder.

5.2    Company Forbearances. During the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated by this Agreement (including as set forth in the Company Disclosure Schedule), as required by Law or as consented to in writing by Parent, which consent shall not unreasonably be withheld, the Company shall not, and shall not permit any of its Subsidiaries to:

(a)    other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of the Company or any of its wholly-owned Subsidiaries to the Company or any of its other Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(b)

(i)    adjust, split, combine or reclassify any capital stock;

(ii)    make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends at a rate not in excess of $0.07 per share of Company Common Stock, (B) dividends paid by any wholly-owned Subsidiary of the Company to the

Company or any of its other wholly-owned Subsidiaries, or (C) the acceptance of shares of Company Common Stock as payment for the exercise price of the Company Stock Options or for withholding taxes incurred in connection with the exercise of the Company Stock Options or the vesting or settlement of the Company Equity Awards, in each case, in accordance with past practice and the terms of the applicable award agreements);

(iii)    grant any stock options, stock appreciation rights, performance shares, restricted stock units, deferred stock units, shares of restricted stock or other equity or equity-based awards or interests or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

(iv)    issue, sell or otherwise permit to become outstanding (including by issuing any shares of Company Common Stock that are held as “treasury shares” as of the date of this Agreement) any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants or other rights of any kind to acquire any shares of capital stock, except pursuant to the exercise of stock options or the settlement of equity compensation awards outstanding as of the date hereof in accordance with their terms;

(c)    sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any individual, corporation or other entity other than a wholly-owned Subsidiary of the Company, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, other than in the ordinary course of business;

(d)    except for transactions in the ordinary course of business, make any material investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned Subsidiary of the Company;

(e)    purchase any bank owned life insurance;

(f)    terminate, materially amend, or waive any material provision of, any Company Contract, or make any change in any instrument or agreement governing the terms of any of its securities, or any material lease or contract, other than normal renewals of contracts and leases in the ordinary course of business and without material adverse changes of terms with respect to the Company, or enter into any contract that would constitute a Company Contract if it were in effect on the date of this Agreement;

(g)    except as required under the terms of any Company Benefit Plan existing as of the date hereof, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, practice, policy, contract or arrangement for the benefit or welfare of any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual), (ii) amend (whether in writing or through the interpretation of) any Company Benefit Plan, (iii) increase the compensation or benefits payable to any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual), except for annual base salary or wage increases for employees (other than directors or executive officers) in the ordinary course of business, that do not exceed, with respect to any individual, five percent (5.0%) of such individual’s base salary or wage rate in effect as of the date hereof for any employee whose 2019 salary or wages will be less than $50,000, and three and one-half percent (3.5%) of such individual’s base salary or wage rate in effect as of the date hereof for all other employees, and do not exceed three percent (3.0%) in the aggregate for all employees as of the date hereof, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, except for bonuses to be awarded with respect to the Company Bank’s 2019 fiscal year up to the aggregate amount and on the time schedule set forth in Section 5.2(g) of the Company Disclosure Schedule, (v) grant or accelerate the vesting of any equity or equity-based awards or other compensation, except for accelerated vesting that is required by the terms of the award in effect as of the date hereof, (vi) negotiate or enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose target total annual compensation is greater than $75,000, other than for cause (as determined in the ordinary course of business and consistent with past practice), (ix) hire or promote any officer, employee, independent contractor or consultant who has target total annual compensation greater than $75,000, or (x) waive, release or limit any Restrictive Covenant obligation of any current or former employee or contractor of the Company or any of its Subsidiaries;

(h)    settle any material claim, suit, action or proceeding, except in the ordinary course of business; provided that (x) the amount for which the Company or any of its Subsidiaries is liable, net of any insurance recoveries received by the Company or any of its Subsidiaries, for all such settlements shall not exceed $100,000 in the aggregate and (y) no such settlement shall impose any material restriction on the business of the Company or its Subsidiaries or the Surviving Corporation;

(i)    take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Integrated Mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

(j)    amend the Company Certificate, Company Bylaws or comparable governing or organizational document of any of its Subsidiaries;

(k)    (i) amend or modify the Shareholder Rights Plan or (ii) take any action that could result in any Rights (as defined in the Shareholder Rights Plan) becoming exercisable or any Rights Certificate (as defined in the Shareholder Rights Plan) representing Rights to be issued or distributed;

(l)    merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its Subsidiaries;

(m)    materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;

(n)    take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Integrated Mergers set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement;

(o)    implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

(p)    (i) enter into any new line of business or (ii) make any loans or extensions of credit or grant additional credit to a current borrower, except in the ordinary course of business; provided that any individual unsecured loan or unsecured extension of credit, or grant of additional unsecured credit, in each case, in excess of $100,000 that is not as of the date of this Agreement approved and committed (a schedule of which approved and committed loans has been made available to Parent) or any individual secured loan or secured extension of credit or grant of additional secured credit, in each case, in excess of $3,000,000 that is not as of the date of this Agreement approved and committed (a schedule of which approved and committed loans has been made available to Parent) shall require the prior written approval of the Chief Credit Officer of Parent or another officer designated in writing by Parent, which approval or rejection shall be given in writing (e-mail to suffice) within two (2) business days after the loan package is delivered by email or other written form of delivery to such individual or it shall be deemed approved;

(q)    make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, buying or selling rights to service Loans, (ii) investment, deposit pricing, risk and asset liability management or other banking and operating matters (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof) or (iii) hedging, in each case, except as required by Law or requested by a Governmental Entity;

(r)    except as set forth in Section 5.2(r) of the Company Disclosure Schedule, make, or commit to make, any capital expenditures, except for capital expenditures in the ordinary course of business in amounts not exceeding $75,000 individually or $300,000 in the aggregate;

(s)    make, change or revoke any Tax election, adopt or change any Tax accounting method, file any amended Tax Return, settle or compromise any Tax Liability, claim or assessment or agree to an extension or waiver of the limitation period to any material Tax claim or assessment, grant any power of attorney with respect to material Taxes, surrender any right to claim a refund of material Taxes, enter into any closing agreement with respect to any material Tax or refund or amend any material Tax Return;

(t)    make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its Subsidiaries;

(u)    materially reduce the amount of insurance coverage or fail to renew any material existing insurance policy, in each case, with respect to the key employees, properties or assets of the Company or any of its Subsidiaries; or

(v)    agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

5.3    Parent Forbearances. During the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated by this Agreement (including as set forth in the Parent Disclosure Schedule), as required by Law or as consented to in writing by the Company (such consent not to be unreasonably withheld), Parent shall not, and shall not permit any of its Subsidiaries to:

(a)    amend the Parent Certificate or Parent Bylaws in a manner that would adversely affect the economic benefits of the Integrated Mergers to the holders of Company Common Stock;

(b)    adjust, split, combine or reclassify any capital stock of Parent;

(c)    take any action that is intended to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Integrated Mergers set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement;

(d)    take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent the Integrated Mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

(e)    make, declare or pay any extraordinary dividend on the capital stock of Parent;

(f)    take any action that is intended to, would or would be reasonably likely to prevent or materially delay the consummation of the transactions contemplated hereby, except, in every case, as may be required by applicable Law; or

(g)    agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.

5.4    Tax-free Reorganization. Each of Parent, Merger Sub and the Company shall cause the appropriate officers of Parent, Merger Sub and the Company to execute and deliver to Skadden and to Stevens & Lee, respectively, certificates containing appropriate representations and covenants, reasonably satisfactory in form and substance to such counsel, at such time or times as may be reasonably requested by such counsel, including the effective date of the S-4 and the Closing Date, in connection with such counsel’s deliveries of opinions with respect to the Tax treatment of the Integrated Mergers.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1    SEC Filings; Regulatory Matters.

(a)    Parent and the Company shall promptly prepare, and Parent shall promptly file with the SEC, the S-4 (in which the Proxy Statement of the Company and prospectus of Parent will be included), no later than the 30th business day after the date of this Agreement. The Company shall cooperate with Parent in respect of the form and content of any communication with shareholders of the Company. Each of Parent and the Company shall use commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail or deliver the Proxy Statement to its shareholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. The Company shall furnish to Parent all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any action contemplated by this Section 6.1.

(b)    The parties hereto shall cooperate with each other and use commercially reasonable efforts to promptly (and, in the case of the regulatory applications to the Federal Reserve Board, the OCC and the NJ Department within thirty (30) business days after the date of this Agreement) prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Integrated Mergers and the Bank Merger) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement (including the Integrated Mergers). In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The parties’ obligations under this Section 6.1(b) are, in each case, subject to Laws relating to the exchange of information (including with respect to confidential supervisory information) and subject to necessary redactions relating to confidential or sensitive information. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require Parent or the Company to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities that would reasonably be expected to have a material adverse effect (measured on a scale relative to the Company) on any of Parent, the Company or the Surviving Corporation, after giving effect to the Integrated Mergers (a “Materially Burdensome Regulatory Condition”).

(c)    Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and shareholders, as applicable, and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Integrated Mergers, the Bank Merger and the other transactions contemplated by this Agreement.

(d)    Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any Requisite Regulatory Approval will be materially delayed or conditioned. As used herein, “Requisite Regulatory Approvals” means (i) all regulatory authorizations, consents, permits, orders or approvals from the Federal Reserve Board, the OCC and the NJ Department and (ii) any other approvals set forth in Sections 3.4 and 4.4, in each case (x) that are necessary to consummate the transactions contemplated by this Agreement (including the Integrated Mergers and the Bank Merger) or (y) the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

6.2    Access to Information; Confidentiality.

(a)    Upon reasonable notice and subject to applicable Law, the Company, for the purposes of enabling Parent to verify the representations and warranties of the Company and to prepare for the Integrated Mergers and the other matters contemplated by this Agreement, shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of Parent, access, during normal business hours during the period from the date of this Agreement to the Effective Time, to all of the Company’s properties, books, contracts, commitments, personnel, information technology systems, Tax Returns and related work papers and records reasonably requested by Parent. The Company shall cooperate with Parent in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally, and, during such period, the Company shall, and shall cause its Subsidiaries to, promptly make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by the Company during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under Law) and (ii) all other information concerning the Company’s business, properties and personnel as Parent may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose (x) board and committee minutes that discuss any of the transactions contemplated by this Agreement and (y) information where such access or disclosure would violate or prejudice the rights of the Company’s customers, jeopardize the attorney-client privilege or the right to assert the work product doctrine of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Company will use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)    Parent shall hold all information furnished by or on behalf of the Company or its Representatives pursuant to Section 6.2 in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated May 31, 2019, among Parent, the Company and Boenning (the “Confidentiality Agreement”).

(c)    No investigation (or discovery or receipt of information) by any party hereto or their respective Representatives shall affect or be deemed to modify or waive any representation, warranty, covenant or other agreement of the other parties set forth herein or the conditions to any party’s obligation to consummate the transactions contemplated hereby. Nothing contained in this Agreement shall give any party hereto, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.3    Company Shareholders’ Approval.

(a)    The Company shall establish a record date for, call, give notice of, convene and hold a meeting of its shareholders (the “Company Meeting”) to be held as soon as reasonably practicable after the S-4 is declared effective for the purpose of obtaining (i) the Requisite Company Vote required in connection with this Agreement and the First-Step Merger and (ii) if so desired and mutually agreed by the parties, the approval of other matters of the type customarily brought before a special meeting of shareholders to approve a merger agreement or otherwise approve the transactions contemplated hereby.

(b)    Subject to Section 6.3(c), the Board of Directors of the Company shall (i) recommend to its shareholders the approval of this Agreement, the First-Step Merger and the other transactions contemplated hereby (the “Company Recommendation”), (ii) include the Company Recommendation in the Proxy Statement, (iii) use reasonable best efforts to obtain from the shareholders of the Company the Requisite Company Vote, including by communicating to its shareholders the Company Recommendation and (iv) not withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to Parent, the Company Recommendation or take any action, or make any public statement, filing or release inconsistent with the Company Recommendation, or submit this Agreement to the Company’s shareholders for a vote without the Company Recommendation.

(c)    Subject to Section 8.1 and Section 8.2, if the Board of Directors of the Company, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would be a violation of its fiduciary duties under Law to continue to recommend this Agreement, then in submitting this Agreement to the Company’s shareholders, the Board of Directors of the Company may (but shall not be required to) modify, withdraw or change the Company Recommendation or submit this Agreement to the Company’s shareholders without the Company Recommendation (each, a “Company Adverse Recommendation Change”) (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of the Company may communicate the basis for the Company Adverse Recommendation Change to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by Law; provided that the Board of Directors of the Company may not take any action under this Section 6.3(c) unless (i) such action is taken in response to an Acquisition Proposal and such Acquisition Proposal (x) did not result from a breach by the Company of Section 6.13 and (y) constitutes a Superior Proposal; (ii) the Company gives Parent at least two (2) business days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action (including its basis for determining that such Acquisition Proposal constitutes a Superior Proposal (including the latest material terms and conditions of, and the identity of the third party making, the Acquisition Proposal, or any amendment or modification thereof)); (iii) during such two (2) business day period, the Company has considered and negotiated (and has caused its Representatives to consider and negotiate) with Parent in good faith (to the extent Parent desires to so negotiate) regarding any adjustments or modifications to the terms and conditions of this Agreement proposed by Parent; and (iv) at the end of such notice period, the Board of Directors of the Company takes into account any amendment or modification to this Agreement proposed by Parent (it being understood that Parent shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, again determines in good faith that it would nevertheless result in a violation of its fiduciary duties under Law to continue to recommend this Agreement and that such Acquisition Proposal constitutes a Superior Proposal. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3(c) and will require a new determination and notice period as referred to in this Section 6.3(c).

(d)    The Company shall adjourn or postpone the Company Meeting if, (i) as of the time for which such meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting or (ii) on the date of the Company Meeting, the Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote; provided that, from and after such time, if any, that (in response to an Acquisition Proposal that has been received by the Company and that has been publicly disclosed or otherwise become public) the Company makes a Company Adverse Recommendation Change that is permitted by Section 6.3(c), the Company thereafter shall not be so required to adjourn or postpone the Company Meeting more than two (2) times following such time. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Company Meeting shall be convened and this Agreement shall be submitted to the shareholders of the Company at the Company Meeting for the purpose of voting on the adoption of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve the Company of such obligation, including if the Company makes a Company Adverse Recommendation Change.

6.4    Legal Conditions to Merger. Subject in all respects to Section 6.1 (including the last sentence of Section 6.1(b)), each of Parent and the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Integrated Mergers and the Bank Merger and, subject to the conditions set forth in Article VII, to consummate the transactions contemplated by this Agreement (including the Integrated Mergers and the Bank Merger) and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, permit, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Integrated Mergers, the Bank Merger or any other transaction contemplated by this Agreement.

6.5    Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the First-Step Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

6.6    Employee Matters.

(a)    During the period commencing on the Closing Date and ending on the first anniversary thereof, Parent shall or shall cause the Surviving Corporation to provide the employees of the Company and its Subsidiaries who continue to be employed by Parent or its Subsidiaries (including, for the avoidance of doubt, the Surviving Corporation and its Subsidiaries) immediately following the Effective Time (the “Continuing Employees”), while employed by Parent or its Subsidiaries after the Effective Time, with base salaries, wages and employee benefits (excluding equity and equity based compensation) that are substantially comparable in the aggregate to the base salaries, wages and employee benefits provided to similarly situated employees of Parent and its Subsidiaries; provided that Parent may satisfy its obligation under this Section 6.6(a) by providing or causing the Surviving Corporation to provide such Continuing Employees with base salaries, wages and employee benefits (excluding equity and equity based compensation) that are substantially comparable in the aggregate to the base salaries, wages and employee benefits provided by the Company or its Subsidiaries to such Continuing Employees immediately prior to the Effective Time.

(b)    With respect to any employee benefit plans of Parent or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (the “New Plans”), Parent shall or shall cause the Surviving Corporation to use commercially reasonable efforts to: (i) waive all exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Company Benefit Plan, (ii) provide each such employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a Company Benefit Plan (to the same extent that such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans, and (iii) recognize all service of such employees with the Company and its Subsidiaries for all purposes in any New Plan to the same extent that such service was taken into account under the analogous Company Benefit Plan prior to the Effective Time; provided that the foregoing service recognition shall not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit pension plan or benefit plan that provides retiree welfare benefits, or (C) to any benefit plan that is a frozen plan or provides grandfathered benefits.

(c)    Unless Parent requests otherwise in writing at least five days prior to the Closing, effective as of the date immediately preceding the Closing Date and contingent upon the consummation of the Integrated Mergers, the Company shall terminate the Two River Community Bank 401(k) Plan (the “Terminated Plan”). Prior to the Effective Time, the Company shall provide Parent with resolutions adopted by the Company’s Board of Directors terminating the Terminated Plan, the form and substance of which shall be subject to the prior written approval of Parent, which will not be unreasonably withheld. As soon as practicable following the Effective Time, with respect to the Terminated Plan, Parent shall permit or cause its Subsidiaries (including Parent Bank) to permit the Continuing Employees to roll over their account balances and outstanding loan balances, if any, thereunder into an “eligible retirement plan” within the meaning of Section 402(c)(8)(B) of the Code maintained by Parent or its Subsidiaries (including Parent Bank).

(d)    Nothing in this Agreement shall confer upon any employee, officer, director, independent contractor or consultant of the Company or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, the Company, Parent or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, the Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 9.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including without limitation any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual) of the Company or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e)    At the Effective Time, Parent shall assume and honor through December 31 of the year in which the Closing occurs, under the vacation policies of the Company, as disclosed on Section 6.6(e) of the Company Disclosure Schedule, the accrued but unused vacation time of employees of the Surviving Corporation or any of its Subsidiaries who were employees of the Company or any of its Subsidiaries immediately prior to the Effective Time, to the extent that the accrued and unused amount is fully reflected in the most recent financial statements included in the Company Reports as of the Closing Date.

(f)    Any employee of the Company (excluding any employee who is party to an employment agreement that provides for severance payments) whose employment is terminated (other than for cause, as defined in Parent’s severance policy) at the written request of Parent (but by and in the sole discretion of the Company) prior to the Effective Time, or is terminated by Parent or a Subsidiary of Parent within one year following the Effective Time in a manner entitling such individual to benefits under the Parent’s severance policy, shall be entitled to receive severance payments in accordance with the schedule set forth in Section 6.6(f) of the Company Disclosure Schedule.

(g)    Parent and the Company shall create a retention pool on terms, in amounts and for employees of the Company as mutually agreed by Parent and the Company. Following the Effective Time,

retention payments under such pool shall be made to the applicable individuals if they are still employed by the Surviving Corporation or any of its Subsidiaries on their designated “work through” date as set forth in a written retention bonus pool agreement. The form and terms of such agreement, the amount of the payment to each individual and the timing of such payments shall be agreed to in writing by Parent and the Company no later than 30 days following the date of this Agreement, and shall promptly thereafter be communicated to each such employee by the Company and Parent. The maximum aggregate amount of such retention bonuses and the general terms of such retention bonuses are set forth in Section 6.6(g) of the Company Disclosure Schedule.

6.7    Indemnification; Directors’ and Officers’ Insurance.

(a)    From and after the Effective Time, each of Parent and the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted by Law, each present and former director, officer or employee of the Company and its Subsidiaries (in each case, for actions taken in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement, to the fullest extent such persons are entitled to be indemnified as of the date of this Agreement by the Company pursuant to the Company Certificate, the Company Bylaws or the governing or organizational documents of any Subsidiary of the Company applicable to such person. Each of Parent and the Surviving Corporation shall also advance expenses as incurred by such Company Indemnified Party to the fullest extent such persons are entitled to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company Certificate, the Company Bylaws or the governing or organizational documents of any Subsidiary of the Company; provided that, if requested by Parent, the Company Indemnified Party to whom expenses are advanced provides an undertaking (in reasonable and customary form) to repay such advances if it is ultimately determined in a final determination or by a court of competent jurisdiction that such Company Indemnified Party is not entitled to indemnification.

(b)    For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to expend, on an annual basis, an amount that, in the aggregate, exceeds 250% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then Parent shall cause to be maintained policies of insurance that, in Parent’s good faith determination, provide the maximum coverage available for an aggregate cost equal to the Premium Cap. In lieu of the foregoing, the Company, in consultation with Parent, but only upon the prior written consent of Parent, may (and at the request of Parent, the Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six-year prepaid “tail” policy under the Company’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap and, in such case, Parent shall not have any further obligations under this Section 6.7(b), other than to maintain such prepaid “tail” policy.

(c)    The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns will consolidate with or merge into any other entity and not be the continuing or surviving entity of such consolidation or merger, transfer all or substantially all of its assets or deposits to any other entity or engage in any similar transaction, then in each case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the

Surviving Corporation will expressly assume the obligations set forth in this Section 6.7. The obligations of the Surviving Corporation, Parent and the Company under this Section 6.7 shall not be terminated or modified in a manner so as to adversely affect the Company Indemnified Party or any other person entitled to the benefit of this Section 6.7 without the prior written consent of the affected Company Indemnified Party or affected person.

6.8    Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of the Company, on the other hand) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Integrated Mergers, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

6.9    Advice of Changes. Parent and the Company shall each promptly (but in no event more than 24 hours) advise the other party of any change or event (i) that has had or is reasonably likely to have a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of any condition in Article VII; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied.

6.10    Litigation and Claims. Each of the Company and Parent shall promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, dispute, proceeding, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of either such party, threatened against the Company, Parent or any of their respective Subsidiaries, in each case that (a) questions or would reasonably be expected to question the validity of this Agreement, the Integrated Mergers or the other transactions contemplated hereby or any actions taken or to be taken by Parent, the Company or their respective Subsidiaries with respect to this Agreement, the Integrated Mergers or the other transactions contemplated hereby or (b) seeks to enjoin, restrain or prohibit the transactions contemplated hereby. The Company shall give Parent the opportunity to direct (at Parent’s own expense) the defense or settlement of any shareholder litigation against the Company and/or its directors, officers or affiliates relating to the transactions contemplated by this Agreement, and the Company shall not agree to any such settlement of any such litigation without Parent’s prior written consent which shall not unreasonably be withheld.

6.11    Dividends. After the date of this Agreement, each of Parent and the Company shall coordinate with the other the declaration of any dividends in respect of Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in respect of any quarter with respect to their shares of Company Common Stock and any shares of Parent Common Stock any such holder receives in exchange therefor in the First-Step Merger.

6.12    Corporate Governance. Effective as of the Effective Time, Parent shall (a) increase the size of the Board of Directors of Parent by one (1) member, and cause Parent Bank to take such actions as may be necessary to increase the size of the Board of Directors of Parent Bank by one (1) member, and (b) appoint one member of the Board of Directors of the Company, to be selected by the Leadership Committee of Parent in consultation with the Board of Directors of Parent (the “New Member”), to the Boards of Directors of Parent and Parent Bank, respectively, for terms to expire at Parent’s next annual meeting of stockholders. Parent also agrees to use commercially reasonable efforts to cause a member of the Board of Directors of the Company other than the New Member to be added to the OceanFirst Foundation Board promptly after the Effective Time.

6.13    Acquisition Proposals.

(a)    The Company agrees that it will not, and will cause its Subsidiaries and its and their officers, directors, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to any person (other than Parent, Parent Bank and their Representatives in their capacity as such) concerning any Acquisition Proposal or (iv) have or participate in any discussions with any person (other than Parent, Parent Bank and their Representatives in their capacity as such) relating to any Acquisition Proposal, except, for purposes of this clause (iv) to notify such person of the existence of the provisions of this Section 6.13(a); provided that prior to the date of the Company Meeting, in the event the Company receives from any person other than Parent, Parent Bank or their respective Representatives an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 6.13, it may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished nonpublic information or data to, and participate in, discussions with such person with respect to such Acquisition Proposal but only to the extent that, prior to doing so, its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) failure to take such actions would result in a violation of its fiduciary duties under Law; provided, further, that, prior to providing any nonpublic information or data or participating in any discussions, in each case, permitted pursuant to the foregoing proviso, the Company shall have provided such information or data to Parent and shall have entered into a confidentiality agreement with such person on terms no less stringent to such person than the terms of the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with the Company or its Representatives. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.13 by any Subsidiary or Representative of the Company shall constitute a breach of this Section 6.13 by the Company.

(b)    The Company will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the execution of this Agreement with any person (other than Parent, Parent Bank and their Representatives in their capacity as such) with respect to any Acquisition Proposal and will use its reasonable best efforts, subject to Law, to (x) enforce any confidentiality, standstill or similar agreement relating to an Acquisition Proposal and (y) within ten (10) business days after the date hereof, request and confirm the return or destruction of any confidential information provided to any person (other than Parent, Parent Bank and their Representatives in their capacity as such) pursuant to any such agreement.

(c)    Promptly (and in any event within twenty-four (24) hours) following receipt of any Acquisition Proposal or any inquiry that could reasonably be expected to lead to an Acquisition Proposal, the Company shall advise Parent of such Acquisition Proposal or inquiry and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal, copies of any written Acquisition Proposal and written summaries of any material oral communications relating to an Acquisition Proposal), and will keep Parent apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal.

(d)    As used herein,

(i)    “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (A) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of the Company and its Subsidiaries or 25% or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute more than

25% of the consolidated assets of the Company; (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person (other than Parent or Parent Bank) beneficially owning 25% or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Company; or (C) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company and/or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Company; and

(ii)    “Superior Proposal” means any unsolicited bona fide written offer or proposal made by a third party to consummate an Acquisition Proposal that the Company’s Board of Directors determines in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor) (A) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Company Common Stock or all, or substantially all, of the assets of the Company; (B) would result in a transaction that (1) involves consideration to the holders of the shares of Company Common Stock that is, after accounting for payment of the Termination Fee that may be required hereunder, more favorable, from a financial point of view, than the consideration to be paid to the shareholders of the Company pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond, or in addition to, those specifically contemplated hereby, and which proposal is not conditioned upon obtaining financing and (2) is, in light of the other terms of such proposal, more favorable to the shareholders of the Company than the Integrated Mergers and the other transactions contemplated by this Agreement; and (C) is reasonably likely to be completed on the terms proposed, in each case, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal.

(e)    Nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

6.14    Board of Directors and Committee Meetings. Following the receipt of the Requisite Regulatory Approvals, the Company shall permit representatives of Parent to attend any meeting of its board of directors or the executive and loan committees thereof as an observer, subject to the Confidentiality Agreement; provided that the Company shall not be required to permit such representatives to remain present during any confidential discussions of this Agreement and the transactions contemplated hereby or any Acquisition Proposal or during any other matter (a) that the Board of Directors of the Company has reasonably determined to be confidential with respect to the participation of Parent or Parent Bank or (b) that the Company would not be required to disclose under Section 6.2 of this Agreement.

6.15    Public Announcements. The Company and Parent shall each use their reasonable best efforts to (a) develop a joint communications plan and ensure that all press releases and other public disclosure (including communications to employees, agents and contractors) with respect to this Agreement or the transactions contemplated hereby are consistent with such joint communications plan and (b) consult with each other before issuing any press release or, to the extent practicable, otherwise making any public disclosure with respect to this Agreement or the transactions contemplated hereby, in each case, except in respect of any press release or public disclosure (i) required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange or (ii) the content and messaging of which is substantially similar to public disclosure previously made by Parent or the Company either on the date of this Agreement or following the date of this Agreement and in accordance with this Section 6.15.

6.16    Operating Functions. To the extent permitted by Law and upon Parent’s request, the Company shall regularly discuss and reasonably cooperate with Parent and Parent Bank in connection with (a) planning for the efficient and orderly combination of the Company and Parent Bank and the operation of the Surviving Corporation and its Subsidiaries and (b) preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Parent may decide. Each party shall cooperate with the other party in preparing to execute conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with related service providers and other parties). Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, including this Article VI, complete control and supervision over its and its Subsidiaries’ respective operations.

6.17    Restructuring Efforts. If the Company shall have failed to obtain the Requisite Company Vote at the duly convened Company Meeting or any adjournment or postponement thereof, then, unless this Agreement has been terminated in accordance with its terms, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that neither party shall have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to holders of Company Common Stock as provided for in this Agreement, in a manner adverse to such party or its stockholders or shareholders, as applicable) and/or resubmit this Agreement or the transactions contemplated hereby (or as restructured pursuant to this Section 6.17) to the Company’s shareholders for approval.

6.18    Takeover Statutes. None of the Company, Parent or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Support Agreements, the Integrated Mergers or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Integrated Mergers and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each of Parent and the Company and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary, so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

6.19    Assumption of Company Debt. Effective as of the effective time of the Second-Step Merger, Parent shall enter into an assumption of debt in accordance with the applicable terms of the Subordinated Note, dated as of December 14, 2015, providing for assumption by Parent of the Company’s obligations thereunder, in accordance with Section 4 therein, with respect to the subordinated notes due December  31, 2025.

6.20     Cybersecurity. The Company shall, as promptly as reasonably practicable after the date hereof, engage a third party who is reasonably acceptable to Parent (the “Systems Consultant”), at Parent’s sole cost and expense, to (i) conduct an examination and review of the Company Systems for the purpose of identifying any deficiencies, weaknesses or vulnerabilities in such Company Systems (including any deficiencies, weaknesses or vulnerabilities relating to (A) unauthorized access, disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials or (B) prevention and mitigation of risks of cybersecurity breaches and attacks) and (ii) prepare a written report that assesses the matters described in clause (i) (the “Systems Report”). The Company shall request that the Systems Consultant deliver the Systems Report to the Company and Parent as soon as practicable after the date of this Agreement (and shall so deliver the Systems Report to Parent no later than December 9, 2019 or, if earlier, the Closing Date). The Company shall, prior to the Closing, remediate any weaknesses, deficiencies or vulnerabilities identified in the Systems Report to the reasonable satisfaction of Parent.

6.21    Exemption from Liability Under Section 16(b). The Company and Parent agree that, in order to most effectively compensate and retain the Company Insiders (as defined below), both prior to and after the Effective Time, it is desirable that the Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by Law in connection with the conversion of shares of Company Common Stock and the Company Equity Awards in the First-Step Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.21. Assuming the Company delivers to Parent in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Company Insiders”), the Board of Directors of Parent and of the Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of the Company) any dispositions of Company Common Stock or the Company Equity Awards by the Company Insiders, and (in the case of Parent) any acquisitions of Parent Common Stock by any Company Insiders who, immediately following the Integrated Mergers, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by Law.

6.22    Shareholder Rights Plan. The Company shall, as promptly as practicable after the date hereof (and in any event no later than the close of business on the tenth Business Day (as defined in the Shareholder Rights Plan) following the date hereof), redeem all of the Rights in accordance with Section 23 of the Shareholder Rights Plan.

ARTICLE VII

CONDITIONS PRECEDENT

7.1    Conditions to Each Party’s Obligation To Effect the Integrated Mergers. The respective obligations of the parties to effect the Integrated Mergers shall be subject to the satisfaction or, where legally permissible, waiver by all parties hereto at or prior to the Effective Time of the following conditions:

(a)    Shareholder Approval. The Requisite Company Vote shall have been obtained.

(b)    NASDAQ Listing. The shares of Parent Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

(c)    Requisite Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(d)    S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e)    No Injunctions or Restraints; Illegality. (i) No order, injunction, decree or other legal restraint or prohibition issued by any court or agency of competent jurisdiction preventing the consummation of the Integrated Mergers or any of the other transactions contemplated by this Agreement shall be in effect; (ii) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Integrated Mergers and (iii) no order or injunction is being sought by any Governmental Entity that would, if entered or enforced, prohibit the consummation of the transactions contemplated hereby, including the Integrated Mergers.

7.2    Conditions to Obligations of Parent. The obligation of Parent and Merger Sub to effect the Integrated Mergers is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time, of the following conditions:

(a)    Representations and Warranties. The representations and warranties of the Company set forth in Sections 3.2(a), 3.2(b), 3.7, 3.8(a) and 3.22 (in each case after giving effect to the lead in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of the Company set forth in Sections 3.1, 3.2(c), 3.3(a) and 3.3(b)(i) (in each case, after giving effect to the lead in to Article III) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without giving effect to any qualifications as to materiality or Material Adverse Effect contained in such representations and warranties) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation. Parent shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

(b)    Performance of Obligations of the Company. The Company shall have complied in all respects with the covenants and agreements set forth in Section 5.2(k) and Section 6.22. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement (other than those set forth in Section 5.2(k) and Section 6.22) at or prior to the Closing. Parent shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

(c)    Tax Opinion. Parent shall have received the written opinion of Skadden, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, that are consistent with the state of facts existing at the Effective Time, the Integrated Mergers shall together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden may rely upon the certificates, representations and covenants referred to in Section 5.4.

(d)    No Materially Burdensome Regulatory Condition. No Requisite Regulatory Approval shall include or contain, nor shall any Governmental Entity have imposed or indicated that it will impose, any Materially Burdensome Regulatory Condition.

7.3    Conditions to Obligations of the Company. The obligation of the Company to effect the Integrated Mergers is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Parent set forth in Sections 4.2(a), 4.7 and 4.8 (in each case, after giving effect to the lead in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of Parent set forth in Sections 4.1, 4.2(b), 4.3(a) and 4.3(b)(i) (in each case, after giving effect to the lead in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects (without giving effect to any qualifications as to materiality or Material Adverse Effect contained in such representations and warranties) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent. The Company shall have received a certificate, dated as of the Closing Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.

(b)    Performance of Obligations of Parent. Parent shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing, and the Company shall have received a certificate, dated as of the Closing Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

(c)    Tax Opinion. The Company shall have received the written opinion of Stevens & Lee, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, that are consistent with the state of facts existing at the Effective Time, the Integrated Mergers shall together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Stevens & Lee may rely upon the certificates, representations and covenants referred to in Section 5.4.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1    Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Company Vote:

(a)    by mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board of Directors;

(b)    by either the Board of Directors of Parent or the Board of Directors of the Company, if (i) any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Integrated Mergers or the Bank Merger or the other transactions contemplated hereby and such denial has become final and nonappealable, (ii) any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement or (iii) an application for a Requisite Regulatory Approval shall have been withdrawn at the request of the applicable Governmental Entity, unless, in the case of this clause (iii), (A) the approval of such Governmental Entity is no longer necessary under applicable Law to consummate the transactions contemplated hereby or (B) the party whose application was withdrawn intends to file, and such filing is made no later than the thirtieth (30th) day following the date of withdrawal, a new application, filing, certificate or notice with a Governmental Entity to obtain the necessary Requisite Regulatory Approval, unless, in any such case of clause (i), (ii) or (iii), the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement pursuant to this Section 8.1(b) to perform or observe the covenants and agreements of such party set forth herein;

(c)    by either the Board of Directors of Parent or the Board of Directors of the Company, if the Closing shall not have occurred on or before May 31, 2020 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement pursuant to this Section 8.1(c) to perform or observe the covenants and agreements of such party set forth herein;

(d)    by either the Board of Directors of Parent or the Board of Directors of the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Company, in the case of a termination by Parent, or Parent, in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Parent, or Section 7.3, in the case of a termination by the Company, and which is not cured within forty-five (45) days following written notice to the Company, in the case of a termination by Parent, or to Parent, in the case of a termination by the Company, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

(e)    by Parent, prior to the time the Requisite Company Vote is obtained, if the Board of Directors of the Company shall have (i) failed to make the Company Recommendation or failed to include the Company Recommendation in the Proxy Statement, or withdrawn, modified or qualified the Company Recommendation in a manner adverse to Parent, or resolved to do so or failed to reaffirm such recommendation within two (2) business days after Parent requests in writing that such action be taken, (ii) failed to recommend against acceptance of any publicly disclosed tender offer or exchange offer for outstanding shares of Company Common Stock by any person (other than Parent or any affiliate of Parent), within the ten (10) business day period specified in Rule 14e-2(a) under the Exchange Act, in any such case whether or not permitted by the terms hereof, (iii) recommended or endorsed an Acquisition Proposal, or (iv) breached any of its obligations under Section 6.3 or Section 6.13 in any material respect;

(f)    by the Company, following the Company Meeting (including any adjournments or postponements thereof), if the Company (i) received an Acquisition Proposal prior to the Company Meeting, (ii) has not breached any of its obligations under Section 6.3 or Section 6.13 and (iii) failed to obtain the Requisite Company Vote at the duly convened Company Meeting or at any adjournment or postponement thereof; or

(g)    by the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors within a five (5) day period commencing on the Determination Date, if both of the following conditions are satisfied, such termination to be effective on the tenth (10th) day following the Determination Date:

(i)    the Parent Market Value on the Determination Date is less than $19.36; and

(ii)    the number obtained by dividing the Parent Market Value on the Determination Date by the Initial Parent Market Value is less than the number obtained by dividing (x) the Final Index Price by (y) the Initial Index Price minus 0.15;

subject, however, to the remainder of this Section 8.1(g). If the Company elects to exercise its termination right pursuant to this Section 8.1(g), it shall promptly (and in any event no later than the last day of the five (5) day period commencing on the Determination Date) notify Parent in writing of such election. During the five (5) day period commencing with Parent’s receipt of the written notice referenced in the immediately preceding sentence, Parent shall have the option to increase the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a quotient, the numerator of which is equal to the product of the Initial Parent Market Value, the Exchange Ratio (as

then in effect), and the Index Ratio minus 0.15 and the denominator of which is equal to the Parent Market Value on the Determination Date; or (y) the quotient determined by dividing the Initial Parent Market Value by the Parent Market Value on the Determination Date, and multiplying such quotient by the product of the Exchange Ratio (as then in effect) and 0.80. If Parent so elects, by delivering written notice of such election to the Company within such five (5) day period referenced in the immediately preceding sentence to increase the consideration to be received by the holders of Company Common Stock by so adjusting the Exchange Ratio, which notice shall set forth the revised Exchange Ratio, then no termination shall be permitted by, or shall have occurred pursuant to, this Section 8.1(g), and this Agreement shall remain in full force and effect in accordance with its terms (except that the Exchange Ratio shall have been so modified). For purposes of this Agreement, the following terms shall have the following meanings:

(i)    The “Determination Date” means the first date on which all Requisite Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Integrated Mergers have been received (disregarding any waiting period).

(ii)    The “Final Index Price” means the average of the closing price of the Index, for the ten (10) consecutive trading days immediately preceding the Determination Date.

(iii)    The “Index” means the NASDAQ Bank Index or, if such Index is not available, such substitute or similar Index as substantially replicates the NASDAQ Bank Index.

(iv)    The “Index Ratio” means the Final Index Price divided by the Initial Index Price.

(v)    The “Initial Index Price” means the closing price of the Index on the date of this Agreement.

(vi)    The “Initial Parent Market Value” means, $24.20, adjusted as indicated in the last sentence of this Section 8.1(g) as set forth below.

(vii)    The “Parent Market Value” means, as of any specified date, the average of the closing price of a share of Parent Common Stock as reported on the NASDAQ for the ten (10) consecutive trading days immediately preceding such specified date.

If Parent or any company belonging to the Index declares or effects a stock dividend, reclassification, recapitalization, split-up or combination between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 8.1(g).

8.2    Effect of Termination.

(a)    In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, the Company, any of their respective affiliates or any of their respective employees, officers, directors or representatives shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b) and this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be relieved or released from any liabilities or damages arising out of its fraud or any knowing, intentional and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(b)    In the event that after the execution of this Agreement (i) prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management or the Board of Directors of the Company or shall have been made directly to its shareholders generally or any person shall have publicly announced an Acquisition Proposal or the intention to make an Acquisition Proposal (whether or not conditional) with respect to the Company, (ii) thereafter this Agreement is terminated by (A) either Parent or the Company pursuant to Section 8.1(c) and the Requisite Company Vote has not been obtained or (B) Parent pursuant to Section 8.1(d) solely in the case of a willful breach of this Agreement, and (iii) on or prior to the date that is twelve (12) months after the date of such termination, the Company enters into a definitive agreement (regardless of whether a transaction is consummated) or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to in clause (b)(i) above), then the Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Parent, by wire transfer of same day funds, an amount in cash equal to $7,313,482 (the “Termination Fee”).

(c)    In the event that this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay Parent, by wire transfer of same day funds, an amount in cash equal to the Termination Fee on the date of such termination.

(d)

(i)    In the event that (A) this Agreement is terminated by the Company pursuant to Section 8.1(f) and (B) the Company made a Company Adverse Recommendation Change prior to such termination, then the Company shall, on the date of termination, pay Parent, by wire transfer of same day funds, an amount in cash equal to the Termination Fee; or

(ii)    In the event that (A) this Agreement is terminated by the Company pursuant to Section 8.1(f), (B) the Company did not make a Company Adverse Recommendation Change prior to such termination and (C) on or prior to the date that is twelve (12) months after the date of such termination, the Company enters into a definitive agreement (regardless of whether a transaction is consummated) or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to in Section 8.1(f) above), then the Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Parent, by wire transfer of same day funds, an amount in cash equal to the Termination Fee.

(e)    Each of Parent and the Company acknowledges that (i) the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, Parent would not enter into this Agreement and (iii) the Termination Fee constitutes liquidated damages and not a penalty. Accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the Termination Fee, as applicable, the Company shall pay the costs and expenses of Parent (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if the Company fails to pay the amounts payable pursuant to this Section 8.2 when due, then the Company shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid.

(f)    Without limiting any amount that may be payable by the Company under Section 8.2(e), the Termination Fee constitutes liquated damages and not a penalty, and, except in the case of fraud or a knowing, intentional and material breach, shall be the sole monetary remedy of Parent in the event of a termination of this Agreement.

8.3    Amendment. Subject to compliance with Law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Integrated Mergers by the shareholders of the Company; provided, however, that after adoption of this Agreement by the shareholders of the Company, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval of the Company shareholders under Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4    Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally permitted, extend the time for the performance of any of the obligations or other acts of the other parties hereto, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, however, that, after adoption of this Agreement by the shareholders of the Company, there may not be, without further approval of the Company shareholders, any extension or waiver of this Agreement or any portion thereof that requires further approval of the Company shareholders under Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition.

ARTICLE IX

GENERAL PROVISIONS

9.1    Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including Sections 2.2, 6.6 and 6.7).

9.2    Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC in connection with the Integrated Mergers shall be shared equally by Parent and the Company.

9.3    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or emailed (with confirmation), mailed by United States registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

Two River Bancorp

766 Shrewsbury Avenue

Tinton Falls, New Jersey 07724

Attention:     William D. Moss, President and CEO

Facsimile:    732-345-0614

Email:          wdmoss@tworiverbank.com

With a copy (which shall not constitute notice) to:

Stevens & Lee

Princeton Pike Corporate Center

100 Lenox Drive, Suite 200

Lawrenceville, NJ 08648

Attention:     Edward C. Hogan

Facsimile:    (610) 371-7387

Email:          ech@stevenslee.com

and

if to Parent or Merger Sub, to:

OceanFirst Financial Corp.

110 West Front Street

Red Bank, New Jersey 07701

Attention:      Christopher D. Maher

Facsimile:      (732) 349-5070

Email:            cmaher@oceanfirst.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:      David C. Ingles

Facsimile:      (917) 777-2697

Email:            David.Ingles@skadden.com

9.4    Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, defined term index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law to close. References to “the date hereof” means the date of this Agreement. As used herein, “knowledge of the Company” means the actual knowledge (after due inquiry) of any of the officers of the Company, and the “knowledge of Parent” means the actual knowledge (after due inquiry) of any of the officers of Parent. References to “ordinary course of business” means the ordinary course of business consistent with past practice of the applicable person. As used herein, (a) “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (b) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (c) unless the context otherwise requires, “party” means a party to this Agreement irrespective of whether such term is followed by the word “hereto” or the words “to this Agreement” and (d) “made available” means any document or other information that was (i) included in the virtual data room of a party at least two (2) business days prior to the date hereof or (ii) filed by Parent or the Company with the SEC and publicly available on EDGAR at least two (2) business days prior to the date hereof. Notwithstanding anything to the contrary set forth in this Agreement, references to “Subsidiaries” of Parent does not include any entity acquired, or to be acquired, directly or indirectly, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Country Bank Agreement”), by and among Parent, Midtown Merger Sub Corp. and Country Bank Holding Company, Inc. and Parent does not make any representations, warranties, covenants or agreements relating to the Country Bank Agreement and the transactions contemplated thereby. None of the execution, delivery or performance by Parent of the Country Bank Agreement nor the completion of the transactions contemplated thereby, nor the failure of such transaction to be completed shall constitute a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub under this Agreement.

9.5    Counterparts. This Agreement may be executed (including in any manner permitted by Section 9.12 of this Agreement) in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.6    Entire Agreement. This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement and the confidentiality agreement, dated July 9, 2019, by and between Parent and Company, constitute the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Company Disclosure Schedule and the Parent Disclosure Schedule, as well as all other schedules and the exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.

9.7    Governing Law; Jurisdiction.

(a)    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law (except that matters under this Agreement relating to the fiduciary duties of the Board of Directors of the Company shall be determined in accordance with the laws of the State of New Jersey).

(b)    Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.3.

9.8    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9    Assignment; Third Party Beneficiaries.

(a)    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(b)    Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.10    Remedies; Specific Performance. Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy expressly conferred hereby, and the exercise by a party of any one such remedy will not preclude the exercise of any other such remedy. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Integrated Mergers), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b)  any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.11     Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.12    Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall (and each party hereto shall cause its Subsidiaries and Representatives not to) raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any signed agreement or instrument entered into in connection with this Agreement, or any amendments or waivers hereto or thereto, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract, and each party hereto forever waives any such defense.

[Signature Pages Follow]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

OCEANFIRST FINANCIAL CORP.

By:	/s/ Christopher D. Maher
Name: Christopher D. Maher
Title: Chairman, President & CEO

HAMMERHEAD MERGER SUB CORP.

By:	/s/ Christopher D. Maher
Name: Christopher D. Maher
Title: Chairman and President

[Signature Page to Agreement and Plan of Merger]

TWO RIVER BANCORP

By:	/s/ William D. Moss
Name: William D. Moss
Title: Chairman, President & CEO

[Signature Page to Agreement and Plan of Merger]

ANNEX B

Form of

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of August 9, 2019 (this “Agreement”), is by and between OceanFirst Financial Corp., a Delaware corporation (“Parent”), and the undersigned shareholder (the “Shareholder”) of Two River Bancorp, a New Jersey corporation (the “Company”). Capitalized terms used herein and not defined herein shall have the meanings specified in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Hammerhead Merger Sub Corp., a New Jersey corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, (i) Merger Sub will merge with and into the Company (the “First-Step Merger”), with the Company surviving as a wholly-owned Subsidiary of Parent, (ii) immediately thereafter, the Company, as the surviving corporation in the First-Step Merger, will merge with and into Parent (the “Second-Step Merger” and, together with the First-Step Merger, the “Integrated Mergers”), with Parent being the surviving corporation in the Second-Step Merger, and (iii) at the Effective Time, the shares of common stock, no par value, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the Exception Shares) will, without any further action on the part of the holder thereof, be automatically converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner of, has the sole right to dispose of and has the sole right to vote, the number of shares of Company Common Stock set forth below the Shareholder’s signature on the signature page hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by the Shareholder after the execution of this Agreement, whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise, and any other securities issued by the Company that are entitled to vote on the approval of the Merger Agreement held or acquired by the Shareholder (whether acquired heretofore or hereafter), being collectively referred to herein as the “Shares”; provided that the term “Shares” shall not include any securities beneficially owned by the Shareholder as a trustee or fiduciary);

WHEREAS, receiving the Requisite Company Vote is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as a condition and an inducement for Parent to enter into the Merger Agreement and incur the obligations set forth therein, Parent has required that (i) the Shareholder enter into this Agreement and (ii) certain other directors and officers of the Company enter into separate, substantially identical voting and support agreements with Parent.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    Agreement to Vote; Restrictions on Voting and Transfers.

(a)    Agreement to Vote the Shares. The Shareholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following matters, the Shareholder will:

(i)    appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating and establishing a quorum; and

(ii)    vote or cause to be voted all of such Shares, (A) in favor of (1) the approval of the Merger Agreement, the First-Step Merger and the other transactions contemplated by the Merger Agreement and (2) the adjournment or postponement of the Company Meeting, if (x) as of the time for which the Company Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting or (y) on the date of the Company Meeting, the Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote, (B) against any Acquisition Proposal, without regard to any recommendation to the shareholders of the Company by the Board of Directors of the Company concerning such Acquisition Proposal, and without regard to the terms of such Acquisition Proposal, or other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (C) against any agreement, amendment of any agreement or amendment of any organizational document (including the Company Certificate and the Company Bylaws), or any other action that is intended or would reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage any of the transactions contemplated by the Merger Agreement and (D) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement or in any representation or warranty of the Company in the Merger Agreement becoming untrue or incorrect.

(b)    Restrictions on Transfers. The Shareholder hereby agrees that, from the date hereof until the earlier of the receipt of the Requisite Company Vote or the Expiration Time, the Shareholder shall not, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose, or enter into any agreement, arrangement or understanding to take any of the foregoing actions with respect to (each, a “Transfer”), any Shares, other than a Transfer of Shares (x) by will or operation of law as a result of the death of the Shareholder in which case this Agreement shall bind the transferee, or (y) for bona fide estate planning purposes to the Shareholder’s (i) affiliates (as defined in the Merger Agreement) or (ii) immediate family members (each, a “Permitted Transferee”); provided that, in the case of clause (y) only, as a condition to such Transfer, such Permitted Transferee shall be required to execute a joinder to this Agreement; provided, further, that, in the case of clause (y) only, the Shareholder shall remain jointly and severally liable for any breaches by any of such Permitted Transferee of the terms hereof. Any Transfer of Shares in violation of this Section 1(b) shall be null and void. The Shareholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares owned by the Shareholder and that this Agreement places limits on the Transfer of the Shareholder’s Shares.

(c)    Transfer of Voting Rights. The Shareholder hereby agrees that the Shareholder shall not deposit any of the Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares.

(d)    Acquired Shares. Any Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by the Shareholder or any of the Shareholder’s controlled affiliates, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of the Company, if any, after the execution hereof (in each case, a “Share Acquisition”) shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof. If any controlled affiliate of the Shareholder acquires Shares by way of a Share Acquisition, the Shareholder will cause such controlled affiliate to comply with the terms of this Agreement applicable to the Shareholder.

(e)    No Inconsistent Agreements. The Shareholder shall not enter into any agreement, contract or understanding with any person (as defined in the Merger Agreement) prior to the termination of this Agreement in accordance with its terms, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement.

Section 2.    Representations, Warranties and Support Covenants of the Shareholder.

(a)    Representations and Warranties. The Shareholder represents and warrants to Parent as follows:

(i)    Power and Authority; Consents. The Shareholder has the capacity to execute and deliver this Agreement and fully understands the terms of this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Shareholder for the execution, delivery and performance of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.

(ii)    Due Authorization. This Agreement has been duly executed and delivered by the Shareholder and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder.

(iii)    Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as may be limited by the Enforceability Exceptions).

(iv)    Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder or the Shareholder’s property or assets is bound, or any statute, rule or regulation to which the Shareholder or the Shareholder’s property or assets is subject. Except for this Agreement, the Shareholder is not, and no controlled affiliate of the Shareholder is, a party to any voting agreement, voting trust or any other contract with respect to the voting, transfer or ownership of any Shares. The Shareholder has not appointed or granted a proxy or power of attorney to any person with respect to any Shares.

(v)    Ownership of Shares. Except for restrictions in favor of Parent pursuant to this Agreement and transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various States of the United States, the Shareholder owns, beneficially and of record, all of the Shares free and clear of any proxy, voting restriction, adverse claim, security interest or other lien, and has sole voting power and sole power of disposition with respect to such Shares with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto, and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Shares. As of the date hereof, the number of the Shares beneficially owned by the Shareholder is set forth below the Shareholder’s signature on the signature page hereto. The Shareholder has possession of an outstanding certificate or outstanding certificates representing all of the Shares (other than Shares held in book-entry form or in street name) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(vi)    Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against the Shareholder or, to the knowledge of the Shareholder, any other person or, to the knowledge of the Shareholder, threatened against the Shareholder or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(vii)    Reliance. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder contained herein.

(b)    Support Covenants. From the date hereof until the Expiration Time:

(i)    The Shareholder, solely in his or her capacity as a shareholder of the Company, agrees not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, or, in any material respect, delaying, interfering with or adversely affecting the performance by the Shareholder of his or her obligations under this Agreement.

(ii)    The Shareholder hereby agrees to promptly notify Parent of the number of Shares, if any, acquired in any Share Acquisition by the Shareholder after the execution hereof.

(iii)    The Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by applicable Law and any periodic report, proxy statement or prospectus filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligation under this Agreement.

Section 3.    Further Assurances. From time to time, at the request of Parent and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 4.    Termination. This Agreement will terminate upon the earlier of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided that this Section 4 and Section 5 shall survive the Expiration Time indefinitely; provided, further that no such termination or expiration shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

Section 5.    Miscellaneous.

(a)    Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or emailed (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)    If to Parent, to:

OceanFirst Financial Corp.

110 West Front Street

Red Bank, New Jersey 07701

Attention:     Christopher D. Maher

Facsimile:    (732) 349-5070

Email:          cmaher@oceanfirst.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:    David C. Ingles

Facsimile:    (917) 777-2697

Email:          David.Ingles@skadden.com

(ii)    If to the Shareholder, to the address of the Shareholder set forth below the Shareholder’s signature on the signature pages hereto.

(c)    Amendments, Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

(d)    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

(e)    Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(f)    No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, “group” (as such term is used in Section 13(d) of the Exchange Act), joint venture or any like relationship between the parties hereto.

(g)    Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(h)    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(i)    Specific Performance; Remedies Cumulative. The parties hereto agree that Parent would incur irreparable harm if any provision of this Agreement were not performed by the Shareholder in accordance with the terms hereof, that there would be no adequate remedy at law for Parent with regard to any breach of any provision herein, and, accordingly, that Parent shall be entitled to an injunction or injunctions to prevent any breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity. The Shareholder hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. The Shareholder agrees that the Shareholder will not, and will direct its Representatives not to, object to Parent seeking an injunction or the granting of any such remedies on the basis that Parent has an adequate remedy at law.

(j)    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(k)    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(l)    Submission to Jurisdiction. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5(b).

(m)    Waiver of Jury Trial. EACH PARTY HERETO INTENTIONALLY, KNOWINGLY AND VOLUNTARILY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(m).

(n)    Drafting and Representation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(o)    Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

(p)    Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

OCEANFIRST FINANCIAL CORP.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

SHAREHOLDER

By:
Name:
Title:

Number of shares of Company Common
Stock:
Address:

[Signature Page to Voting and Support Agreement]

ANNEX C

August 8, 2019

Board of Directors

Two River Bancorp

766 Shrewsbury Avenue

Tinton Falls, NJ 07724

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of issued and outstanding common stock, $0.01 par value (the “Company Common Shares”) of Two River Bancorp (“TRCB”), of the Merger Consideration (as defined below) to be received by such holders in the proposed merger (the “Proposed Merger”) by and between TRCB and OceanFirst Financial Corp., a Delaware Corporation (“OCFC”), as set forth in the draft Agreement and Plan of Merger dated August 5, 2019 (the “Merger Agreement”). As detailed in the Merger Agreement, as a first step TRCB will merge with and into a newly formed subsidiary of OCFC (“Newco”), with TRCB surviving, and thereafter, as a second step, TRCB will merge with and into OCFC, and each TRCB common share issued and outstanding shall be cancelled and converted into the right to receive $5.375 in cash and 0.6663 shares of common stock of OCFC (the “Merger Consideration”). In addition, the outstanding options to purchase Company Common Shares will be redeemed for cash as set forth in the Merger Agreement.

In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of TRCB and OCFC and reviewed certain internal financial analyses and forecasts prepared by the management of TRCB and OCFC, (ii) reviewed the Merger Agreement, (iii) reviewed and analyzed the stock market performance and trading history of TRCB and OCFC, (iv) studied and analyzed the consolidated financial and operating data of TRCB and OCFC, (v) reviewed the pro forma financial impact of the Proposed Merger on TRCB, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined by senior management of TRCB and OCFC, (vi) considered the financial terms of the Proposed Merger between TRCB and OCFC as compared with the financial terms of comparable bank and bank holding company mergers and acquisitions, (vii) met and/or communicated with certain members of TRCB’s and OCFC’s senior management to discuss their respective operations, historical financial statements and future prospects, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

We have acted as TRCB’s financial advisor in connection with the Proposed Merger and will receive a fee for our service, a significant portion of which is contingent upon consummation of the Proposed Merger. We will also receive a fee for rendering this opinion. Our fee for rendering this opinion is not contingent upon any conclusion that we may reach. TRCB has also agreed to indemnify us against certain liabilities arising out of our engagement.

Our opinion is given in reliance on information and representations made or given by TRCB and OCFC, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other

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Two River Bancorp

August 8, 2019

information issued by TRCB and OCFC including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning TRCB and OCFC or other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have assumed that all forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of TRCB and OCFC as to their most likely future financial performance. We express no opinion as to any financial projections or the assumptions on which they are based. We have not conducted any valuation or appraisal of any assets or liabilities of TRCB or OCFC, nor have any such valuations or appraisals been provided to us. We are aware of another possible acquisition (“Other Transaction”) involving OCFC. We were not engaged to review the Other Transaction, have conducted no due diligence on the Other Transaction or the company subject to the Other Transaction, and have not factored the impact of Other Transaction into this Opinion. We note that the Proposed Merger is not conditioned upon the occurrence of the Other Transaction. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business, or prospects of either TRCB or OCFC since the date of the last financial statements of each such entity that were made available to us.

With respect to anticipated transaction costs, purchase accounting adjustments, expected cost savings and other synergies and financial and other information relating to the general prospects of TRCB and OCFC, we have assumed that such information, projections and estimates have been reasonably prepared and reflect the best currently available estimates and judgment of the management of TRCB and OCFC as to their most likely future performance. We have further relied on the assurances of management of TRCB and OCFC that they are not aware of any facts or circumstances that would make any of such information inaccurate, incomplete or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that the allowances for loan losses indicated on the balance sheets of TRCB and OCFC are adequate to cover such losses; we have not reviewed individual loans or credit files of TRCB or OCFC. We have assumed that all of the representations and warranties of all parties contained in the Merger Agreement and all related agreements and documents are true and correct, that each party under the agreements and documents will perform all of the covenants required to be performed by such party under the agreements and documents, and that the conditions precedent in the agreements and documents are not waived. We have assumed that the Merger Agreement represents the entire agreement between the parties, that it has not been modified or amended, and that its terms have not been superseded or supplemented by other agreements or documents. Also, in rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the consummation of the Proposed Merger no conditions will be imposed that will materially affect either TRCB or OCFC, the combined entity or the contemplated benefits of the Proposed Merger, including the cost savings and related expenses expected to result from the Proposed Merger. We have also assumed, with your consent, that the Proposed Merger will be treated as a tax-free reorganization for federal income tax purposes.

Our opinion is based upon (i) information provided to us by TRCB and OCFC and their respective officers, directors, auditors, counsel and other agents; (ii) filings, releases and other information issued by TRCB and OCFC including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources; and (iii) market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and, accordingly, it speaks to no other period. We have not undertaken to reaffirm or revise this opinion or otherwise comment on events occurring after the date hereof and

Two River Bancorp

August 8, 2019

do not have an obligation to update, revise or reaffirm our opinion. Our opinion does not address the relative merits of the Proposed Merger and the other business strategies that TRCB’s Board of Directors has considered or may be considering, nor does it address the underlying business decision of TRCB’s Board of Directors to proceed with the Proposed Merger. We are expressing no opinion as to the prices at which TRCB’s securities or OCFC’s securities may trade at any time. Nothing in our opinion is to be construed as constituting tax advice or a recommendation to take any particular tax position, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that TRCB has obtained such advice as it deemed necessary from qualified professionals. Our opinion is for the information of TRCB’s Board of Directors in connection with its evaluation of the Proposed Merger and does not constitute a recommendation to TRCB’s Board of Directors in connection with the Proposed Merger. This opinion should not be construed as creating any fiduciary duty on Boenning & Scattergood, Inc.’s part to any party or person. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purpose, without our prior written consent, except that, if required by applicable law, this opinion may be referenced and included, in its entirety, in any filing made by TRCB with the Securities and Exchange Commission with respect to the Proposed Merger; provided, however, that any description of, or reference to, our opinion, or to Boehning & Scattergood, Inc., shall be in a form reasonably acceptable to us and to our counsel. We shall have no responsibility for the form or content of any such disclosure, other than the opinion itself.

Boenning & Scattergood, Inc., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, TRCB and OCFC or their respective affiliates. In the ordinary course of business, we may also actively trade the securities of TRCB and OCFC for our own account and for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

Boenning & Scattergood, Inc. has not had any material investment banking relationship with OCFC during the past two years in which compensation was received or was intended to be received as a result of the relationship between Boenning & Scattergood, Inc., on the one hand, and OCFC, on the other hand. Boenning & Scattergood, Inc. has advised TRCB on a potential acquisition which was not consummated but has not had any other material investment banking relationship with TRCB during the past two years in which compensation was received or was intended to be received as a result of the relationship between Boenning & Scattergood, Inc., on the one hand, and TRCB, on the other hand. Boenning & Scattergood, Inc. may provide investment banking services to OCFC in the future, although there is no agreement to do so.

This opinion has been approved by Boenning & Scattergood, Inc.’s fairness opinion committee in accordance with our written procedures for approval of fairness opinions. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Proposed Merger by the officers, directors, or employees of any party to the Merger Agreement, or any class of such persons, relative to the compensation to be received by the holders of Company Common Shares in the Proposed Merger.

Two River Bancorp

August 8, 2019

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Shares pursuant to the Merger Agreement, is fair, from a financial point of view, to such holders.

Sincerely,

BOENNING & SCATTERGOOD, INC.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received prior to midnight on December 4, 2019.
Online Go to www.investorvote.com/TRCB or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TRCB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A	Proposals – The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain	For	Against	Abstain

1. Merger Proposal: Proposal to approve the Agreement and Plan of Merger, dated as of August 9, 2019, by and among OceanFirst Financial Corp., Two River Bancorp and Hammerhead Merger Sub Corp., and the transactions contemplated by that agreement (the “Transactions”).

	☐	☐	☐

2. Compensation Proposal: Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Two River Bancorp may receive in connection with the Transactions pursuant to existing agreements or arrangements with Two River Bancorp.

				☐	☐	☐
	For	Against	Abstain

3. Adjournment Proposal: Proposal to adjourn the Two River Bancorp special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders to be held on December 5, 2019. The proxy materials are available at: www.investorvote.com/TRCB

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TRCB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Special Meeting of Shareholders - December 5, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan B. Turner, A. Richard Abrahamian and William D. Moss, and each of them, or his designee, with full powers of substitution, to act as proxy for the undersigned, to vote all shares of common stock of Two River Bancorp (the “Company”) which the undersigned is entitled to vote at the special meeting of shareholders of the Company (the “Meeting”), to be held at Navesink Country Club, 50 Luffburrow Lane, Red Bank, New Jersey, on December 5, 2019, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, in the manner specified on the reverse side. The validity of this proxy is governed by the laws of the State of New Jersey.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a paper copy or electronic access to the Notice of Special Meeting of Shareholders and the accompanying proxy statement/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED “FOR” ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE PROXY HOLDERS NAMED ABOVE OR ANY OF THEIR DESIGNEES. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE SO THAT IT IS RECEIVED NO LATER THAN 5:00 P.M. EASTERN TIME ON DECEMBER 4, 2019.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Special Meeting.	☐

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+